Exhibit T3C6

Dated [•] 2016

KAISA GROUP HOLDINGS LTD.

and

U.S. BANK NATIONAL ASSOCIATION

as Bond Trustee

and

CITICORP INTERNATIONAL LIMITED

as Common Security Trustee

and

THE ENTITIES LISTED IN SCHEDULE 4 HEREIN

as Subsidiary Guarantors

TRUST DEED

constituting

US$[•] Variable Rate Mandatorily Exchangeable Bonds Due 2019

Cross-Reference Table*

Section of Trust Indenture Act	Section of Trust Deed
310(a)(1)	16.2
310(a)(2)	16.2
310(a)(3)	16.4
310(a)(4)	Inapplicable
310(a)(5)	16.2
310(b)	10.37, 16.2, 16.4
311(a)	10.37
311(b)	10.37
312(a)	8.19
312(b)	17.2
312(c)	17.2
313	10.40
314	8.4, 8.5
314(a)	8.2, 8.20
314(b)	2.6.6
314(c)	8.20
314(d)	2.6.3
314(e)	8.20
314(f)	Inapplicable
315(a)	8.610, 16.8
315(b)	10.2
315(c)	10.2
315(d)	10.25, 11
315(e)	10.41
316(a)(1)(A)	2.6.4, 10.17
316(a)(1)(B)	12.2
316(a)(2)	Inapplicable
316(b)	10.17
316(c)	Inapplicable
317(a)	10.17
317(b)	2.2
318(a)	23

*	This Cross-Reference Table does not constitute part of this Trust Deed and shall not affect the interpretation of any of its terms or provisions.

Table of Contents

Contents		Page

1	Interpretation	2

2	Amount of the Bonds, Covenant to Pay, Guarantee and Security	7

3	Form of the Bonds and Certificates; Issue of the Bonds	13

4	Stamp Duties and Taxes	14

5	Covenants relating to the Automatic Exchange Transaction	15

6	Consolidation, Amalgamation or Merger	15

7	Application of Moneys Received by the Bond Trustee	15

8	General Covenants	16

9	Remuneration and Indemnification of the Bond Trustee	20

10	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000	21

11	Trustee Liable for Negligence	29

12	Waiver and Proof of Default	30

13	Bond Trustee and Common Security Trustee not Precluded from Entering into Contracts	31

14	Modification	31

15	Currency Indemnity	32

16	Appointment, Retirement and Removal of the Bond Trustee	32

17	Communications	34

18	Further Issues	35

19	Governing Law and Jurisdiction	35

20	Counterparts	35

21	Waiver of Sovereign Immunity	36

22	Sanctions Regulations	36

23	Trust Indenture Act Prevails	36

24	Trust Indenture Act Prevails

SCHEDULE 1 Form of Certificate		37

SCHEDULE 2 Form of Global Certificate		71

SCHEDULE 3 Provisions for Meetings of Bondholders		78

i

ii

This Trust Deed is made on [•] 2016 between:

(1)	KAISA GROUP HOLDINGS LTD., a company incorporated in the Cayman Islands whose registered office is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the “Issuer”);

(2)	U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Bond Trustee”, which expression, where the context so admits, includes all persons or companies for the time being the trustee or trustees of this Trust Deed);

(3)	CITICORP INTERNATIONAL LIMITED, whose specified office is situated at 39/F Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong (the “Common Security Trustee”, which expression, where the context so admits, includes all persons or companies for the time being the security trustee of this Trust Deed); and

(4)	The Subsidiary Guarantors named in Schedule 4 (each a “Subsidiary Guarantor” and together the “Subsidiary Guarantors”).

Whereas:

(A)	Pursuant to a resolution of the board of directors of the Issuer dated [•] 2016, the Issuer has authorised the issue of US$[•] variable rate mandatorily exchangeable bonds due 2019, to be constituted by this Trust Deed.

(B)	Pursuant to resolutions of their respective boards of directors dated on or about [•] 2016, each Subsidiary Guarantor authorised the giving of the Guarantee in respect of the Bonds.

(C)	Each of the Issuer and certain of its subsidiaries has, pursuant to share charges entered into between each of the Issuer and such subsidiaries and the Common Security Trustee, granted certain security to the Common Security Trustee on behalf of holders of the Bonds and the Bond Trustee, to secure the Issuer’s repayment obligations under the Bonds and such subsidiaries’ respective obligations under the respective Guarantee. In addition, certain of the Issuer’s subsidiaries have, pursuant to the Indentures (as defined below), agreed to jointly and severally guarantee the repayment obligations of the Issuer under the Notes (as defined below) and pursuant to share charges entered into between each of the Issuer and such subsidiaries and the Common Security Trustee granted certain security to the Common Security Trustee on behalf of the holders of the Notes and the Bond Trustee to secure the Issuer’s repayment obligations under the Notes and such subsidiaries’ respective obligations under such guarantees.

(D)	The Common Security Trustee and the Notes Trustee have entered into an Intercreditor Agreement (as defined below) for the purposes of effecting a pari passu sharing of the Security between, among others, the Common Security Trustee in its capacity as security trustee for and on behalf of, among others, the holders of the Bonds, the Bond Trustee, the Notes Trustee, the holders of the Notes and the holders of any Permitted Pari Passu Secured Indebtedness from time to time.

(E)	The Bond Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

(F)	The Common Security Trustee has agreed to act as the security trustee pursuant to, and on the terms of, the share charges referred to in recital (C) above (the “Share Charges”) and the Intercreditor Agreement. The Common Security Trustee has agreed to become a party to this Trust Deed solely for the better preservation and enforcement of its rights under the Intercreditor Agreement and the Share Charges.

(G)	The Issuer and the Bondholders have determined that the Bonds shall be constituted pursuant to this Trust Deed and that, moreover, certain provisions of the Trust Indenture Act (as defined below) shall apply to this Trust Deed in order for the Bonds to be exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933. Accordingly, the Bond Trustee may be obligated hereunder to perform duties that are not typically required of it pursuant to a trust deed governed by English law, and such duties shall be performed subject to the provisions of this Trust Deed, including Clause 11 hereof.

This Deed witnesses and it is declared as follows:

1	Interpretation

1.1	Definitions: The following expressions have the following meanings:

“Accounts” means, in relation to a Fiscal Period, the Issuer’s balance sheet and income statement for that Fiscal Period, which shall be consolidated if the Issuer has Subsidiaries the accounts of which should be consolidated under the laws or regulations of Hong Kong or under auditing standards or practices generally accepted in Hong Kong;

“Agency Agreement” means the Paying and Transfer Agency Agreement dated [•] 2016, as amended or supplemented from time to time, between the Issuer, the Subsidiary Guarantors, the Bond Trustee, the Registrar and the Agents, whereby the Registrar and the Agents are appointed;

“Agents” means the Principal Agent and the other paying and transfer agents and the registrar appointed under the Agency Agreement, at their specified offices, and their Successors;

“Alternative Stock Exchange” has the meaning set out in the Conditions;

“Auditors” means the auditors for the time being of the Issuer or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed, such other firm of accountants as may be nominated by the Issuer;

“Board of Directors” means the board of directors of the Issuer;

“Bondholder” or, in respect of a Bond, “holder” means a person in whose name a Bond is registered in the register of Bondholders;

“Bonds” means the US$[•] variable rate mandatorily exchangeable bonds in registered form constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number or principal amount of them;

“Business Days” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange) in Hong Kong, New York City and London;

“Capital Stock” has the same meaning given to it under the Indentures;

“Certificate” means a certificate, substantially in the form set out in Schedule 1, issued in the name of the holder of one or more Bonds; and, except in Clause 3, includes the Global Certificate;

“Change of Control” has the meaning set out in Condition 8(E);

“Clearstream” means Clearstream Banking S.A., incorporated under the laws of the Grand Duchy of Luxembourg or any successor securities clearing agency;

“Closing Price” has the meaning set out in the Conditions;

“Collateral” means all collateral securing or purported to be securing, directly or indirectly, the obligations of (1) the Issuer under the Bonds, this Trust Deed, the Notes, the Indentures and any other Permitted Pari Passu Secured Indebtedness and (2) the Subsidiary Guarantor Pledgors under the Guarantee and their respective Subsidiary Guarantees on a pari passu basis pursuant to the Intercreditor Agreement and the Security Documents, and shall consist of the Capital Stock of the Subsidiary Guarantors;

“Conditions” means the terms and conditions of the Bonds set out in Schedule 1 as from time to time modified in accordance with this Trust Deed, and as modified, in their application to Bonds in respect of which the Global Certificate is issued, by the provisions of the Global Certificate, and any reference to a particularly numbered Condition shall be construed accordingly;

“Convertible Bonds” has the meaning set out in the Conditions;

“Definitive Certificate” has the meaning ascribed to it in the Global Certificate;

“Euroclear” means Euroclear Bank SA/NV or any successor securities clearing agency;

“Event of Default” means any of the events described in Condition 10;

“Extended Maturity Date” has the meaning set out in Condition 8(A);

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“Fiscal Period” means, as the context may require, a period commencing on 1 January and ending on the succeeding 31 December provided that if the Issuer shall change its financial year so as to end on a date other than 31 December, the foregoing shall be amended as necessary;

“Force Majeure Event” means any event (including but not limited to an act of God, fire, epidemics, explosion, floods, earthquakes, typhoons; riot, civil commotion or unrest, insurrection, terrorism, war, strikes or lockouts; nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; and breakdown, failure or malfunction of any telecommunications, computer services or systems, or other causes) beyond the control of any party to this Trust Deed which restricts or prohibits the performance of the obligations of such party contemplated by this Trust Deed;

“Further Security” has the meaning set out in Condition 4(B);

“Global Certificate” means the single Global Certificate substantially in the form set out in Schedule 2 issued in respect of all the Bonds;

“Guarantee” means the guarantee and indemnity of the Subsidiary Guarantors in Clause 2.5;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited;

“Indentures” means the Series A Notes Indenture, the Series B Notes Indenture, the Series C Notes Indenture, the Series D Notes Indenture and the Series E Notes Indenture;

“Independent Investment Bank” has the meaning set out in the Conditions;

“Instructing Creditors” has the meaning set out in Clause 2.6.4;

“Intercreditor Agreement” means the amended and restated intercreditor agreement dated on or about [•] 2016, as amended or supplemented from time to time, among the Issuer, the Subsidiary Guarantor Pledgors, the Bond Trustee, the Notes Trustee, the Common Security Trustee and the other secured parties as named therein;

“Interest Arrears” has the meaning set out in the Conditions;

“Issue Date” has the meaning set out in the Conditions;

“Listing Rules” means the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange;

“Mandatory Exchange Conditions” has the meaning set out in the Conditions;

“Maturity Date” means the Original Maturity Date or, as the case may be, the Extended Maturity Date;

“Note Subsidiary Guarantee” means any guarantee of the obligations of the Issuer under the Notes and the Indentures by any Subsidiary Guarantor;

“Notes” means the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes and the Series E Notes;

“Notes Exchange Date” means the date on which the Notes are originally issued under the Indentures, after the Schemes of Arrangement have been sanctioned;

“Notes Trustee” means Wilmington Trust, National Association in its capacity as the trustee of the Notes;

“officers’ certificate” means a certificate signed by two duly authorised officers of the Issuer, one of whom shall be the chief executive, financial or operating officer of the Issuer;

“Original Maturity Date” has the meaning set out in Condition 8(A);

“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys have been duly paid to the order of the Bond Trustee as provided in Clause 2 or have been duly paid to the Principal Agent if permitted by Clause 2 and remain available for payment following surrender of Certificates in respect of Bonds, (c) those in respect of which claims have become prescribed under Condition 11, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated, destroyed or defaced Certificates in respect of the Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 14 and (f) any Global Certificate to the extent that it shall have been exchanged for another Global Certificate in respect of the Bonds or for Certificates in definitive form pursuant to its terms; provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Bondholders, (2) determining how many Bonds are outstanding for the purposes of Conditions 10, 12 and 13 and Schedule 3 and (3) the exercise of any discretion, power or authority which the Bond Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Issuer or any of its Subsidiaries and not yet cancelled shall be deemed not to remain outstanding;

“Pari Passu Subsidiary Guarantee” has the meaning set out in Condition 4(C);

“Paying Agent” means Citibank, N.A., London Branch, acting in its capacity as paying agent under the Bonds.

“Permitted Pari Passu Secured Indebtedness” has the meaning set out in sub-Clause 2.6.10 and Condition 4(C);

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organisation or government or any agency or political subdivision thereof;

“PIK Interest” has the meaning set out in Condition 5(A);

“Potential Event of Default” means an event or circumstance which would with the giving of notice and/or the lapse of time and/or the issuing of a certificate become an Event of Default;

“Principal Agent” means Citibank N.A., London Branch at its specified office currently at 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom or any successor principal agent appointed under the Agency Agreement at its specified office;

“record date” means a date fixed by the articles of association of the Issuer or otherwise specified or determined by the Board of Directors for the purpose of determining entitlements to dividends or other distributions to, or rights of, holders of Shares;

“Registrar” means Citigroup Global Markets Deutschland AG at its specified office currently at Reuterweg 16, 60323 Frankfurt, Germany or any successor registrar appointed under the Agency Agreement at its specified office;

“Responsible Officer” shall mean any officer of the Bond Trustee having direct responsibility for the administration of this Trust Deed, or to whom corporate trust matters are referred because of that officer’s knowledge of and familiarity with the particular subject.

“Schemes of Arrangement” means a scheme of arrangement in respect of the Company under sections 673 and 674 of the Companies Ordinance (Cap 622) of the laws of Hong Kong, and/or a scheme of arrangement in respect of the Company under section 86 of the Companies Law (2013 Revision) as applicable in the Cayman Islands and/or a scheme of arrangement in respect of the Company under Part 26 of the Companies Act 2006 as applicable in England and Wales;

“SEC” means the United States Securities and Exchange Commission;

“Security” has the meaning set out in Condition 4(A), and will include all security interests created in accordance with the Intercreditor Agreement;

“Security Documents” means, collectively, the share charges and any other agreements or instrument that in each case may evidence or create any security interest in any or all of the Collateral in favour of the Common Security Trustee for the benefit of itself and all Secured Parties as defined under the Intercreditor Agreement, including the Common Security Trustee for and on behalf of the Bondholders and the Bond Trustee;

“Series A Notes” means the variable rate senior notes due 31 December 2019, to be issued by the Issuer on the Notes Exchange Date;

“Series A Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series A Notes;

“Series B Notes” means the variable rate senior notes due 30 June 2020, to be issued by the Issuer on the Notes Exchange Date;

“Series B Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series B Notes;

“Series C Notes” means the variable rate senior notes due 31 December 2020, to be issued by the Issuer on the Notes Exchange Date;

“Series C Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series C Notes;

“Series D Notes” means the variable rate senior notes due 30 June 2021, to be issued by the Issuer on the Notes Exchange Date;

“Series D Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series D Notes;

“Series E Notes” means the variable rate senior notes due 31 December 2021, to be issued by the Issuer on the Notes Exchange Date;

“Series E Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series E Notes;

“Singapore Listing Rules” means the rules governing the listing of securities on the Singapore Stock Exchange;

“Singapore Stock Exchange” means Singapore Exchange Securities Trading Limited;

“Shares” means the ordinary shares of par value HK$0.10 each of the Issuer;

“Shareholder” means the person in whose name a Share is registered in the register of members of the Issuer;

“specified office” means, in relation to an Agent or the Registrar the office identified with its name at the end of the Conditions or any other office approved by the Issuer and notified in writing to the Bondholders and the Bond Trustee pursuant to sub-Clause 8.13;

“Subsidiary” has the meaning set out in the Conditions;

“Subsidiary Guarantor Pledgors” means the Subsidiary Guarantor Pledgors named in Schedule 5 and any other Subsidiary Guarantor which provides Collateral pursuant to this Trust Deed and the Intercreditor Agreement to secure the obligations of the Issuer under the Bonds and this Trust Deed, provided that Subsidiary Guarantor Pledgors will not include any person whose security under the Security Documents has been released in accordance with this Trust Deed, the Intercreditor Agreement and the Security Documents;

“Successor” means, in relation to the Agents or the Registrar, such other or further person as may from time to time be appointed by the Issuer as an Agent or the Registrar with the written approval of, and on terms approved in writing by, the Issuer (such approval not to be unreasonably withheld or delayed) and notice of whose appointment is given to Bondholders and the Bond Trustee pursuant to Condition 16;

“Trading Day” has the meaning set out in the Conditions;

“this Trust Deed” means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“trust corporation” means a trust corporation (as defined under the Law of Property Act 1925) or a corporation entitled to act as trustee pursuant to applicable foreign legislation relating to trustees and subject to sub-Clause 16.3 hereof;

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended; and

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000 of England and Wales, in each case as amended.

1.2	Construction of Certain References: References to:

1.2.1	costs, charges, remuneration or expenses include any withholding, value added, turnover or similar tax charged in respect thereof;

1.2.2	“Hong Kong dollars” and “HK$” are to the lawful currency for the time being of Hong Kong;

1.2.3	“US dollars”, “USD” and “US$” are to the lawful currency for the time being of the United States of America;

1.2.4	an action, remedy or method of judicial proceedings for the enforcement of rights of creditors include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto; and

1.2.5	references in this Trust Deed and the Conditions to the approval of the Bond Trustee not being unreasonably withheld or delayed shall be construed giving due regard to the fact that the Bond Trustee in giving any such consent or approval is acting as Bond Trustee for the Bondholders and is obliged to act in their interests.

1.3	Headings: Headings shall be ignored in construing this Trust Deed.

1.4	Schedules: The Schedules are part of this Trust Deed and have effect accordingly.

1.5	Definitions in Conditions: Terms defined in the Conditions shall, unless otherwise defined herein, have the same meaning when used in the main body of this Trust Deed.

1.6	Principal: References in this Trust Deed or the Conditions to “principal” or to the “principal amount” of the Bonds shall be deemed to be references to the Adjusted Principal Amount (as defined in the Conditions), as the same may from time to time be further increased or decreased subject to and in accordance with the Conditions, less the principal amount of the Bonds that have, at the relevant date of determination, been redeemed or purchased and cancelled in accordance with the Conditions.

2	Amount of the Bonds, Covenant to Pay, Guarantee and Security

2.1	Amount of the Bonds: US$[•], subject to increase by additional amounts of PIK Interest.[1]

2.2	Covenant to pay: The Issuer will on any date when the Bonds or any of them become due to be redeemed unconditionally pay to, or caused to be paid to or to the order of, the Bond Trustee in US dollars in immediately available funds the interest, if any, or principal amount of the Bonds becoming due for payment or redemption on that date, as applicable, calculated in accordance with the Conditions together with any applicable interest and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Bond Trustee interest on the principal amount of the Bonds outstanding as set out in Condition 5 provided that:

(a)	subject to Clause 2.4, every payment of any sum due in respect of the Bonds made to the Principal Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions; and

(b)	a payment made after the due date or pursuant to Condition 10 will be deemed to have been made when the full amount due (including interest accrued, if any) has been received by the Principal Agent or the Bond Trustee and notice to that effect has been given to Bondholders (if required under sub-Clause 8.10) except (if payment is made to the Principal Agent) to the extent that there is failure in the subsequent payment to the relevant Bondholders under the Conditions.

[1]	Amount to be inserted.

The Bond Trustee will hold the benefit of this covenant on trust for the Bondholders. The Paying Agents shall hold in trust for the benefit of the Bondholders or the Bond Trustee all sums held by such Paying Agents for the payment of the principal of, or premium (if any) or interest on, the Bonds, and shall give to the Bond Trustee notice of any default by the Issuer in the making of any such payment.

2.3	Discharge: Subject to sub-Clause 2.4, any payment to be made in respect of the Bonds by the Issuer or the Subsidiary Guarantors may be made as provided in the Conditions and any payment so made will (subject to sub-Clause 2.4) to such extent be a good discharge to the Issuer or the relevant Subsidiary Guarantor (in respect of its Guarantee), as the case may be.

2.4	Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred, the Bond Trustee may:

2.4.1	by notice in writing to the Issuer, the Subsidiary Guarantors, the Agents and the Registrar, require the Agents and the Registrar, until notified by the Bond Trustee to the contrary, so far as permitted by applicable law:

(i)	to act as agents of the Bond Trustee under the Bonds and this Trust Deed on the terms of the Agency Agreement (with consequential amendments as necessary and save that the indemnification, remuneration and all other fees, costs and expenses of the Agents and the Registrar shall be paid in accordance with Clause 7.1.1) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of the Bonds to the order of the Bond Trustee; or

(ii)	to deliver all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Bond Trustee or as the Bond Trustee directs in such notice or subsequently provided that this sub-Clause 2.4.1(ii) shall not apply to any documents or records which an Agent or the Registrar is obligated not to release by any law or regulation to which it is subject; and

2.4.2	by notice in writing to the Issuer and the Subsidiary Guarantors require them to make all subsequent payments in respect of the Bonds to or to the order of the Bond Trustee and not to the Principal Agent with effect from the issue of any such notice and from then until such notice is withdrawn.

2.5	Guarantee and Indemnity:

2.5.1	Guarantee: Each of the Subsidiary Guarantors, jointly and severally, unconditionally and irrevocably guarantees that if the Issuer does not pay any amount payable by it under the Bonds or this Trust Deed by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), such Subsidiary Guarantor will on demand in writing pay that sum to the Bond Trustee, in the manner provided in Clause 2.2 before close of business on that date in the city in which payment is so to be made. All payments under the Guarantee by the Subsidiary Guarantors will be made subject to the Conditions.

2.5.2	Ranking of the Guarantee: The Guarantee of each Subsidiary Guarantor: (a) is a general obligation of such Subsidiary Guarantor; (b) is senior in right of payment to any existing and future obligations of such Subsidiary Guarantor expressly subordinated in right of payment to the Guarantee; (c) ranks at least pari passu in right of payment with all other unsecured, unsubordinated Indebtedness of such Subsidiary Guarantor (subject to mandatory provisions of applicable law) and (d) is effectively subordinated to secured obligations of such Subsidiary Guarantor to the extent of the value of the assets serving as security therefore.

2.5.3	Future Subsidiary Guarantors: The Issuer will cause each Subsidiary which following the Issue Date guarantees the payment of amounts payable under the Notes or the Indentures pursuant thereto to execute and deliver to the Bond Trustee a deed expressed to be supplemental to this Trust Deed and substantially in the form set out in Schedule 6, pursuant to which such Subsidiary will guarantee the payment of any amount payable under the Bonds or this Trust Deed on a pari passu basis with the guarantee given by such Subsidiary in respect of the Notes and the Indentures. Each Subsidiary of the Issuer that guarantees the Bonds after the Issue Date, upon execution of the applicable supplemental trust deed, will be a “Subsidiary Guarantor”. If the guarantee of such Subsidiary under the Notes or the Indentures pursuant thereto is subject to any maximum amount, the guarantee of such Subsidiary required to be granted in respect of the Bonds pursuant to this Trust Deed in accordance with Clause 2.5.1 will be subject to the same maximum amount and limited accordingly.

2.5.4	Release of Guarantee under the Notes and the Indentures: A Subsidiary Guarantor shall be simultaneously released from its obligations under the Guarantee upon the release of such Subsidiary Guarantor from its Note Subsidiary Guarantee under the Indentures, provided that no release of a Subsidiary Guarantor from the Guarantee shall be effective against the Bond Trustee or the Bondholders (1) if an Event of Default or Potential Event of Default shall have occurred and is continuing as of the time of such proposed release and discharge until such time as such Event of Default is cured or waived and (2) until the Issuer shall have delivered to each of the Bond Trustee and the Common Security Trustee an officers’ certificate stating that all conditions precedent provided for in this Trust Deed and the Security Documents relating to such release and discharge have been complied with and that such release and discharge is authorised and permitted under this Trust Deed and the Security Documents. At the request of the Issuer, the Bond Trustee and the Common Security Trustee will execute and deliver an instrument evidencing such release and discharge substantially in the form set out in Schedule 7.

2.5.5	Subsidiary Guarantors as Principal Debtor: As between the Subsidiary Guarantors and the Bond Trustee and the Bondholders but without affecting the Issuer’s obligations, each of the Subsidiary Guarantors will be liable, jointly and severally, under this Clause as if it were the sole principal debtor and not merely a surety. Accordingly, each of the Subsidiary Guarantors will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if such Subsidiary Guarantor was the sole principal debtor (including (a) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (b) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (c) the making or absence of any demand on the Issuer or any other person for payment, (d) the enforcement or absence of enforcement of the Bonds or this Trust Deed or of any security or other guarantee or indemnity, (e) the taking, existence or release of any security, guarantee or indemnity, (f) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person or (g) the illegality, invalidity or unenforceability of or any defect in any provision of the Bonds or this Trust Deed or any of the Issuer’s obligations under any of them).

2.5.6	Subsidiary Guarantors’ Obligations Continuing: Subject to Clause 2.5.4, the Subsidiary Guarantors’ respective obligations under this Trust Deed are and will remain in full force and effect by way of continuing security until no sum remains payable under the Bonds or this Trust Deed. Furthermore, those obligations of the Subsidiary Guarantors are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Subsidiary Guarantors or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. Each of the Subsidiary Guarantors irrevocably waives all notices and demands of any kind.

2.5.7	Exercise of Subsidiary Guarantors’ Rights: So long as any sum remains payable under the Bonds or this Trust Deed:

(i)	any right of any Subsidiary Guarantor, by reason of the performance of any of its obligations under this Clause 2.5, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity will be exercised and enforced by such Subsidiary Guarantor only in such manner and on such terms as the Bond Trustee may require or approve; and

(ii)	any amount received or recovered by any Subsidiary Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer will be held in trust for the Bond Trustee and immediately paid to the Bond Trustee and the Bond Trustee will hold it on the trusts set out in Clause 7.1 but so that nothing in this Clause 2.5.7 shall be construed as creating a charge or any other security interest.

2.5.8	Suspense Accounts: Any amount received or recovered by the Bond Trustee (otherwise than as a result of a payment by the Issuer to the Bond Trustee in accordance with this Clause 2) in respect of any sum payable by the Issuer under the Bonds or this Trust Deed may be placed in a suspense account and kept there for so long as the Bond Trustee thinks fit until otherwise due to be paid in accordance with the Bonds.

2.5.9	Debts of Issuer: If any moneys become payable by any Subsidiary Guarantor under this Guarantee, the Issuer shall not (except in the event of the liquidation of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to such Subsidiary Guarantor.

2.5.10	Indemnity: As separate, independent and alternative stipulations, each Subsidiary Guarantor, jointly and severally, unconditionally and irrevocably, agrees (a) that any sum which, although expressed to be payable by the Issuer under the Bonds or this Trust Deed, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Subsidiary Guarantors, the Bond Trustee or any Bondholder) not recoverable from such Subsidiary Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Bond Trustee on demand in writing and (b) as a primary obligation to indemnify the Bond Trustee and each Bondholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under the Bonds or this Trust Deed not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under the Bonds or this Trust Deed being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Bond Trustee or any Bondholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

2.5.11	Payments set aside: If any payment received from the Issuer or any Subsidiary Guarantor by the Bond Trustee or the Principal Agent or any Bondholder pursuant to the provisions of this Trust Deed or the Agency Agreement or the Bonds shall, on the subsequent bankruptcy, liquidation, winding-up, insolvency or corporate reorganisation of the Issuer or such Subsidiary Guarantor on the occurrence of any other similar event relating to the Issuer, be set aside or avoided under any laws relating to bankruptcy, dissolution, liquidation, winding-up, insolvency, corporate reorganisation or other such similar events, such payment shall not be considered as discharging or diminishing the liability of the Issuer or, as the case may be, the Subsidiary Guarantors and the Guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer, and the Subsidiary Guarantors shall indemnify the Bond Trustee, the Common Security Trustee, the Principal Agent and/or the Bondholder, as the case may be, in respect thereof.

2.5.12	Enforcement or Compromise: After a Responsible Officer of the Bond Trustee has received a written notice of Event of Default, the Bond Trustee may determine from time to time (but it will not be bound to do so unless (a) it shall have been so requested (i) in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding or (ii) by Bondholders by means of an Extraordinary Resolution of the Bondholders and (b) it shall have been indemnified and/or secured to its satisfaction) whether it will enforce this guarantee, which it may do without taking any proceedings against the Issuer, and may from time to time make any arrangement or compromise with the Subsidiary Guarantors (without prejudice to the rights and obligations of the Issuer and the Bond Trustee inter se) in relation to the Guarantee which the Bond Trustee may consider expedient in the interests of the Bondholders.

2.5.13	Waiver of Rights: Each Subsidiary Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of dissolution, liquidation, merger, consolidation or bankruptcy of the Issuer, protest or notice with respect to the Bonds or the Security and all demands whatsoever.

2.5.14	Competing Claims: Each Subsidiary Guarantor shall not prove in the liquidation or winding up of the Issuer or exercise any other rights against the Issuer in competition with the Bond Trustee, Common Security Trustee or the Bondholders unless and until all amounts payable under this Trust Deed and the Bonds shall have been paid in full. If, notwithstanding the foregoing, upon the bankruptcy or winding up of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by any Subsidiary Guarantor before payment in full of all principal, premium (if any), interest and other amounts in respect of the Bonds shall have been made to the Bondholders such payment or distribution shall be received by the Subsidiary Guarantor on trust to pay the same over immediately to the Bond Trustee for application in or towards the payment of all sums remaining unpaid on the Bonds to the Bondholders.

2.6	Security

2.6.1	Security: The obligations of the Issuer under the Bonds and this Trust Deed and the Subsidiary Guarantors under the Guarantee are secured by the Collateral given by the Issuer and the Subsidiary Guarantor Pledgors and such obligations rank rateably and pari passu with (a) in the case of the Issuer, the obligations of the Issuer under the Notes and the Indentures, and (b) in the case of the Subsidiary Guarantors, the obligations of the Subsidiary Guarantor under the Note Subsidiary Guarantees under the Indentures. The Security is granted by the Issuer and Subsidiary Guarantor Pledgors, in each case to the Common Security Trustee and is subject to the Intercreditor Agreement.

2.6.2	Further Security: The Issuer will procure that any Further Security granted by the Issuer or a Subsidiary Guarantor Pledgor pursuant to the Indentures after the Issue Date to secure the obligations of the Issuer under the Notes and the Indentures or of a Subsidiary Guarantor Pledgor under its Note Subsidiary Guarantee under the Indentures is also granted to the Common Security Trustee for the benefit of the Bondholders on a pari passu basis to secure the obligations of the Issuer under the Bonds and the Trust Deed and of such Subsidiary Guarantor Pledgor under the Guarantee. The Issuer will, and will procure that the Subsidiary Guarantors will, use its reasonable efforts promptly to obtain any necessary consents and waivers and to take all other actions necessary to grant such Further Security to the Common Security Trustee. Each Subsidiary Guarantor that grants such Further Security after the Issue Date, upon the granting of the Further Security, will be a “Subsidiary Guarantor Pledgor”.

2.6.3	Release of Guarantee Security: Subject to the Intercreditor Agreement, sub-Clause 10.20 and Section 314(d) of the Trust Indenture Act (if applicable), in the event that:

(i)	all of the Bonds have been redeemed, exchanged or purchased and cancelled in full, the Bond Trustee shall forthwith release and discharge the Guarantee and instruct the Common Security Trustee to forthwith release and discharge the Security in respect of all of the Collateral securing, or purported to be securing, the Bonds in accordance with the relevant Security Documents; and

(ii)	the Security in respect of any Collateral granted in relation to the Notes and the Indentures is released and discharged pursuant to the Indentures, the Bond Trustee shall forthwith instruct in writing the Common Security Trustee to forthwith release and discharge the Security in respect of such Collateral which has only been granted in relation to the Bonds and this Trust Deed in accordance with the relevant Security Documents, provided that (a) any such release and discharge shall be carried out in accordance with the provisions of the Security Documents as soon as reasonably practicable and (b) no release and discharge of the Security will be effective against the Bond Trustee or the Bondholders until the Issuer shall have delivered to the Bond Trustee and the Common Security Trustee (i) an officers’ certificate stating that all conditions precedent provided for in the Intercreditor Agreement and the Security Documents relating to such release and discharge have been complied with and that such release and discharge is authorised and permitted under this Trust Deed and the Security Documents, and deliver to the Bond Trustee (ii) a certificate of fair value in accordance with the requirements of Section 314(d) the Trust Indenture Act or (iii) a certificate signed by two duly authorised officers of the Issuer stating that Section 314(d) is not applicable.

2.6.4	Enforceability of Security: At any time after an Event of Default whereby the Bonds have become due and repayable in accordance with the Conditions, the Bond Trustee may, at its sole discretion and without further notice, instruct the Common Security Trustee to enforce the Security in accordance with the terms of this Trust Deed, the Security Documents and the Intercreditor Agreement but it will not be bound to do so unless (a) it shall have been so requested (i) in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding or (ii) by Bondholders by means of an Extraordinary Resolution of the Bondholders (in each case, the “Instructing Creditors”) and (b) the Bond Trustee and the Common Security Trustee shall have been indemnified and/or secured to their respective satisfaction. No Bondholder will be entitled to proceed directly against the Issuer unless the Bond Trustee, having become bound to do so, fails to do so within 60 days after the date of such written request or Extraordinary Resolution and such failure shall be continuing. Subject to sub-Clause 12.2 and sub-Clause 13 hereof, the Bond Trustee accepts no responsibility in connection with the enforcement of the Security. The provisions of this sub-Clause 2.6.4 and sub-Clause 10.17 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act and Section 316(a)(1)(A) of the Trust Indenture Act is hereby expressly excluded from these presents and the Bonds, as permitted by the Trust Indenture Act.

2.6.5	Clarification of Instructions: The Bond Trustee shall be entitled to seek clarification with respect to any instruction given to it by the Bondholders and shall be entitled to refrain from acting in the absence of any, or any clear, instruction.

2.6.6	Perfecting the Security; Delivery of Annual Opinion of Counsel: The Issuer and the Subsidiary Guarantor Pledgors shall furnish to the Bond Trustee and the Common Security Trustee opinions of counsel required pursuant to Section 314(b) of the Trust Indenture Act and take such action as may be reasonably required (1) to perfect or protect the Security created or intended to be created by or pursuant to this Trust Deed and the Security Documents over the Collateral and (2) at any time after the Security constituted by or pursuant to this Trust Deed and the Security Documents shall have become enforceable, to facilitate the realisation of such Security in accordance with the provisions of the Intercreditor Agreement and the relevant Security Documents. A certificate from the Common Security Trustee to the effect that a particular action is reasonably required by it shall be conclusive evidence of that fact. The Bond Trustee and the Common Security Trustee accept no responsibility for the perfection of the Security.

2.6.7	[RESERVED]

2.6.8	[RESERVED]

2.6.9	[RESERVED]

2.6.10	Permitted Pari Passu Secured Indebtedness: On or after the Original Issue Date, the Issuer and any of the Subsidiary Guarantor Pledgors may create further security on the Collateral pari passu with the Security to secure indebtedness of the Issuer (including in respect of any further Bonds issued under Condition 15) and of a Subsidiary Guarantor Pledgor in respect of any Pari Passu Subsidiary Guarantee (“Permitted Pari Passu Secured Indebtedness”); provided that (i) the holders of such indebtedness (or their representatives) become party to the Intercreditor Agreement, (ii) the agreement in respect of such indebtedness contains provisions with respect to releases of Collateral and such Pari Passu Subsidiary Guarantee substantially similar to and no more restrictive on the Issuer and such Subsidiary Guarantor Pledgor than the provisions of the Trust Deed and the Security Documents and (iii) the Issuer and such Subsidiary Guarantor Pledgor delivers to the Bond Trustee an opinion of counsel and a certificate signed by two duly authorised officers of the Issuer with respect to corporate and collateral matters in connection with the Security Documents, in form and substance as set forth in the Security Documents or otherwise satisfactory to the Bond Trustee; provided, further, that the Issuer shall apply 100% of the net proceeds of issuance of such Permitted Pari Passu Secured Indebtedness after the Issue Date towards the redemption on a pari passu and pro rata basis of the Bonds, the Notes and any Permitted Pari Passu Secured Indebtedness existing as at the Issue Date (with payments pro rata based on the then principal amount then outstanding of the Bonds, the Notes and such existing Permitted Pari Passu Secured Indebtedness). Each of the Bond Trustee and the Common Security Trustee is permitted and authorised, without notice to and the consent of any Bondholder, to enter into any amendments to the Security Documents and/or the Trust Deed (as applicable) and take any other action necessary to permit the creation and registration of Further Security on the Collateral to secure Permitted Pari Passu Secured Indebtedness in accordance with this sub-Clause 2.6.10 (including, without limitation, the appointment of any collateral agent or common security trustee under the Intercreditor Agreement to hold the Collateral on behalf of the Bondholders and the holders of Permitted Pari Passu Secured Indebtedness). Neither the Bond Trustee nor the Common Security Trustee shall incur any liability for entering into the Intercreditor Agreement in accordance with this Trust Deed. For the purposes of this sub-Clause 2.6.10, “Pari Passu Subsidiary Guarantee” means a guarantee by any Subsidiary Guarantor of indebtedness of the Issuer (including in respect of any further Bonds issued under Condition 15); provided that such guarantee ranks pari passu with the Subsidiary Guarantee of such Subsidiary Guarantor.

3	Form of the Bonds and Certificates; Issue of the Bonds

3.1	The Global Certificate: On issue of the Bonds, the Global Certificate substantially in the form of Schedule 2 will be issued in respect of the aggregate principal amount of the Bonds and the Issuer shall procure the Registrar to make such entries of Bonds in the register of Bondholders as appropriate. The Global Certificate will be registered in the name of a nominee of the common depositary for Euroclear and Clearstream. The Global Certificate need not be security printed. The Bonds evidenced by the Global Certificate shall be subject to their terms in all respects and entitled to the same benefits under this Trust Deed as Bonds evidenced by individual Definitive Certificates. The Issuer shall procure the Registrar to make such entries in the register of Bondholders as are appropriate to reflect any increase in the principal amount of the Bonds from time to time to reflect the capitalisation of Interest Arrears on the Issue Date and the capitalisation of PIK Interest from time to time subject to and in accordance with Condition 5.

3.2	The Definitive Certificates: The Definitive Certificates, if issued, will be security printed in accordance with all applicable stock exchange requirements and will be substantially in the form set out in Schedule 1 and endorsed with the Conditions.

3.3	Signature: The Global Certificate (and the Definitive Certificates, if issued) will be issued under the common seal or securities seal of the Issuer (if required under its memorandum and articles of association) and signed manually or in facsimile (with signatures affixed by mechanical means) by and in the presence of any director or authorised person duly authorised for the purpose of the Issuer and authenticated manually by or on behalf of the Registrar. The Issuer may use the signature of any director of the Issuer who at the date of this Trust Deed is duly authorised even if at the time of issue of any Certificate or the Global Certificate he no longer holds such office and the Bonds in respect of which the Global Certificate or a Certificate is so executed and authenticated will be binding and valid obligations of the Issuer.

3.4	Issue: Issue and delivery of the Bonds shall be complete on the issue and delivery of the Global Certificate to the nominee of the common depositary referred to in sub-Clause 3.1 (or its representative) by, or by the order of, the Issuer and completion of the register of Bondholders by or on behalf of the Registrar.

3.5	Entitlement to treat holder as owner: The holder of any Bond will (save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on or the theft or loss of the Certificate issued in respect of it) and no person will be liable for so treating the holder.

4	Stamp Duties and Taxes

4.1	Stamp Duties: The Issuer and the Subsidiary Guarantors will pay any stamp, issue, registration, documentary, transfer or other taxes and duties, including interest and penalties, payable in the Cayman Islands or Hong Kong or Belgium or the Grand Duchy of Luxembourg or the United Kingdom in respect of the creation, issue and offering of the Bonds, the execution or delivery of this Trust Deed and the Automatic Exchange Transaction. The Issuer (failing whom, the Subsidiary Guarantors jointly and severally) will also indemnify the Bond Trustee, the Common Security Trustee and the Bondholders on an after tax basis from and against all stamp, issue, registration, documentary or other taxes and duties paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Bond Trustee, the Common Security Trustee or, as the case may be, (where entitled under Condition 13 to do so) the Bondholders to enforce the obligations of the Issuer and/or the Subsidiary Guarantors under the Bonds, this Trust Deed or the Security Documents.

4.2	Change of Taxing Jurisdiction: If the Issuer becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to the Cayman Islands, Hong Kong or the People’s Republic of China (“PRC”) or any such authority of or in such territory which imposes taxes, duties, assessments or governmental charges of whatever nature with respect to the Bonds or this Trust Deed then the Issuer (failing whom, the Subsidiary Guarantors) will notify the Bond Trustee as soon as practicable and give to the Bond Trustee an undertaking satisfactory to the Bond Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the Cayman Islands, Hong Kong or the PRC of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event, the Bonds and this Trust Deed, including, but not limited to, Condition 8(C) will be read accordingly.

5	Covenants relating to the Automatic Exchange Transaction

5.1	Entry into Trust Deed in respect of the Convertible Bonds: The Bond Trustee shall, as soon as reasonably practicable upon receipt by the Bond Trustee of the Issuer’s notification pursuant to Condition 6 that all Mandatory Exchange Conditions have been satisfied and the Automatic Exchange Transaction shall take place, enter into a new trust deed constituting the Convertible Bonds, in the form attached as Schedule 8 (Form of Convertible Bond Trust Deed), and an agency agreement in respect thereof.

6	Consolidation, Amalgamation or Merger

The Issuer will not consolidate with, merge or amalgamate into or transfer its assets substantially as an entirety to any corporation or convey or transfer its properties and assets substantially as an entirety to any person (the consummation of any such event, a “Merger”), unless:

(a)	the corporation formed by such Merger or the person that acquired such properties and assets shall expressly assume, by a supplemental trust deed, all obligations of the Issuer under this Trust Deed and the performance of every covenant and agreement applicable to it contained herein;

(b)	immediately after giving effect to any such Merger, no Event of Default, and no event which, after notice or lapse of time, or both, may become an Event of Default shall have occurred and be continuing or would result therefrom; and

(c)	the corporation formed by such Merger, or the person that acquired such properties and assets, shall expressly agree, among other things, to indemnify each holder of a Bond against any tax, assessment or governmental charge payable by withholding or deduction thereafter imposed on such holder solely as a consequence of such Merger with respect to the payment of principal and interest on the Bonds.

7	Application of Moneys Received by the Bond Trustee

7.1	Declaration of Trust: All moneys received by the Bond Trustee in respect of the Bonds or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer or any of the Subsidiary Guarantors, be held by the Bond Trustee upon trust to apply them (subject to sub-Clause 7.2):

7.1.1	firstly, in payment of all costs, charges and expenses properly incurred by and any liabilities of the Bond Trustee, Common Security Trustee and the Agents (including remuneration payable to the Bond Trustee, the Common Security Trustee and the Agents) in the preparation of, the Intercreditor Agreement, and in carrying out its functions under, this Trust Deed, the Agency Agreement, the Intercreditor Agreement and the Security Documents pari passu and rateably;

7.1.2	secondly, in payment of any interest owing in respect of the Bonds pari passu and rateably;

7.1.3	thirdly, in payment of any amount of principal owing in respect of the Bonds pari passu and rateably; and

7.1.4	fourthly, in payment of any balance (if any) to the Issuer (or, if any moneys were received from the Subsidiary Guarantors, such Subsidiary Guarantors).

If the Bond Trustee holds any moneys which represent principal or interest in respect of Bonds in respect of which claims have become prescribed under Condition 11, the Bond Trustee will hold them on these trusts.

7.2	Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under sub-Clause 7.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Bond Trustee may, but shall not be obliged to, at its sole discretion, invest such moneys upon some or one of the investments authorised under sub-Clause 7.3 with power from time to time similarly to vary such investments. The Bond Trustee may, but shall not be obliged to, retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in sub-Clause 7.1.

7.3	Investment: Moneys held by the Bond Trustee may be invested, but there shall not be an obligation to so invest, in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Bond Trustee may think fit. If that bank or institution is the Bond Trustee or a subsidiary, holding or associated company of the Bond Trustee, it needs only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Bond Trustee may, but shall not be obliged to, at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

7.4	Negative Interest:

7.4.1	The Bond Trustee may hold cash in accounts subject to and in accordance with applicable local law, rule or practices. Where cash is on deposit, it will be subject to the terms of this Trust Deed and such terms and conditions as may be issued by the Bonds Trustee from time to time, including rates of interest (including negative interest where applicable) and deposit account access. If for any currency:

(i)	any recognised overnight benchmark rate or any official overnight interest rate set by a central bank or other monetary authority is negative or zero; or

(ii)	any market counterpart or other institution applies a negative interest rate or any related charge to any account or balance of the account,

the Bond Trustee may apply a charge to any such account or balances. The Bond Trustee will give the Issuer prompt written notice of the application of any such charges and of the methodology by which they are applied.

7.4.2	The Issuer and the Bond Trustee each acknowledge and agree that the application of a charge by the account, including as referred to in this Clause 7, may cause the effective interest rate applicable to an account or balance to be negative, notwithstanding that one or more of the rates set by third parties specified in subclauses 7.4.1(i) and 7.4.1(ii) above may be zero.

8	General Covenants

So long as any Bond is outstanding, save with the approval of an Extraordinary Resolution, the Issuer will:

8.1	Books of Account: keep, and procure that its Subsidiaries (so far as required by applicable law and rules and regulations of the Hong Kong Stock Exchange or Alternative Stock Exchange, as the case may be) keep, proper books of account and, at any time after an Event of Default or Potential Event of Default has occurred, so far as permitted by applicable law and rules and regulations of the Hong Kong Stock Exchange or Alternative Stock Exchange, as the case may be, allow, and procure that each of its Subsidiaries will allow, the Bond Trustee and anyone appointed by it, access to the books of account of the Issuer and/or the relevant Subsidiary respectively at all reasonable times during normal business hours;

8.2	Notice of Events of Default; Compliance Certificate: notify the Bond Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default and submit to the Bond Trustee certificates regarding the Issuer’s and the Subsidiary Guarantors’ compliance with the provisions of this Trust Deed as required by and in the manner prescribed in Section 314(a)(4) of the Trust Indenture Act;

8.3	Information: so far as permitted by applicable law and regulations, give the Bond Trustee and the Common Security Trustee such information as they require to perform their respective functions;

8.4	Financial Statements etc.: send to the Bond Trustee, as soon as practicable after the issue or publication thereof and in any event within ten days of request from the Bond Trustee after the same is made available to its Shareholders following the close of each Fiscal Period, three copies or translations, in each case in English, of the following:

8.4.1	in the case of the first semi-annual Fiscal Period falling within each of the annual Fiscal Periods, the semi-annual interim report containing unaudited consolidated Accounts of the Issuer in respect of such Fiscal Period which Accounts are prepared on a basis as required by the Listing Rules; and

8.4.2	in the case of each annual Fiscal Period, the annual report containing audited Accounts (including without limitation the income statement and the balance sheets) of the Issuer as at the end of, and for, such Fiscal Period, reported on by the Auditors and prepared in accordance with generally accepted accounting principles and commercial practice in Hong Kong;

provided that if and to the extent that the Accounts are not prepared or adjusted on a basis consistent with that used for the preceding corresponding Fiscal Period, that fact shall be stated; provided further that for as long as and only if the Issuer has failed to file with the Hong Kong Stock Exchange, or any other securities exchange on which the Shares are at any time listed for trading, true and correct copies of any financial report required to be filed in accordance with the rules and regulations of such exchange, the Issuer shall, within 30 days of the end of each fiscal quarter of the Issuer, publicly disclose on the website of the Hong Kong Stock Exchange a report on such immediately preceding fiscal quarter, which shall include details on the Issuer’s land bank, contracted sales, gross floor area and average selling prices of property units sold during such fiscal quarter. The Issuer shall provide written notice of such failure to the Bond Trustee and the Bond Trustee shall be under no obligation to monitor or verify compliance thereof.

The Issuer shall also comply with the provisions of Section 314 of the Trust Indenture Act.

Delivery of any such information to the Bond Trustee is for informational purposes only and the Bond Trustee’s receipt of them will not constitute constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s or any Subsidiary Guarantor’s compliance with any of its or their covenants hereunder (as to which the Bond Trustee is entitled to rely exclusively on Officers’ Certificates).

8.5	Information Material to Bondholders: send to the Bond Trustee three copies or translations, in each case in the English language, of all notices, statements and documents which are issued to the holders of its Shares or its creditors generally as soon as practicable (but not later than 30 days) after their date of issue; provided further that the Issuer and any Subsidiary Guarantor, as applicable, shall also comply with the other provisions of Section 314 of the Trust Indenture Act, as applicable.

8.6	Director’s Certificate: send to the Bond Trustee, at the same time as its annual audited Accounts being provided pursuant to sub-Clause 8.4.2 above, and also within 14 days after any request by the Bond Trustee, a certificate of the Issuer signed by two directors on behalf of the Issuer to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) being not more than five days before the date of the certificate:

8.6.1	no Event of Default or Potential Event of Default had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it; and

8.6.2	the Issuer has complied with all its obligations under this Trust Deed.

The Bond Trustee shall be entitled to conclusively rely upon any certificates of the Issuer or any Subsidiary Guarantors provided in accordance with this Clause 8.6;

8.7	Notices to Bondholders: send to the Bond Trustee the form of each notice to be given to Bondholders in accordance with Condition 16 and once given, two copies of each such notice;

8.8	Notice to the Bond Trustee and the Common Security Trustee: all notices to the Bond Trustee and the Common Security Trustee under this Trust Deed and the Conditions shall be in writing and made in the English language;

8.9	Further Acts: so far as permitted by applicable law and regulations, do such further things as may be necessary to give effect to this Trust Deed;

8.10	Notice of Late Payment: forthwith give written notice to the Bondholders and the Bond Trustee in accordance with Condition 16 of any unconditional payment to the Principal Agent or the Bond Trustee of any sum due in respect of the Bonds made after the due date for such payment;

8.11	Notification of Non-payment: procure that the Principal Agent notifies the Bond Trustee in writing forthwith in the event that it does not, on or before the due date for payment in respect of the Bonds or any of them, receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Bonds;

8.12	Listing of Bonds: use its best endeavours to maintain the listing of the Bonds on the Singapore Stock Exchange. If, however, it is unable to do so, having used such endeavours, or if the maintenance of such listing is unduly onerous, the Issuer will instead use its best endeavours promptly to obtain and thereafter to maintain a listing of the Bonds on another internationally recognised stock exchange (or competent listing authority as is commonly used for the quotation or listing of equity linked debt securities) as the Issuer may (with prior written notice to the Bond Trustee) decide and shall forthwith give notice to the Bondholders in accordance with Condition 16 of the listing and delisting of the Bonds by any such stock exchange;

8.13	Change in Agents: give at least 30 days’ prior notice to the Bondholders of any future appointment, resignation or removal of any Agent or of the Registrar or of any change by any Agent or by the Registrar of its specified office, provided that no Registrar or Transfer Agent in Hong Kong or the United Kingdom may be appointed at any time;

8.14	Early Redemption: give prior notice to the Bond Trustee of any proposed early redemption pursuant to Condition 8(B) or 8(C) no later than 12.00 noon (local time of the Bond Trustee) on the day on which notice is to be given to the Bondholders in accordance with the applicable Condition;

8.15	Bonds held by the Issuer etc.: send to the Bond Trustee as soon as practicable after being so requested by the Bond Trustee a certificate of the Issuer signed by two directors stating the number of Bonds held at the date of such certificate by or on behalf of the Issuer or its Subsidiaries;

8.16	Notice of a Relevant Event: give written notice to the Bond Trustee and the Bondholders in accordance with Condition 16 by not later than 14 days following the first day on which it becomes aware of the occurrence of a Relevant Event (as defined in Condition 8(E));

8.17	Compliance with Documents: comply with and perform and observe all the provisions of this Trust Deed, the Agency Agreement, the Bonds (including the Conditions), the Intercreditor Agreement and the Security Documents which are expressed to be binding on it;

8.18	European Union Directive: in the event that definitive certificates are issued in exchange for interests in the Global Certificate, ensure that it maintains or appoints, as the case may be, a Paying Agent with a specified office in an EU member state that will not be required to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

8.19	Information Regarding Bondholders: pursuant to, and in accordance with, Section 312(a) of the Trust Indenture Act, furnish or cause to be furnished to the Bond Trustee on or before each Interest Payment Date and at such other times as the Bond Trustee may request in writing all information in the possession or control of the Issuer, the Subsidiary Guarantors or any of their Paying Agents as to the names and addresses of the Bondholders, and requiring the Bond Trustee to preserve, in as current a form as is reasonably practicable, all such information so furnished to it;

8.20	Certificates and Opinions: pursuant to Section 314(c) of the Trust Indenture Act, furnish to the Bond Trustee, evidence of compliance with the conditions precedent, if any, provided for in this Trust Deed (including any covenants compliance with which constitutes a condition precedent) which relate to the authentication and delivery of the Bonds, to the release or the release and substitution of property subject to the lien of this Trust Deed, to the satisfaction and discharge of this Trust Deed, or to any other action to be taken by the Bond Trustee at the request or upon the application of the Issuer. Such evidence of compliance shall consist of certificates or opinions of officers of the Issuer or the Subsidiary Guarantors, as applicable, or opinions of counsel in accordance with Section 314(c) of the Trust Indenture Act, if applicable, and any certificates or opinions with respect to compliance with a condition or covenant of this Trust Deed (other than a compliance certificate provided pursuant to Section 8.2 of this Trust Deed and Section 314(a)(4) of the Trust Indenture Act) shall include:

8.20.1	a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

8.20.2	a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

8.20.3	a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

8.20.4	a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided that an opinion of counsel may rely on an officers’ certificate or certificates of public officials with respect to matters of fact.

8.21	Payment of PIK Interest in cash: Give at least 15 days’ written notice prior to the relevant Interest Payment Date to the Bond Trustee and the Agents of any proposed payment of PIK Interest in cash as contemplated in Condition 5.

8.22	Consents and Approvals: Any consent or approval given by the Bond Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Bond Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed may be given retrospectively.

9	Remuneration and Indemnification of the Bond Trustee

9.1	Normal Remuneration: So long as any Bond is outstanding the Issuer (failing whom, the Subsidiary Guarantors jointly and severally) will pay the Bond Trustee as remuneration for their respective services as the Bond Trustee such sum on such dates in each case as they may from time to time agree, which such sum shall, for avoidance of doubt, be paid to the Bond Trustee for its own account free and clear of any deduction, set-off, counterclaim and withholding on account of any present or future taxation, duties, assessment or governmental charges of whatever nature. Such remuneration will accrue from day to day from the date of this Trust Deed. However, if any payment to a Bondholder of moneys due in respect of any Bond is improperly withheld or refused by the Issuer, such remuneration will again accrue as from the date of such withholding or refusal until payment to such Bondholder or the Bond Trustee is duly made.

9.2	Extra Remuneration: If an Event of Default or a Potential Event of Default shall have occurred or if the Bond Trustee (after prior consultation with the Issuer) finds it expedient or necessary or is requested by the Issuer to undertake duties which are agreed by the Bond Trustee and the Issuer to be of an exceptional nature or otherwise outside the scope of their normal duties under this Trust Deed, the Issuer (failing whom, the Subsidiary Guarantors jointly and severally) will pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this sub-Clause 9.2 (or as to such sums referred to in sub-Clause 9.1), as determined by an Independent Investment Bank or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such investment bank’s fee will be paid by the Issuer (failing whom, the Subsidiary Guarantors jointly and severally). The determination of such investment bank will be conclusive and binding on the Issuer, the Subsidiary Guarantors, the Bond Trustee and the Bondholders.

9.3	Expenses: The Issuer (failing whom, the Subsidiary Guarantors jointly and severally) will also on demand by the Bond Trustee pay or discharge all costs, charges, liabilities and expenses properly incurred by the Bond Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Bond Trustee in connection with any legal proceedings properly brought or contemplated by the Bond Trustee against the Issuer or the Subsidiary Guarantors to enforce any provision of the Bonds or this Trust Deed. Such costs, charges, liabilities and expenses will:

9.3.1	in the case of payments made by the Bond Trustee before such demand carry interest from the due date of such demand and shall accrue at the rate of 2 per cent. above the costs of funds reasonably determined by the Bond Trustee; and

9.3.2	in other cases carry interest at such rate from 30 days after the due date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

9.4	Indemnity:

9.4.1	The Issuer (failing whom, the Subsidiary Guarantors jointly and severally) will on demand by the Bond Trustee or the Common Security Trustee and their respective agents, employees, officers and directors (each an “Indemnified Party”) indemnify that Indemnified Party, on an after tax basis, in respect of Amounts or Claims paid or incurred by it or any of its directors, officers, agents or employees without gross negligence, wilful default or fraud on its part in acting as the Bond Trustee or the Common Security Trustee (as the case may be) under this Trust Deed (including (1) any Agent/Delegate Liabilities except where such Agent/Delegate Liabilities arise as a result of gross negligence, wilful default or fraud of such Agents or Delegates and (2) in respect of any proceedings or disputing or defending any Amounts or Claims made against the Bond Trustee or the Common Security Trustee or any of their respective directors, officers or employees or any Agent/Delegate Liabilities). “Amounts or Claims” are losses, liabilities, costs, claims, actions, demands or expenses and “Agent/Delegate Liabilities” are Amounts or Claims which the Bond Trustee or the Common Security Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed.

9.4.2	Subject to Clause 9.4.1, to the extent that any indemnity payment to be made by the Issuer or the Subsidiary Guarantors (as the case may be) has taken into account any withholding or deduction as referred to in this Clause 9.4.2, all payments by the Issuer (or the Subsidiary Guarantors, as the case may be) under this Clause 9.4 will be made without withholding or deduction for any taxes, duties, or other charges of whatever nature imposed, levied, collected, withheld or assessed by any political subdivision or authority thereof or therein having power to tax. If any withholding or deduction is required by law in respect of payments made by the Issuer (or the Subsidiary Guarantors, as the case may be) to the Bond Trustee or the Common Security Trustee (as the case may be) under this Clause 9.4, the Issuer (or the Subsidiary Guarantors, as the case may be) shall pay additional amounts as may be necessary in order that the net amounts received by the Bond Trustee or the Common Security Trustee after such deduction or withholding shall equal the amounts which would have been receivable by the Bond Trustee or the Common Security Trustee had no such deduction or withholding been required.

9.5	Continuing Effect: Sub-Clauses 9.3 and 9.4 will continue in full force and effect as regards the Bond Trustee or the Common Security Trustee even if it no longer is the Bond Trustee or the Common Security Trustee or the Bonds are no longer outstanding or this Trust Deed has been discharged.

10	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

The Bond Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows (subject to Section 315(a) of the Trust Indenture Act):

10.1	Advice: Each of the Bond Trustee and the Common Security Trustee may engage at its sole discretion and may conclusively rely on and shall not be liable for acting upon the opinion or advice of, or information obtained from, any expert (including any legal counsel, professional advisor, banker, broker, auctioneer or the Auditors), whether obtained by or addressed to the Issuer, a Subsidiary Guarantor, the Bond Trustee, the Common Security Trustee, the Principal Agent or otherwise and believed by it to be genuine, and notwithstanding any monetary or other limit on liability in respect thereof, will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, fax or electronic mail and the Bond Trustee and the Common Security Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means, notwithstanding any limitation on liability (monetary or otherwise) in relation to such person’s opinion or advice and even if it contains some error or is not authentic. Neither the Bond Trustee nor the Common Security Trustee shall have responsibility to Bondholders or any other person in the event it fails to request or receive any legal or other opinion or advice relating to the Bonds, this Trust Deed, the Security Documents or (if applicable) the Agency Agreement or any other document relating thereto.

10.2	Trustee to Assume Due Performance; Exercise Following Default: The Bond Trustee need not notify anyone of the execution of this Trust Deed, the Intercreditor Agreement, the Agency Agreement or the Security Documents nor do anything to find out if an Event of Default or Potential Event of Default has occurred nor shall the Bond Trustee be under any obligation to investigate whether a breach of any other obligation owed to either of them has occurred, and the Bond Trustee is not under any obligation to monitor or supervise the functions of any other person under this Trust Deed, the Conditions, the Intercreditor Agreement, the Agency Agreement, the Security Documents or any other agreement or document relating to the transactions herein or therein contemplated. Until it has actual knowledge or express written notice to the contrary, the Bond Trustee may assume that no such event has occurred and that the Issuer and the Subsidiary Guarantors are performing all their respective obligations under the Bonds, the Guarantee, the Agency Agreement, the Intercreditor Agreement, the Security Documents and this Trust Deed. The Bond Trustee shall not be deemed to have knowledge or notice of any Event of Default or defaults hereunder unless a Responsible Officer of the Bond Trustee shall have actual knowledge thereof or unless the holders of not less than 25 per cent. in aggregate principal amount of the outstanding Bonds gives written notice of such Event of Default or default at the specified office of the Bond Trustee and such notice references the Bonds and this Trust Deed. If an Event of Default occurs and is continuing and is actually known to a Responsible Officer, the Bond Trustee will send to each Bondholder notice of the Event of Default within 90 days after it occurs, or, if later, within 15 days after it is known to the Bond Trustee (which shall be deemed (other than in the case of default in the payment of principal or interest) to be upon receipt by the Bond Trustee of written notification thereof) unless the Event of Default has been cured. If an Event of Default has occurred and is continuing and a Responsible Officer of the Bond Trustee has been notified in writing of such Event of Default, the Bond Trustee shall exercise any or all of the rights and powers vested in it by these presents and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of the person’s own affairs in accordance with Section 315(c) of the Trust Indenture Act.

10.3	Resolutions of Bondholders: The Bond Trustee will not be responsible or liable to any Person for having acted in good faith on any Bondholder instruction or a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the instruction or resolution was not valid or binding on the Bondholders.

10.4	Certificate signed by Directors: If the Bond Trustee or the Common Security Trustee, in the exercise of its respective functions, is required to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept and rely conclusively upon as sufficient evidence of that fact or the expediency of that act a certificate signed by two directors of the Issuer as to that fact or to the effect that, in their opinion, that act is expedient and the Bond Trustee nor the Common Security Trustee (as the case may be) need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

10.5	Deposit of Documents: The Bond Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers reasonably believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Bond Trustee shall not be responsible for or required to insure against any loss incurred in connection with any such deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

10.6	Discretion: Save as expressly provided in this Trust Deed and/or the Security Documents, the Bond Trustee shall, as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from its exercise or non-exercise. Whenever the Bond Trustee is, under the provisions of this Trust Deed, the Agency Agreement or the Security Documents, bound to act at the request or direction of the Bondholders, the Bond Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction by such Bondholders against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

10.7	Agents: Whenever it reasonably considers it expedient in the interests of the Bondholders, the Bond Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Bond Trustee (including the receipt and payment of money), provided that no agent in the United Kingdom or Hong Kong may be appointed to carry out the functions of the Registrar or Transfer Agent at any time. The Bond Trustee shall not be responsible to anyone for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default (negligent or otherwise) by any such agent so employed with due care by it or be bound to supervise the proceedings or acts of any such agent.

10.8	Delegation: The Bond Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and the Security Documents, act by Responsible Officers or a Responsible Officer for the time being of the Bond Trustee, and the Bond Trustee may also, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee or security trustee, as applicable, of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Bond Trustee) as the Bond Trustee may prescribe, and the Bond Trustee shall not be bound to supervise the proceedings and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceeding incurred by reason of the misconduct, omission or default (negligent or otherwise) on the part of such delegate or sub-delegate so selected and appointed with due care by it.

10.9	Nominees: In relation to any asset held by it under this Trust Deed, the Bond Trustee may appoint any Person to act as its nominee on any terms.

10.10	Forged Bonds: The Bond Trustee will not be liable to any Person, including the Issuer or any Bondholder, by reason of having accepted as valid or not having rejected any Bond purporting to be such and later found to be forged or not authentic.

10.11	Confidentiality: Unless ordered to do so by a court of competent jurisdiction (and provided that, subject to applicable laws and regulations, the Issuer shall be notified as soon as practicable of the receipt of such order by the Bond Trustee) the Bond Trustee shall not be required to disclose to any Bondholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Bond Trustee by the Issuer or any other Person in connection with this Trust Deed.

10.12	Determinations Conclusive: As between itself and the Bondholders, the Bond Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Bond Trustee, will be conclusive and shall bind the Bond Trustee and the Bondholders.

10.13	Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Bond Trustee (having regard to then current rates of exchange, if available). Any rate, method and date so specified will be binding on the Issuer, the Subsidiary Guarantors and the Bondholders.

10.14	Trustee to Assume Performance: The Bond Trustee shall not be bound to give notice to any Person of the execution of any documents comprised in or referred to in this Trust Deed or to take any steps to ascertain whether any Event of Default or Potential Event of Default has happened and/or if so whether such Event of Default or Potential Event of Default is capable of remedy and, until it shall have actual knowledge or express written notice to the contrary, the Bond Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has happened and that the Issuer is observing and performing all its obligations under this Trust Deed and any related documents.

10.15	Payment for and Delivery of Bonds: The Bond Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, any exchange of any Bonds or the delivery of any Bonds to the persons entitled to them, any exchange .of any Global Certificate for Definitive Certificates or delivery of any Global Certificate or Definitive Certificates to the persons entitled to it or them.

10.16	Responsibility: Neither the Bond Trustee nor the Common Security Trustee assumes any responsibility for the correctness of the Recitals to this Trust Deed which shall be taken as a statement by the Issuer, nor shall the Bond Trustee or the Common Security Trustee by the execution of this Trust Deed be deemed to make any representation as to the validity, delivery, performance, admissibility in evidence, sufficiency or enforceability of the Bonds, the Trust Deed or the Security Documents.

10.17	Enforcement: The Bond Trustee may at its sole and absolute discretion and without further notice (and in compliance with Section 317(a) of the Trust Indenture Act) take proceedings against the Issuer or the Subsidiary Guarantors to enforce the provisions of this Trust Deed (save that the Security may only be enforced by the Common Security Trustee in accordance with Clause 2.6.4, the Security Documents and the Intercreditor Agreement) and to enforce payment of the Bonds after the Bonds have become due and payable or to declare the Bonds due and payable, provided that the Bond Trustee shall not be under any obligation to do any of the foregoing unless it shall have been so requested in writing by the Instructing Creditors and it shall have been indemnified and/or secured to its satisfaction. The provisions of this sub-Clause 10.17 and sub-Clause 2.6.4 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act and Section 316(a)(1)(A) of the Trust Indenture Act is hereby expressly excluded from these presents and the Bonds, as permitted by the Trust Indenture Act.

10.18	Satisfaction of Bond Trustee in Condition 8(B): For the purposes of Condition 8(B) the Bond Trustee shall be satisfied by the Issuer that the Issuer will be obliged to pay additional amounts as provided in that Condition by the delivery to it of (a) a certificate signed by two directors of the Issuer and (b) an opinion of independent legal or tax advisors of recognised standing to the effect that such change or amendment has occurred (irrespective of whether such amendment or change is then effective).

10.19	Consolidation, Amalgamation etc.: Neither the Bond Trustee nor the Common Security Trustee shall be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer or any sale or transfer of all or substantially all of the assets of the Issuer or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder.

10.20	Bonds and Documents: The Bond Trustee shall not be liable to the Issuer or any Bondholder if without fraud, gross negligence or wilful misconduct on its part it has accepted as valid or has not rejected any Bonds purporting to be such and subsequently found to be forged or not authentic nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper parties. The Bond Trustee shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

10.21	Consent: Any consent to be given by the Bond Trustee for the purposes of this Trust Deed may be given on such reasonable terms and subject to such reasonable conditions (if any) as the Bond Trustee thinks fit.

10.22	Acceleration: The Bond Trustee shall not be obliged to declare the Bonds immediately due and payable under Condition 10 unless it has been indemnified and/or secured to its satisfaction in respect of all costs, claims and liabilities which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable.

10.23	Responsibility for agents etc.: If the Bond Trustee exercises reasonable care in selecting any custodian, agent, delegate, sub-delegate or nominee appointed under this Clause 10 (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

10.24	Bonds Held by the Issuer: In the absence of knowledge or express notice to the contrary, the Bond Trustee may assume without enquiry (other than requesting a certificate under sub-Clause 8.15) that no Bonds are for the time being held by or on behalf of the Issuer or its Subsidiaries.

10.25	Error of Judgment: Notwithstanding Clause 11, the Bond Trustee shall not be liable for any error of judgement made in good faith by any officer, director, agent or employee of the Bond Trustee assigned by the Bond Trustee to administer its corporate trust matters unless it was proved that the Bond Trustee was negligent in ascertaining the pertinent facts.

10.26	Professional Charges: Any trustee (including the Bond Trustee or the Common Security Trustee) being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with this Trust Deed, the Agency Agreement or the Security Documents and also his properly and reasonably incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, the Agency Agreement or the Security Documents, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

10.27	Compliance: The Conditions shall be binding on the Issuer, the Subsidiary Guarantors and the Bondholders. The Bond Trustee shall be entitled to enforce the obligations of the Issuer and the Subsidiary Guarantors under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds.

10.28	Issuer’s Instructions Binding on Subsidiary Guarantors: The Bond Trustee may act, without liability, on the instructions of or request from the Issuer which instructions or request shall bind the Subsidiary Guarantors.

10.29	Expenditure by the Bond Trustee and/or the Common Security Trustee: Nothing contained in this Trust Deed shall require the Bond Trustee and/or the Common Security Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

10.30	Consequential Loss: Notwithstanding any provision of this Trust Deed to the contrary, under no circumstances will the Bond Trustee and/or the Common Security Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Bond Trustee or the Common Security Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The provisions of this Clause 10.30 shall survive the resignation or removal of the Bond Trustee, the termination of this Trust Deed and payment of the Bonds.

10.31	Title to Collateral: Each of the Bond Trustee and the Common Security Trustee shall accept without investigation, requisition or objection such right and title as the respective chargor has to any of the Collateral and need not examine or enquire into or be liable for any defect or failure in the right or title of the respective chargors to the Collateral or any part of it, whether such defect or failure was known to the Bond Trustee or the Common Security Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not. Nothing in this Clause 10.31 shall discharge any resultant liability of the Issuer or a Subsidiary Guarantor to the Bondholders, the Bond Trustee or the Common Security Trustee. The Common Security Trustee and the Bond Trustee shall not be responsible for the genuineness, validity, adequacy or effectiveness of the Security Documents or any other documents entered into in connection therewith or any other document or any obligations or rights created or purported to be created thereby or pursuant thereto or any security or the priority thereof constituted or purported to be constituted by or pursuant to the Security Documents, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decisions of any court and (without prejudice to the generality of the foregoing) the Common Security Trustee and the Bond Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

(i)	the nature, status, creditworthiness or solvency of the Issuer or a Subsidiary Guarantor;

(ii)	the execution, legality, validity, adequacy, admissibility in evidence or enforceability of the Security Documents or any other documents comprised within the Collateral or any other document entered into in connection therewith;

(iii)	the registration, filing, protection or perfection of any security relating to the Security Documents or any other documents comprised within the Collateral or the priority of the security thereby created whether in respect of any initial advance or any subsequent advance or any other sums or liabilities;

(iv)	the scope or accuracy of any representations, warranties or statements made by or on behalf of the Issuer, a Subsidiary Guarantor or any other person or entity who has at any time provided the Security Documents or any documents comprised within the Collateral or in any document entered into in connection therewith;

(v)	the performance or observance by the Issuer or any other person with any provisions of Security Documents or any other documents comprised within the Collateral or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or any waiver or consent which has at any time been granted in relation to any of the foregoing;

(vi)	the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Security Documents or other documents entered into in connection therewith; or

(vii)	any other matter or thing relating to or in any way connected with the Security Documents or the Collateral or any document entered into in connection therewith whether or not similar to the foregoing.

10.32	Insurance: Neither the Bond Trustee nor the Common Security Trustee shall be under any obligation to insure any of the Collateral or any certificate, note, bond or other evidence in respect thereof, or to require any other person to maintain any such insurance. Neither the Bond Trustee nor the Common Security Trustee be responsible for any loss that may be suffered by any person as a result of or inadequacy of any such insurance.

10.33	Deficiency Arising from Tax: Neither the Bond Trustee nor the Common Security Trustee shall have any responsibility to the Issuer, any Subsidiary Guarantor or any Bondholder as regards any deficiency which might arise because the Bond Trustee or the Common Security Trustee is subject to any tax in respect of any of the Collateral, income therefrom or the proceeds thereof.

10.34	Indemnity: Without prejudice to the right of indemnity by law given to trustees and Clause 9 and subject to the provisions of Section 750 of the Companies Act 2006, the Bond Trustee and the Common Security Trustee and every receiver, attorney, manager, agent or other person appointed by the Bond Trustee or the Common Security Trustee hereunder shall be entitled to be indemnified out of the Collateral in respect of all liabilities and expenses properly incurred by them or him in the execution or purported execution of the trusts hereof or of any functions vested in them or him pursuant to this Trust Deed, the Agency Agreement, the Intercreditor Agreement and the Security Documents and against all actions, proceedings, costs, claims and demands against it by third parties in respect of any acts or omissions relating to the Collateral, and the Bond Trustee or the Common Security Trustee may retain any part of any moneys in its hands arising from the trusts of this Trust Deed all sums necessary to effect such indemnity and also the remuneration of the Bond Trustee or the Common Security Trustee.

10.35	Validity of Security: Neither the Bond Trustee nor the Common Security Trustee shall assume any responsibility for the value, validity, sufficiency or enforceability (which neither the Bond Trustee nor the Common Security Trustee has investigated), perfection or priority of the Security purported to be created by this Trust Deed and the Security Documents or other document. In addition, neither the Bond Trustee nor the Common Security Trustee is obliged to take any action which may involve it in any personal liability or expense including, without prejudice to the generality of the foregoing:

(i)	failure to register the Security in accordance with the provisions of any of the documents of title of the Issuer to any of the Collateral; and

(ii)	failure to effect or procure registration of or otherwise protect any of the Security Documents or any other documents entered into in connection therewith or any security created thereby or otherwise by registering the same under any registration laws in any territory, or by registering any notice, caution or other entry prescribed by or pursuant to the provisions of the said laws.

Neither the Bond Trustee nor the Common Security Trustee is required to be the registered holder of title to any Security.

10.36	Illegality/Expenditure of Trustee Funds: No provisions of this Trust Deed shall require the Bond Trustee or the Common Security Trustee to do anything which may: (i) be illegal or contrary to applicable law or regulation of any jurisdiction or any directive, order or regulation of any agency or any state or subdivision thereof or which would or might otherwise render it liable to any person; (ii) cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its own rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or satisfactory indemnity against such risk or the liability is not assured to it.

10.37	Waiver of Conflict: Should the Bond Trustee become a creditor of the Issuer or any of the Subsidiary Guarantors, the Bond Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. The Bond Trustee is permitted to engage in business, contractual relationships and other transactions with the Issuer and its affiliates and profit therefrom subject to Section 311 of the Trust Indenture Act. The Issuer and the Subsidiary Guarantors hereby irrevocably waive, in favour of the Bond Trustee, any conflict of interest which may arise by virtue of the Bond Trustee acting in various capacities under the Agency Agreement, the Intercreditor Agreement and this Trust Deed or for other customers of the Bond Trustee to the extent permitted by the Trust Indenture Act. The Issuer and the Subsidiary Guarantor acknowledge that the Bond Trustee and its affiliates (together, the “Trustee Parties”) may have interests in, or may be providing or may in the future provide financial or other services to, other parties with interests which an issuer may regard as conflicting with its interests and may possess information (whether or not material to the Issuer or the Subsidiary Guarantors), other than as a result of the Trustee Parties acting as trustee or security trustee hereunder, that the Trustee Parties may not be entitled to share with the Issuer. The Bond Trustee will not disclose confidential information obtained from the Issuer or the Subsidiary Guarantors (without its consent) to any of their respective other customers nor will they use on the Issuer’s behalf any confidential information obtained from any other customer. The foregoing shall not apply to any information that is publicly available or to any sharing of information at the Bond Trustee or its affiliates or with respect to disclosures made pursuant to any applicable law, regulation or auditor requests. Without prejudice to the foregoing, the Issuer and the Subsidiary Guarantors agree that the Trustee Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice will not constitute a conflict of interest for the purposes of this Trust Deed. Nothing in this sub-Clause 10.37 shall prejudice Section 310(b) of the Trust Indenture Act.

The Issuer and the Subsidiary Guarantors hereby irrevocably waive, in favour of the Common Security Trustee, any conflict of interest which may arise by virtue of the Common Security Trustee acting in various capacities under the Trust Deed, the Security Documents and the Intercreditor Agreement or for other customers of the Agent. The Issuer and the Subsidiary Guarantors acknowledge that the Common Security Trustee and its affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Issuer and the Subsidiary Guarantors may regard as conflicting with its interests and may possess information (whether or not material to the Issuer and the Subsidiary Guarantors) other than as a result of the Common Security Trustee acting as common security trustee hereunder, that the Common Security Trustee may not be entitled to share with the Issuer and the Subsidiary Guarantors. The Common security Trustee will not disclose confidential information obtained from the Issuer and the Subsidiary Guarantors (without its consent) to any of the Common Security Trustee’s other customers nor will it use on the Issuer or the Subsidiary Guarantors’ behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, the Issuer and the Subsidiary Guarantors agree that the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of this Trust Deed, the Security Document and the Intercreditor Agreement.

10.38	Sharing of Information: The Bond Trustee and the Common Security Trustee will treat information relating to the Issuer and the Subsidiary Guarantors as confidential, but (unless consent is prohibited by law) the Issuer and the Subsidiary Guarantors consent to the transfer and disclosure by the Bond Trustee and/or the Common Security Trustee of any information relating to the Issuer and the Subsidiary Guarantors to and between branches, subsidiaries, representative, offices, affiliates and agents of the Bond Trustee and/or the Common Security Trustee and third parties selected by any of them, wherever situated, on the condition that such branches, subsidiaries, representative offices and affiliates agents and third parties agree to keep such information confidential and use such information confidentially (including in connection with the provision of any service and for data processing, statistical and risk analysis purposes). The Bond Trustee and the Common Security Trustee and any such branch, subsidiary, representative office, affiliate, agent or third party may transfer and disclose any such information as required by any law, court regulator or legal process.

10.39	No Liabilities Under Certain Conditions: The Bond Trustee shall not be responsible for any loss or damage, or failure to comply or delay in complying with any duty or obligation, under or pursuant to this Trust Deed arising as a direct or indirect result of any Force Majeure Event or any event where, in the reasonable opinion of the Bond Trustee, performance of any duty or obligation under or pursuant to this Trust Deed would or may be illegal or would result in the Bond Trustee being in breach of any law, rule, regulation, or any decree, order or judgement of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organisation to which the Bond Trustee is subject.

10.40	Report to Bondholders: The Bond Trustee shall transmit to each Bondholder a brief report as required by Section 313(a) of the Trust Indenture Act on or around [•], annually, beginning on [•], and/or a brief report as required, and within the times specified, by Section 313(b) of the Trust Indenture Act, in each case, in a manner as provided in Section 313(c) of the Trust Indenture Act. A copy of each report at the time of its delivery to Bondholders shall be delivered to the Issuer, in both cases pursuant to Clause 17, and filed by the Bond Trustee with the SEC and each stock exchange, if any, on which the Bonds are listed as required by Section 313(d) of the Trust Indenture Act. The Issuer shall promptly notify the Bond Trustee of the listing or delisting of the Bonds on or from any stock exchange.

10.41	Undertaking for Costs: In any suit for the enforcement of any right or remedy under this Trust Deed or in any suit against the Bond Trustee or the Common Security Trustee for any action taken or omitted by it as the Bond Trustee or, as the case may be, the Common Security Trustee, a court may require any party litigant in such suit (other than the Bond Trustee or, as the case may be, the Common Security Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Bond Trustee or, as the case may be, the Common Security Trustee) in the suit having due regard to the merits and good faith of the claims or defences made by the party litigant. This sub-Clause 10.41 does not apply to a suit by a Bondholder, or group of Bondholders, to enforce payment of principal of or interest on any Bond on or after the respective due dates, of more than 10% in principal amount of the outstanding Bonds.

10.42	The Common Security Trustee: The parties hereto acknowledge and agree that notwithstanding anything in any provision of this Trust Deed to the contrary (whether express or implied) the Common Security Trustee has agreed to become a party to this Trust Deed solely for the better preservation and enforcement of its rights under the Intercreditor Agreement and the Share Charges and assumes no duties, obligations or liabilities whatsoever to the Issuer, the Bond Trustee, any Subsidiary Guarantor, any holder of any Bond(s) or any other person by virtue of the provisions of this Trust Deed and, for the purposes of English law or the Trust Indenture Act on 1939, nothing in this Trust Deed constitutes the Common Security Trustee as an agent, trustee or fiduciary of the Issuer, the Bond Trustee, any Subsidiary Guarantor, any holder of any Bond(s) or Note(s) or any other person. The role of the Common Security Trustee and all rights, protections, indemnities, disclaimers and limitations of liability applicable to it are set out in the Intercreditor Agreement and no others shall be implied by virtue of this Trust Deed. In the event of any inconsistency between the provisions contained herein and the Intercreditor Agreement in relation to such protections, indemnities, disclaimers and limitations of liability, those provisions which are more beneficial to the Common Security Trustee shall prevail.

10.43	Supplements, amendments and restatements: The Issuer, the Bond Trustee and the Subsidiary Guarantors may enter into any supplement to or amendment or restatement of this Trust Deed or agree any amendment or waiver of any provision of this Trust Deed (in each case, in accordance with the terms of this Trust Deed), except in the case of the release of a Subsidiary Guarantor pursuant to sub-Clause 2.5.4, without the consent of the Common Security Trustee and without the Common Security Trustee being a party to any such supplement, amendment or restatement and no provision hereof (including, without limitation, Clauses 2.5.3 or 18.1 or Schedule 6 or 7) shall cast any doubt on this.

10.44	Disapplication of the Trust Indenture Act to the Common Security Trustee: For the avoidance of doubt, only the Bond Trustee is acting as indenture trustee under this Trust Deed and the Bonds. Citicorp International Limited, as common security trustee, does not have, and shall not be deemed to have, any of the rights, duties or responsibilities of an indenture trustee under the Trust Indenture Act of 1939 and shall not be subject to any fiduciary or other implied duties.

11	Trustee Liable for Negligence

Section 1 of the Trustee Act 2000 shall not apply to any function of the Bond Trustee in relation to the trust constituted under this Trust Deed, provided that if the Bond Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions hereof, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty of; provided further that the Bond Trustee shall not be held liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Bondholders of not less than a majority in principal amount of the outstanding Bonds relating to the time, method, and place of conducting any proceeding for any remedy available to the Bond Trustee, or exercising any trust or power conferred upon the Bond Trustee under this Trust Deed; provided further that when performing duties imposed upon it by the Trust Indenture Act, the Bond Trustee shall only be liable to perform such duties to the extent provided in the Trust Indenture Act, and in the manner typically adopted by a reasonable indenture trustee located in the United States of America administering such duties.

Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

For the avoidance of doubt, the Trustee Acts and the Trust Indenture Act shall not apply to any function of the Common Security Trustee under this Trust Deed.

12	Waiver and Proof of Default

12.1	Amendments without consent of Bondholders: The Issuer, the Subsidiary Guarantors, the Bond Trustee and the Common Security Trustee may amend or supplement this Trust Deed, the Intercreditor Agreement or any Security Document without notice to or the consent of any Bondholder, to:

12.1.1	cure any ambiguity, defect, omission or inconsistency in this Trust Deed, the Bonds, the Intercreditor Agreement or any Security Document, or to make any changes or modifications of this Trust Deed necessary in connection with the qualification of this Trust Deed under the TIA;

12.1.2	comply with the provisions in Clause 8;

12.1.3	evidence and provide for the acceptance of an appointment hereunder by a successor Bond Trustee or Common Security Trustee (as the case may be);

12.1.4	add any Subsidiary Guarantor or any Subsidiary Guarantee or release any Subsidiary Guarantor from any Subsidiary Guarantee as provided or permitted by the Conditions;

12.1.5	add any Subsidiary Guarantor Pledgor or release any Subsidiary Guarantor Pledgor as provided or permitted by the terms of this Trust Deed;

12.1.6	add additional Collateral to secure the Bonds or any Subsidiary Guarantee and create and register liens on such additional Collateral;

12.1.7	in any other case where a deed supplemental to this Trust Deed is required or permitted to be entered into pursuant to the provisions of this Trust Deed without the consent of any Bondholder;

12.1.8	effect any changes to this Trust Deed in a manner necessary to comply with the applicable procedures of Euroclear and Clearstream;

12.1.9	permit Permitted Pari Passu Secured Indebtedness in accordance with the terms of this Trust Deed (including, without limitation, permitting the Bond Trustee to enter into, the Intercreditor Agreement or any amendments to the Security Documents or this Trust Deed, the appointment of any Common Security Trustee or collateral agent under any Intercreditor Agreement to hold the Collateral on behalf of the Bondholders and the holders of Permitted Pari Passu Secured Indebtedness and taking any other action necessary to permit the creation and registration of liens on the Collateral to secure Permitted Pari Passu Secured Indebtedness in accordance with this Trust Deed); or

12.1.10	make any other change that, in the good faith opinion of the board of directors of the Issuer, does not materially and adversely affect the rights of any Bondholder.

12.2	Waiver: The Bond Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer or a Subsidiary Guarantor of this Trust Deed, the Bonds, the Security Documents, the Agency Agreement or the Intercreditor Agreement or determine that an Event of Default or Potential Event of Default will not be treated as such, provided that the Bond Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, unless the Bond Trustee agrees otherwise, will be notified to the Bondholders as soon as practicable. The provisions of this sub-Clause 12.2 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from these presents and the Bonds, as permitted by the Trust Indenture Act.

12.3	Proof of Default: Proof that the Issuer or any Guarantor Subsidiary has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

12.4	Calculation of threshold amount: In computing the threshold amounts for the purpose of Condition 10(vi), (a) no obligation in respect of which there is a default shall be counted more than once, by reason for instance that the person is actually liable for such obligation and another person is contingently liable for it and (b) where any obligation is a net obligation, the net amount of such obligation shall be taken rather than the gross obligation which has been reduced to such net amount.

12.5	Consents: Where under this Trust Deed provision is made for the giving of any consent or approval or the exercise of any discretion by the Bond Trustee, any such consent or approval may be given and any such discretion may be exercised on such terms and subject to such conditions (if any) as the Bond Trustee thinks fit and may be given or exercised with retrospective effect. The Issuer shall observe and perform any such terms and conditions and the Bond Trustee may at any time waive or agree a variation of such terms and conditions.

13	Bond Trustee and Common Security Trustee not Precluded from Entering into Contracts

Neither the Bond Trustee nor the Common Security Trustee nor any director or officer of any corporation being a trustee or security trustee hereof shall by reason of the fiduciary position of such trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or any Subsidiary Guarantors, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary Guarantors, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Issuer or any Subsidiary Guarantors or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary Guarantors, and neither the Bond Trustee nor the Common Security Trustee nor any such director or officer shall be accountable to the Bondholders or the Issuer or any Subsidiary Guarantors, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary Guarantors, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Bond Trustee, the Common Security Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

14	Modification

The Bond Trustee may agree, without the consent of the Bondholders, to any modification (except as mentioned in Condition 13(A)) to the Bonds, the Agency Agreement, this Trust Deed, the Intercreditor Agreement or the Security Documents which is (a) of a formal, minor or technical nature or (b) made to correct a manifest error or to comply with mandatory provisions of law. The Bond Trustee may also so agree to any modification to the Bonds, the Agency Agreement, this Trust Deed the Intercreditor Agreement or the Security Documents which is in its opinion not materially prejudicial to the interests of the Bondholders or is otherwise generally in the interests of the Bondholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 16 of Schedule 3. Any such modification as is permitted by this Clause 14 shall be binding on the Bondholders. Unless the Bond Trustee agrees otherwise, the Issuer shall, upon a modification pursuant to this Clause 14, give notice to the Bondholders in accordance with Condition 16.

15	Currency Indemnity

15.1	Currency of Account and Payment: US dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer or any Subsidiary Guarantor under or in connection with the Bonds and this Trust Deed, including damages.

15.2	Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Subsidiary Guarantor or otherwise), by the Bond Trustee, the Common Security Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer or the Subsidiary Guarantors will only discharge the Issuer or any Subsidiary Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

15.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under the Bonds or this Trust Deed, the Issuer (failing whom, the Subsidiary Guarantors jointly and severally) will indemnify the recipient, on an after tax basis, against any loss sustained by it as a result. In any event, the Issuer (failing whom, the Subsidiary Guarantors jointly and severally) will indemnify the recipient, on an after tax basis, against the cost of making any such purchase.

15.4	Indemnity Separate: The indemnities in this Clause 15 and in sub-Clause 9.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Bond Trustee, the Common Security Trustee and/or any Bondholder and will continue in full force and effect despite any judgement, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Bonds or any other judgement or order.

16	Appointment, Retirement and Removal of the Bond Trustee

16.1	Appointment: The Issuer has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trustee will at all times be a trust corporation and it may be the sole trustee, subject to Clause 16.2 hereof. Any appointment of a new trustee will be notified by the Issuer to the Bondholders as soon as practicable.

16.2	Eligibility and Disqualification: This Trust Deed shall always have a Bond Trustee which shall be eligible to act as trustee under Sections 310(a)(1) and 310(a)(2) of the Trust Indenture Act. The Bond Trustee shall have a combined capital and surplus of at least US$50,000,000 as set forth in its most recent published annual report of condition. The Bond Trustee shall comply with Section 310(b) of the Trust Indenture Act. Nothing in this Trust Deed shall prevent the Bond Trustee from filing with the SEC the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act or a competent Bondholder from filing a petition pursuant to Section 310(b)(iii) of the Trust Indenture Act. If at any time the Bond Trustee shall cease to be eligible in accordance with the provisions of this sub-Clause 16.2, the Bond Trustee shall resign promptly in the manner and with the effect specified in sub-Clause 16.3. None of the Issuer, any Subsidiary Guarantor or any person directly or indirectly controlling, controlled by, or under common control with the Issuer or any Subsidiary Guarantor shall serve as the Bond Trustee.

16.3	Retirement and Removal: Any Bond Trustee may retire at any time on giving at least 30 days’ written notice to the Issuer and the Subsidiary Guarantors without giving any reason and without being responsible for any costs occasioned by such retirement and the Bondholders may by an Extraordinary Resolution remove any Bond Trustee provided that the retirement or removal of a sole trust corporation will not become effective until a trust corporation is appointed as successor Bond Trustee and in accordance with Clause 16.2 hereof. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Bond Trustee (in accordance with Clause 16.2 hereof) as soon as practicable and if, after 30 days’ of such notice having been given the Issuer has failed to do so, the Bond Trustee shall be entitled (at the expense of the Issuer (failing whom, the Subsidiary Guarantors jointly and severally)) but not obliged to appoint another trust corporation selected by the Bond Trustee (in accordance with Clause 16.2 hereof) as its successor.

16.4	Co-Trustees: The Bond Trustee may, despite sub-Clause 16.1, by written notice to the Issuer and the Subsidiary Guarantors appoint anyone to act as an additional Bond Trustee jointly with it (each such person a “Co-Trustee”):

16.4.1	if the Bond Trustee considers such appointment to be in the interests of the Bondholders;

16.4.2	to conform with any legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

16.4.3	to obtain a judgement or to enforce a judgement or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed, the Bond Trustee may confer on any person so appointed such functions as it thinks fit. The Bond Trustee may by written notice to the Issuer, the Subsidiary Guarantors and that person to remove that person. At the Bond Trustee’s request, the Issuer and the Subsidiary Guarantors will forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Bond Trustee to be its attorney in its name and on its behalf to do so. The appointment of Co-Trustees and the conference of functions by the Bond Trustee upon such Co-Trustees shall be conducted in compliance with Section 310(a) of the Trust Indenture Act.

16.5	Competence of a Majority: If there are more than two Bond Trustees the majority of them will be competent to perform the Bond Trustee’s functions provided the majority includes a trust corporation.

16.6	Successor: Any corporation into which the Bond Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Bond Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Bond Trustee, shall be the successor to the Bond Trustee hereunder (provided it is a trust corporation satisfying the requirements of Clause 16.2 hereof) without the execution or filing of any papers or any further act on the part of any of the parties hereto.

16.7	Resignation of Common Security Trustee: The Common Security Trustee shall resign in accordance with Section 6 of the Intercreditor Agreement.

16.8	Restoration of Rights and Abandonment of Proceedings: In case the Bond Trustee shall have proceeded to enforce any right of Bondholders under this Trust Deed and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case, subject to such determinations all rights, remedies and powers of the Issuer, the Bond Trustee and the Bondholders shall continue as though no such proceedings had been taken.

16.9	No Implied Duties: Except during the continuance of an Event of Default, the duties and responsibilities of the Bond Trustee are specifically set forth herein and no others, and no implied covenants, duties or obligations will be read into this Trust Deed against the Bond Trustee. Whether or not expressly so provided, every provision of this Trust Deed relating to the conduct or affecting the liability of or affording protection to the Bond Trustee is subject to this Clause.

17	Communications

17.1	Any communication shall be by letter sent by registered post or courier or by fax:

in the case of the Issuer, to it at:

Kaisa Group Holdings Ltd.

Suite 2001, 2015-16,

Two International Finance Centre

8 Finance Street

Central, Hong Kong

Attention: Ms Gigi Lee

Fax no.: +852 3900 0990

and in the case of the Subsidiary Guarantors, to them at:

c/o Kaisa Group Holdings Ltd.

Suite 2001, 20th Floor

Two International Finance Centre

8 Finance Street

Central, Hong Kong

Attention: Ms Gigi Lee

Fax no.: +852 3900 0990

and in the case of the Bond Trustee, to it at:

U.S. Bank National Association

U.S. Bank National Association

100 Wall Street, 16th Fl.

New York, NY 10005

United States of America

Attention: Kaisa CVR/Bond Trustee

Fax no.: +1 212 361 6153 or +1 212 809 4993

and in the case of the Common Security Trustee, to it at:

Citicorp International Limited

39/F, Citibank Tower, Citibank Plaza

3 Garden Road

Central

Hong Kong

Attention: Agency and Trust

Fax no.: +852 2323 0279

Communications will take effect, in the case of a letter sent by registered post, on the seventh business day in London and Hong Kong after posting; in the case of a letter sent by courier, at the time of delivery; in the case of fax, at the time of despatch if the correct error-free transmission report is received; provided that if such communication would take effect outside business hours then it shall be deemed to be received on the next business day in the place of receipt.

17.2	Bondholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Bondholders with respect to their rights under this Trust Deed or the Bonds. The Bond Trustee shall be protected pursuant to Section 312(c) of the Trust Indenture Act.

18	Further Issues

18.1	Supplemental Trust Deed: If the Issuer issues further securities as provided in Condition 16, the Issuer and the Subsidiary Guarantors shall, before such issue, execute and deliver to the Bond Trustee a deed supplemental to this Trust Deed and such other documents as the Bond Trustee may reasonably require and which shall contain provisions (corresponding to any of the provisions of this Trust Deed) as it may reasonably require.

18.2	Meetings of Bondholders: Schedule 3 shall apply equally to Bondholders and to holders of any securities issued pursuant to the Conditions as if references in it to “Bonds” and “Bondholders” were also to such securities and their holders respectively.

19	Governing Law and Jurisdiction

19.1	Governing Law: This Trust Deed and any non-contractual obligations arising from or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

19.2	Third Party Rights: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act of 1999 to enforce any term of this Trust Deed but this shall not affect any right or remedy which exists or is available apart from such Act.

19.3	Jurisdiction: The courts of England and Wales are to have jurisdiction to settle any disputes which may arise out of or in connection with the Bonds or this Trust Deed and accordingly any legal action or proceedings arising out of or in connection with the Bonds or this Trust Deed (“Proceedings”) (including any Proceedings relating to any non-contractual obligations in connection with this Trust Deed) may be brought in such courts. The Issuer and each Subsidiary Guarantor irrevocably submits to the jurisdiction of such courts and irrevocably waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of the Bond Trustee and the Common Security Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

19.4	Service of Process: Each of the Issuer and the Subsidiary Guarantors appoints NCR National Corporate Research (UK) Limited, currently of 1st Floor, 6 Bevis Marks, London EC3A 7BA, United Kingdom, to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer and each Subsidiary Guarantor). If such process agent ceases to be able to act as such or no longer has an address in England, the Issuer will appoint a substitute process agent acceptable to the Bond Trustee and will immediately notify the Bond Trustee and the Common Security Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law. Each the Issuer and the Subsidiary Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, trial by jury.

20	Counterparts

This Trust Deed (and any supplemental trust deed thereto) may be executed in counterpart, which when taken together shall constitute one and the same instrument.

21	Waiver of Sovereign Immunity

To the extent that the Issuer or the Subsidiary Guarantors may in any jurisdiction claim for itself or its assets or revenues immunity (whether sovereign or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to the Issuer and the Subsidiary Guarantors or its assets or revenues, the Issuer and each of the Subsidiary Guarantors agree not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

22	Sanctions Regulations

Notwithstanding anything else herein contained, each of the Bond Trustee and the Common Security Trustee may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to Hong Kong, the United States of America or any jurisdiction forming a part of it and England and Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

23	Trust Indenture Act Prevails

If any provision of this Trust Deed limits, qualifies or conflicts with another provision which is required to be included in this Trust Deed by, and is not subject to a contractual waiver under, the Trust Indenture Act, the required provision of the Trust Indenture Act shall be deemed to be incorporated into this Trust Deed and shall prevail.

SCHEDULE 1

Form of Certificate

On the front:

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE.

Holders may obtain information regarding the amount of any OID, the issue price, the issue date and the yield to maturity relating to the Notes by contacting [•].

Amount	ISIN	Common Code	Certificate Number
	XS[•]	[•]

KAISA GROUP HOLDINGS LTD.

(incorporated in the Cayman Islands with limited liability)

US$[•] Variable Rate Mandatorily Exchangeable Bonds Due 2019

The Bond or Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted above, are in registered form and form part of a series designated as specified in the title (the “Bonds”) of Kaisa Group Holdings Ltd. (the “Issuer”) and constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) set out on the reverse hereof. The Bonds constitute direct, unsubordinated, unconditional and secured obligations of the Issuer guaranteed by the Subsidiary Guarantors (as defined in the Conditions).

The Issuer hereby certifies that [•] of [•] is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of USD[•]. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds in accordance with the Conditions and otherwise to comply with the Conditions.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Certificate is issued.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

The Certificate and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England and Wales.

IN WITNESS whereof the Issuer has caused this Certificate to be executed as a deed.

This deed is delivered the day and year set out below.

Dated [•]

KAISA GROUP HOLDINGS LTD.

By:

Director/Authorised Signatory

By:

Director/Authorised Signatory

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds with identifying numbers:

CITIGROUP GLOBAL MARKETS DEUTSCHLANDS AG as Registrar

(without warranty, recourse or liability)

By:

Authorised Signatory

Dated:

TERMS AND CONDITIONS OF THE MANDATORILY EXCHANGEABLE BONDS

The following, save for the paragraphs in italics, are the Terms and Conditions of the Bonds, substantially as they will appear on the reverse of each of the definitive certificates evidencing the Bonds:

The issue of the US$[•] variable rate mandatorily exchangeable bonds due 31 December 2019 (the “Bonds”, which term shall include, unless the context requires otherwise, any further bonds issued in accordance with Condition 15 and consolidated and forming a single series therewith) of Kaisa Group Holdings Ltd. (the “Issuer”) were authorised by a resolution of the board of directors of the Issuer on [•] 2016. The Bonds are jointly and severally guaranteed by the initial Subsidiary Guarantors (as defined Condition 1(A)). The giving of the Guarantee (as defined in Condition 1(A)) was authorised by resolutions of the board of directors and shareholders of each of the initial Subsidiary Guarantors passed on or about [•] 2016 and [•] 2016, respectively. The Bonds have the benefit of the Security as defined in Condition 4. The granting of the Security was approved by resolutions of the board of directors of the Issuer on [•] 2016 and by resolutions of the board of directors and shareholders of each of the initial Subsidiary Guarantor Pledgors (as defined in Condition 4(A)) on or about [•] 2016 and [•] 2016, respectively.

The Bonds are constituted by the trust deed (as amended or supplemented from time to time, the “Trust Deed”) dated on or about [•] 2016 (the “Issue Date”) made between the Issuer, the Subsidiary Guarantors and Citicorp International Limited as common security trustee (the “Common Security Trustee”, which term shall, where the context so permits, include all other persons or companies for the time being acting as security trustee under the Trust Deed) and U.S. Bank National Association as bond trustee (the “Trustee”, which term shall, where the context so permits, include all other persons or companies for the time being acting as bond trustee or bond trustees under the Trust Deed) for the holders of the Bonds. The Bonds have the benefit of the Security (as defined in Condition 4) held by the Common Security Trustee for the benefit of the Bondholders, the holders of the Notes (as defined herein), the holders of any Convertible Bonds (as defined herein) and holders of any Permitted Pari Passu Secured Indebtedness (as defined in Condition 4) pursuant to the terms of the Intercreditor Agreement (as defined herein).

The Bonds are subject to the paying and transfer agency agreement dated [•] 2016 (as amended or supplemented from time to time, the “Agency Agreement”) made between the Issuer, the Subsidiary Guarantors, the Trustee, Citibank, N.A., London Branch as principal paying and transfer agent (the “Principal Agent”) and the other paying and transfer agents appointed under it (each a “Paying Agent”, “Transfer Agent” and together with the Registrar and the Principal Agent, the “Agents”) and Citigroup Global Markets Deutschland AG as registrar (the “Registrar”) relating to the Bonds. References to the “Principal Agent”, “Registrar” and “Agents” below are references to the principal agent, registrar and agents for the time being for the Bonds.

These terms and conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Bonds, the Security Documents and the Intercreditor Agreement (as defined in Condition 4(A)). Unless otherwise defined, terms used in these Conditions have the meanings specified in the Trust Deed. Electronic copies of the Trust Deed, the Indentures (as defined in Condition 1(A)), the Security Documents, the Intercreditor Agreement and the Agency Agreement will be made available to Holders upon receipt of evidence of holdings to the Paying Agent. The Bondholders are entitled to the benefit of and are bound by all the provisions of the Trust Deed, and are deemed to have notice of all the provisions of the Security Documents, the Intercreditor Agreement and the Agency Agreement applicable to them.

As soon as reasonably practicable after the resumption of trading of the Shares on the Hong Kong Stock Exchange, the Issuer shall (i) procure a general meeting of its shareholders (the “Shareholders’ Meeting”) to pass all necessary resolutions (the “Shareholder Resolutions”) to issue the Convertible Bonds and to allot and issue new Shares upon the exercise of the conversion rights attached to the Convertible Bonds and any Shares to be issued pursuant to PIK Interest (as defined herein) accrued on or before the date of the Shareholder Resolutions (the “Accrued PIK Interest”) and any Shares that may be issued pursuant to any PIK Interest that may be capitalised and added to the then current outstanding principal amount of the Convertible Bonds from the date of the Shareholder Resolutions until 31 December 2019 (the “Future PIK Interest”) and (ii) obtain all necessary approvals in accordance with the relevant rules and regulations of the Hong Kong Stock Exchange, for the trading of the Shares to be issued upon the conversion of the Convertible Bonds, with a principal amount equal to the principal amount of the Bonds and the Accrued PIK Interest, on the Hong Kong Stock Exchange (the “Listing Approvals” and together with the Shareholder Resolutions, the “Mandatory Exchange Conditions”).

As soon as reasonably practicable after the resumption of trading of the Shares on the Hong Kong Stock Exchange, the Issuer shall use commercially reasonable efforts to request all necessary approvals in accordance with the relevant rules and regulations of the Hong Kong Stock Exchange for the trading of the new Shares to be issued upon the conversion of the Future PIK Interest (the “Future PIK Listing Approval”).

The Issuer shall, as soon as reasonably practicable after receiving any rejection of an application for the Listing Approvals or Future PIK Listing Approval, provide evidence of such rejection to the Trustee.

For the purposes of these Conditions:

“Alternative Stock Exchange” means at any time, in the case of the Shares, if they are not at that time listed and traded on the Hong Kong Stock Exchange, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

“Business Day” means, in relation to Hong Kong (for determining the US Dollar Equivalent of a Hong Kong dollar- denominated amount), a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange) in such place and in New York City and London;

“Closing Price” for the Shares for any Trading Day shall be the price published in the Daily Quotation Sheet published by the Hong Kong Stock Exchange or, as the case may be, the equivalent quotation sheet of an Alternative Stock Exchange for such day.

“Convertible Bonds” means the US$[•] variable rate convertible bonds due 31 December 2019 of the Issuer to be issued pursuant to the Automatic Exchange Transaction (as defined in Condition 6).

“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited.

“Independent Investment Bank” means an independent investment bank of international repute (acting as an expert) selected by the Issuer. If the Issuer fails to select an Independent Investment Bank when required by these Conditions, the Bondholders may by way of an ordinary resolution of Bondholders select the Independent Investment Bank.

“Rate Calculation Date” means the day which is two Business Days before the due date of the relevant amount under these Conditions;

“Reference Dealers” means four leading dealers engaged in the foreign exchange market of the relevant currency selected by the Issuer; and

“Shares” means ordinary shares of par value HK$0.10 each of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer.

“Spot Rate”, for each Rate Calculation Date, means a rate determined by the Issuer in good faith as follows:

(a) in respect of the US Dollar Equivalent of a Hong Kong dollar-denominated amount, the bid exchange rate, expressed as the amount of Hong Kong dollars per one US dollar, which appears on the relevant Reuters “HKDFIX” page at 11.00 am. (Hong Kong time) on the Rate Calculation Date;

(b) if no such rate is available under sub-paragraph (a), the spot rate determined by the Issuer in good faith on the basis of quotations provided by the Reference Dealers of the specified exchange rate for the Rate Calculation Date as obtained in accordance with the provisions below; and

(c) if fewer than two quotations are provided under sub-paragraph (b), the exchange rate for the Rate Calculation Date as shall be determined by an Independent Investment Bank in good faith.

In determining the spot rate under sub-paragraph (b), the Issuer will request the Hong Kong office of each of the Reference Dealers to provide a quotation of what the specified screen rate would have been had it been published, reported or available for the Rate Calculation Date, based upon each Reference Dealer’s experience in the foreign exchange market for Hong Kong dollars and general activity in such market on the Rate Calculation Date. The quotations used to determine the Spot Rate for a Rate Calculation Date will be determined in each case for such Rate Calculation Date, and will be requested at 11:00 a.m. (Hong Kong time) on such Rate Calculation Date or as soon as practicable after it is determined that the specified screen rate was not available.

If four quotations are provided, the rate for a Rate Calculation Date will be the arithmetic mean of the rates, without regard to the rates having the highest and lowest value. For this purpose, if more than one quotation has the same highest value or lowest value, then the rate of only one of such quotations shall be disregarded. If two or three quotations are provided, the rate for a Rate Calculation Date will be the arithmetic mean of the rates provided.

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of Condition 7, whether by the Reference Dealers (or any of them), the Issuer or the Independent Investment Bank, will (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Trustee, the Agents and all Bondholders.

“Trading Day” means a day when the Hong Kong Stock Exchange or, as the case may be, an Alternative Stock Exchange is open for dealing business, provided that if no Closing Price is reported for one or more consecutive dealing days such day or days will be disregarded in any relevant calculation and shall be deemed not to have been dealing days when ascertaining any period of dealing days.

“US Dollar Equivalent” means the Hong Kong dollar amount converted into US dollars using the Spot Rate for the relevant Rate Calculation Date.

1	Guarantee and Status

(A) Guarantee

Each Subsidiary Guarantor has unconditionally and irrevocably guaranteed, on a joint and several basis, the due payment of all sums expressed to be payable by the Issuer under the Bonds and the Trust Deed. Each Subsidiary Guarantor’s obligations in that respect (the “Guarantee”) are contained in the Trust Deed. The obligations of the Issuer under the Bonds and the Trust Deed shall be guaranteed by the Subsidiary Guarantors on a pari passu basis with the obligations of the Issuer under the Notes and the Indentures.

The Subsidiary Guarantors as of the Issue Date (comprising all of the Subsidiaries which guarantee the payment of the Bonds and the Notes as of such date) are set out in schedule 4 to the Trust Deed.

The Issuer will cause each of its future Subsidiaries which guarantees the payment of amounts payable under the Notes or the Indentures to execute and deliver to the Trustee a supplemental trust deed to the Trust Deed (a “Supplemental Trust Deed”) pursuant to which each such Subsidiary will guarantee the payment of any amount payable under the Bonds or the Trust Deed on a pari passu basis with the obligations of the Issuer under the Notes and the Indentures. Each Subsidiary of the Issuer that guarantees the Bonds after the Issue Date, upon execution of the applicable Supplemental Trust Deed, will be a “Subsidiary Guarantor”.

A Subsidiary Guarantor shall be simultaneously released from its obligations under the Guarantee upon the release of the Subsidiary Guarantor from its Subsidiary Guarantee under the Indentures. The Trust Deed provides that no release of a Subsidiary Guarantor from the Guarantee shall be effective against the Trustee or the Bondholders until the Issuer has delivered to the Trustee an officer’s certificate stating that all requirements relating to such release and discharge have been complied with and that such release and discharge is authorised and permitted under the Trust Deed and the Security Documents (as defined in Condition 4(A)).

For the purposes of these Conditions:

“Indentures” means the Series A Notes Indenture, the Series B Notes Indenture, the Series C Notes Indenture, the Series D Notes Indenture and the Series E Notes Indenture.

“Notes” means the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes and the Series E Notes;

“Notes Exchange Date” means the date on which the Notes are originally issued under the Indentures, after the Schemes of Arrangement have been sanctioned;

“Notes Trustee” means Wilmington Trust, National Association in its capacity as the trustee of the Notes;

“Schemes of Arrangement” means a scheme of arrangement in respect of the Issuer under sections 673 and 674 of the Companies Ordinance (Cap 622) of the laws of Hong Kong, and/or a scheme of arrangement in respect of the Issuer under section 86 of the Companies Law (2013 Revision) as applicable in the Cayman Islands and/or a scheme of arrangement in respect of the Issuer under Part 26 of the Companies Act 2006 as applicable in England and Wales;

“Series A Notes” means the variable rate senior notes due 31 December 2019, to be issued by the Issuer on the Notes Exchange Date;

“Series A Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series A Notes;

“Series B Notes” means the variable rate senior notes due 30 June 2020, to be issued by the Issuer on the Notes Exchange Date;

“Series B Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series B Notes;

“Series C Notes” means the variable rate senior notes due 31 December 2020, to be issued by the Issuer on the Notes Exchange Date;

“Series C Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series C Notes;

“Series D Notes” means the variable rate senior notes due 30 June 2021, to be issued by the Issuer on the Notes Exchange Date;

“Series D Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series D Notes;

“Series E Notes” means the variable rate senior notes due 31 December 2021, to be issued by the Issuer on the Notes Exchange Date;

“Series E Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series E Notes;

“Subsidiary Guarantee” has the meaning given to it under the Indentures; and

“Subsidiary Guarantor” means any initial Subsidiary Guarantor named herein and any other Subsidiary which guarantees the payment of the Bonds pursuant to the Trust Deed; provided that Subsidiary Guarantor will not include any person whose Guarantee has been released in accordance with the Trust Deed.

For the purposes of this Condition 1(A) only, “Subsidiary” has the meaning given to it under the Indentures. All other references to a “subsidiary” or “Subsidiary” in these Conditions of any person is to any company or other business entity of which that person owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity or any company or other business entity which at any time has its accounts consolidated with those of that person or which, under the laws of the Cayman Islands or Hong Kong, regulations or generally accepted accounting principles from time to time, should have its accounts consolidated with those of that person.

A copy of the Indentures will be available free of charge from the Issuer, upon the written request of any Bondholder.

(B) Status

The Bonds constitute direct, unsubordinated, unconditional and (subject to Condition 4) secured obligations of the Issuer and shall at all times rank pari passu and without any preference or priority among themselves.

The Bonds will have the benefit of the Security (as defined in Condition 4) as security for the Issuer’s payment obligations and the performance of the Issuer’s obligations in respect of the Bonds, the Trust Deed, the Agency Agreement and the Intercreditor Agreement and of the Subsidiary Guarantor Pledgors’ obligations under the Guarantee. The Security is held (pursuant to the terms of the Intercreditor Agreement) by Citicorp International Limited as Common Security Trustee, for the benefit of the Bondholders, the holders of the Notes and the holders of any Permitted Pari Passu Secured Indebtedness (as defined in Condition 4(C)), on a pari passu basis.

2	Form, Denomination and Title

(A) Form and Denomination

Subject to Condition 5, the Bonds are issued in registered form in the denomination of US$1,000 and integral multiples of US$1 in excess thereof, each without coupons attached. A bond certificate (each a “Certificate”) will be issued to each Bondholder in respect of its registered holding of Bonds. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Bondholders (the “Register”) which the Issuer will procure to be kept by the Registrar.

Each holder of a Bond shall, in addition to the principal amount, be entitled to its pro rata proportion of the aggregate of all interest arrears together with its pro rata proportion of the aggregate of all PIK Interest (if any) capitalised pursuant to and in accordance with Condition 5.

Upon issue, the Bonds will be represented by a Global Certificate deposited with a nominee of the common depositary for the accounts of, and representing Bonds registered in the name of a nominee of, Euroclear and Clearstream. The Conditions are modified by certain provisions contained in the Global Certificate. See “The Global Certificate”.

Whilst the Bonds may only be traded in denominations of US$1,000 and integral multiples of US$1 in excess thereof, for the purpose of Euroclear and Clearstream, the denominations are considered as US$1. For the avoidance of doubt, neither Euroclear nor Clearstream is required to monitor or enforce the minimum amount.

(B) Title

Title to the Bonds passes only by transfer and registration in the Register as described in Condition 3. The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions “Bondholder” and (in relation to a Bond) “holder” means the person in whose name a Bond is registered (or, in the case of a joint holding, the first named thereof).

3	Transfers of Bonds; Issue of Certificates

(A) Register

The Issuer will cause the Register to be kept at the specified office of the Registrar outside Hong Kong and the United Kingdom and in accordance with the terms of the Agency Agreement on which shall be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers of the Bonds and any increases in the principal amount thereof pursuant to Condition 5. Each Bondholder shall be entitled to receive only one Certificate in respect of its entire holding of Bonds.

(B) Transfer

Subject to Condition 3(E) and Condition 3(F) and the terms of the Agency Agreement, a Bond may be transferred by delivery of the Certificate issued in respect of that Bond, with the form of transfer on the back of such Certificate duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of either the Registrar or any of the Agents, together with such evidence as the Registrar or (as the case may be) such Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer. Where not all the Bonds represented by the surrendered Certificate are the subject of the transfer, a new Certificate in respect of the balance of the Bonds will be issued to the transferor. No transfer of a Bond will be valid unless and until entered on the Register.

Transfers of interests in the Bonds evidenced by the Global Certificate will be effected in accordance with the rules of the relevant clearing systems.

(C) Delivery of New Certificates

Each new Certificate to be issued upon a transfer of Bonds will, within three business days of receipt by the Registrar or, as the case may be, any other relevant Agent of the original certificate and the form of transfer duly completed and signed, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (but free of charge to the holder and at the Issuer’s expense) to the address specified in the form of transfer. The form of transfer is available at the specified office of the Principal Agent.

Except in limited circumstances, owners of interests in the Bonds will not be entitled to receive physical delivery of Certificates.

Where only some of the Bonds (being that of one or more Bonds) in respect of which a Certificate is issued is to be transferred, a new Certificate in respect of the Bonds not so transferred will, within three business days of delivery of the original Certificate to the Registrar or other relevant Agent, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred (but free of charge to the holder and at the Issuer’s expense) to the address of such holder appearing on the Register.

For the purposes of this Condition 3, Condition 5 and Condition 8, “business day” shall mean a day other than a Saturday or Sunday on which banks are open for business in the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer) or the Agent with whom a Certificate is deposited in connection with a transfer is located.

(D) Formalities Free of Charge

Subject to Conditions 3(E) and 3(F), registration of a transfer of Bonds and issuance of new Certificates will be effected without charge by or on behalf of the Issuer or any of the Agents, but upon (i) payment (or the giving of such indemnity as the Issuer or any of the Agents may require) in respect of any tax or other governmental charges which may be imposed in relation to such transfer and (ii) the Issuer or the relevant Agent being satisfied that the regulations concerning transfer of Bonds have been complied with.

(E) Closed Periods

No Bondholder may require the transfer of a Bond to be registered (i) during the period of seven days ending on (and including) the dates for payment of any principal pursuant to the Conditions; (ii) after a Relevant Event Redemption Notice (as defined in Condition 8(E)) has been delivered in respect of such Bond pursuant to Condition 8(E); or (iii) during the period of seven days ending on (and including) any Interest Record Date (as defined in Condition 7(B), whether or not interest is to be paid on the related Interest Payment Date in cash or capitalised pursuant to Condition 5). Each such period is a “Closed Period”.

(F) Regulations

All transfers of Bonds and entries on the Register will be made subject to the detailed regulations concerning transfer of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Bondholder upon request.

4	Security, Negative Pledge and Future Subordinated Indebtedness or Equity

(A) Security

The obligations of the Issuer under the Bonds and the Trust Deed and of the Subsidiary Guarantor Pledgors under the Guarantee are secured (the “Security”) rateably and on a pari passu basis with the obligations of the Issuer under the Notes and the Indentures and of the Subsidiary Guarantor Pledgors under their respective Subsidiary Guarantees and the obligations of the Issuer and the Subsidiary Guarantor Pledgors under any Permitted Pari Passu Secured Indebtedness (as defined in Condition 4(C)) by the Collateral given by the Issuer and the Subsidiary Guarantor Pledgors under the Intercreditor Agreement and the Security Documents.

The Security over the Collateral is granted by the Issuer and the Subsidiary Guarantor Pledgors to the Common Security Trustee (for the benefit of the Trustee and the Bondholders) and is shared on a pari passu basis with the Notes Trustee (for the benefit of itself and the holders of Notes) and the holders of any Permitted Pari Passu Secured Indebtedness in accordance with the terms of the Intercreditor Agreement.

The Subsidiary Guarantor Pledgors as of the Issue Date are set out in schedule 5 to the Trust Deed.

The Issuer will procure that any Further Security (as defined in Condition 4(B)), granted by the Issuer or any Subsidiary Guarantor Pledgor pursuant to the Indentures after the Issue Date securing the obligations of the Issuer under the Notes and the Indentures or of a Subsidiary Guarantor Pledgor under its Subsidiary Guarantee, is also granted to the Common Security Trustee for the benefit of the Trustee and the Bondholders on a pari passu basis to secure the obligations of the Issuer under the Bonds and the Trust Deed and of such Subsidiary Guarantor Pledgor under the Guarantee. Each Subsidiary Guarantor Pledgor that grants such Further Security after the Issue Date, upon the granting of the Further Security, will be a “Subsidiary Guarantor Pledgor”.

Subject to compliance with provisions of the Trust Deed, any Security created in respect of the Collateral shall be released upon the release, pursuant to the Indentures, of any pari passu security in respect of the same Collateral for the Notes.

Neither the Common Security Trustee nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral securing the Bonds, for the legality, enforceability, effectiveness or sufficiency of the Security Documents or the Intercreditor Agreement, for the creation, perfection, priority, sufficiency or protection of any of the Security, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realise upon or otherwise enforce any of the Security or Security Documents or any delay in doing so.

Citicorp International Limited is acting as Common Security Trustee for the Bonds and the Notes and any Permitted Pari Passu Secured Indebtedness. The Common Security Trustee, acting in its capacity as such, shall have such duties with respect to the Collateral pledged, assigned or granted pursuant to the Security Documents as are set forth in the Intercreditor Agreement and the Security Documents. Under certain circumstances, the Common Security Trustee may have obligations under the Security Documents or the Intercreditor Agreement that are in conflict with the interests of the holders of the Bonds and/or the Notes and/or any Permitted Pari Passu Secured Indebtedness. The Common Security Trustee will not be under any obligation to exercise any rights or powers conferred under the Intercreditor Agreement or any of the Security Documents for the benefit of the holders of the Bonds or the Notes or any Permitted Pari Passu Secured Indebtedness, unless such holders have offered to the Common Security Trustee indemnity and/or security satisfactory to the Common Security Trustee against any loss, liability or expense.

In these Conditions:

“Capital Stock” has the same meaning given to it under the Indentures;

“Collateral” means all collateral securing or purported to be securing, directly or indirectly, the obligations of the Issuer under the Bonds, the Trust Deed, the Notes and the Indentures and of the Subsidiary Guarantor Pledgors under the Guarantee and their respective Subsidiary Guarantees on a pari passu basis pursuant to the Intercreditor Agreement and the Security Documents, and shall consist of the Capital Stock of the Subsidiary Guarantors;

“Intercreditor Agreement” means amended and restated intercreditor agreement dated [•] 2016, as amended or supplemented from time to time, among the Issuer, the Subsidiary Guarantor Pledgors, the Common Security Trustee and the other secured parties as named therein;

“Security Documents” means, collectively, the share charges and any other agreements or instrument that in each case may evidence or create any Security in favour of the Common Security Trustee for the benefit of the Trustee and the Bondholders in any or all of the Collateral; and

“Subsidiary Guarantor Pledgor” means each Subsidiary Guarantor Pledgor named herein and each other Subsidiary Guarantor which provides Collateral pursuant to the Trust Deed and the Intercreditor Agreement to secure the obligations of the Issuer under the Bonds and the Trust Deed; provided that Subsidiary Guarantor Pledgor will not include any person whose security under the Security Documents has been released in accordance with the Trust Deed, the Intercreditor Agreement and the Security Documents.

(B) Negative Pledge

So long as any Bond remains outstanding (as defined in the Trust Deed), the Issuer will not, and will ensure that none of its Subsidiaries will, create or have outstanding, any Further Security, upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness, or any guarantee or indemnity in respect of any Relevant Indebtedness (except for any Further Security that is created pursuant to Condition 4(B)), without at the same time or prior thereto according to the Bonds (a) the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity or (b) such other security as either (i) the Issuer determines in good faith to be not materially less beneficial to the interests of the Bondholders or (ii) shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders.

In these Conditions

(i)	any reference to “Further Security” is to a mortgage, charge, pledge, lien or other encumbrance or security interest securing any obligation of any person or any other arrangement having a similar economic effect; and

(ii)	any reference to “Relevant Indebtedness” is to any future or present indebtedness in the form of or represented by debentures, loan stock, bonds, notes, bearer participation certificates, depositary receipts, certificates of deposit or other similar securities or instruments or by bills of exchange drawn or accepted for the purpose of raising money which are, or are capable of being, quoted, listed, ordinarily dealt in or traded on any stock exchange or over the counter or on any other securities market (whether or not initially distributed by way of private placement).

(C) Permitted Pari Passu Secured Indebtedness

On or after the Issue Date, the Issuer and any of the Subsidiary Guarantor Pledgors may create Further Security on the Collateral pari passu with the Security to secure indebtedness of the Issuer (including in respect of any further Bonds issued under Condition 15) and of a Subsidiary Guarantor Pledgor in respect of any Pari Passu Subsidiary Guarantee (“Permitted Pari Passu Secured Indebtedness”); provided that (i) the holders of such indebtedness (or their representatives) become party to the Intercreditor Agreement, (ii) the agreement in respect of such indebtedness contains provisions with respect to releases of Collateral and such Pari Passu Subsidiary Guarantee substantially similar to and no more restrictive on the Issuer and such Subsidiary Guarantor Pledgor than the provisions of the Trust Deed and the Security Documents and (iii) the Issuer and such Subsidiary Guarantor Pledgor deliver to the Trustee and the Common Security Trustee an opinion of counsel and a certificate signed by two duly authorised officers of the Issuer with respect to corporate and collateral matters in connection with the Security Documents, in form and substance as set forth in the Security Documents or otherwise satisfactory to the Trustee and the Common Security Trustee; provided, further, that the Issuer shall apply 100% of the net proceeds of issuance of such Permitted Pari Passu Secured Indebtedness after the Issue Date towards the redemption on a pari passu and pro rata basis of the Bonds and any Permitted Pari Passu Secured Indebtedness existing as at the Issue Date (with payments pro rata based on the then principal amount then outstanding of the Bonds and such existing Permitted Pari Passu Secured Indebtedness). The Trustee and the Common Security Trustee are permitted and authorised, without notice to and the consent of any Bondholder, to enter into any amendments to the Security Documents, the Intercreditor Agreement or the Trust Deed and take any other action necessary to permit the creation and registration of Further Security on the Collateral to secure Permitted Pari Passu Secured Indebtedness in accordance with this Condition 4(C) (including, without limitation, the appointment of any collateral agent or common security trustee under the Intercreditor Agreement to hold the Collateral on behalf of the Bondholders and the holders of Permitted Pari Passu Secured Indebtedness).

For the purposes of this Condition 4(C):

“Pari Passu Subsidiary Guarantee” means a guarantee by any Subsidiary Guarantor of indebtedness of the Issuer (including in respect of any further Bonds issued under Condition 15); provided that such guarantee ranks pari passu with the Subsidiary Guarantee of such Subsidiary Guarantor.

(D) Future Subordinated Indebtedness or Equity

On or after the Issue Date, any future indebtedness or equity (or any instrument that is a hybrid thereof) by the Issuer or its Subsidiaries that is or is expressed by its terms to be subordinated in right of payment to the Bonds (“Subordinated Obligations”) shall be expressed to be perpetual or shall have a maturity date that falls after 31 December 2021 and shall not be, or by its terms be capable of being, redeemed prior to the full redemption of the Bonds. In addition, the Issuer shall no longer be entitled to elect PIK Interest in accordance with Condition 5 after issuance of such Subordinated Obligations. The Trustee and the Agents shall be entitled to assume conclusively that PIK Interest is permitted unless and until they have express written notice to the contrary.

5	Interest

(A) Accrual of Interest

The Bonds bear interest from and including the Issue Date, payable semi-annually in arrear on 30 June and 31 December, commencing on 30 June 2016 (such dates, the “Interest Payment Dates”), at the rates specified as follows:

(i)	during the period from (and including) the Issue Date to (and excluding) 1 January 2017, 5.56 per cent. per annum, such interest to be capitalised and added to the then current outstanding principal amount of the Bonds (such interest, “PIK Interest”), unless the Issuer elects (by giving notice in writing to the Trustee, the Agents and the holders of the Bonds in accordance with Condition 16) not less than 15 days prior to the relevant Interest Payment Date to pay such interest in cash;

(ii)	during the one-year period from (and including) 1 January 2017 to (and excluding) 1 January 2018, (x) 6.56 per cent. per annum, with 1.00 per cent. of such interest to be paid in cash and 5.56 per cent. of such interest to be PIK Interest, or (y) 4.61 per cent. per annum, such interest to be paid in cash only, if the Issuer elects (by giving notice in writing to the Trustee, the Agents and the holders of the Bonds in accordance with Condition 16) not less than 15 days prior to the relevant Interest Payment Date to pay all interest in cash;

(iii)	during the six-month period from (and including) 1 January 2018 to (and excluding) 1 July 2018, (x) 6.56 per cent. per annum, with 2.00 per cent. of such interest to be paid in cash and 4.56 per cent. of such interest to be PIK Interest, or (y) 5.61 per cent. per annum, such interest to be paid in cash only, if the Issuer elects (by giving notice in writing to the Trustee, the Agents and the holders of the Bonds in accordance with Condition 16) not less than 15 days prior to the relevant Interest Payment Date to pay all interest in cash;

(iv)	during the six-month period from (and including) 1 July 2018 to (and excluding) 1 January 2019, (x) 6.56 per cent. per annum, with 4.00 per cent. of such interest to be paid in cash and 2.56 per cent. of such interest to be PIK Interest, or (y) 6.61 per cent. per annum, such interest to be paid in cash only, if the Issuer elects (by giving notice in writing to the Trustee, the Agents and the holders of the Bonds in accordance with Condition 16) not less than 15 days prior to the relevant Interest Payment Date to pay all interest in cash;

(v)	thereafter to (and excluding) the Original Maturity Date (as defined in Condition 8(A)), 6.56 per cent. per annum, with 6.00 per cent. to be paid in cash and 0.56 per cent. to be PIK Interest; and

(vi)	from (and including) the Original Maturity Date to (and excluding) the Extended Maturity Date (as defined in Condition 8(A)), 10 per cent. per annum, such interest to be paid in cash only, if the Issuer elects (by giving notice in writing to the Trustee, the Agents and the holders of the Bonds in accordance with Condition 16) to extend the Original Maturity Date pursuant to Condition 8(A).

Each Bond will cease to bear interest where such Bond is exchanged, redeemed or repaid pursuant to Condition 6, 8 or 10, from the due date for exchange, redemption or repayment thereof unless, upon due presentation thereof, payment of the full amount due is improperly withheld or refused or default is otherwise made in respect of any such payment.

Subject always to Condition 7(F), in such event, interest will continue to accrue on the principal amount of Bonds in respect of which payment is improperly withheld or default otherwise occurs, at the rate aforesaid (after as well as before any judgment) up to but excluding whichever is the earlier of (a) the date on which all sums due in respect of any Bond are received by or on behalf of the relevant holder and (b) the day which is seven days after the Principal Agent or the Trustee has notified the Bondholders that it has received all sums due in respect of the Bonds up to such seventh day (except to the extent that there is a subsequent default in payment). If interest is required to be calculated for a period of less than one year, it will be calculated on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed. Subject only as provided in Condition 5 below, interest payable under this Condition will be paid in accordance with Condition 7. If an Interest Payment Date is not a business day, the Interest Payment Date will be the next following business day and no interest shall accrue during the intervening period on account of such delay.

(B) PIK Interest

Subject to Condition 4(D), the Issuer may elect to pay PIK Interest in lieu of cash pursuant to Condition 5(A) above; provided that, in respect of any Interest Payment Date falling during such period as provided in Condition 5(A) above, the Issuer shall elect (by giving notice to the Trustee, the Principal Agent, the Registrar and the Bondholders in accordance with Condition 16 (Notices) not less than 15 days prior to the relevant Interest Payment Date (as defined in Condition 7(A)) to pay the relevant amount of PIK Interest in cash (if any) in the manner contemplated and provided for in Condition 7 (Payments).

6	Automatic Exchange Transaction

If, on any date following the Issue Date the Mandatory Exchange Conditions are satisfied, then the Issuer shall as soon as reasonably practicable give written notice of the satisfaction of the Mandatory Exchange Conditions to the Trustee, the Agents and the Bondholders in accordance with Condition 16, and as soon as practicable after the date of notice by the Issuer to the Bondholders, the Trustee and the Agents of the satisfaction of the Mandatory Exchange Conditions, all of the then outstanding principal amount of Bonds will be automatically exchanged for an equal aggregate principal amount of Convertible Bonds to be issued by the Issuer under a new trust deed in the form attached as Schedule 8 (Form of Convertible Bond Trust Deed) to the Trust Deed (the “Automatic Exchange Transaction”).

The Automatic Exchange Transaction will be completed on a cashless basis by exchanging the outstanding Bonds for Convertible Bonds, and no consent or any other action will be required by Bondholders or the Trustee for the Automatic Exchange Transaction. The Bonds will be automatically cancelled, and the Guarantee will be automatically released and terminated, upon consummation of the Automatic Exchange Transaction.

By accepting a Bond, each Bondholder will be deemed to have (i) agreed to be bound by the Automatic Exchange Transaction, and (ii) irrevocably authorised and directed the Trustee or any other person required to complete the Automatic Exchange Transaction, to take all actions required to consummate the Automatic Exchange Transaction without the need for further direction from such Bondholder under the Trust Deed.

Contemporaneous with the consummation of the Automatic Exchange Transaction, the Issuer will enter into and procure that each Subsidiary Guarantor Pledgor shall grant a customary security confirmation and supplemental charge in respect of the Collateral and the Exchange Convertible Bonds in favour of the Common Security Trustee and provide to the Common Security Trustee all customary related corporate formality documents and associated legal opinions from the Issuer’s legal counsel in respect of the supplemental charges.

7	Payments

(A) US Dollar Settlement

Subject only as provided in Condition 5, all amounts due under, and all claims arising out of or pursuant to, the Bonds and/or the Trust Deed from or against the Issuer shall be payable and settled in US dollars only in immediately available and cleared funds.

(B) Method of Payment

Payment of principal, premium (if any) and interest due other than on an Interest Payment Date will be made by transfer to the registered account of the Bondholder or by United States dollar denominated cheque drawn on a bank in New York City mailed to the registered address of the Bondholder if it does not have a registered account. Payment of principal will only be made after surrender of the relevant Certificate at the specified office of any of the Agents.

Interest on Bonds due on an Interest Payment Date will (subject only as provided in Condition 5) be paid on the due date for the payment of interest to the holder shown on the Register at the close of business on the seventh day (whether or not such day is a Business Day) before the due date for the payment of interest (the “Interest Record Date”). Payments of interest on each Bond will be made by transfer to the registered account of the Bondholder or by United States dollar denominated cheque drawn on a bank in New York City mailed to the registered address of the Bondholder if it does not have a registered account.

Whilst the Bonds are evidenced by the Global Certificate, each payment in respect of the Global Certificate will be made to the person shown as the holder in the Register on the Clearing System Business Day before the due date for such payment, where “Clearing System Business Day” means a weekday (Monday to Friday, inclusive except 25 December and 1 January).

(C) Registered Accounts

For the purposes of this Condition, a Bondholder’s registered account means the United States dollar account maintained by or on behalf of it with a bank in New York City, details of which appear on the Register at the close of business on the second business day (as defined below) before the due date for payment, and a Bondholder’s registered address means its address appearing on the Register at that time.

(D) Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 9. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

(E) Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a business day (as defined below), for value on the first following day which is a business day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a business day, the immediately following business day) or, in the case of a payment of principal, if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.

(F) Delay In Payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Bondholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

(G) Business Day

In this Condition, “business day” means a day other than a Saturday or Sunday on which commercial banks are open for business in New York City and the city in which the specified office of the Principal Agent is located and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered.

(H) Partial Payment

If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

8	Redemption, Purchase and Cancellation

(A) Maturity

Unless previously redeemed, exchanged (pursuant to Condition 6) or purchased and cancelled as provided herein, the Issuer will redeem each Bond at its principal amount together with unpaid accrued interest thereon on 31 December 2019 (the “Original Maturity Date”), provided that the Issuer may elect (by giving written notice to the Trustee, the Principal Agent, the Registrar and the Bondholders in accordance with Condition 16 (Notices) not less than five business days prior to the record date relating to the Original Maturity Date) to redeem each Bond at its principal amount together with unpaid accrued interest thereon on 31 December 2020 (the “Extended Maturity Date”). Interest will be paid on Original Maturity Date and each Interest Payment Date thereafter until the Extended Maturity Date. The Issuer may not redeem the Bonds at its option prior to the Original Maturity Date except as provided in Condition 8(B) or 8(C) below (but without prejudice to Condition 10).

(B) Redemption for Taxation Reasons

The Bonds may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders (with a copy to the Trustee and the Agents) in accordance with Condition 16 (which notice shall be irrevocable) at their principal amount together with interest accrued to the date fixed for redemption (the “Tax Redemption Date”), if (i) the Issuer has or will become obliged to pay Additional Tax Amounts as provided or referred to in Condition 9 as a result of any change in, or amendment to, the laws or regulations of the Cayman Islands or Hong Kong or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Tax Amounts were a payment in respect of the Bonds then due. Prior to the publication of any Tax Redemption Notice pursuant to this paragraph, the Issuer shall deliver to the Trustee and the Agents (a) a certificate signed by two directors of the Issuer stating that the obligation referred to in (i) above cannot be avoided by the Issuer taking reasonable measures available to it and (b) an opinion of independent legal or tax advisors of recognised standing to the effect that such change or amendment has occurred (irrespective of whether such amendment or change is then effective). The Trustee and the Agents shall be entitled to accept and rely on such certificate and opinion as sufficient evidence thereof in which event it shall be conclusive and binding on the Bondholders. Upon the expiry of the Tax Redemption Notice, the Issuer will be bound to redeem the Bonds at their principal amount together with interest accrued to the date fixed for redemption.

(C) Redemption at the Option of the Issuer

On giving not less than 30 nor more than 60 days’ notice to the Bondholders, the Agents and the Trustee (which notice will be irrevocable), the Issuer may at any time redeem all, but not some only, of the Bonds for the time being outstanding at their principal amount together with interest accrued to the date fixed for redemption provided that prior to the date of such notice at least 90 per cent. in principal amount of the Bonds originally issued has already been, redeemed or purchased and cancelled.

(D) Redemption for Mandatory Exchange Conditions

If the Issuer fails to obtain the Listing Approvals within 60 days of the resumption of trading of the Shares which are suspended as of the Issue Date and such failure continues for a period of 30 consecutive days, a Bondholder shall be entitled to require the redemption of the principal amount of its Bonds on the date which is 120 days from the resumption of trading of the Shares (the “Mandatory Redemption Date”), at par plus the MEB Redemption Amount. The Issuer shall give notice in writing to the Trustee, the Agents and the Bondholders in accordance with Condition 16 within 70 days of the resumption of trading of the Shares which are suspended as of the Issue Date if the Issuer fails to obtain the Listing Approvals within 60 days of the resumption of trading of the Shares which are suspended as of the Issue Date.

To exercise such right, a Bondholder must deposit at the specified office of any Paying Agent a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the specified office of any Paying Agent (“Mandatory Redemption Notice”), together with the Certificate evidencing the Bonds to be redeemed, by not later than 100 days following the resumption of trading of the Shares which are suspended as of the Issue Date, or, if later, 10 days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition 16.

A Mandatory Redemption Notice, once delivered, shall be irrevocable and may not be withdrawn without the Issuer’s consent and the Issuer shall redeem the Bonds the subject of the Mandatory Redemption Notice as aforesaid on the Mandatory Redemption Date. The Issuer shall give notice to Bondholders, the Trustee and the Agents in accordance with Condition 16 by not later than 90 days following the first day of the resumption of trading of the Shares which are suspended as of the Issue Date, which notice shall specify the procedure for exercise by holders of their rights to require redemption of the Bonds pursuant to this Condition 8(D).

Neither the Trustee nor the Agents shall be required to monitor or to take any steps to ascertain whether the Shares which are suspended as of the Issue Date have resumed trading.

For the purposes of this Condition 8(D):

“Conversion Price” means HK$2.34 per share, subject to adjustment by reference to any events which would have caused that price to be adjusted had the Convertible Bonds been issued on the Notes Exchange Date.

“MEB Redemption Amount” means the greater of:

(i)	an amount equal to the sum of (x) the cash and PIK Interest on the aggregate principal amount of the Bonds which would have accrued if the interest rate applicable to the Bonds had been the same as the interest rate applicable to the Series A Notes assuming both were outstanding from the Reference Date to the Mandatory Redemption Date, less any accrued cash and PIK Interest (whether or not paid yet) on the Bonds had they been outstanding from the Reference Date to the Mandatory Redemption Date and (y) a redemption premium equal to 2.0% of the principal amount of the Bonds on the Mandatory Redemption Date (which, for the avoidance of doubt, includes any PIK Interest that has been capitalised and added to the outstanding principal amount of the Bonds as of, and the PIK Interest since the last interest payment date accrued up to, the Mandatory Redemption Date); and

(ii)	an amount equal to the product of (x) the difference between the 30-day VWAP of the Shares five business days prior to the Mandatory Redemption Date and the Conversion Price and (y) the quotient of the aggregate principal amount of the Bonds on the Mandatory Redemption Date (which, for the avoidance of doubt, includes any PIK Interest that has been capitalised and added to the then current outstanding principal amount of the Bonds as of, and the PIK Interest since the last interest payment date accrued up to, the Mandatory Redemption Date) and the Conversion Price.

The MEB Redemption Amount shall be calculated by the Issuer acting in good faith.

(E) Redemption for Delisting or Change of Control

Following the occurrence of a Relevant Event (as defined below), the holder of each Bond will have the right at such holder’s option, to require the Issuer to redeem all, but not some only, of such holder’s Bonds on the Relevant Event Redemption Date at a price equal to their principal amount together with interest accrued to the date fixed for redemption. To exercise such right, the holder of the relevant Bond must deposit at the specified office of any Paying Agent a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the specified office of any Paying Agent (“Relevant Event Redemption Notice”), together with the Certificate evidencing the Bonds to be redeemed by not later than 60 days following a Relevant Event, or, if later, 60 days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition 16. The “Relevant Event Redemption Date” shall be the fourteenth day after the expiry of such period of 60 days as referred to above.

A Relevant Event Redemption Notice, once delivered, shall be irrevocable and may not be withdrawn without the Issuer’s consent and the Issuer shall redeem the Bonds the subject of the Relevant Event Redemption Notice as aforesaid on the Relevant Event Redemption Date. The Issuer shall give notice to Bondholders, the Trustee and the Agents in accordance with Condition 16 by not later than 14 days following the first day on which it becomes aware of the occurrence of a Relevant Event, which notice shall specify the procedure for exercise by holders of their rights to require redemption of the Bonds pursuant to this Condition 8(E) and shall give brief details of the Relevant Event.

Neither the Trustee nor the Agents shall be required to monitor or to take any steps to ascertain whether a Relevant Event or any event which could lead to the occurrence of a Relevant Event has occurred or may occur.

A “Relevant Event” occurs:

(i)	when the Shares cease to be listed or admitted to trading or suspended for a period equal to or exceeding 30 consecutive Trading Days on the Hong Kong Stock Exchange or, if applicable, the Alternative Stock Exchange after lifting of the suspension of trading of the Shares existing as of the Issue Date; or

(ii)	when there is a Change of Control.

For the purposes of this Condition 8(E):

“Control” means the acquisition or control of more than 50 per cent. of the voting rights of the issued share capital of the Issuer or the right to appoint and/or remove all or the majority of the members of the Issuer’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise;

a “Change of Control” occurs when:

(i) any Person or Persons acting together acquires Control of the Issuer if such Person or Persons does not or do not have, and would not be deemed to have, Control of the Issuer on the Issue Date;

(ii) the Issuer consolidates with or merges into or sells or transfers all or substantially all of the assets of the Issuer to any other Person, unless the consolidation, merger, sale or transfer will not result in the other Person or Persons acquiring Control over the Issuer or the successor entity; or

(iii) one or more Persons (other than any Person referred to in sub-paragraph (i) above) acquires the legal or beneficial ownership of all or substantially all of the issued share capital of the Issuer.

“Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include members of the board of directors of the Issuer (or their respective heirs, executors or assigns) or any other governing board and does not include the wholly-owned direct or indirect Subsidiaries of the Issuer.

(F) Bondholders’ Tax Option

If the Issuer gives a Tax Redemption Notice pursuant to Condition 8(B), each Bondholder will have the right to elect that his Bond(s) shall not be redeemed and that the provisions of Condition 9 shall not apply in respect of any payment of principal or interest to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date, whereupon no Additional Tax Amounts shall be payable in respect thereof pursuant to Condition 9 and payment of all amounts shall be made subject to the deduction of withholding of the relevant Cayman Islands and Hong Kong taxation required to be withheld or deducted. To exercise a right pursuant to this Condition 8(F), the relevant Bondholder must deposit a duly completed and signed notice of exercise in the form for the time being currently obtainable from the specified office of any Paying Agent (a “Bondholder’s Exercise Notice”) together with the Certificate evidencing the Bonds to be redeemed, on or before the day falling 15 days prior to the Tax Redemption Date at the specified office of any Paying Agent.

(G) Purchase

The Issuer or any of its Subsidiaries may at any time and from time to time purchase Bonds at any price in the open market or otherwise.

(H) Cancellation

All Bonds which are redeemed or purchased by the Issuer or any of its Subsidiaries will forthwith be cancelled. Certificates in respect of all Bonds cancelled will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.

(I) Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition will specify the interest accrued to the date fixed for redemption, (v) the date for redemption, (vi) the manner in which redemption will be effected and (vii) the aggregate principal amount of the Bonds outstanding as at the latest practicable date prior to the publication of the notice.

If more than one notice of redemption is given (being a notice given by either the Issuer or a Bondholder pursuant to this Condition), the first in time shall prevail. Neither the Trustee nor the Agents shall be responsible for calculating or verifying any calculations of any amounts payable hereunder.

The Issuer shall provide written notice to the Trustee and the Agents before 12.00 noon (local time of the Trustee or the Agents, whichever is the earlier) one Business Day prior to the date of publication of any notice of redemption given to the Bondholders pursuant to this Condition.

9	Taxation

All payments made by the Issuer or, as the case may be, any Subsidiary Guarantor or Subsidiary Guarantor Pledgor under or in respect of the Bonds, the Guarantee, the Intercreditor Agreement, the Security Documents, the Trust Deed or the Agency Agreement will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, Hong Kong, the People’s Republic of China (the “PRC”) or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer or, as the case may be, the Subsidiary Guarantor or the Subsidiary Guarantor Pledgor will pay such additional amounts (the “Additional Tax Amounts”) as will result in the receipt by the Bondholders of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required except that no such additional amount shall be payable in respect of any Bond:

(i)	Other connection: to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with the Cayman Islands, Hong Kong or the PRC (as the case may be) otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond or where the withholding or deduction could be avoided by the holder making a declaration of non-residence or other similar claim for exemption to the appropriate authority which such holder is legally capable and competent of making but fails to do so following a timely request by the Issuer;

(ii)	Presentation more than 30 days after the relevant date: if the Certificate in respect of such Bond is surrendered more than 30 days after the relevant date except to the extent that the holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of 30 days;

(iii)	Payment to individuals:

(A)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(B)	to a holder who would not be liable for or subject to such withholding or deduction by making a declaration of identity, non-residence or other similar claim for exemption to the relevant tax authority if, after having been requested to make such a declaration or claim, such holder fails to do so within any applicable period prescribed by such relevant tax authority; or

(iv)	Payment by another Paying Agent: to a holder who would have been able to avoid such withholding or deduction by arranging to receive the relevant payment through another Paying Agent in a member state of the European Union.

For the purposes hereof, “relevant date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders and cheques despatched or payment made.

References in these Conditions to principal, interest and premium (if any) shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

10	Events of Default

The Trustee at its sole discretion may, and if so requested in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution shall (subject in either case to being indemnified and/or secured by the holders to its satisfaction), give notice to the Issuer that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at their principal amount together with accrued and unpaid interest if a Responsible Officer of the Trustee has been notified in writing of any of the following has occurred and is continuing:

(i)	Non-Payment of Principal or Premium: a default in the payment of principal of (or premium, if any, on) the Bonds when the same becomes due and payable at maturity or extended maturity, upon acceleration, redemption or otherwise;

(ii)	Non-Payment of Interest: a default in the payment of interest on any Bond when the same becomes due and payable, and such default continues for a period of 30 consecutive days;

(iii)	Failure to Pay under the CVRs: failure by the Issuer to make any payment (in cash or Shares) by the CVR Settlement Date following a CVR Triggering Event pursuant to the terms of the CVRs;

(iv)	Breach of Other Obligations: the Issuer or, as the case may be, any Subsidiary Guarantor does not perform or comply with one or more of its other obligations in the Bonds, the Trust Deed which default is incapable of remedy or, if capable of remedy, is not remedied within 30 consecutive days after written notice of such default shall have been given to the Issuer by the Trustee or the Holders (with a copy to the Trustee if given by the Holders);

(v)	Cross-Default: there occurs with respect to any indebtedness of the Issuer or its Subsidiaries (other than a Subordinated Shareholder Loan) having an outstanding principal amount of US$20.0 million (or the US Dollar Equivalent thereof) or more in the aggregate for all such indebtedness of all such persons, whether such indebtedness existing as at the Issue Date or shall thereafter be created, (a) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and/or (b) a failure to make a principal payment when due;

(vi)	Final Judgments or Orders: one or more final judgments or orders for the payment of money are rendered against the Issuer or any of its Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed US$20.0 million (or the US Dollar Equivalent thereof) (in excess of amounts which the Issuer’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(vii)	Insolvency: an involuntary case or other proceeding is commenced against the Issuer or any Significant Subsidiary with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for any substantial part of the property or assets of the Issuer or any Significant Subsidiary and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days, or an order for relief is entered against the Issuer or any Significant Subsidiary under any applicable bankruptcy, insolvency or other similar laws now or hereafter in effect;

(viii)	Winding-up or General Assignment: the Issuer or any Significant Subsidiary (a) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary, or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary, or (c) effects any general assignment for the benefit of creditors;

(ix)	Disaffirmation or Unenforceability of Guarantee: any Subsidiary Guarantor denies or disaffirms its obligations under the Guarantee or, except as permitted by the Trust Deed, the Guarantee becomes unenforceable or invalid or shall for any reason ceases to be in full force and effect;

(x)	Default under Security Documents: any default by the Issuer or any Subsidiary Guarantor Pledgor in the performance of any of its obligations under the Security Documents or the Trust Deed, which adversely affects the enforceability, validity, perfection or priority of the applicable Security on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect;

(xi)	Disaffirmation or Unenforceability of Security: the Issuer or any Subsidiary Guarantor Pledgor disaffirms its obligations under any Security Document or, other than in accordance with the Trust Deed and the Security Documents, any Security Document ceases to be or is not in full force and effect or the Common Security Trustee ceases to have a security interest in the Collateral (subject to any security interest permitted under the Trust Deed and the Intercreditor Agreement for the benefit of the Trustee and the Bondholders);

(xii)	Provision of 2014 Financial Statements: failure by the Issuer to file with the Hong Kong Stock Exchange copies of its financial statements (on a consolidated basis) in respect of the fiscal year ended 31 December 2014 (including a statement of income, balance sheet and cash flow statement) audited by a member of an internationally recognized firm of independent accountants on or before 31 December 2016 and such failure is not cured by 31 March 2017;

(xiii)	Suspension from trading: suspension of the trading of the Issuer’s ordinary shares on The Stock Exchange of Hong Kong Limited or Alternative Stock Exchange on which the Issuer’s ordinary shares are at any time listed for trading after resumption of trading of such shares which are suspended as of the Notes Exchange Date, and such suspension continues for more than 30 consecutive Trading Days; and

(xiv)	Failure to pass Shareholder Resolutions: failure of the Shareholder Resolutions to be passed within 60 days of the resumption of trading of the Shares which are suspended as of the Notes Exchange Date, and such failure continues for a period of 30 consecutive days, provided that, in the case of any such event other than those described in paragraphs (i), (ii), (iii), (iv), (vi), and in relation to the Issuer only, (viii) and (ix), the Trustee shall have certified in writing to the Issuer that such event is in its opinion materially prejudicial to the interest of Bondholders.

The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has received written notice thereof or unless the holders of not less than 25 per cent. in aggregate of the outstanding Bonds give written notice of any such Event of Default or default to the Trustee at its agency and trust office. For the purposes of this paragraph, “Responsible Officer” shall mean any officer of the Trustee having direct responsibility for the administration of the Trust Deed, or to whom corporate trust matters are referred because of that officer’s knowledge of and familiarity with the particular subject.

Notwithstanding the foregoing, the capitalisation of any amount of PIK Interest in accordance with Condition 5 shall not constitute an Event of Default. In addition, any Event of Default existing on the Notes Exchange Date arising out of or related to a default, event of default or acceleration of Indebtedness under or failure to pay principal of, or interest or premium on, any Indebtedness of the Company’s Subsidiaries that are incorporated in the PRC owed by such Subsidiaries to various financial institutions domiciled in the PRC (“Onshore Debt”), shall be deemed waived by all Holders, if, with respect to not less than 85% in aggregate principal amount of such Onshore Debt, as of the Notes Exchange Date, either (i) such Onshore Debt is subject to binding documentation providing for its (A) restructuring or (B) refinancing or (ii) no default or event of default exists under such Onshore Debt, or will occur as a result of the transactions contemplated by the Schemes of Arrangement, and there are no events or circumstances (and no events or circumstances will arise as a result of the transactions contemplated by the Schemes of Arrangement) that would cause a default or event of default to occur under such Onshore Debt with or without the giving of notice or passage of time, or both. The Company shall deliver an Officers’ Certificate to the Trustee on the Notes Exchange Date confirming the foregoing provision has been met. For the avoidance of doubt, the waiver referred to in this paragraph shall not apply to any Event of Default that occurs after the Notes Exchange Date in respect of (I) any Onshore Debt or (II) any additional Indebtedness incurred after the Notes Exchange Date by the Company’s Subsidiaries that are incorporated in the PRC.

For the purposes of this Condition 10:

“CVRs” means the contingent value rights issued by the Issuer on the Issue Date, after the Schemes of Arrangement have been sanctioned.

“CVR Settlement Date” has the same meaning ascribed to it in the CVRs;

“CVR Triggering Event” has the same meaning ascribed to it in the CVRs;

“Significant Subsidiary” has the meaning ascribed to it in the Indentures; and

“Subordinated Shareholder Loan” has the meaning ascribed to it in the Indentures.

11 Prescription

Claims in respect of amounts due in respect of the Bonds will become prescribed unless made within 10 years (in the case of principal) and five years (in the case of interest) from the relevant date (as defined in Condition 9) in respect thereof.

12 Enforcement

At any time after the Bonds have become due and repayable as a result of an Event of Default or acceleration, the Trustee may, at its sole discretion and without further notice, take such proceedings against the Issuer, the Subsidiary Guarantors and/or the Subsidiary Guarantor Pledgors as it may think fit (including directing the Common Security Trustee to take any action in relation thereto) to enforce repayment of the Bonds and to enforce the provisions of the Trust Deed, the Intercreditor Agreement and the Security Documents (save that the Security may only be enforced in accordance with the provisions of the Intercreditor Agreement and the Security Documents), but it will not be bound to take any such proceedings unless (a) it shall have been so requested in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution of the Bondholders and (b) it shall have been indemnified and/or secured to its satisfaction. No Bondholder will be entitled to proceed directly against the Issuer, the Subsidiary Guarantors and/or the Subsidiary Guarantor Pledgors unless the Trustee, having become bound to do so, fails to do so within 60 days after a written request by 25% of the Bondholders or the date of the Extraordinary Resolution, and such failure shall be continuing.

13 Meetings of Bondholders, Modification, Waiver and Substitution

Subject to the requirements of the Trust Indenture Act (which shall prevail over any conflicting or contrary provisions in this Condition 13):

(A) Meetings

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Bonds or the provisions of the Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution will be two or more persons holding or representing in the aggregate over 50 per cent. in principal amount of the Bonds for the time being outstanding or, at any adjourned such meeting, two or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented unless the business of such meeting includes consideration of proposals, inter alia:

(i)	to modify the due date for any payment in respect of the Bonds;

(ii)	to reduce or cancel the amount of principal or interest payable in respect of the Bonds;

(iii)	to change the currency of payment of the Bonds;

(iv)	to modify the provisions concerning the quorum required at any meeting of the Bondholders or the majority required to pass an Extraordinary Resolution or sign a resolution in writing; or

(v)	to amend the foregoing list of proposals,

in which case the necessary quorum for passing an Extraordinary Resolution will be two or more persons holding or representing in the aggregate not less than 66 per cent., or at any adjourned such meeting not less than 33 per cent., in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the aggregate principal amount of Bonds outstanding shall be as valid and effective as a duly passed Extraordinary Resolution.

(B) Amendments without consent of Bondholders:

The Issuer, the Subsidiary Guarantors, the Trustee and the Common Security Trustee may amend or supplement the Trust Deed, the Intercreditor Agreement or any Security Document without notice to or the consent of any Bondholder, to:

(i)	cure any ambiguity, defect, omission or inconsistency in the Trust Deed, the Bonds, the Intercreditor Agreement or any Security Document, or to make any changes or modifications of the Trust Deed necessary in connection with the qualification of the Trust Deed under the U.S. Trust Indenture Act of 1939;

(ii)	comply with the provisions in clause 8 of the Trust Deed;

(iii)	evidence and provide for the acceptance of an appointment by a successor Trustee or Common Security Trustee (as the case may be) under the Trust Deed;

(iv)	add any Subsidiary Guarantor or any Subsidiary Guarantee or release any Subsidiary Guarantor from any Subsidiary Guarantee as provided or permitted by these Conditions;

(v)	add any Subsidiary Guarantor Pledgor or release any Subsidiary Guarantor Pledgor as provided or permitted by the terms of the Trust Deed;

(vi)	add additional Collateral to secure the Bonds or any Subsidiary Guarantee and create and register liens on such additional Collateral;

(vii)	in any other case where a deed supplemental to the Trust Deed is required or permitted to be entered into pursuant to the provisions of the Trust Deed without the consent of any Bondholder;

(viii)	effect any changes to the Trust Deed in a manner necessary to comply with the applicable procedures of Euroclear and Clearstream;

(ix)	permit Permitted Pari Passu Secured Indebtedness in accordance with the terms of the Trust Deed (including, without limitation, permitting the Trustee to enter into the Intercreditor Agreement or any amendments to the Security Documents or the Trust Deed, the appointment of any common security trustee or collateral agent under any Intercreditor Agreement to hold the Collateral on behalf of the Bondholders and the holders of Permitted Pari Passu Secured Indebtedness and taking any other action necessary to permit the creation and registration of liens on the Collateral to secure Permitted Pari Passu Secured Indebtedness in accordance with the Trust Deed); or

(x)	make any other change that, in the good faith opinion of the board of directors of the Issuer, does not materially and adversely affect the rights of any Bondholder.

(C) Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification (except as mentioned in Condition 13(A) above) to, or the waiver or authorisation of any breach or proposed breach of, the Bonds, the Agency Agreement, the Trust Deed, the Intercreditor Agreement or the Security Documents which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders or (ii) any modification to the Bonds, the Agency Agreement, the Trust Deed, the Intercreditor Agreement or the Security Documents which, in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of law. Any such modification, waiver or authorisation will be binding on the Bondholders and, unless the Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Bondholders as soon as practicable thereafter.

(D) Interests of Bondholders

In connection with the exercise of their functions (including but not limited to those in relation to any proposed modification, authorisation, waiver or substitution), the Trustee shall have regard to the interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or the Trustee any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders except to the extent provided for in Condition 9 and/or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

(E) Certificates/Reports

Any certificate or report of any expert or other person called for by or provided to the Trustee or the Common Security Trustee (whether or not addressed to the Trustee or the Common Security Trustee) in accordance with or for the purposes of these Conditions or the Trust Deed may be relied upon by the Trustee and/or the Common Security Trustee as sufficient evidence of the facts therein (and shall, in absence of manifest error, be conclusive and binding on all parties) notwithstanding that such certificate or report and/or engagement letter or other document entered into by the Trustee or the Common Security Trustee and/or the Issuer in connection therewith contains a monetary or other limit on the liability of the relevant expert or person in respect thereof.

In the event of the passing of an Extraordinary Resolution in accordance with Condition 13(A) or a modification, waiver or authorisation in accordance with Condition 13(B), the Issuer will procure that the Bondholders be notified in accordance with Condition 16.

14	Replacement of Certificates

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or any Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity and/or security as the Issuer and such Agent may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

15	Further Issues

The Issuer may from time to time, without the consent of the Bondholders, create and issue further Bonds having the same terms and conditions as the Bonds in all respects and so that such further issue shall be consolidated and form a single series with the Bonds. Such further Bonds may be constituted by a deed supplemental to the Trust Deed.

16	Notices

All notices to Bondholders shall be validly given if sent to them at their respective addresses in the Register maintained by the Registrar or published in a leading newspaper having general circulation in Asia (which is expected to be the Asian Wall Street Journal) and so long as the Bonds are listed on the SGX-ST and the rules of the SGX-ST so require, in a daily newspaper with general circulation in Singapore (which is expected to be The Business Times). Any such notice shall be deemed to have been given on the later of the date(s) of such publication(s) and the seventh day after being so sent, as the case may be.

So long as the Bonds are represented by the Global Certificate and the Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative Clearing System, notices to Bondholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the Alternative Clearing System in accordance with Applicable Procedures, for communication by it to entitled account holders in substitution for notification as required by these Conditions.

In these Conditions, “Applicable Procedures”means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer or exchange; and “Depository” has the meaning given to “Common Depositary” under the Indentures.

17	Agents

The names of the initial Agents and the Registrar and their specified offices are set out below. The Issuer reserves the right, at any time to vary or terminate the appointment of any Agent or the Registrar and to appoint additional or other Agents or a replacement Registrar. The Issuer will at all times maintain (a) a Principal Agent, (b) as necessary, a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Directive 2003/48/EC or any other European Directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform, to such Directive, (c) an Agent having a specified office in Singapore where the Bonds may be presented or surrendered for payment or redemption, so long as the Bonds are listed on the SGX-ST and the rules of that exchange so require and (d) a Registrar which will maintain the Register outside Hong Kong and the United Kingdom. Notice of any such termination or appointment, of any changes in the specified offices of any Agent or the Registrar and of any change in the identity of the Registrar or the Principal Agent will be given promptly by the Issuer to the Bondholders and the Trustee and in any event not less than 30 days’ notice will be given.

18	Currency Indemnity

(A) Currency of Account and Payment

US dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer or any Subsidiary Guarantor under or in connection with the Bonds and the Trust Deed, including damages.

(B) Extent of Discharge

An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Subsidiary Guarantor or otherwise), by the Trustee, the Common Security Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer or any Subsidiary Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(C) Indemnity

If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under the Bonds or the Trust Deed, the Issuer will indemnify the recipient against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

(D) Indemnity Separate

The indemnity in this Condition 18 constitutes a separate and independent obligation from the other obligations under the Bonds and the Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee, the Common Security Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Bonds and/or the Trust Deed or any other judgment or order.

19	Indemnification of the Trustee and the Common Security Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and the Common Security Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment unless indemnified and/or secured to its satisfaction. Each of the Trustee and the Common Security Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

20	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds or any provision of the Trust Deed under the Contracts (Rights of Third Parties) Act 1999 except to the extent expressly provided for.

21	Governing Law and Submission to Jurisdiction

The Bonds, the Trust Deed and the Agency Agreement and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, the laws of England and Wales. In relation to any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds the Issuer has in the Trust Deed irrevocably submitted to the non-exclusive jurisdiction of the courts of England and Wales and in relation thereto has appointed NCR National Corporate Research (UK) Limited of 1st Floor, 6 Bevis Marks, London EC3A 7BA, United Kingdom as its agent for service of process in England and Wales. The Issuer will provide prompt written notice to the Trustee and the Agents of any termination and appointment of an agent for service of process.

PRINCIPAL PAYING AND TRANSFER AGENT

CITIBANK, N.A., LONDON BRANCH

c/o Citibank, N.A., Dublin Branch

One North Wall Quay

Dublin 1

Ireland

REGISTRAR

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG

Reuterweg 16

60323 Frankfurt

Germany

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

(Please Print or Typewrite Name and Address of Transferee)

USD            principal amount of the Bonds in respect of which this Certificate is issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:

US$ account number:

For the account of:

Dated:

Certifying Signature

Name:

Notes:

(i)	A representative of the Bondholder should state the capacity in which he signs, e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent or the Registrar may require.

SCHEDULE 2

Form of Global Certificate

ISIN: XS[•]

Common Code: [•]

KAISA GROUP HOLDINGS LTD.

(incorporated in the Cayman Islands with limited liability)

US$[•] Variable Rate Mandatorily Exchangeable Bonds Due 2019

GLOBAL CERTIFICATE

The Bonds in respect of which this Global Certificate is issued are in registered form (the “Bonds”) of Kaisa Group Holdings Ltd. (the “Issuer”).

The Issuer hereby certifies that Citivic Nominees Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of USD[•] or such other amount as is shown on the register of Bondholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the fourth column of Schedule A to this Global Certificate. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Certificate is issued such amount or amounts as shall become due in respect of such Bonds in accordance with the terms and conditions of the Bonds (the “Conditions”) and otherwise to comply with the Conditions, as referred to below.

Pursuant to a resolution of the board of directors of the Issuer dated [•] 2016, the Issuer has authorised the issue of US$[•] variable rate mandatorily exchangeable bonds due 2019, to be constituted by the trust deed (the “Trust Deed”) made on [•] 2016 between the Issuer, the Subsidiary Guarantors, the Bond Trustee and the Common Security Trustee, as modified by the provisions of this Global Certificate. Terms defined in the Trust Deed have the same meaning when used herein.

The Bonds constitute direct, unsubordinated, unconditional and secured obligations of the Issuer guaranteed by the Subsidiary Guarantors (as defined in the Conditions).

Owners of interests in the Bonds in respect of which this Global Certificate is issued will be entitled to have title to the Bonds registered in their names and to receive individual Definitive Certificates (“Definitive Certificates”) if either Euroclear or Clearstream (or any other clearing system (an “Alternative Clearing System”) as shall have been designated by the Issuer on behalf of which the Bonds evidenced by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

In such circumstances, the Issuer at its own expense will cause sufficient individual Definitive Certificates to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant holders of the Bonds. A person with an interest in the Bonds in respect of which this Global Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such individual Definitive Certificates.

This Global Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Certificate is issued.

The Conditions are modified as follows in so far as they apply to the Bonds in respect of which this Global Certificate is issued.

Meetings

The registered holder (as defined in the Conditions) of this Global Certificate will be treated as being two persons for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each USD[1,000] in principal amount of Bonds for which this Global Certificate is issued (with amounts of principal of less than USD[1,000] being disregarded for such purposes). The Bond Trustee may allow a person with an interest in the Bonds in respect of which this Global Certificate has been issued to attend and speak at a meeting of Bondholders on appropriate proof of his identity and interest.

Cancellation

Cancellation of any Bond by the Issuer following its redemption or purchase by the Issuer will be effected by a reduction in the principal amount of the Bonds in the register of Bondholders.

Bond Trustee’s Powers

In considering the interests of Bondholders while this Global Certificate is registered in the name of a nominee for a clearing system, the Bond Trustee may, to the extent it considers it appropriate to do so in the circumstances but without being obliged to do so, (a) have regard to any information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Bonds and (b) consider such interests on the basis that such accountholders were the holders of the Bonds in respect of which this Global Certificate is issued, in each case subject to the requirements of the Trust Indenture Act.

Payment

Payments of principal, premium (if any) and interest (if any) in respect of Bonds represented by this Global Certificate will be made without presentation or if no further payment falls to be made in respect of the Bonds, against presentation and surrender of this Global Certificate to or to the order of the Principal Agent or such other Paying Agent as shall have been notified to the Bondholders for such purpose.

Each payment will be made to the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date of payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

Interest Arrears and PIK Interest

All amounts of Interest Arrears and PIK Interest to be capitalised as contemplated in the Conditions shall be shown on the register of Bondholders and endorsed (for information purposes only) in the third column of Schedule A to this Global Certificate. Each holder of Bonds shall in addition to the original principal amount of USD[1,000] of each Bond held by it be entitled to such Bond’s pro rata proportion of the aggregate of all Interest Arrears as at the Interest Payment Date together with its pro rata proportion of the aggregate of all PIK Interest (if any) capitalised pursuant to and in accordance with Condition 5(B).

Notices

So long as the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative Clearing System, notices to Bondholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

Bondholder’s Redemption

The Bondholder’s redemption option in Condition 8(D) may be exercised by the holder of this Global Certificate giving notice to the Principal Agent of the principal amount of Bonds in respect of which the option is exercised and presenting this Global Certificate for endorsement or exercise (if required) within the time limits specified in the Conditions.

Redemption at the option of the Issuer

The option of the Issuer provided for in Conditions 8(B) or 8(C) shall be exercised by the Issuer giving notice to the Bondholders within the time limits set out in and containing the information required by that Condition and Condition 8(I).

Bondholder’s Tax Option

The option of the Bondholders not to have the Bonds redeemed as provided in Condition 8(F) shall be exercised by the presentation to any Paying Agent, or to the order of such Paying Agent, of a duly completed Bondholders’ Exercise Notice within the time limits set out in and containing the information required by Condition 8(F).

Registration of Title

Definitive Certificates for individual holdings of Bonds will not be issued in exchange for interests in Bonds in respect of which this Global Certificate is issued, except if either Euroclear or Clearstream (or any Alternative Clearing System on behalf of which the Bonds evidenced by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

Transfers

Transfers of interests in the Bonds will be effected through the records of Euroclear and Clearstream (or any Alternative Clearing System) and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream (or any Alternative Clearing System) and their respective direct and indirect participants.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Issuer, the persons named in a certificate of the holder of the Bonds in respect of which this Global Certificate is issued shall be recognised as the beneficiaries of the trust set out in the Trust Deed, to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder, as if they were themselves the holders of the Bonds in such principal amounts.

This Global Certificate shall not be valid for any purpose until manually or by facsimile authenticated by or on behalf of the Registrar.

This Global Certificate and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England and Wales.

In witness whereof the Issuer has caused this Global Certificate to be executed as a deed. This deed is delivered the day and year set out below.

Dated [•] 2016

KAISA GROUP HOLDINGS LTD.

By:
Director/Authorised Signatory

By:
Director/Authorised Signatory

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG as Registrar

(without warranty, recourse or liability)

By:
Authorised Signatory

Dated:

Schedule A

Schedule of Reductions in Principal Amount of Bonds in respect of which this

Global Certificate is Issued

The following reductions or increases in the principal amount of Bonds in respect of which this Global Certificate is issued have been made as a result of: (i) redemption of Bonds, or (ii) issue of Definitive Certificates in respect of the Bonds or the (iv) capitalisation of Interest Arrears or PIK Interest:

Date of Issue/ Redemption/ Issue of Definitive Certificates (stating which)	Amount of decrease in principal amount of this Global Certificate	Amount of Increase in principal amount of this Global Certificate to reflect capitalisation of Interest Arrears or PIK Interest	Principal Amount of this Global Certificate following such decrease/increase	Notation made by or on behalf of the Principal Agent
(Date of Issue)

PRINCIPAL PAYING AND TRANSFER AGENT

CITIBANK, N.A., LONDON BRANCH

c/o Citibank, N.A., Dublin Branch

One North Wall Quay

Dublin 1

Ireland

REGISTRAR

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG

Reuterweg 16

60323 Frankfurt

Germany

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Bonds in respect of which the Global Certificate is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred	Name, address and account for payments of transferee

Dated :	Certifying Signature :
Name :

Notes:

(i)	A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Principal Agent or the Registrar may require.

SCHEDULE 3

Provisions for Meetings of Bondholders

1

1.1	A holder of a Bond may by an instrument in writing (a “form of proxy”) in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Agent not later than 24 hours before the time fixed for any meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

1.2	A holder of a Bond which is a corporation may by delivering to any Agent not later than 24 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

1.3	A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

2	Each of the Issuer and the Bond Trustee may at any time convene a meeting of Bondholders. If the Bond Trustee receives a written request by Bondholders holding at least 10 per cent. in principal amount of the Bonds for the time being outstanding and is indemnified and/or secured to its satisfaction against all costs and expenses, the Bond Trustee shall convene a meeting of Bondholders. Every meeting shall be held at a time and place selected by the Bond Trustee.

3	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders and the Bond Trustee. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify, unless the Bond Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent not later than 24 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their directors or other governing body and by delivering an executed copy of such resolution to the Agent not later than 24 hours before the time fixed for the meeting.

4	A person (who may, but need not, be a Bondholder) nominated in writing by the Bond Trustee may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairman, failing which the Issuer, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

5	At a meeting two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate over 50 per cent. in principal amount of the Bonds for the time being outstanding.

6	If within 15 minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders or if the Issuer and the Bond Trustee agree, be dissolved. In any other case it shall stand adjourned to such date, not less than 14 nor more than 42 days later, and to such place as the Bond Trustee may decide. At such adjourned meeting two or more persons present in person holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.

7	The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

8	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

9	Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate or as a proxy or representative.

10	Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairman, the Issuer, the Bond Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than 2 per cent. in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12	A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13	The Issuer and the Bond Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend or speak at a meeting of Bondholders unless he is the holder of a Bond or is a proxy or a representative.

14	On a show of hands every holder who is present in person or any person who is present and is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each Bond produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

15	A proxy need not be a Bondholder.

16	A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

16.1	to sanction any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer whether or not such rights arise under this Trust Deed, subject to Clause 17, below;

16.2	to assent to any modification of the Bonds or this Trust Deed which shall be proposed by the Issuer or the Bond Trustee, subject to Clause 17, below;

16.3	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

16.4	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

16.5	to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution; and

16.6	to approve a proposed new Bond Trustee or Common Security Trustee and to remove a Bond Trustee or Common Security Trustee.

17	Notwithstanding the provisions of Clause 16, above, no such modification, amendment or waiver may without the consent of each Bondholder affected thereby:

17.1	change the Maturity Date or Interest Payment Dates, as applicable, of the principal of, or any installment of interest on, any Bond;

17.2	reduce the principal amount of, or premium, if any, or interest on, any Bond;

17.3	change the currency of payment of principal of, or premium, if any, or interest on, any Bond of relevant series;

17.4	impair the right to institute suit for the enforcement of any payment of principal on or after the Maturity Date or interest on or after any Interest Payment Date (or, in the case of a redemption, on or after the redemption date) of any Bond;

17.5	reduce the above-stated percentage of outstanding Bonds the consent of whose Bondholders is necessary to modify or amend this Trust Deed;

17.6	waive a default in the payment of principal of, premium, if any, or interest on the Bonds;

17.7	reduce the percentage or aggregate principal amount of outstanding Bonds the consent of whose Bondholders is necessary for waiver of compliance with certain provisions of this Trust Deed or for waiver of certain defaults;

17.8	amend the Mandatory Exchange Conditions or change the time and manner by which the Bonds will be exchanged pursuant to the Automatic Exchange Transaction; or

17.9	change the redemption date, the redemption price or the time and manner by which a redemption of the Bonds may be made from that stated under Condition 4(C) and/or Condition 8 of the Conditions;

18	An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

19	The expression “Extraordinary Resolution” means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

20	A resolution in writing signed by or on behalf of the Bondholders of not less than 90 per cent. of the aggregate principal amount of the Bonds who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Bondholders.

21	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

22	Subject to all other provisions contained in this Trust Deed, the Bond Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them or regarding the making of resolutions in writing as the Bond Trustee may in its sole discretion determine including (without limitation) such regulations and requirements as the Bond Trustee thinks reasonable to satisfy itself that persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and that those who purport to attend or vote at a meeting or to sign a written resolution are entitled to do so.

23	If any provision of this Schedule 3 limits, qualifies or conflicts with another provision which is required to be included in this Trust Deed by, and is not subject to a contractual waiver under, the Trust Indenture Act, the required provision of the Trust Indenture Act shall be deemed to be incorporated into this Schedule 3 and shall prevail.

SCHEDULE 4

Subsidiary Guarantors

1. Chang Ye Investment Company Limited (昌業投資有限公司)
2. Kaisa Investment Consulting Limited
3. Cornwell Holdings (Hong Kong) Limited
4. Da Hua Investment Company Limited (大華投資有限公司)
5. Dong Chang Investment Company Limited (東昌投資有限公司)
6. Dong Sheng Investment Company Limited (東升投資有限公司)
7. Goldenform Company Limited
8. Guang Feng Investment Company Limited (廣豐投資有限公司)
9. Heng Chang Investment Company Limited (恒昌投資有限公司)
10. Jie Feng Investment Company Limited (捷豐投資有限公司)
11. Jin Chang Investment Company Limited (進昌投資有限公司)
12. Kaisa Holdings Limited
13. Leisure Land Hotel Management (China) Limited
14. Regal Silver Manufacturing Limited
15. Rong Hui Investment Company Limited (榮輝投資有限公司)
16. Rui Jing Investment Company Limited (瑞景投資有限公司)
17. Success Take International Limited
18. Tai He Xiang Investment Company Limited (泰和詳投資有限公司)
19. Woodland Height Holdings Limited
20. Xie Mao Investment Company Limited (協茂投資有限公司)
21. Ye Chang Investment Company Limited (葉昌投資有限公司)
22. Yi Qing Investment Company Limited
23. Yong Rui Xiang Investment Company Limited
24. Zhan Zheng Consulting Company Limited
25. Zheng Zhong Tian Investment Company Limited (正中天投資有限公司)
26. Tai He Sheng Investment Company Limited (泰和盛投資有限公司)
27. Tai An Da Investment Company Limited (泰安達投資有限公司)
28. Tai Chang Jian Investment Company Limited (泰昌建投資有限公司)
29. Tai Chong Fa Investment Company Limited (泰昌發投資有限公司)
30. Tai Chong Li Investment Company Limited (泰昌利投資有限公司)
31. Kaisa Investment (China) Limited
32. Wan Rui Fa Investment Company Limited
33. Wan Rui Chang Investment Company Limited
34. Wan Tai Chang Investment Company Limited
35. Wan Jin Chang Investment Company Limited
36. Hong Kong Jililong Industry Co., Limited
37. Multi-Shiner Limited
38. Hong Kong Kaisa Industry Co., Limited
39. Bakai Investments Limited (八凱投資有限公司)
40. Bakai Investments (Hong Kong) Limited
41. Yifa Trading Limited (益發貿易有限公司)
42. Advance Guard Investments Limited (先驅投資有限公司)
43. Topway Asia Group Limited
44. Kaisa Finance Holdings Limited
45. Hong Kong Kaisa Trading Limited
46. Hong Kong Wanyuchang Trading Limited
47. Hong Kong Zhaoruijing Trading Limited
48. Victor Select Limited (凱擇有限公司)
49. Profit Victor Investments (Hong Kong) Limited
50. Central Broad Limited (中博有限公司)
51. Central Broad (Hong Kong) Investment Limited
52. Guo Cheng Investments Limited (國承投資有限公司)

53. Ri Xiang Investments Limited (日翔投資有限公司)
54. Yin Jia Investments Limited (銀佳投資有限公司)
55. Guo Cheng (Hong Kong) Investment Limited
56. Ri Xiang (Hong Kong) Investment Limited
57. Yin Jia (Hong Kong) Investment Limited
58. Jet Smart Global Development Limited (捷利環球發展有限公司)
59. Apex Walk Limited (崴行有限公司)
60. Vast Wave Limited (廣濤有限公司)
61. Xian Zhang Limited (顯章有限公司)
62. Rich Tech Hong Kong Investment Limited
63. Apex Walk (Hong Kong) Limited
64. Vast Wave (Hong Kong) Limited
65. Xian Zhang (Hong Kong) Limited
66. Fulbright Financial Group (Enterprise) Limited (富昌金融集團(企業)有限公司)
67. Fulbright Financial Group (Development) Limited (富昌金融集團(發展)有限公司)
68. Fulbright Financial Group (Hong Kong) Limited

SCHEDULE 5

Subsidiary Guarantor Pledgors

1. Chang Ye Investment Company Limited (昌業投資有限公司)
2. Da Hua Investment Company Limited (大華投資有限公司)
3. Dong Chang Investment Company Limited (東昌投資有限公司)
4. Dong Sheng Investment Company Limited (東升投資有限公司)
5. Guang Feng Investment Company Limited (廣豐投資有限公司)
6. Heng Chang Investment Company Limited (恒昌投資有限公司)
7. Jie Feng Investment Company Limited (捷豐投資有限公司)
8. Jin Chang Investment Company Limited (進昌投資有限公司)
9. Rong Hui Investment Company Limited (榮輝投資有限公司)
10. Rui Jing Investment Company Limited (瑞景投資有限公司)
11. Tai An Da Investment Company Limited (泰安達投資有限公司)
12. Tai Chang Jian Investment Company Limited (泰昌建投資有限公司)
13. Tai Chong Fa Investment Company Limited (泰昌發投資有限公司)
14. Tai Chong Li Investment Company Limited (泰昌利投資有限公司)
15. Tai He Sheng Investment Company Limited (泰和盛投資有限公司)
16. Tai He Xiang Investment Company Limited (泰和詳投資有限公司)
17. Xie Mao Investment Company Limited (協茂投資有限公司)
18. Ye Chang Investment Company Limited (葉昌投資有限公司)
19. Zheng Zhong Tian Investment Company Limited (正中天投資有限公司)
20. Bakai Investments Limited (八凱投資有限公司)
21. Yifa Trading Limited (益發貿易有限公司)
22. Kaisa Holdings Limited 23. Central Broad Limited (中博有限公司)
24. Guo Cheng Investments Limited (國承投資有限公司)
25. Ri Xiang Investments Limited (日翔投資有限公司)
26. Yin Jia Investments Limited (銀佳投資有限公司)
27. Jet Smart Global Development Limited (捷利環球發展有限公司)
28. Apex Walk Limited (崴行有限公司)
29. Vast Wave Limited (廣濤有限公司)
30. Xian Zhang Limited (顯章有限公司)
31. Fulbright Financial Group (Enterprise) Limited (富昌金融集團（企業）有限公司)
32. Fulbright Financial Group (Development) Limited (富昌金融集團（發展）有限公司)

SCHEDULE 6

Form of Supplemental Trust Deed for Additional Subsidiary Guarantors

Dated [•]

KAISA GROUP HOLDINGS LTD.

and

U.S. BANK NATIONAL ASSOCIATION

as Bond Trustee

and

The Subsidiary Guarantors (as defined in the Trust Deed)

and

[name of new guarantor]

SUPPLEMENTAL TRUST DEED

US$[•] Variable Rate Mandatorily Exchangeable Bonds Due 2019

This Supplemental Trust Deed is made on [•] between:

(1)	KAISA GROUP LTD. (the “Issuer”);

(2)	U.S. BANK NATIONAL ASSOCIATION (the “Bond Trustee”);

(3)	the Subsidiary Guarantors; and

(4)	[•] (the “New Subsidiary Guarantor”).

Whereas:

(A)	The Issuer, the Bond Trustee and the Subsidiary Guarantors, among others, have entered into the Trust Deed dated [•] 2016 (as amended or supplemented from time to the “Trust Deed”) relating to the Issuer’s US$[•] variable rate mandatorily exchangeable bonds due 2019 (the “Bonds”).

(B)	The Issuer agreed pursuant to the Trust Deed to cause each Subsidiary which following the date of the Trust Deed guarantees the payment of amounts payable under the Notes or the Indentures to execute and deliver to the Bond Trustee a deed supplemental to the Trust Deed pursuant to which such Subsidiary will guarantee the payments of the Bonds.

This Deed witnesses and it is declared as follows:

1	Interpretation

Except as provided herein, all words and expressions defined in the Trust Deed shall have the same meanings when used in this Supplemental Trust Deed.

2	Agreement of New Subsidiary Guarantor

The New Subsidiary Guarantor, by its execution of this Supplemental Trust Deed, agrees from the date hereof to be a Subsidiary Guarantor under the Trust Deed and to be bound by the terms of the Trust Deed applicable to Subsidiary Guarantors, including, but not limited to, Clause 2.5 thereof.

3	Confirmation of Trust Deed

This Supplemental Trust Deed is supplemental to the Trust Deed and the Trust Deed shall henceforth be read and construed as one instrument with this Supplemental Trust Deed. A memorandum of this Deed shall be endorsed by the Bond Trustee on the Trust Deed.

4	Governing Law

This Supplemental Trust Deed and any non-contractual obligations arising from or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

This Supplemental Trust Deed is delivered the day and year first before written.

Executed as a deed by	)

KAISA GROUP HOLDINGS LTD.:	)

)

Executed as a deed by	)

[Existing Subsidiary Guarantors]:	)

)

Executed as a deed by	)

[New Subsidiary Guarantor]:	)

)

Executed as a deed by	)

U.S. BANK NATIONAL ASSOCIATION	)

(as Bond Trustee))

By:	)

*	Signature blocks to be created for each Subsidiary Guarantor

SCHEDULE 7

Form of Supplemental Trust Deed to Release a Subsidiary Guarantor

Dated [•]

KAISA GROUP HOLDINGS LTD.

and

U.S. BANK NATIONAL ASSOCIATION

as Bond Trustee

and

CITICORP INTERNATIONAL LIMITED

as Common Security Trustee

and

The Subsidiary Guarantors (as defined in the Trust Deed)

and

[name of guarantor to be released]

SUPPLEMENTAL TRUST DEED

US$[•] Variable Rate Mandatorily Exchangeable Bonds Due 2019

This Supplemental Trust Deed is made on [•] between:

(1)	KAISA GROUP HOLDINGS LTD. (the “Issuer”);

(2)	U.S. BANK NATIONAL ASSOCIATION (the “Bond Trustee”);

(3)	CITICORP INTERNATIONAL LIMITED (the “Common Security Trustee”);

(4)	the Subsidiary Guarantors; and

(5)	[•] (the “[•]”).

Whereas:

(A)	The Issuer, the Bond Trustee, the Common Security Trustee and the Subsidiary Guarantors have entered into the Trust Deed dated [•] 2016 (as amended or supplemented from time to time, the “Trust Deed”) relating to the Issuer’s US$[•] variable rate mandatorily exchangeable bonds due 2019 (the “Bonds”).

(B)	Pursuant to Clause 2.5.4 of the Trust Deed, the parties have agreed that a Subsidiary Guarantor shall be simultaneously released from its obligations under the Guarantee upon the release of such Subsidiary Guarantor from its Note Subsidiary Guarantee under the Indentures provided that the requirements set out in such Clause 2.5.4 have been satisfied.

This Deed witnesses and it is declared as follows:

1	Interpretation

Except as provided herein, all words and expressions defined in the Trust Deed shall have the same meanings when used in this Supplemental Trust Deed.

2	Agreement of New Subsidiary Guarantor

Each of the parties hereto, by its execution of this Supplemental Trust Deed, agrees from the date hereof that [•] shall be released from all its obligations and liabilities whatsoever under the Trust Deed, including, but not limited to, Clause 2.5 thereof.

3	Confirmation of Trust Deed

This Supplemental Trust Deed is supplemental to the Trust Deed and the Trust Deed shall henceforth be read and construed as one instrument with this Supplemental Trust Deed. A memorandum of this Deed shall be endorsed by the Bond Trustee on the Trust Deed.

4	Governing Law

This Supplemental Trust Deed and any non-contractual obligations arising from or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

This Supplemental Trust Deed is delivered the day and year first before written.

Executed as a deed by	)

KAISA GROUP HOLDINGS LTD.:	)
)

Executed as a deed by	)

[Existing Subsidiary Guarantors]:	)

)

Executed as a deed by	)

[•]:	)

)

Executed as a deed by	)

U.S. BANK NATIONAL ASSOCIATION	)

(as Bond Trustee))

By:	)

Executed as a deed by	)

CITICORP INTERNATIONAL LIMITED	)

(as Common Security Trustee))

By:	)

*	Signature blocks to be created for each Subsidiary Guarantor.

SCHEDULE 8

Form of Convertible Bond Trust Deed

Dated [•] 2016

KAISA GROUP HOLDINGS LTD.

and

U.S. BANK NATIONAL ASSOCIATION

as Bond Trustee

and

[•]

as Common Security Trustee

and

THE ENTITIES LISTED IN SCHEDULE 4 HEREIN

as Subsidiary Guarantors

TRUST DEED

constituting

US$[•] Variable Rate Convertible Bonds Due 2019

convertible into ordinary shares of

Kaisa Group Holdings Ltd.

Cross-Reference Table*

Section of Trust Indenture Act	Section of Trust Deed
310(a)(1)	18.2
310(a)(2)	18.2
310(a)(3)	18.4
310(a)(4)	Inapplicable
310(a)(5)	18.2
310(b)	12.39, 18.2, 18.3
311(a)	12.39
311(b)	12.39
312(a)	10.19
312(b)	19.2
312(c)	19.2
313	12.42
314	10.4
314(a)	10.2, 10.20
314(b)	2.6.6
314(c)	10.20
314(d)	2.6.3
314(e)	10.20
314(f)	Inapplicable
315(a)	12
315(b)	12.2
315(c)	12.2
315(d)	12.27, 13
315(e)	12.43
316(a)(1)(A)	2.6.4, 12.19
316(a)(1)(B)	14.2
316(a)(2)	Inapplicable
316(b)	12.19
316(c)	Inapplicable
317(a)	12.19
317(b)	2.2
318(a)	25

*	This Cross-Reference Table does not constitute part of this Trust Deed and shall not affect the interpretation of any of its terms or provisions.

Table of Contents

Contents		Page

1	Interpretation	97

2	Amount of the Bonds, Covenant to Pay, Guarantee and Security	103

3	Form of the Bonds and Certificates; Issue of the Bonds	109

4	Stamp Duties and Taxes	110

5	Covenants relating to the Conversion Rights	110

6	Notices Relating to the Conversion Rights	113

7	Adjustments to the Conversion Price	115

8	Consolidation, Amalgamation or Merger	116

9	Application of Moneys Received by the Bond Trustee	117

10	General Covenants	118

11	Remuneration and Indemnification of the Bond Trustee and Common Security Trustee	121

12	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000	123

13	Trustee Liable for Negligence	131

14	Waiver and Proof of Default	132

15	Bond Trustee and Common Security Trustee not Precluded from Entering into Contracts	133

16	Modification	133

17	Currency Indemnity	134

18	Appointment, Retirement and Removal of the Bond Trustee and the Common Security Trustee	134

19	Communications	136

20	Further Issues	136

21	Governing Law and Jurisdiction	137

22	Counterparts	137

23	Waiver of Sovereign Immunity	137

24	Sanctions Regulations	138

25	Trust Indenture Act Prevails	138

SCHEDULE 1 Form of Certificate		139

SCHEDULE 2 Form of Global Certificate		187

This Trust Deed is made on [•] 2016 between:

(1)	KAISA GROUP HOLDINGS LTD., a company incorporated in the Cayman Islands whose registered office is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the “Issuer”);

(2)	U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Bond Trustee”, which expression, where the context so admits, includes all persons or companies for the time being the trustee or trustees of this Trust Deed);

(3)	[•], whose specified office is situated at [•] (the “Common Security Trustee”, which expression, where the context so admits, includes all persons or companies for the time being the security trustee of this Trust Deed); and

(4)	The Subsidiary Guarantors named in Schedule 4 (each a “Subsidiary Guarantor” and together the “Subsidiary Guarantors”).

Whereas:

(A)	Pursuant to an extraordinary resolution passed at an extraordinary general meeting of the shareholders of the Issuer dated [•] 2016, the Issuer has authorised the issue of US$[•] variable rate convertible bonds due 2019 convertible into fully paid ordinary shares of the Issuer, to be constituted by this Trust Deed.

(B)	Pursuant to resolutions of their respective boards of directors dated on or about [•] 2016, each Subsidiary Guarantor authorised the giving of the Guarantee in respect of the Bonds.

(C)	Each of the Issuer and certain of its subsidiaries has, pursuant to share charges entered into between each of the Issuer and such subsidiaries and the Common Security Trustee, granted certain security to the Common Security Trustee on behalf of holders of the Bonds and the Bond Trustee, to secure the Issuer’s repayment obligations under the Bonds and such subsidiaries’ respective obligations under the respective Guarantee. In addition, certain of the Issuer’s subsidiaries have, pursuant to the Indentures (as defined below), agreed to jointly and severally guarantee the repayment obligations of the Issuer under the Notes (as defined below) and pursuant to share charges entered into between each of the Issuer and such subsidiaries and the Common Security Trustee granted certain security to the Common Security Trustee on behalf of the holders of the Notes and the Bond Trustee to secure the Issuer’s repayment obligations under the Notes and such subsidiaries’ respective obligations under such guarantees.

(D)	The Common Security Trustee and the Notes Trustee have entered into an Intercreditor Agreement (as defined below) for the purposes of effecting a pari passu sharing of the Security between, among others, the Common Security Trustee in its capacity as security trustee for and on behalf of, among others, the holders of the Bonds, the Bond Trustee, the Notes Trustee, the holders of the Notes and the holders of any Permitted Pari Passu Secured Indebtedness from time to time.

(E)	The Bond Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

(F)	The Common Security Trustee has agreed to act as the security trustee pursuant to, and on the terms of, the share charges referred to in recital (C) above (the “Share Charges”) and the Intercreditor Agreement. The Common Security Trustee has agreed to become a party to this Trust Deed solely for the better preservation and enforcement of its rights under the Intercreditor Agreement and the Share Charges.

(G)	The Issuer and the Bondholders have determined that the Bonds shall be constituted pursuant to this Trust Deed and that, moreover, certain provisions of the Trust Indenture Act (as defined below) shall apply to this Trust Deed in order for the Bonds to be exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933. Accordingly, the Bond Trustee may be obligated hereunder to perform duties that are not typically required of it pursuant to a trust deed governed by English law, and such duties shall be performed subject to the provisions of this Trust Deed, including Clause 11 hereof.

This Deed witnesses and it is declared as follows:

1	Interpretation

1.1	Definitions: The following expressions have the following meanings:

“Accounts” means, in relation to a Fiscal Period, the Issuer’s balance sheet and income statement for that Fiscal Period, which shall be consolidated if the Issuer has Subsidiaries the accounts of which should be consolidated under the laws or regulations of Hong Kong or under auditing standards or practices generally accepted in Hong Kong;

“Agency Agreement” means the Paying, Conversion and Transfer Agency Agreement dated [•] 2016, as amended or supplemented from time to time, between the Issuer, the Subsidiary Guarantors, the Bond Trustee, the Registrar and the Agents, whereby the Registrar and the Agents are appointed;

“Agents” means the Principal Agent and the other paying, conversion and transfer agents and the registrar appointed under the Agency Agreement, at their specified offices, and their Successors;

“Alternative Stock Exchange” has the meaning set out in the Conditions;

“Auditors” means the auditors for the time being of the Issuer or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed, such other firm of accountants as may be nominated by the Issuer;

“Board of Directors” means the board of directors of the Issuer;

“Bondholder” or, in respect of a Bond, “holder” means a person in whose name a Bond is registered in the register of Bondholders;

“Bonds” means the US$[•] variable rate convertible bonds in registered form constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number or principal amount of them;

“Business Days” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange) in Hong Kong, New York City and London;

“Capital Distribution” has the meaning set out in Condition 6(C);

“Capital Stock” has the same meaning given to it under the Indentures;

“Certificate” means a certificate, substantially in the form set out in Schedule 1, issued in the name of the holder of one or more Bonds; and, except in Clause 3, includes the Global Certificate;

“Change of Control” has the meaning set out in Condition 8(E);

“Clearstream” means Clearstream Banking S.A., incorporated under the laws of the Grand Duchy of Luxembourg or any successor securities clearing agency;

“Closing Price” has the meaning set out in Condition 6(C);

“Collateral” means all collateral securing or purported to be securing, directly or indirectly, the obligations of (1) the Issuer under the Bonds, this Trust Deed, the Notes, the Indentures and any other Permitted Pari Passu Secured Indebtedness and (2) the Subsidiary Guarantor Pledgors under the Guarantee and their respective Subsidiary Guarantees on a pari passu basis pursuant to the Intercreditor Agreement and the Security Documents, and shall consist of the Capital Stock of the Subsidiary Guarantors;

“Conditions” means the terms and conditions of the Bonds set out in Schedule 1 as from time to time modified in accordance with this Trust Deed, and as modified, in their application to Bonds in respect of which the Global Certificate is issued, by the provisions of the Global Certificate, and any reference to a particularly numbered Condition shall be construed accordingly;

“Conversion Date” has the meaning set out in Condition 6(B)(i);

“Conversion Notice” means the written notice in a form previously approved by the Bond Trustee required to accompany Certificates deposited for the purposes of conversion of Bonds, the initial form of which is set out in Exhibit A to the Agency Agreement;

“Conversion Period” has the meaning set out in Condition 6(A)(i);

“Conversion Price” has the meaning set out in Condition 6(A)(iii);

“Conversion Right” has the meaning set out in Condition 6(A)(i);

“Current Market Price” has the meaning set out in Condition 6(C);

“Definitive Certificate” has the meaning ascribed to it in the Global Certificate;

“Employee Share Scheme” means a scheme, the terms of which are in compliance with the Listing Rules (or if applicable, the rules of an Alternative Stock Exchange), approved by the Issuer at a general meeting (whether before or after the date hereof) pursuant to which Shares or other securities (including rights, warrants or options) are or will be issued, offered, exercised, allotted, appropriated, modified or granted to or for the benefit of eligible participants such as directors (including current and former executive and non-executive directors), employees or former employees and consultants of the Issuer or any Subsidiary or any associated company of the Issuer pursuant to any present or future share option scheme or plan (including a dividend reinvestment plan);

“Equivalent Amount” has the meaning set out in Condition 6(B)(iii);

“Euroclear” means Euroclear Bank SA/NV or any successor securities clearing agency;

“Event of Default” means any of the events described in Condition 10;

“Extended Maturity Date” has the meaning set out in Condition 8(A);

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“Fair Market Value” has the meaning set out in Condition 6(C);

“Fiscal Period” means, as the context may require, a period commencing on 1 January and ending on the succeeding 31 December provided that if the Issuer shall change its financial year so as to end on a date other than 31 December, the foregoing shall be amended as necessary;

“Force Majeure Event” means any event (including but not limited to an act of God, fire, epidemics, explosion, floods, earthquakes, typhoons; riot, civil commotion or unrest, insurrection, terrorism, war, strikes or lockouts; nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; and breakdown, failure or malfunction of any telecommunications, computer services or systems, or other causes) beyond the control of any party to this Trust Deed which restricts or prohibits the performance of the obligations of such party contemplated by this Trust Deed;

“Further Security” has the meaning set out in Condition 4(B);

“Global Certificate” means the single Global Certificate substantially in the form set out in Schedule 2 issued in respect of all the Bonds;

“Guarantee” means the guarantee and indemnity of the Subsidiary Guarantors in Clause 2.5;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited;

“Indentures” means the Series A Notes Indenture, the Series B Notes Indenture, the Series C Notes Indenture, the Series D Notes Indenture and the Series E Notes Indenture;

“Independent Investment Bank” has the meaning set out in Condition 6(C);

“Instructing Creditors” has the meaning set out in Clause 2.6.4;

“Intercreditor Agreement” means the amended and restated intercreditor agreement dated on or about [•] 2016, as amended or supplemented from time to time, among the Issuer, the Subsidiary Guarantor Pledgors, the Bond Trustee, the Notes Trustee, the Common Security Trustee and the other secured parties as named therein;

“Interest Arrears” has the meaning set out in the Conditions;

“Issue Date” has the meaning set out in the Conditions;

“Listing Rules” means the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange;

“Maturity Date” means the Original Maturity Date or, as the case may be, the Extended Maturity Date;

“Note Subsidiary Guarantee” means any guarantee of the obligations of the Issuer under the Notes and the Indentures by any Subsidiary Guarantor;

“Notes” means the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes and the Series E Notes;

“Notes Exchange Date” means the date on which the Notes are originally issued under the Indentures, after the Schemes of Arrangement have been sanctioned;

“Notes Trustee” means Wilmington Trust, National Association in its capacity as the trustee of the Notes;

“officers’ certificate” means a certificate signed by two duly authorised officers of the Issuer, one of whom shall be the chief executive, financial or operating officer of the Issuer;

“Original Maturity Date” has the meaning set out in Condition 8(A);

“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys have been duly paid to the order of the Bond Trustee as provided in Clause 2 or have been duly paid to the Principal Agent if permitted by Clause 2 and remain available for payment following surrender of Certificates in respect of Bonds, (c) those in respect of which claims have become prescribed under Condition 11, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those in respect of which the Conversion Right has been duly exercised and discharged (and, for the avoidance of doubt, a Bond in respect of which a Conversion Date has occurred shall be deemed to remain outstanding until the Conversion Right has been satisfied and discharged even if the holder is removed from the register during the conversion process); (f) those mutilated, destroyed or defaced Certificates in respect of the Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 14 and (g) any Global Certificate to the extent that it shall have been exchanged for another Global Certificate in respect of the Bonds or for Certificates in definitive form pursuant to its terms; provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Bondholders, (2) determining how many Bonds are outstanding for the purposes of Conditions 10, 12 and 13 and Schedule 3 and (3) the exercise of any discretion, power or authority which the Bond Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Issuer or any of its Subsidiaries and not yet cancelled shall be deemed not to remain outstanding;

“Pari Passu Subsidiary Guarantee” has the meaning set out in Condition 4(C);

“Paying Agent” means [•], acting in its capacity as paying agent under the Bonds.

“Permitted Pari Passu Secured Indebtedness” has the meaning set out in sub-Clause 2.6.10 and Condition 4(C);

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organisation or government or any agency or political subdivision thereof;

“PIK Interest” has the meaning set out in Condition 5(A);

“Potential Event of Default” means an event or circumstance which would with the giving of notice and/or the lapse of time and/or the issuing of a certificate become an Event of Default;

“Principal Agent” means [•] at its specified office currently at [•] or any successor principal agent appointed under the Agency Agreement at its specified office;

“record date” means a date fixed by the articles of association of the Issuer or otherwise specified or determined by the Board of Directors for the purpose of determining entitlements to dividends or other distributions to, or rights of, holders of Shares;

“Registrar” means [•] at its specified office currently at [•] or any successor registrar appointed under the Agency Agreement at its specified office;

“Responsible Officer” shall mean any officer of the Bond Trustee having direct responsibility for the administration of this Trust Deed, or to whom corporate trust matters are referred because of that officer’s knowledge of and familiarity with the particular subject.

“Schemes of Arrangement” means a scheme of arrangement in respect of the Company under sections 673 and 674 of the Companies Ordinance (Cap 622) of the laws of Hong Kong, and/or a scheme of arrangement in respect of the Company under section 86 of the Companies Law (2013 Revision) as applicable in the Cayman Islands and/or a scheme of arrangement in respect of the Company under Part 26 of the Companies Act 2006 as applicable in England and Wales;

“Scrip Dividend” has the meaning set out it in Condition 6(C);

“SEC” means the United States Securities and Exchange Commission;

“Security” has the meaning set out in Condition 4(A), and will include all security interests created in accordance with the Intercreditor Agreement;

“Security Documents” means, collectively, the share charges and any other agreements or instrument that in each case may evidence or create any security interest in any or all of the Collateral in favour of the Common Security Trustee for the benefit of itself and all Secured Parties as defined under the Intercreditor Agreement, including the Common Security Trustee for and on behalf of the Bondholders and the Bond Trustee;

“Series A Notes” means the variable rate senior notes due 31 December 2019, to be issued by the Issuer on the Notes Exchange Date;

“Series A Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series A Notes;

“Series B Notes” means the variable rate senior notes due 30 June 2020, to be issued by the Issuer on the Notes Exchange Date;

“Series B Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series B Notes;

“Series C Notes” means the variable rate senior notes due 31 December 2020, to be issued by the Issuer on the Notes Exchange Date;

“Series C Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series C Notes;

“Series D Notes” means the variable rate senior notes due 30 June 2021, to be issued by the Issuer on the Notes Exchange Date;

“Series D Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series D Notes;

“Series E Notes” means the variable rate senior notes due 31 December 2021, to be issued by the Issuer on the Notes Exchange Date;

“Series E Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series E Notes;

“Singapore Listing Rules” means the rules governing the listing of securities on the Singapore Stock Exchange;

“Singapore Stock Exchange” means Singapore Exchange Securities Trading Limited;

“Shares” means the ordinary shares of par value HK$0.10 each of the Issuer;

“Shareholder” means the person in whose name a Share is registered in the register of members of the Issuer;

“specified office” means, in relation to an Agent or the Registrar the office identified with its name at the end of the Conditions or any other office approved by the Issuer and notified in writing to the Bondholders and the Bond Trustee pursuant to sub-Clause 10.11;

“Stock Exchange Business Day” has the meaning set out in Condition 6(B)(i);

“Subsidiary” has the meaning set out in the Conditions;

“Subsidiary Guarantor Pledgors” means the Subsidiary Guarantor Pledgors named in Schedule 5 and any other Subsidiary Guarantor which provides Collateral pursuant to this Trust Deed and the Intercreditor Agreement to secure the obligations of the Issuer under the Bonds and this Trust Deed, provided that Subsidiary Guarantor Pledgors will not include any person whose security under the Security Documents has been released in accordance with this Trust Deed, the Intercreditor Agreement and the Security Documents;

“Successor” means, in relation to the Agents or the Registrar, such other or further person as may from time to time be appointed by the Issuer as an Agent or the Registrar with the written approval of, and on terms approved in writing by, the Issuer (such approval not to be unreasonably withheld or delayed) and notice of whose appointment is given to Bondholders and the Bond Trustee pursuant to Condition 16;

“Trading Day” has the meaning set out in Condition 6(C);

“this Trust Deed” means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“trust corporation” means a trust corporation (as defined under the Law of Property Act 1925) or a corporation entitled to act as trustee pursuant to applicable foreign legislation relating to trustees and subject to sub-Clause 18.3 hereof;

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended; and

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000 of England and Wales, in each case as amended.

1.2	Construction of Certain References: References to:

1.2.1	costs, charges, remuneration or expenses include any withholding, value added, turnover or similar tax charged in respect thereof;

1.2.2	“Hong Kong dollars” and “HK$” are to the lawful currency for the time being of Hong Kong;

1.2.3	“US dollars”, “USD” and “US$” are to the lawful currency for the time being of the United States of America;

1.2.4	an action, remedy or method of judicial proceedings for the enforcement of rights of creditors include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto; and

1.2.5	references in this Trust Deed and the Conditions to the approval of the Bond Trustee not being unreasonably withheld or delayed shall be construed giving due regard to the fact that the Bond Trustee in giving any such consent or approval is acting as Bond Trustee for the Bondholders and is obliged to act in their interests.

1.3	Headings: Headings shall be ignored in construing this Trust Deed.

1.4	Schedules: The Schedules are part of this Trust Deed and have effect accordingly.

1.5	Definitions in Conditions: Terms defined in the Conditions shall, unless otherwise defined herein, have the same meaning when used in the main body of this Trust Deed.

1.6	Principal: References in this Trust Deed or the Conditions to “principal” or to the “principal amount” of the Bonds shall be deemed to be references to the Adjusted Principal Amount (as defined in the Conditions), as the same may from time to time be further increased or decreased subject to and in accordance with the Conditions, less the principal amount of the Bonds that have, at the relevant date of determination, been redeemed, converted or purchased and cancelled in accordance with the Conditions.

2	Amount of the Bonds, Covenant to Pay, Guarantee and Security

2.1	Amount of the Bonds: US$[•], subject to increase by additional amounts of PIK Interest.[1]

2.2	Covenant to pay: The Issuer will on any date when the Bonds or any of them become due to be redeemed unconditionally pay to, or caused to be paid to or to the order of, the Bond Trustee in US dollars in immediately available funds the interest, if any, or principal amount of the Bonds becoming due for payment or redemption on that date, as applicable, calculated in accordance with the Conditions together with any applicable interest and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Bond Trustee interest on the principal amount of the Bonds outstanding as set out in Condition 5 provided that:

(a)	subject to Clause 2.4, every payment of any sum due in respect of the Bonds made to the Principal Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions; and

(b)	a payment made after the due date or pursuant to Condition 10 will be deemed to have been made when the full amount due (including interest accrued, if any) has been received by the Principal Agent or the Bond Trustee and notice to that effect has been given to Bondholders (if required under sub-Clause 10.10) except (if payment is made to the Principal Agent) to the extent that there is failure in the subsequent payment to the relevant Bondholders under the Conditions.

The Bond Trustee will hold the benefit of this covenant on trust for the Bondholders. The Paying Agents shall hold in trust for the benefit of the Bondholders or the Bond Trustee all sums held by such Paying Agents for the payment of the principal of, or premium (if any) or interest on, the Bonds, and shall give to the Bond Trustee notice of any default by the Issuer in the making of any such payment.

2.3	Discharge: Subject to sub-Clause 2.4, any payment to be made in respect of the Bonds by the Issuer or the Subsidiary Guarantors may be made as provided in the Conditions and any payment so made will (subject to sub-Clause 2.4) to such extent be a good discharge to the Issuer or the relevant Subsidiary Guarantor (in respect of its Guarantee), as the case may be.

2.4	Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred, the Bond Trustee may:

2.4.1	by notice in writing to the Issuer, the Subsidiary Guarantors, the Agents and the Registrar, require the Agents and the Registrar, until notified by the Bond Trustee to the contrary, so far as permitted by applicable law:

(i)	to act as agents of the Bond Trustee under the Bonds and this Trust Deed on the terms of the Agency Agreement (with consequential amendments as necessary and save that the indemnification, remuneration and all other fees, costs and expenses of the Agents and the Registrar shall be paid in accordance with Clause 9.1.1) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of the Bonds to the order of the Bond Trustee; or

[1]	To insert the aggregate principal amount and the Accrued PIK Interest of the Mandatorily Exchangeable Bonds on the date of the Automatic Exchange Transaction.

(ii)	to deliver all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Bond Trustee or as the Bond Trustee directs in such notice or subsequently provided that this sub-Clause 2.4.1(ii) shall not apply to any documents or records which an Agent or the Registrar is obligated not to release by any law or regulation to which it is subject; and

2.4.2	by notice in writing to the Issuer and the Subsidiary Guarantors require them to make all subsequent payments in respect of the Bonds to or to the order of the Bond Trustee and not to the Principal Agent with effect from the issue of any such notice and from then until such notice is withdrawn.

2.5	Guarantee and Indemnity:

2.5.1	Guarantee: Each of the Subsidiary Guarantors, jointly and severally, unconditionally and irrevocably guarantees that if the Issuer does not pay any amount payable by it under the Bonds or this Trust Deed by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), such Subsidiary Guarantor will on demand in writing pay that sum to the Bond Trustee, in the manner provided in Clause 2.2 before close of business on that date in the city in which payment is so to be made. All payments under the Guarantee by the Subsidiary Guarantors will be made subject to the Conditions.

2.5.2	Ranking of the Guarantee: The Guarantee of each Subsidiary Guarantor: (a) is a general obligation of such Subsidiary Guarantor; (b) is senior in right of payment to any existing and future obligations of such Subsidiary Guarantor expressly subordinated in right of payment to the Guarantee; (c) ranks at least pari passu in right of payment with all other unsecured, unsubordinated Indebtedness of such Subsidiary Guarantor (subject to mandatory provisions of applicable law) and (d) is effectively subordinated to secured obligations of such Subsidiary Guarantor to the extent of the value of the assets serving as security therefore.

2.5.3	Future Subsidiary Guarantors: The Issuer will cause each Subsidiary which following the Issue Date guarantees the payment of amounts payable under the Notes or the Indentures pursuant thereto to execute and deliver to the Bond Trustee a deed expressed to be supplemental to this Trust Deed and substantially in the form set out in Schedule 6, pursuant to which such Subsidiary will guarantee the payment of any amount payable under the Bonds or this Trust Deed on a pari passu basis with the guarantee given by such Subsidiary in respect of the Notes and the Indentures. Each Subsidiary of the Issuer that guarantees the Bonds after the Issue Date, upon execution of the applicable supplemental trust deed, will be a “Subsidiary Guarantor”. If the guarantee of such Subsidiary under the Notes or the Indentures pursuant thereto is subject to any maximum amount, the guarantee of such Subsidiary required to be granted in respect of the Bonds pursuant to this Trust Deed in accordance with this Clause 2.5.3 will be subject to the same maximum amount and limited accordingly.

2.5.4	Release of Guarantee under the Notes and the Indentures: A Subsidiary Guarantor shall be simultaneously released from its obligations under the Guarantee upon the release of such Subsidiary Guarantor from its Note Subsidiary Guarantee under the Indentures, provided that no release of a Subsidiary Guarantor from the Guarantee shall be effective against the Bond Trustee or the Bondholders (1) if an Event of Default or Potential Event of Default shall have occurred and is continuing as of the time of such proposed release and discharge until such time as such Event of Default is cured or waived and (2) until the Issuer shall have delivered to each of the Bond Trustee and the Common Security Trustee an officers’ certificate stating that all conditions precedent provided for in this Trust Deed and the Security Documents relating to such release and discharge have been complied with and that such release and discharge is authorised and permitted under this Trust Deed and the Security Documents. At the request of the Issuer, the Bond Trustee and the Common Security Trustee will execute and deliver an instrument evidencing such release and discharge substantially in the form set out in Schedule 7.

2.5.5	Subsidiary Guarantors as Principal Debtor: As between the Subsidiary Guarantors and the Bond Trustee and the Bondholders but without affecting the Issuer’s obligations, each of the Subsidiary Guarantors will be liable, jointly and severally, under this Clause as if it were the sole principal debtor and not merely a surety. Accordingly, each of the Subsidiary Guarantors will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if such Subsidiary Guarantor was the sole principal debtor (including (a) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (b) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (c) the making or absence of any demand on the Issuer or any other person for payment, (d) the enforcement or absence of enforcement of the Bonds or this Trust Deed or of any security or other guarantee or indemnity, (e) the taking, existence or release of any security, guarantee or indemnity, (f) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person or (g) the illegality, invalidity or unenforceability of or any defect in any provision of the Bonds or this Trust Deed or any of the Issuer’s obligations under any of them).

2.5.6	Subsidiary Guarantors’ Obligations Continuing: Subject to Clause 2.5.4, the Subsidiary Guarantors’ respective obligations under this Trust Deed are and will remain in full force and effect by way of continuing security until no sum remains payable under the Bonds or this Trust Deed. Furthermore, those obligations of the Subsidiary Guarantors are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Subsidiary Guarantors or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. Each of the Subsidiary Guarantors irrevocably waives all notices and demands of any kind.

2.5.7	Exercise of Subsidiary Guarantors’ Rights: So long as any sum remains payable under the Bonds or this Trust Deed:

(i)	any right of any Subsidiary Guarantor, by reason of the performance of any of its obligations under this Clause 2.5, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity will be exercised and enforced by such Subsidiary Guarantor only in such manner and on such terms as the Bond Trustee may require or approve; and

(ii)	any amount received or recovered by any Subsidiary Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer will be held in trust for the Bond Trustee and immediately paid to the Bond Trustee and the Bond Trustee will hold it on the trusts set out in Clause 9.1 but so that nothing in this Clause 2.5.8 shall be construed as creating a charge or any other security interest.

2.5.8	Suspense Accounts: Any amount received or recovered by the Bond Trustee (otherwise than as a result of a payment by the Issuer to the Bond Trustee in accordance with this Clause 2) in respect of any sum payable by the Issuer under the Bonds or this Trust Deed may be placed in a suspense account and kept there for so long as the Bond Trustee thinks fit until otherwise due to be paid in accordance with the Bonds.

2.5.9	Debts of Issuer: If any moneys become payable by any Subsidiary Guarantor under this Guarantee, the Issuer shall not (except in the event of the liquidation of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to such Subsidiary Guarantor.

2.5.10	Indemnity: As separate, independent and alternative stipulations, each Subsidiary Guarantor, jointly and severally, unconditionally and irrevocably, agrees (a) that any sum which, although expressed to be payable by the Issuer under the Bonds or this Trust Deed, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Subsidiary Guarantors, the Bond Trustee or any Bondholder) not recoverable from such Subsidiary Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Bond Trustee on demand in writing and (b) as a primary obligation to indemnify the Bond Trustee and each Bondholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under the Bonds or this Trust Deed not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under the Bonds or this Trust Deed being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Bond Trustee or any Bondholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

2.5.11	Payments set aside: If any payment received from the Issuer or any Subsidiary Guarantor by the Bond Trustee or the Principal Agent or any Bondholder pursuant to the provisions of this Trust Deed or the Agency Agreement or the Bonds shall, on the subsequent bankruptcy, liquidation, winding-up, insolvency or corporate reorganisation of the Issuer or such Subsidiary Guarantor on the occurrence of any other similar event relating to the Issuer, be set aside or avoided under any laws relating to bankruptcy, dissolution, liquidation, winding-up, insolvency, corporate reorganisation or other such similar events, such payment shall not be considered as discharging or diminishing the liability of the Issuer or, as the case may be, the Subsidiary Guarantors and the Guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer, and the Subsidiary Guarantors shall indemnify the Bond Trustee, the Common Security Trustee, the Principal Agent and/or the Bondholder, as the case may be, in respect thereof.

2.5.12	Enforcement or Compromise: After a Responsible Officer of the Bond Trustee has received a written notice of Event of Default, the Bond Trustee may determine from time to time (but it will not be bound to do so unless (a) it shall have been so requested (i) in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding or (ii) by Bondholders by means of an Extraordinary Resolution of the Bondholders and (b) it shall have been indemnified and/or secured to its satisfaction) whether it will enforce this guarantee, which it may do without taking any proceedings against the Issuer, and may from time to time make any arrangement or compromise with the Subsidiary Guarantors (without prejudice to the rights and obligations of the Issuer and the Bond Trustee inter se) in relation to the Guarantee which the Bond Trustee may consider expedient in the interests of the Bondholders.

2.5.13	Waiver of Rights: Each Subsidiary Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of dissolution, liquidation, merger, consolidation or bankruptcy of the Issuer, protest or notice with respect to the Bonds or the Security and all demands whatsoever.

2.5.14	Competing Claims: Each Subsidiary Guarantor shall not prove in the liquidation or winding up of the Issuer or exercise any other rights against the Issuer in competition with the Bond Trustee, Common Security Trustee or the Bondholders unless and until all amounts payable under this Trust Deed and the Bonds shall have been paid in full. If, notwithstanding the foregoing, upon the bankruptcy or winding up of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by any Subsidiary Guarantor before payment in full of all principal, premium (if any), interest and other amounts in respect of the Bonds shall have been made to the Bondholders such payment or distribution shall be received by the Subsidiary Guarantor on trust to pay the same over immediately to the Bond Trustee for application in or towards the payment of all sums remaining unpaid on the Bonds to the Bondholders.

2.6	Security

2.6.1	Security: The obligations of the Issuer under the Bonds and this Trust Deed and the Subsidiary Guarantors under the Guarantee are secured by the Collateral given by the Issuer and the Subsidiary Guarantor Pledgors and such obligations rank rateably and pari passu with (a) in the case of the Issuer, the obligations of the Issuer under the Notes and the Indentures, and (b) in the case of the Subsidiary Guarantors, the obligations of the Subsidiary Guarantor under the Note Subsidiary Guarantees under the Indentures. The Security is granted by the Issuer and Subsidiary Guarantor Pledgors, in each case to the Common Security Trustee and is subject to the Intercreditor Agreement.

2.6.2	Further Security: The Issuer will procure that any Further Security granted by the Issuer or a Subsidiary Guarantor Pledgor pursuant to the Indentures after the Issue Date to secure the obligations of the Issuer under the Notes and the Indentures or of a Subsidiary Guarantor Pledgor under its Note Subsidiary Guarantee under the Indentures is also granted to the Common Security Trustee for the benefit of the Bondholders on a pari passu basis to secure the obligations of the Issuer under the Bonds and the Trust Deed and of such Subsidiary Guarantor Pledgor under the Guarantee. The Issuer will, and will procure that the Subsidiary Guarantors will, use its reasonable efforts promptly to obtain any necessary consents and waivers and to take all other actions necessary to grant such Further Security to the Common Security Trustee. Each Subsidiary Guarantor that grants such Further Security after the Issue Date, upon the granting of the Further Security, will be a “Subsidiary Guarantor Pledgor”.

2.6.3	Release of Guarantee Security: Subject to the Intercreditor Agreement, sub-Clause 10.20 and Section 314(d) of the Trust Indenture Act (if applicable), in the event that:

(i)	all of the Bonds have been redeemed, converted or purchased and cancelled in full, the Bond Trustee shall forthwith release and discharge the Guarantee and instruct the Common Security Trustee to forthwith release and discharge the Security in respect of all of the Collateral securing, or purported to be securing, the Bonds in accordance with the relevant Security Documents; and

(ii)	the Security in respect of any Collateral granted in relation to the Notes and the Indentures is released and discharged pursuant to the Indentures, the Bond Trustee shall forthwith instruct in writing the Common Security Trustee to forthwith release and discharge the Security in respect of such Collateral which has only been granted in relation to the Bonds and this Trust Deed in accordance with the relevant Security Documents, provided that (a) any such release and discharge shall be carried out in accordance with the provisions of the Security Documents as soon as reasonably practicable and (b) no release and discharge of the Security will be effective against the Bond Trustee or the Bondholders until the Issuer shall have delivered to the Bond Trustee and the Common Security Trustee (i) an officers’ certificate stating that all conditions precedent provided for in the Intercreditor Agreement and the Security Documents relating to such release and discharge have been complied with and that such release and discharge is authorised and permitted under this Trust Deed and the Security Documents, and delivered to the Bond Trustee (ii) a certificate of fair value in accordance with the requirements of Section 314(d) the Trust Indenture Act or (iii) a certificate signed by two duly authorised officers of the Issuer stating that Section 314(d) is not applicable.

2.6.4	Enforceability of Security: At any time after an Event of Default whereby the Bonds have become due and repayable in accordance with the Conditions, the Bond Trustee may, at its sole discretion and without further notice, instruct the Common Security Trustee to enforce the Security in accordance with the terms of this Trust Deed, the Security Documents and the Intercreditor Agreement but it will not be bound to do so unless (a) it shall have been so requested (i) in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding or (ii) by Bondholders by means of an Extraordinary Resolution of the Bondholders (in each case, the “Instructing Creditors”) and (b) the Bond Trustee and the Common Security Trustee shall have been indemnified and/or secured to their respective satisfaction. No Bondholder will be entitled to proceed directly against the Issuer unless the Bond Trustee, having become bound to do so, fails to do so within 60 days after the date of such written request or Extraordinary Resolution and such failure shall be continuing. Subject to sub-Clause 12.2 and sub-Clause 13 hereof, the Bond Trustee accepts no responsibility in connection with the enforcement of the Security. The provisions of this sub-Clause 2.6.4 and sub-Clause 12.19 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act and Section 316(a)(1)(A) of the Trust Indenture Act is hereby expressly excluded from these presents and the Bonds, as permitted by the Trust Indenture Act.

2.6.5	Clarification of Instructions: The Bond Trustee shall be entitled to seek clarification with respect to any instruction given to it by the Bondholders and shall be entitled to refrain from acting in the absence of any, or any clear, instruction.

2.6.6	Perfecting the Security; Delivery of Annual Opinion of Counsel: The Issuer and the Subsidiary Guarantor Pledgors shall furnish to the Bond Trustee and the Common Security Trustee opinions of counsel required pursuant to Section 314(b) of the Trust Indenture Act and take such action as may be reasonably required (1) to perfect or protect the Security created or intended to be created by or pursuant to this Trust Deed and the Security Documents over the Collateral and (2) at any time after the Security constituted by or pursuant to this Trust Deed and the Security Documents shall have become enforceable, to facilitate the realisation of such Security in accordance with the provisions of the Intercreditor Agreement and the relevant Security Documents. A certificate from the Common Security Trustee to the effect that a particular action is reasonably required by it shall be conclusive evidence of that fact. The Bond Trustee and the Common Security Trustee accept no responsibility for the perfection of the Security.

2.6.7	[RESERVED]

2.6.8	[RESERVED]

2.6.9	[RESERVED]

2.6.10	Permitted Pari Passu Secured Indebtedness: On or after the Original Issue Date, the Issuer and any of the Subsidiary Guarantor Pledgors may create further security on the Collateral pari passu with the Security to secure indebtedness of the Issuer (including in respect of any further Bonds issued under Condition 15) and of a Subsidiary Guarantor Pledgor in respect of any Pari Passu Subsidiary Guarantee (“Permitted Pari Passu Secured Indebtedness”); provided that (i) the holders of such indebtedness (or their representatives) become party to the Intercreditor Agreement, (ii) the agreement in respect of such indebtedness contains provisions with respect to releases of Collateral and such Pari Passu Subsidiary Guarantee substantially similar to and no more restrictive on the Issuer and such Subsidiary Guarantor Pledgor than the provisions of the Trust Deed and the Security Documents and (iii) the Issuer and such Subsidiary Guarantor Pledgor delivers to the Bond Trustee an opinion of counsel and a certificate signed by two duly authorised officers of the Issuer with respect to corporate and collateral matters in connection with the Security Documents, in form and substance as set forth in the Security Documents or otherwise satisfactory to the Bond Trustee; provided, further, that the Issuer shall apply 100% of the net proceeds of issuance of such Permitted Pari Passu Secured Indebtedness after the Issue Date towards the redemption on a pari passu and pro rata basis of the Bonds, the Notes and any Permitted Pari Passu Secured Indebtedness existing as at the Issue Date (with payments pro rata based on the then principal amount then outstanding of the Bonds, the Notes and such existing Permitted Pari Passu Secured Indebtedness). Each of the Bond Trustee and the Common Security Trustee is permitted and authorised, without notice to and the consent of any Bondholder, to enter into any amendments to the Security Documents and/or the Trust Deed (as applicable) and take any other action necessary to permit the creation and registration of Further Security on the Collateral to secure Permitted Pari Passu Secured Indebtedness in accordance with this sub-Clause 2.6.10 (including, without limitation, the appointment of any collateral agent or common security trustee under the Intercreditor Agreement to hold the Collateral on behalf of the Bondholders and the holders of Permitted Pari Passu Secured Indebtedness). Neither the Bond Trustee nor the Common Security Trustee shall incur any liability for entering into the Intercreditor Agreement in accordance with this Trust Deed. For the purposes of this sub-Clause 2.6.10, “Pari Passu Subsidiary Guarantee” means a guarantee by any Subsidiary Guarantor of indebtedness of the Issuer (including in respect of any further Bonds issued under Condition 15); provided that such guarantee ranks pari passu with the Subsidiary Guarantee of such Subsidiary Guarantor.

3	Form of the Bonds and Certificates; Issue of the Bonds

3.1	The Global Certificate: On issue of the Bonds, the Global Certificate substantially in the form of Schedule 2 will be issued in respect of the aggregate principal amount of the Bonds and the Issuer shall procure the Registrar to make such entries of Bonds in the register of Bondholders as appropriate. The Global Certificate will be registered in the name of a nominee of the common depositary for Euroclear and Clearstream. The Global Certificate need not be security printed. The Bonds evidenced by the Global Certificate shall be subject to their terms in all respects and entitled to the same benefits under this Trust Deed as Bonds evidenced by individual Definitive Certificates. The Issuer shall procure the Registrar to make such entries in the register of Bondholders as are appropriate to reflect any increase in the principal amount of the Bonds from time to time to reflect the capitalisation of Interest Arrears on the Issue Date and the capitalisation of PIK Interest from time to time subject to and in accordance with Condition 5.

3.2	The Definitive Certificates: The Definitive Certificates, if issued, will be security printed in accordance with all applicable stock exchange requirements and will be substantially in the form set out in Schedule 1 and endorsed with the Conditions.

3.3	Signature: The Global Certificate (and the Definitive Certificates, if issued) will be issued under the common seal or securities seal of the Issuer (if required under its memorandum and articles of association) and signed manually or in facsimile (with signatures affixed by mechanical means) by and in the presence of any director or authorised person duly authorised for the purpose of the Issuer and authenticated manually by or on behalf of the Registrar. The Issuer may use the signature of any director of the Issuer who at the date of this Trust Deed is duly authorised even if at the time of issue of any Certificate or the Global Certificate he no longer holds such office and the Bonds in respect of which the Global Certificate or a Certificate is so executed and authenticated will be binding and valid obligations of the Issuer.

3.4	Issue: Issue and delivery of the Bonds shall be complete on the issue and delivery of the Global Certificate to the nominee of the common depositary referred to in sub-Clause 3.1 (or its representative) by, or by the order of, the Issuer and completion of the register of Bondholders by or on behalf of the Registrar.

3.5	Entitlement to treat holder as owner: The holder of any Bond will (save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on or the theft or loss of the Certificate issued in respect of it) and no person will be liable for so treating the holder.

4	Stamp Duties and Taxes

4.1	Stamp Duties: The Issuer and the Subsidiary Guarantors will pay any stamp, issue, registration, documentary, transfer or other taxes and duties, including interest and penalties, payable in the Cayman Islands or Hong Kong or Belgium or the Grand Duchy of Luxembourg or the United Kingdom in respect of the creation, issue and offering of the Bonds, the execution or delivery of this Trust Deed and pay any taxes and capital, stamp, issue and registration duties in Hong Kong or the Cayman Islands or Belgium or the Grand Duchy of Luxembourg or the United Kingdom or, if relevant, the place of the Alternative Stock Exchange, arising from the deposit of Certificates for the conversion of Bonds and the issue and delivery of Shares following such deposit, except for the taxes and capital, stamp, issue and registration duties required to be paid by Bondholders under Condition 6(B)(ii). The Issuer (failing whom, the Subsidiary Guarantors jointly and severally) will also indemnify the Bond Trustee, the Common Security Trustee and the Bondholders on an after tax basis from and against all stamp, issue, registration, documentary or other taxes and duties paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Bond Trustee, the Common Security Trustee or, as the case may be, (where entitled under Condition 13 to do so) the Bondholders to enforce the obligations of the Issuer and/or the Subsidiary Guarantors under the Bonds, this Trust Deed or the Security Documents.

4.2	Change of Taxing Jurisdiction: If the Issuer becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to the Cayman Islands, Hong Kong or the People’s Republic of China (“PRC”) or any such authority of or in such territory which imposes taxes, duties, assessments or governmental charges of whatever nature with respect to the Bonds or this Trust Deed then the Issuer (failing whom, the Subsidiary Guarantors) will notify the Bond Trustee as soon as practicable and give to the Bond Trustee an undertaking satisfactory to the Bond Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the Cayman Islands, Hong Kong or the PRC of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event, the Bonds and this Trust Deed, including, but not limited to, Condition 8(C) will be read accordingly.

5	Covenants relating to the Conversion Rights

So long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution of the Bondholders or with the approval of the Bond Trustee where, in the opinion of the Bond Trustee, it is not materially prejudicial to the interests of Bondholders to give such approval, the Issuer will:

5.1	Availability of Shares: reserve, free from any pre-emptive or other similar rights, out of its authorised but unissued ordinary share capital, the full number of Shares liable to be issued on conversion of all the Bonds from time to time remaining outstanding and shall ensure that all Shares delivered on conversion of the Bonds will be duly and validly issued as fully-paid;

5.2	Limited Issues of Shares: subject to the Conditions, not issue or pay up any securities, by way of capitalisation of profits or reserves unless, in any such case, it gives rise (or would, if the adjustment would be 1 per cent. or more of the Conversion Price then in effect, give rise) to an adjustment of the Conversion Price, provided that the Issuer may issue or pay up any security by way of capitalisation of profits or reserves (a) by the issue of fully paid Shares to the Shareholders and other persons entitled to them, (b) by the issue of Shares paid up in full out of profits or reserves in accordance with applicable law and issued in lieu of a cash dividend or (c) by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other persons entitled thereto or (d) pursuant to any Employee Share Scheme, subject in each case to the provisions of Clause 7;

5.3	Limited Modification of Rights: not modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of ordinary share capital carrying any rights which are more favourable than the rights attaching to Shares but so that nothing in this sub-Clause 5.3 shall prevent (a) the offer or grant of options for the subscription of or the issue of equity share capital to employees (including directors) or former employees of the Issuer or any of its Subsidiaries or associated companies, or persons related to such employees (including directors) or former employees or other eligible participants in any Employee Share Scheme of the Issuer effective as of the date of this Trust Deed, (b) a consolidation or subdivision of the Shares or the conversion of any Shares into stock or vice versa, (c) a modification to the rights attaching to the Shares (i) which is not, in the opinion of an Independent Investment Bank, materially prejudicial to the interests of the Bondholders or (ii) which is compulsorily required by applicable Laws or the Listing Rule, (d) the conversion of Shares into, or the issue of any Shares in, uncertificated form (or the conversion of Shares in uncertificated form to certificated form) or the amendment of the articles of association of the Issuer to enable title to securities of the Issuer (including Shares) to be evidenced and transferred without a written instrument or any other alteration to the articles of association of the Issuer made in connection with the matters described in this sub-Clause 5.3 or which are supplemental or incidental to any of the foregoing (including amendments made to enable or facilitate procedures relating to such matters and amendments dealing with the rights and obligations of holders of securities (including Shares) dealt with under such procedures) or (e) any issue of equity share capital which results (or would, if the adjustment would be 1 per cent. or more of the Conversion Price then in effect, otherwise result) in an adjustment of the Conversion Price;

5.4	Limited Grant of Rights: procure that no securities (whether issued by the Issuer or any of its Subsidiaries or otherwise procured by the Issuer or any of its Subsidiaries to be issued) issued without rights to convert into or exchange or subscribe for Shares shall subsequently be granted such rights at a consideration per Share which is less than 92 per cent. of the Current Market Price per Share at close of business on the Trading Day last preceding the date of the announcement of the proposed inclusion of such rights unless the same gives rise (or would, if the adjustment would be 1 per cent. or more of the Conversion Price then in effect, give rise) to an adjustment of the Conversion Price and that at no time shall there be in issue Shares of differing nominal values, provided that nothing in this Clause 5.4 shall prevent the issue or grant of Shares of the Issuer under or pursuant to the Employee Share Scheme;

5.5	Restricted Action: not make any offer, issue, grant or distribution or take any other action if the effect thereof would be that, on the conversion of Bonds, Shares would fall to be issued at a discount to their nominal value or would require Shares to be issued in any other circumstances not permitted by applicable law;

5.6	Notice Relating to Adjustments: as soon as practicable with the announcement of the terms of any issue pursuant to Conditions 6(C)(6) and 6(C)(7) and the announcement of any proposed modification pursuant to Condition 6(C)(8) give notice to the Bondholders, the Conversion Agent and the Bond Trustee in accordance with Condition 16 (such notice to be signed by an authorised officer of the Issuer) advising them of the date on which the relevant adjustment to the Conversion Price is likely to become effective and of the effect of exercising their rights of conversion before then;

5.7	Officers’ Certificate: if an event happens as a result of which the Conversion Price may be adjusted pursuant to this Trust Deed, subject to sub-Clause 7.3, as soon as practicable send the Bond Trustee and the Conversion Agent an officers’ certificate (which the Bond Trustee and the Conversion Agent shall be entitled to accept and conclusively rely on without further enquiry as sufficient evidence of the matters therein referred) setting out particulars of the event, whether an adjustment to the Conversion Price falls to be made and, if so, the adjusted Conversion Price and the date on which such adjustment takes effect, whether an amount falls to be carried forward pursuant to sub-Clause 7.5 and if so the amount to be carried forward and in any case setting out such other information as the Bond Trustee and the Conversion Agent may reasonably require;

5.8	Extend Offer: if an offer is made to all (or as nearly as may be practicable all) Shareholders, or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associate or associates (as defined in the Listing Rules) of the offeror and parties acting in concert with the offeror to acquire all or a majority of the issued equity share capital of the Issuer, or if any person proposes a scheme with regard to such acquisition, give notice of such offer or scheme to the Bondholders and the Bond Trustee at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) stating that details concerning such offer or scheme may be obtained from the specified offices of the Agents and the Registrar and provide the Agents and Registrar with such details and, where such an offer or scheme has been recommended by the Board of Directors or where such an offer has become or been declared unconditional in all respects, use its best endeavours to procure that a like offer or scheme is extended to the Bondholders and the holders of any Shares issued during the period of the offer or scheme arising out of Conversion Rights;

5.9	No Reduction of Issued Share Capital: not make any reduction of its issued ordinary share capital or any uncalled liability in respect thereof or of any share premium account or capital redemption reserve fund except in each case, where the reduction is permitted by applicable law and results in (or would, but for the provisions of the Conditions relating to rounding or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is otherwise taken into account for the purposes of determining whether such an adjustment should be made), provided always that the Issuer shall not be prohibited from purchasing its Shares to the extent permitted by law;

5.10	Closing of Register: unless so required by applicable law or regulation or the articles of association of the Issuer or in order to establish a dividend or other rights attaching to the Shares, not close its register of Shareholders or take any other action which prevents the transfer of its Shares generally and ensure that the Bonds may be converted legally and the Shares issued on conversion may (subject to any limitation imposed by law) be transferred (as between transferor and transferee although not as against the Issuer) at all times while the register is closed or such other action is effective, nor take any action which prevents the conversion of the Bonds or the issue of Shares in respect of them otherwise than in accordance with the Conditions;

5.11	Listing of Shares: without prejudice to the provisions set out in the Conditions, (a) use its best endeavours to maintain a listing for all the issued Shares on the Hong Kong Stock Exchange, (b) use its commercially reasonable endeavours to, within 60 days of the resumption of trading of the Shares which are suspended as of the Issue Date, obtain and maintain a listing for all the Shares issued on exercise of Conversion Rights attaching to the Bonds on the Hong Kong Stock Exchange and (c) if the Issuer is unable to obtain or maintain such listing, use its best endeavours to obtain and maintain a listing for all the Shares issued on the exercise of the Conversion Rights on an Alternative Stock Exchange as the Issuer may from time to time determine (and give prior notice thereof to the Bond Trustee) and will forthwith give notice to the Bondholders in accordance with Condition 16 of the listing or delisting of the Shares (as a class) by any of such stock exchanges;

5.12	Compliance with Listing Rules: use its best endeavours to ensure compliance with the Singapore Listing Rules, and the Listing Rules or the listing rules of an Alternative Stock Exchange, as the case may be, in order that it is able to issue and deliver the full number of Shares liable to be issued on conversion of all the Bonds from time to time remaining outstanding; and

5.13	Expenses: pay the expenses of the issue of, and all expenses of obtaining listing for, Shares arising on conversion of the Bonds (save for any taxes specified in Condition 6(B)(ii)).

For the above purposes, “equity share capital” means the share capital of a company excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution.

6	Notices Relating to the Conversion Rights

6.1	Requirement to give notice: If after the date of this Trust Deed:

6.1.1	the Issuer authorises the grant, issue or offer to the holders of Shares or options (except the grant of options under an approved Employee Share Scheme), rights or warrants to subscribe for or purchase either any Shares or any securities convertible into, or exchangeable for or which confer rights to purchase, Shares; or

6.1.2	the Issuer declares, or pays or makes a Capital Distribution, or authorises the grant, issue or offer to the holders of Shares of rights or warrants to subscribe for or purchase any shares or securities other than Shares or any securities convertible into or exchangeable for or which confer rights to purchase Shares which will, upon declaration or payment, or when made, or upon grant, issue or offer, give rise to an adjustment to the Conversion Price pursuant to Clause 7; or

6.1.3	there is a re-classification of the Shares (including a sub-division or consolidation of the Issuer’s outstanding Shares) or a consolidation, merger or amalgamation to which the Issuer is a party or any sale or transfer of all or substantially all of the assets or business of the Issuer which will, upon such an event, give rise to an adjustment to the Conversion Price pursuant to Clause 7; or

6.1.4	the Issuer authorises the issue of any securities convertible into or exchangeable for Shares or rights or warrants to subscribe for or purchase Shares or securities (other than those referred to in sub-Clause 6.1.1 or 6.1.2 above) which will, or authorises the issue of any Shares which will, (or, if in any such case a relevant consideration or offering price fixed by the Board of Directors to be recommended at a relevant general meeting of Shareholders is adopted, will) upon issue give rise to an adjustment to the Conversion Price pursuant to Clause 7; or

6.1.5	there is a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer, the Issuer shall as soon as practicable thereafter give written notice thereof to the Bond Trustee, the Conversion Agent and the Principal Agent and, in addition, it will at least 14 days before the applicable (in the case of paragraph (a) below) record date or (in the case of paragraph (b) below) record date or date of submission, whichever is earlier, or (in the case of paragraph (c) below) date of submission, or (in the case of paragraph (d) below) date of issue or (in the case of paragraph (e) below) record date or effective date, whichever is earlier, give notice to the Bondholders (through the Principal Agent) and the Bond Trustee stating, as the case may require:

(a)	the record date in the Cayman Islands for such grant, issue or offer of options, rights or warrants, dividend, distribution or payment or such re-classification (and, in the case of the grant, issue or offer of options, rights or warrants, the period during which such options, rights or warrants may be exercised); or

(b)	the date in the Cayman Islands (1) on which such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is to be submitted to a general meeting of Shareholders of the Issuer for approval, and (2) which is the record date for the same (if applicable), and (3) on which such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and (4) as of which it is expected that holders of Shares will be entitled, if at all, to exchange their Shares for securities or other property deliverable upon such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up; or

(c)	(in the event of the declaration of a Capital Distribution referred to in sub-Clause 6.1.2 above, the payment of which must be submitted for approval to a general meeting of Shareholders or to a meeting of the Board of Directors before such Capital Distribution may be paid or made) the date of such submission; or

(d)	(in the event of an issue referred to in sub-Clause 6.1.4 above) the date of such issue; or

(e)	(in the event of such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up not being submitted to a general meeting of Shareholders for approval) (1) the record date for the same (if applicable), and (2) the date when the same becomes effective;

provided that if the exact date of any such submission referred to in paragraph (b) or (c) above is not known at the time of such notice to the Bond Trustee and the Principal Agent, such notice shall indicate the approximate date thereof and the Issuer shall give a second notice in writing to the Bond Trustee and the Principal Agent as soon as practicable, specifying the exact date of submission, and provided further that if the period referred to in paragraph (a) above or the effective date or exchange date referred to in paragraph (b) above or the date of issue or effective date referred to in paragraph (d) or (e) above is not known at the time of such first notice to the Bond Trustee and the Principal Agent, the Issuer shall give a second notice (which shall be in writing) to the Bond Trustee and the Principal Agent, at least 14 days before the commencement of such period or (as the case may be) before such date specifying such period (and the date of its commencement) and/or such date and shall also (in a case within paragraph (a), (b) or (e) above) cause such second notice to be given to Bondholders at least 14 days (or such shorter period as the Bond Trustee may approve) before the commencement of the applicable period or (as the case may be) before the effective date or exchange date except where such period or date has already been specified in the first notice to the Bondholders. However, in the case of any issue referred to in sub-Clause 6.1.4 above, the Issuer need not give any notice mentioned above before the date on which the relevant consideration per Share for such issue is fixed by the Issuer but in such case the Issuer shall promptly upon the fixing of such consideration give notice in accordance with this Clause 6.

6.2	Where Adjustment to Conversion Price Required: If the event referred to in the notice required pursuant to sub-Clause 6.1 would result in an adjustment to the Conversion Price, such notice shall also state the Conversion Price in effect at the time such notice is required to be given and the Conversion Price which will result after giving effect to such event or, if such adjusted Conversion Price is not then determinable, the fact that an adjustment in the Conversion Price may result. Without prejudice to sub-Clause 5.5, if, after giving effect to the event covered by any such notice and to any adjustment in the Conversion Price, the Shares could not or might not (but for sub-Clause 7.6), under applicable law then in effect, be legally issued on conversion of Bonds as fully-paid, such notice shall also state such fact and the extent to which, by reason of such provisions, effect will not be given to such adjustment.

6.3	Notice of Adjustment: If, while any Conversion Right is or is capable of being or becoming exercisable, there shall be any adjustment to the Conversion Price, the Issuer shall (a) as soon as practicable notify the Bond Trustee and the Agents of particulars of the event giving rise to the adjustment, the Conversion Price before and after the adjustment, the date on which the adjustment takes effect and such other relevant information as the Bond Trustee may require, and (b) promptly after the adjustment takes effect, give notice to the Bondholders and the Bond Trustee stating that the Conversion Price has been adjusted and setting out the event giving rise to the adjustment, the Conversion Price in effect before the adjustment, the adjusted Conversion Price and the effective date of the adjustment. However, a notice pursuant to another sub-Clause of this Clause 6 correctly stating any information required to be given pursuant to this sub-Clause shall, as to such information, satisfy the requirements of this sub-Clause 6.3.

6.4

Notification of Closed Periods: The Issuer shall give not less than 15 days’ nor more than 60 days’ notice to the Bond Trustee and the Agents of (a) any days during the Conversion Period on which the Issuer’s register of Shareholders is to be closed by reason of Cayman Islands law or regulation or the articles of association of the Issuer or for the purpose of establishing any dividend or other rights attaching to the Shares, and (b) any other day during the Conversion Period on which it is aware that its register of Shareholders is to be closed.

The notice shall state the reason for such closure and whether the Issuer intends to give notice to Bondholders of the closure.

6.5	Notice of the end of the Conversion Period: Bondholders must be given not less than 28 days’ nor more than 42 days’ notice in writing by the Conversion Agent (with a copy to the Bond Trustee) prior to the Maturity Date reminding them of the Conversion Right and the Conversion Price.

7	Adjustments to the Conversion Price

7.1	Adjustments to the Conversion Price: The Conversion Price shall be subject to adjustment in accordance with Condition 6 (C).

7.2	Calculation of Consideration Receivable: For the purpose of any calculation of the consideration receivable pursuant to Conditions 6(C)(6), 6(C)(7) and 6(C)(8) :

7.2.1	Issue of Shares for Cash: the aggregate consideration receivable for Shares issued for cash shall be the amount of such cash provided that in no case shall any deduction be made for any commission or any expenses paid or incurred by the Issuer for any underwriting of the issue or otherwise in connection therewith; and

7.2.2	Issue of Shares on Conversion or Exercise of Securities: (1) the aggregate consideration receivable for the Shares to be issued on the conversion or exchange of any securities shall be deemed to be the consideration received or receivable by the Issuer for any such securities and (2) the aggregate consideration receivable for the Shares to be issued on the exercise of rights of subscription attached to any securities shall be deemed to be that part (which may be the whole) of the consideration received or receivable by the Issuer for such securities which is attributed by the Issuer to such rights of subscription or, if no part of such consideration is so attributed, the Fair Market Value of such rights of subscription as at the date of the announcement of the terms of issue of such securities (as determined by an Independent Investment Bank, plus in the case of each of (1) and (2) above, the additional minimum consideration (if any) to be received by the Issuer on the conversion or exchange of such securities, or on the exercise of such rights of subscription (the consideration in all such cases to be determined subject to the proviso in sub-Clause 7.2.1) and (3) the consideration per Share receivable by the Issuer on the conversion or exchange of, or on the exercise of such rights of subscription attached to, such securities shall be the aggregate consideration referred to in (1) or (2) above (as the case may be) converted into Hong Kong dollars if such consideration is expressed in a currency other than Hong Kong dollars at such rate of exchange as may be determined in good faith by an Independent Investment Bank to be the spot rate ruling at the close of business on the date of announcement of the terms of issue of such securities, divided by the number of Shares to be issued on such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate.

7.3	More than One Event in Quick Succession: Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of an Independent Investment Bank, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by an Independent Investment Bank, to be in its opinion appropriate in order to give such intended result.

7.4	Certificate Conclusive: If any doubt shall arise as to the appropriate adjustment to the Conversion Price a certificate of the Independent Investment Bank selected by the Issuer shall be conclusive and binding on all concerned save in the case of manifest error.

7.5	Rounding and Minor Adjustments: On any adjustment, the relevant Conversion Price, if not an integral multiple of one Hong Kong cent, shall be rounded down to the nearest Hong Kong cent. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1 per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has not been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment shall be given to Bondholders and the Bond Trustee in accordance with Condition 16 as soon as practicable after the determination thereof.

7.6	No Discount to Par Value: The Conversion Price may not be reduced so that, on conversion of Bonds, Shares would fall to be issued at a discount to their par value or would require Shares to be issued in any other circumstances not permitted by applicable laws then in force in the Cayman Islands.

7.7	Selection of Independent Investment Bank: If the Issuer fails to select an Independent Investment Bank when required for the purposes of this Clause 7, the Bond Trustee may, but shall not be obliged to, select such bank and shall have no liability to any person in respect of such selection.

7.8	Post-Record Date Adjustments: If the Conversion Date in relation to any Bond shall be after the record date for any such issue, distribution, grant, offer or other event as is mentioned in Conditions 6(C)(2) to 6(C)(5) and 6(C)(9), or any such issue as is mentioned in Conditions 6(C)(6) and 6(C)(7) which is made to the Shareholders or any of them, but before the relevant adjustment becomes effective under Condition 6(C), the Issuer shall (conditional on such adjustment becoming effective) procure that there be issued to the converting Bondholder or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations) such additional number of Shares as, together with the Shares issued or to be issued on conversion of the relevant Bond, is equal to the number of Shares which would have been required to be issued on conversion of such Bond if the relevant adjustment (more particularly referred to in the said Clauses above) to the Conversion Price had in fact been made and become effective immediately after the relevant record date. Such additional Shares will be allotted as at, and within one month after, the relevant Conversion Date or, if the adjustment results from the issue of Shares, the date of issue of Shares. Certificates for such Shares will be despatched within such period of one month.

7.9	No Duty to Monitor: The Bond Trustee shall not be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by it to do so.

7.10	Employee Share Schemes: No adjustment shall be made to the Conversion Price where Shares or other securities (including rights, warrants or options) are issued, offered, exercised, allotted, appropriated, modified or granted to or for the benefit of eligible participants such as directors (including directors holding or formerly holding executive and non-executive offices), employees or former employees and consultants of the Issuer or any Subsidiary or any associated company of the Issuer pursuant to any Employee Share Scheme.

7.11	Increase in the Conversion Price: No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation or reclassification of the Shares as referred to in Condition 6(C)(1) or where there has been a proven manifest error in the calculation of the Conversion Price.

8	Consolidation, Amalgamation or Merger

The Issuer will not consolidate with, merge or amalgamate into or transfer its assets substantially as an entirety to any corporation or convey or transfer its properties and assets substantially as an entirety to any person (the consummation of any such event, a “Merger”), unless:

(a)	the corporation formed by such Merger or the person that acquired such properties and assets shall expressly assume, by a supplemental trust deed, all obligations of the Issuer under this Trust Deed and the performance of every covenant and agreement applicable to it contained herein;

(b)	immediately after giving effect to any such Merger, no Event of Default, and no event which, after notice or lapse of time, or both, may become an Event of Default shall have occurred and be continuing or would result therefrom; and

(c)	the corporation formed by such Merger, or the person that acquired such properties and assets, shall expressly agree, among other things, to indemnify each holder of a Bond against any tax, assessment or governmental charge payable by withholding or deduction thereafter imposed on such holder solely as a consequence of such Merger with respect to the payment of principal and interest on the Bonds.

9	Application of Moneys Received by the Bond Trustee

9.1	Declaration of Trust: All moneys received by the Bond Trustee in respect of the Bonds or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer or any of the Subsidiary Guarantors, be held by the Bond Trustee upon trust to apply them (subject to sub-Clause 9.2):

9.1.1	firstly, in payment of all costs, charges and expenses properly incurred by and any liabilities of the Bond Trustee, Common Security Trustee and the Agents (including remuneration payable to the Bond Trustee, the Common Security Trustee and the Agents) in the preparation of, the Intercreditor Agreement, and in carrying out its functions under, this Trust Deed, the Agency Agreement, the Intercreditor Agreement and the Security Documents pari passu and rateably;

9.1.2	secondly, in payment of any interest owing in respect of the Bonds pari passu and rateably;

9.1.3	thirdly, in payment of any amount of principal owing in respect of the Bonds pari passu and rateably; and

9.1.4	fourthly, in payment of any balance (if any) to the Issuer (or, if any moneys were received from the Subsidiary Guarantors, such Subsidiary Guarantors).

If the Bond Trustee holds any moneys which represent principal or interest in respect of Bonds in respect of which claims have become prescribed under Condition 11, the Bond Trustee will hold them on these trusts.

9.2	Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under sub-Clause 9.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Bond Trustee may, but shall not be obliged to, at its sole discretion, invest such moneys upon some or one of the investments authorised under sub-Clause 9.3 with power from time to time similarly to vary such investments. The Bond Trustee may, but shall not be obliged to, retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in sub-Clause 9.1.

9.3	Investment: Moneys held by the Bond Trustee may be invested, but there shall not be an obligation to so invest, in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Bond Trustee may think fit. If that bank or institution is the Bond Trustee or a subsidiary, holding or associated company of the Bond Trustee, it needs only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Bond Trustee may, but shall not be obliged to, at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

9.4	Negative Interest:

9.4.1	The Bond Trustee may hold cash in accounts subject to and in accordance with applicable local law, rule or practices. Where cash is on deposit, it will be subject to the terms of this Trust Deed and such terms and conditions as may be issued by the Bonds Trustee from time to time, including rates of interest (including negative interest where applicable) and deposit account access. If for any currency:

(i)	any recognised overnight benchmark rate or any official overnight interest rate set by a central bank or other monetary authority is negative or zero; or

(ii)	any market counterpart or other institution applies a negative interest rate or any related charge to any account or balance of the account,

the Bond Trustee may apply a charge to any such account or balances. The Bond Trustee will give the Issuer prompt written notice of the application of any such charges and of the methodology by which they are applied.

9.4.2	The Issuer and the Bond Trustee each acknowledge and agree that the application of a charge by the account, including as referred to in this Clause 9, may cause the effective interest rate applicable to an account or balance to be negative, notwithstanding that one or more of the rates set by third parties specified in subclauses 9.4.1(i) and 9.4.1(ii) above may be zero.

10	General Covenants

So long as any Bond is outstanding, save with the approval of an Extraordinary Resolution, the Issuer will:

10.1	Books of Account: keep, and procure that its Subsidiaries (so far as required by applicable law and rules and regulations of the Hong Kong Stock Exchange or Alternative Stock Exchange, as the case may be) keep, proper books of account and, at any time after an Event of Default or Potential Event of Default has occurred, so far as permitted by applicable law and rules and regulations of the Hong Kong Stock Exchange or Alternative Stock Exchange, as the case may be, allow, and procure that each of its Subsidiaries will allow, the Bond Trustee and anyone appointed by it, access to the books of account of the Issuer and/or the relevant Subsidiary respectively at all reasonable times during normal business hours;

10.2	Notice of Events of Default; Compliance Certificate: notify the Bond Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default and submit to the Bond Trustee certificates regarding the Issuer’s and the Subsidiary Guarantors’ compliance with the provisions of this Trust Deed as required by and in the manner prescribed in Section 314(a)(4) of the Trust Indenture Act;

10.3	Information: so far as permitted by applicable law and regulations, give the Bond Trustee and the Common Security Trustee such information as they require to perform their respective functions;

10.4	Financial Statements etc.: send to the Bond Trustee, as soon as practicable after the issue or publication thereof and in any event within ten days of request from the Bond Trustee after the same is made available to its Shareholders following the close of each Fiscal Period, three copies or translations, in each case in English, of the following:

10.4.1	in the case of the first semi-annual Fiscal Period falling within each of the annual Fiscal Periods, the semi-annual interim report containing unaudited consolidated Accounts of the Issuer in respect of such Fiscal Period which Accounts are prepared on a basis as required by the Listing Rules; and

10.4.2	in the case of each annual Fiscal Period, the annual report containing audited Accounts (including without limitation the income statement and the balance sheets) of the Issuer as at the end of, and for, such Fiscal Period, reported on by the Auditors and prepared in accordance with generally accepted accounting principles and commercial practice in Hong Kong;

provided that if and to the extent that the Accounts are not prepared or adjusted on a basis consistent with that used for the preceding corresponding Fiscal Period, that fact shall be stated; provided further that for as long as and only if the Issuer has failed to file with the Hong Kong Stock Exchange, or any other securities exchange on which the Shares are at any time listed for trading, true and correct copies of any financial report required to be filed in accordance with the rules and regulations of such exchange, the Issuer shall, within 30 days of the end of each fiscal quarter of the Issuer, publicly disclose on the website of the Hong Kong Stock Exchange a report on such immediately preceding fiscal quarter, which shall include details on the Issuer’s land bank, contracted sales, gross floor area and average selling prices of property units sold during such fiscal quarter. The Issuer shall provide written notice of such failure to the Bond Trustee and the Bond Trustee shall be under no obligation to monitor or verify compliance thereof.

The Issuer shall also comply with the provisions of Section 314 of the Trust Indenture Act.

Delivery of any such information to the Bond Trustee is for informational purposes only and the Bond Trustee’s receipt of them will not constitute constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s or any Subsidiary Guarantor’s compliance with any of its or their covenants hereunder (as to which the Bond Trustee is entitled to rely exclusively on Officers’ Certificates).

10.5	Information Material to Bondholders: send to the Bond Trustee three copies or translations, in each case in the English language, of all notices, statements and documents which are issued to the holders of its Shares or its creditors generally as soon as practicable (but not later than 30 days) after their date of issue; provided further that the Issuer and any Subsidiary Guarantor, as applicable, shall also comply with the other provisions of Section 314 of the Trust Indenture Act, as applicable.

10.6	Director’s Certificate: send to the Bond Trustee, at the same time as its annual audited Accounts being provided pursuant to sub-Clause 10.4.2 above, and also within 14 days after any request by the Bond Trustee, a certificate of the Issuer signed by two directors on behalf of the Issuer to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) being not more than five days before the date of the certificate:

10.6.1	no Event of Default or Potential Event of Default had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it; and

10.6.2	the Issuer has complied with all its obligations under this Trust Deed.

The Bond Trustee shall be entitled to conclusively rely upon any certificates of the Issuer or any Subsidiary Guarantors provided in accordance with this Clause 10.6;

10.7	Notices to Bondholders: send to the Bond Trustee the form of each notice to be given to Bondholders in accordance with Condition 16 and once given, two copies of each such notice;

10.8	Notice to the Bond Trustee and the Common Security Trustee: all notices to the Bond Trustee and the Common Security Trustee under this Trust Deed and the Conditions shall be in writing and made in the English language;

10.9	Further Acts: so far as permitted by applicable law and regulations, do such further things as may be necessary to give effect to this Trust Deed;

10.10	Notice of Late Payment: forthwith give written notice to the Bondholders and the Bond Trustee in accordance with Condition 16 of any unconditional payment to the Principal Agent or the Bond Trustee of any sum due in respect of the Bonds made after the due date for such payment;

10.11	Notification of Non-payment: procure that the Principal Agent notifies the Bond Trustee in writing forthwith in the event that it does not, on or before the due date for payment in respect of the Bonds or any of them, receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Bonds

10.12	Listing of Bonds: use its best endeavours to maintain the listing of the Bonds on the Singapore Stock Exchange. If, however, it is unable to do so, having used such endeavours, or if the maintenance of such listing is unduly onerous, the Issuer will instead use its best endeavours promptly to obtain and thereafter to maintain a listing of the Bonds on another internationally recognised stock exchange (or competent listing authority as is commonly used for the quotation or listing of equity linked debt securities) as the Issuer may (with prior written notice to the Bond Trustee) decide and shall forthwith give notice to the Bondholders in accordance with Condition 16 of the listing and delisting of the Bonds by any such stock exchange;

10.13	Change in Agents: give at least 30 days’ prior notice to the Bondholders of any future appointment, resignation or removal of any Agent or of the Registrar or of any change by any Agent or by the Registrar of its specified office, provided that no Registrar or Transfer Agent in Hong Kong or the United Kingdom may be appointed at any time;

10.14	Early Redemption: give prior notice to the Bond Trustee of any proposed early redemption pursuant to Condition 8(B) or 8(C) no later than 12.00 noon (local time of the Bond Trustee) on the day on which notice is to be given to the Bondholders in accordance with the applicable Condition;

10.15	Bonds held by the Issuer etc.: send to the Bond Trustee as soon as practicable after being so requested by the Bond Trustee a certificate of the Issuer signed by two directors stating the number of Bonds held at the date of such certificate by or on behalf of the Issuer or its Subsidiaries;

10.16	Notice of a Relevant Event: give written notice to the Bond Trustee and the Bondholders in accordance with Condition 16 by not later than 14 days following the first day on which it becomes aware of the occurrence of a Relevant Event (as defined in Condition 8(E));

10.17	Compliance with Documents: comply with and perform and observe all the provisions of this Trust Deed, the Agency Agreement, the Bonds (including the Conditions), the Intercreditor Agreement and the Security Documents which are expressed to be binding on it;

10.18	European Union Directive: in the event that definitive certificates are issued in exchange for interests in the Global Certificate, ensure that it maintains or appoints, as the case may be, a Paying Agent with a specified office in an EU member state that will not be required to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

10.19	Information Regarding Bondholders: pursuant to, and in accordance with, Section 312(a) of the Trust Indenture Act, furnish or cause to be furnished to the Bond Trustee on or before each Interest Payment Date and at such other times as the Bond Trustee may request in writing all information in the possession or control of the Issuer, the Subsidiary Guarantors or any of their Paying Agents as to the names and addresses of the Bondholders, and requiring the Bond Trustee to preserve, in as current a form as is reasonably practicable, all such information so furnished to it;

10.20	Certificates and Opinions: pursuant to Section 314(c) of the Trust Indenture Act, furnish to the Bond Trustee, evidence of compliance with the conditions precedent, if any, provided for in this Trust Deed (including any covenants compliance with which constitutes a condition precedent) which relate to the authentication and delivery of the Bonds, to the release or the release and substitution of property subject to the lien of this Trust Deed, to the satisfaction and discharge of this Trust Deed, or to any other action to be taken by the Bond Trustee at the request or upon the application of the Issuer. Such evidence of compliance shall consist of certificates or opinions of officers of the Issuer or the Subsidiary Guarantors, as applicable, or opinions of counsel in accordance with Section 314(c) of the Trust Indenture Act, if applicable, and any certificates or opinions with respect to compliance with a condition or covenant of this Trust Deed (other than a compliance certificate provided pursuant to Section 10.2 of this Trust Deed and Section 314(a)(4) of the Trust Indenture Act) shall include:

10.20.1	a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

10.20.2	a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

10.20.3	a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

10.20.4	a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided that an opinion of counsel may rely on an officers’ certificate or certificates of public officials with respect to matters of fact.

10.21	Payment of PIK Interest in cash: Give at least 15 days’ written notice prior to the relevant Interest Payment Date to the Bond Trustee and the Agents of any proposed payment of PIK Interest in cash as contemplated in Condition 5.

10.22	Consents and Approvals: Any consent or approval given by the Bond Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Bond Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed may be given retrospectively.

11	Remuneration and Indemnification of the Bond Trustee

11.1	Normal Remuneration: So long as any Bond is outstanding the Issuer (failing whom, the Subsidiary Guarantors jointly and severally) will pay the Bond Trustee as remuneration for their respective services as the Bond Trustee such sum on such dates in each case as they may from time to time agree, which such sum shall, for avoidance of doubt, be paid to the Bond Trustee for its own account free and clear of any deduction, set-off, counterclaim and withholding on account of any present or future taxation, duties, assessment or governmental charges of whatever nature. Such remuneration will accrue from day to day from the date of this Trust Deed. However, if any payment to a Bondholder of moneys due in respect of any Bond or delivery of Shares on conversion of a Bond is improperly withheld or refused by the Issuer, such remuneration will again accrue as from the date of such withholding or refusal until payment or delivery to such Bondholder or the Bond Trustee is duly made.

11.2	Extra Remuneration: If an Event of Default or a Potential Event of Default shall have occurred or if the Bond Trustee (after prior consultation with the Issuer) finds it expedient or necessary or is requested by the Issuer to undertake duties which are agreed by the Bond Trustee and the Issuer to be of an exceptional nature or otherwise outside the scope of their normal duties under this Trust Deed, the Issuer (failing whom, the Subsidiary Guarantors jointly and severally) will pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this sub-Clause 11.2 (or as to such sums referred to in sub-Clause 11.1), as determined by an Independent Investment Bank or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such investment bank’s fee will be paid by the Issuer (failing whom, the Subsidiary Guarantors jointly and severally). The determination of such investment bank will be conclusive and binding on the Issuer, the Subsidiary Guarantors, the Bond Trustee and the Bondholders.

11.3	Expenses: The Issuer (failing whom, the Subsidiary Guarantors jointly and severally) will also on demand by the Bond Trustee pay or discharge all costs, charges, liabilities and expenses properly incurred by the Bond Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Bond Trustee in connection with any legal proceedings properly brought or contemplated by the Bond Trustee against the Issuer or the Subsidiary Guarantors to enforce any provision of the Bonds or this Trust Deed. Such costs, charges, liabilities and expenses will:

11.3.1	in the case of payments made by the Bond Trustee before such demand carry interest from the due date of such demand and shall accrue at the rate of 2 per cent. above the costs of funds reasonably determined by the Bond Trustee; and

11.3.2	in other cases carry interest at such rate from 30 days after the due date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

11.4	Indemnity:

11.4.1	The Issuer (failing whom, the Subsidiary Guarantors jointly and severally) will on demand by the Bond Trustee or the Common Security Trustee and their respective agents, employees, officers and directors (each an “Indemnified Party”) indemnify that Indemnified Party, on an after tax basis, in respect of Amounts or Claims paid or incurred by it or any of its directors, officers, agents or employees without gross negligence, wilful default or fraud on its part in acting as the Bond Trustee or the Common Security Trustee (as the case may be) under this Trust Deed (including (1) any Agent/Delegate Liabilities except where such Agent/Delegate Liabilities arise as a result of gross negligence, wilful default or fraud of such Agents or Delegates and (2) in respect of any proceedings or disputing or defending any Amounts or Claims made against the Bond Trustee or the Common Security Trustee or any of their respective directors, officers or employees or any Agent/Delegate Liabilities). “Amounts or Claims” are losses, liabilities, costs, claims, actions, demands or expenses and “Agent/Delegate Liabilities” are Amounts or Claims which the Bond Trustee or the Common Security Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed.

11.4.2	Subject to Clause 11.4.1, to the extent that any indemnity payment to be made by the Issuer or the Subsidiary Guarantors (as the case may be) has taken into account any withholding or deduction as referred to in this Clause 11.4.2, all payments by the Issuer (or the Subsidiary Guarantors, as the case may be) under this Clause 11.4 will be made without withholding or deduction for any taxes, duties, or other charges of whatever nature imposed, levied, collected, withheld or assessed by any political subdivision or authority thereof or therein having power to tax. If any withholding or deduction is required by law in respect of payments made by the Issuer (or the Subsidiary Guarantors, as the case may be) to the Bond Trustee or the Common Security Trustee (as the case may be) under this Clause 11.4, the Issuer (or the Subsidiary Guarantors, as the case may be) shall pay additional amounts as may be necessary in order that the net amounts received by the Bond Trustee or the Common Security Trustee after such deduction or withholding shall equal the amounts which would have been receivable by the Bond Trustee or the Common Security Trustee had no such deduction or withholding been required.

11.5	Continuing Effect: Sub-Clauses 11.3 and 11.4 will continue in full force and effect as regards the Bond Trustee or the Common Security Trustee even if it no longer is the Bond Trustee or the Common Security Trustee or the Bonds are no longer outstanding or this Trust Deed has been discharged.

12	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

The Bond Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows (subject to Section 315(a) of the Trust Indenture Act):

12.1	Advice: Each of the Bond Trustee and the Common Security Trustee may engage at its sole discretion and may conclusively rely on and shall not be liable for acting upon the opinion or advice of, or information obtained from, any expert (including any legal counsel, professional advisor, banker, broker, auctioneer or the Auditors), whether obtained by or addressed to the Issuer, a Subsidiary Guarantor, the Bond Trustee, the Common Security Trustee, the Principal Agent or otherwise and believed by it to be genuine, and notwithstanding any monetary or other limit on liability in respect thereof, will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, fax or electronic mail and the Bond Trustee and the Common Security Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means, notwithstanding any limitation on liability (monetary or otherwise) in relation to such person’s opinion or advice and even if it contains some error or is not authentic. Neither the Bond Trustee nor the Common Security Trustee shall have responsibility to Bondholders or any other person in the event it fails to request or receive any legal or other opinion or advice relating to the Bonds, this Trust Deed, the Security Documents or (if applicable) the Agency Agreement or any other document relating thereto.

12.2	Trustee to Assume Due Performance; Exercise Following Default: The Bond Trustee need not notify anyone of the execution of this Trust Deed, the Intercreditor Agreement, the Agency Agreement or the Security Documents nor do anything to find out if an Event of Default or Potential Event of Default has occurred nor shall the Bond Trustee be under any obligation to investigate whether a breach of any other obligation owed to either of them has occurred, and the Bond Trustee is not under any obligation to monitor or supervise the functions of any other person under this Trust Deed, the Conditions, the Intercreditor Agreement, the Agency Agreement, the Security Documents or any other agreement or document relating to the transactions herein or therein contemplated. Until it has actual knowledge or express written notice to the contrary, the Bond Trustee may assume that no such event has occurred and that the Issuer and the Subsidiary Guarantors are performing all their respective obligations under the Bonds, the Guarantee, the Agency Agreement, the Intercreditor Agreement, the Security Documents and this Trust Deed. The Bond Trustee shall not be deemed to have knowledge or notice of any Event of Default or defaults hereunder unless a Responsible Officer of the Bond Trustee shall have actual knowledge thereof or unless the holders of not less than 25 per cent. in aggregate principal amount of the outstanding Bonds gives written notice of such Event of Default or default at the specified office of the Bond Trustee and such notice references the Bonds and this Trust Deed. If an Event of Default occurs and is continuing and is actually known to a Responsible Officer, the Bond Trustee will send to each Bondholder notice of the Event of Default within 90 days after it occurs, or, if later, within 15 days after it is known to the Bond Trustee (which shall be deemed (other than in the case of default in the payment of principal or interest) to be upon receipt by the Bond Trustee of written notification thereof) unless the Event of Default has been cured. If an Event of Default has occurred and is continuing and a Responsible Officer of the Bond Trustee has been notified in writing of such Event of Default, the Bond Trustee shall exercise any or all of the rights and powers vested in it by these presents and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of the person’s own affairs in accordance with Section 315(c) of the Trust Indenture Act.

12.3	Resolutions of Bondholders: The Bond Trustee will not be responsible or liable to any Person for having acted in good faith on any Bondholder instruction or a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the instruction or resolution was not valid or binding on the Bondholders.

12.4	Certificate signed by Directors: If the Bond Trustee or the Common Security Trustee, in the exercise of its respective functions, is required to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept and rely conclusively upon as sufficient evidence of that fact or the expediency of that act a certificate signed by two directors of the Issuer as to that fact or to the effect that, in their opinion, that act is expedient and the Bond Trustee nor the Common Security Trustee (as the case may be) need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

12.5	Deposit of Documents: The Bond Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers reasonably believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Bond Trustee shall not be responsible for or required to insure against any loss incurred in connection with any such deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

12.6	Discretion: Save as expressly provided in this Trust Deed and/or the Security Documents, the Bond Trustee shall, as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from its exercise or non-exercise. Whenever the Bond Trustee is, under the provisions of this Trust Deed, the Agency Agreement or the Security Documents, bound to act at the request or direction of the Bondholders, the Bond Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction by such Bondholders against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

12.7	Agents: Whenever it reasonably considers it expedient in the interests of the Bondholders, the Bond Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Bond Trustee (including the receipt and payment of money), provided that no agent in the United Kingdom or Hong Kong may be appointed to carry out the functions of the Registrar or Transfer Agent at any time. The Bond Trustee shall not be responsible to anyone for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default (negligent or otherwise) by any such agent so employed with due care by it or be bound to supervise the proceedings or acts of any such agent.

12.8	Delegation: The Bond Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and the Security Documents, act by Responsible Officers or a Responsible Officer for the time being of the Bond Trustee, and the Bond Trustee may also, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee or security trustee, as applicable, of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Bond Trustee) as the Bond Trustee may prescribe, and the Bond Trustee shall not be bound to supervise the proceedings and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceeding incurred by reason of the misconduct, omission or default (negligent or otherwise) on the part of such delegate or sub-delegate so selected and appointed with due care by it.

12.9	Nominees: In relation to any asset held by it under this Trust Deed, the Bond Trustee may appoint any Person to act as its nominee on any terms.

12.10	Forged Bonds: The Bond Trustee will not be liable to any Person, including the Issuer or any Bondholder, by reason of having accepted as valid or not having rejected any Bond purporting to be such and later found to be forged or not authentic.

12.11	Confidentiality: Unless ordered to do so by a court of competent jurisdiction (and provided that, subject to applicable laws and regulations, the Issuer shall be notified as soon as practicable of the receipt of such order by the Bond Trustee) the Bond Trustee shall not be required to disclose to any Bondholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Bond Trustee by the Issuer or any other Person in connection with this Trust Deed.

12.12	Determinations Conclusive: As between itself and the Bondholders, the Bond Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Bond Trustee, will be conclusive and shall bind the Bond Trustee and the Bondholders.

12.13	Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Bond Trustee (having regard to then current rates of exchange, if available). Any rate, method and date so specified will be binding on the Issuer, the Subsidiary Guarantors and the Bondholders.

12.14	Trustee to Assume Performance: The Bond Trustee shall not be bound to give notice to any Person of the execution of any documents comprised in or referred to in this Trust Deed or to take any steps to ascertain whether any Event of Default or Potential Event of Default has happened and/or if so whether such Event of Default or Potential Event of Default is capable of remedy and, until it shall have actual knowledge or express written notice to the contrary, the Bond Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has happened and that the Issuer is observing and performing al its obligations under this Trust Deed and any related documents.

12.15	Payment for and Delivery of Bonds: The Bond Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, any exchange of any Bonds or the delivery of any Bonds to the persons entitled to them, any exchange .of any Global Certificate for Definitive Certificates or delivery of any Global Certificate or Definitive Certificates to the persons entitled to it or them.

12.16	Conversion Price: The Bond Trustee shall have no duty or responsibility at any time to determine whether facts exist which may require an adjustment of the Conversion Price or to determine the nature or extent or correctness of any such adjustment when made or the method used or to be used in making it. The Bond Trustee shall not have any obligation to calculate or verify the Conversion Price pursuant to any adjustment or otherwise monitor the accuracy of any adjustment to the Conversion Price, and shall not be liable for any loss or damage arising therefrom.

12.17	The Shares: The Bond Trustee shall have no duty or responsibility at any time in respect of the validity or value (or the kind or amount) of the Shares or any other property which may at any time be issued or delivered on the conversion of any Bonds or the sale or other disposal of any Shares. The Bond Trustee shall not be responsible for any failure of the Issuer to make available or deliver any Shares, share certificates or any other securities or property or make any payment on the exercise of any Conversion Right.

12.18	Responsibility: Neither the Bond Trustee nor the Common Security Trustee assumes any responsibility for the correctness of the Recitals to this Trust Deed which shall be taken as a statement by the Issuer, nor shall the Bond Trustee or the Common Security Trustee by the execution of this Trust Deed be deemed to make any representation as to the validity, delivery, performance, admissibility in evidence, sufficiency or enforceability of the Bonds, the Trust Deed or the Security Documents.

12.19	Enforcement: The Bond Trustee may at its sole and absolute discretion and without further notice (and in compliance with Section 317(a) of the Trust Indenture Act) take proceedings against the Issuer or the Subsidiary Guarantors to enforce the provisions of this Trust Deed (save that the Security may only be enforced by the Common Security Trustee in accordance with Clause 2.6.4, the Security Documents and the Intercreditor Agreement) and to enforce payment of the Bonds after the Bonds have become due and payable or to declare the Bonds due and payable, provided that the Bond Trustee shall not be under any obligation to do any of the foregoing unless it shall have been so requested in writing by the Instructing Creditors and it shall have been indemnified and/or secured to its satisfaction. The provisions of this sub-Clause 12.19 and sub-Clause 2.6.4 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act and Section 316(a)(1)(A) of the Trust Indenture Act is hereby expressly excluded from these presents and the Bonds, as permitted by the Trust Indenture Act.

12.20	Satisfaction of Bond Trustee in Condition 8(B): For the purposes of Condition 8(B) the Bond Trustee shall be satisfied by the Issuer that the Issuer will be obliged to pay additional amounts as provided in that Condition by the delivery to it of (a) a certificate signed by two directors of the Issuer and (b) an opinion of independent legal or tax advisors of recognised standing to the effect that such change or amendment has occurred (irrespective of whether such amendment or change is then effective).

12.21	Consolidation, Amalgamation etc.: Neither the Bond Trustee nor the Common Security Trustee shall be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer or any sale or transfer of all or substantially all of the assets of the Issuer or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder.

12.22	Bonds and Documents: The Bond Trustee shall not be liable to the Issuer or any Bondholder if without fraud, gross negligence or wilful misconduct on its part it has accepted as valid or has not rejected any Bonds purporting to be such and subsequently found to be forged or not authentic nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper parties. The Bond Trustee shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

12.23	Consent: Any consent to be given by the Bond Trustee for the purposes of this Trust Deed may be given on such reasonable terms and subject to such reasonable conditions (if any) as the Bond Trustee thinks fit.

12.24	Acceleration: The Bond Trustee shall not be obliged to declare the Bonds immediately due and payable under Condition 10 unless it has been indemnified and/or secured to its satisfaction in respect of all costs, claims and liabilities which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable.

12.25	Responsibility for agents etc.: If the Bond Trustee exercises reasonable care in selecting any custodian, agent, delegate, sub-delegate or nominee appointed under this Clause 12 (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

12.26	Bonds Held by the Issuer: In the absence of knowledge or express notice to the contrary, the Bond Trustee may assume without enquiry (other than requesting a certificate under sub-Clause 10.14) that no Bonds are for the time being held by or on behalf of the Issuer or its Subsidiaries.

12.27	Error of Judgment: Notwithstanding Clause 13, the Bond Trustee shall not be liable for any error of judgement made in good faith by any officer, director, agent or employee of the Bond Trustee assigned by the Bond Trustee to administer its corporate trust matters unless it was proved that the Bond Trustee was negligent in ascertaining the pertinent facts.

12.28	Professional Charges: Any trustee (including the Bond Trustee or the Common Security Trustee) being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with this Trust Deed, the Agency Agreement or the Security Documents and also his properly and reasonably incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, the Agency Agreement or the Security Documents, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

12.29	Compliance: The Conditions shall be binding on the Issuer, the Subsidiary Guarantors and the Bondholders. The Bond Trustee shall be entitled to enforce the obligations of the Issuer and the Subsidiary Guarantors under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds.

12.30	Issuer’s Instructions Binding on Subsidiary Guarantors: The Bond Trustee may act, without liability, on the instructions of or request from the Issuer which instructions or request shall bind the Subsidiary Guarantors.

12.31	Expenditure by the Bond Trustee and/or the Common Security Trustee: Nothing contained in this Trust Deed shall require the Bond Trustee and/or the Common Security Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

12.32	Consequential Loss: Notwithstanding any provision of this Trust Deed to the contrary, under no circumstances will the Bond Trustee and/or the Common Security Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Bond Trustee or the Common Security Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The provisions of this Clause 12.32 shall survive the resignation or removal of the Bond Trustee, the termination of this Trust Deed and payment of the Bonds.

12.33	Title to Collateral: Each of the Bond Trustee and the Common Security Trustee shall accept without investigation, requisition or objection such right and title as the respective chargor has to any of the Collateral and need not examine or enquire into or be liable for any defect or failure in the right or title of the respective chargors to the Collateral or any part of it, whether such defect or failure was known to the Bond Trustee or the Common Security Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not. Nothing in this Clause 12.33 shall discharge any resultant liability of the Issuer or a Subsidiary Guarantor to the Bondholders, the Bond Trustee or the Common Security Trustee. The Common Security Trustee and the Bond Trustee shall not be responsible for the genuineness, validity, adequacy or effectiveness of the Security Documents or any other documents entered into in connection therewith or any other document or any obligations or rights created or purported to be created thereby or pursuant thereto or any security or the priority thereof constituted or purported to be constituted by or pursuant to the Security Documents, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decisions of any court and (without prejudice to the generality of the foregoing) the Common Security Trustee and the Bond Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

(i)	the nature, status, creditworthiness or solvency of the Issuer or a Subsidiary Guarantor;

(ii)	the execution, legality, validity, adequacy, admissibility in evidence or enforceability of the Security Documents or any other documents comprised within the Collateral or any other document entered into in connection therewith;

(iii)	the registration, filing, protection or perfection of any security relating to the Security Documents or any other documents comprised within the Collateral or the priority of the security thereby created whether in respect of any initial advance or any subsequent advance or any other sums or liabilities;

(iv)	the scope or accuracy of any representations, warranties or statements made by or on behalf of the Issuer, a Subsidiary Guarantor or any other person or entity who has at any time provided the Security Documents or any documents comprised within the Collateral or in any document entered into in connection therewith;

(v)	the performance or observance by the Issuer or any other person with any provisions of Security Documents or any other documents comprised within the Collateral or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or any waiver or consent which has at any time been granted in relation to any of the foregoing;

(vi)	the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Security Documents or other documents entered into in connection therewith; or

(vii)	any other matter or thing relating to or in any way connected with the Security Documents or the Collateral or any document entered into in connection therewith whether or not similar to the foregoing.

12.34	Insurance: Neither the Bond Trustee nor the Common Security Trustee shall be under any obligation to insure any of the Collateral or any certificate, note, bond or other evidence in respect thereof, or to require any other person to maintain any such insurance. Neither the Bond Trustee nor the Common Security Trustee be responsible for any loss that may be suffered by any person as a result of or inadequacy of any such insurance.

12.35	Deficiency Arising from Tax: Neither the Bond Trustee nor the Common Security Trustee shall have any responsibility to the Issuer, any Subsidiary Guarantor or any Bondholder as regards any deficiency which might arise because the Bond Trustee or the Common Security Trustee is subject to any tax in respect of any of the Collateral, income therefrom or the proceeds thereof.

12.36	Indemnity: Without prejudice to the right of indemnity by law given to trustees and Clause 11 and subject to the provisions of Section 750 of the Companies Act 2006, the Bond Trustee and the Common Security Trustee and every receiver, attorney, manager, agent or other person appointed by the Bond Trustee or the Common Security Trustee hereunder shall be entitled to be indemnified out of the Collateral in respect of all liabilities and expenses properly incurred by them or him in the execution or purported execution of the trusts hereof or of any functions vested in them or him pursuant to this Trust Deed, the Agency Agreement, the Intercreditor Agreement and the Security Documents and against all actions, proceedings, costs, claims and demands against it by third parties in respect of any acts or omissions relating to the Collateral, and the Bond Trustee or the Common Security Trustee may retain any part of any moneys in its hands arising from the trusts of this Trust Deed all sums necessary to effect such indemnity and also the remuneration of the Bond Trustee or the Common Security Trustee.

12.37	Validity of Security: Neither the Bond Trustee nor the Common Security Trustee shall assume any responsibility for the value, validity, sufficiency or enforceability (which neither the Bond Trustee nor the Common Security Trustee has investigated), perfection or priority of the Security purported to be created by this Trust Deed and the Security Documents or other document. In addition, neither the Bond Trustee nor the Common Security Trustee is obliged to take any action which may involve it in any personal liability or expense including, without prejudice to the generality of the foregoing:

(i)	failure to register the Security in accordance with the provisions of any of the documents of title of the Issuer to any of the Collateral; and

(ii)	failure to effect or procure registration of or otherwise protect any of the Security Documents or any other documents entered into in connection therewith or any security created thereby or otherwise by registering the same under any registration laws in any territory, or by registering any notice, caution or other entry prescribed by or pursuant to the provisions of the said laws.

Neither the Bond Trustee nor the Common Security Trustee is required to be the registered holder of title to any Security.

12.38	Illegality/Expenditure of Trustee Funds: No provisions of this Trust Deed shall require the Bond Trustee or the Common Security Trustee to do anything which may: (i) be illegal or contrary to applicable law or regulation of any jurisdiction or any directive, order or regulation of any agency or any state or subdivision thereof or which would or might otherwise render it liable to any person; (ii) cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its own rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or satisfactory indemnity against such risk or the liability is not assured to it.

12.39	Waiver of Conflict: Should the Bond Trustee become a creditor of the Issuer or any of the Subsidiary Guarantors, the Bond Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. The Bond Trustee is permitted to engage in business, contractual relationships and other transactions with the Issuer and its affiliates and profit therefrom subject to Section 311 of the Trust Indenture Act. The Issuer and the Subsidiary Guarantors hereby irrevocably waive, in favour of the Bond Trustee, any conflict of interest which may arise by virtue of the Bond Trustee acting in various capacities under the Agency Agreement, the Intercreditor Agreement and this Trust Deed or for other customers of the Bond Trustee to the extent permitted by the Trust Indenture Act. The Issuer and the Subsidiary Guarantor acknowledge that the Bond Trustee and its affiliates (together, the “Trustee Parties”) may have interests in, or may be providing or may in the future provide financial or other services to, other parties with interests which an issuer may regard as conflicting with its interests and may possess information (whether or not material to the Issuer or the Subsidiary Guarantors), other than as a result of the Trustee Parties acting as trustee or security trustee hereunder, that the Trustee Parties may not be entitled to share with the Issuer. The Bond Trustee will not disclose confidential information obtained from the Issuer or the Subsidiary Guarantors (without its consent) to any of their respective other customers nor will they use on the Issuer’s behalf any confidential information obtained from any other customer. The foregoing shall not apply to any information that is publicly available or to any sharing of information at the Bond Trustee or its affiliates or with respect to disclosures made pursuant to any applicable law, regulation or auditor requests. Without prejudice to the foregoing, the Issuer and the Subsidiary Guarantors agree that the Trustee Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice will not constitute a conflict of interest for the purposes of this Trust Deed. Nothing in this sub-Clause 12.39 shall prejudice Section 310(b) of the Trust Indenture Act.

The Issuer and the Subsidiary Guarantors hereby irrevocably waive, in favour of the Common Security Trustee, any conflict of interest which may arise by virtue of the Common Security Trustee acting in various capacities under the Trust Deed, the Security Documents and the Intercreditor Agreement or for other customers of the Agent. The Issuer and the Subsidiary Guarantors acknowledge that the Common Security Trustee and its affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Issuer and the Subsidiary Guarantors may regard as conflicting with its interests and may possess information (whether or not material to the Issuer and the Subsidiary Guarantors) other than as a result of the Common Security Trustee acting as common security trustee hereunder, that the Common Security Trustee may not be entitled to share with the Issuer and the Subsidiary Guarantors. The Common security Trustee will not disclose confidential information obtained from the Issuer and the Subsidiary Guarantors (without its consent) to any of the Common Security Trustee’s other customers nor will it use on the Issuer or the Subsidiary Guarantors’ behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, the Issuer and the Subsidiary Guarantors agree that the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of this Trust Deed, the Security Document and the Intercreditor Agreement.

12.40	Sharing of Information: The Bond Trustee and the Common Security Trustee will treat information relating to the Issuer and the Subsidiary Guarantors as confidential, but (unless consent is prohibited by law) the Issuer and the Subsidiary Guarantors consent to the transfer and disclosure by the Bond Trustee and/or the Common Security Trustee of any information relating to the Issuer and the Subsidiary Guarantors to and between branches, subsidiaries, representative, offices, affiliates and agents of the Bond Trustee and/or the Common Security Trustee and third parties selected by any of them, wherever situated, on the condition that such branches, subsidiaries, representative offices and affiliates agents and third parties agree to keep such information confidential and use such information confidentially (including in connection with the provision of any service and for data processing, statistical and risk analysis purposes). The Bond Trustee and the Common Security Trustee and any such branch, subsidiary, representative office, affiliate, agent or third party may transfer and disclose any such information as required by any law, court regulator or legal process.

12.41	No Liabilities Under Certain Conditions: The Bond Trustee shall not be responsible for any loss or damage, or failure to comply or delay in complying with any duty or obligation, under or pursuant to this Trust Deed arising as a direct or indirect result of any Force Majeure Event or any event where, in the reasonable opinion of the Bond Trustee, performance of any duty or obligation under or pursuant to this Trust Deed would or may be illegal or would result in the Bond Trustee being in breach of any law, rule, regulation, or any decree, order or judgement of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organisation to which the Bond Trustee is subject.

12.42	Report to Bondholders: The Bond Trustee shall transmit to each Bondholder a brief report as required by Section 313(a) of the Trust Indenture Act on or around [•], annually, beginning on [•], and/or a brief report as required, and within the times specified, by Section 313(b) of the Trust Indenture Act, in each case, in a manner as provided in Section 313(c) of the Trust Indenture Act. A copy of each report at the time of its delivery to Bondholders shall be delivered to the Issuer, in both cases pursuant to Clause 19, and filed by the Bond Trustee with the SEC and each stock exchange, if any, on which the Bonds are listed as required by Section 313(d) of the Trust Indenture Act. The Issuer shall promptly notify the Bond Trustee of the listing or delisting of the Bonds on or from any stock exchange.

12.43	Undertaking for Costs: In any suit for the enforcement of any right or remedy under this Trust Deed or in any suit against the Bond Trustee or the Common Security Trustee for any action taken or omitted by it as the Bond Trustee or, as the case may be, the Common Security Trustee, a court may require any party litigant in such suit (other than the Bond Trustee or, as the case may be, the Common Security Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Bond Trustee or, as the case may be, the Common Security Trustee) in the suit having due regard to the merits and good faith of the claims or defences made by the party litigant. This sub-Clause 12.43 does not apply to a suit by a Bondholder, or group of Bondholders, to enforce payment of principal of or interest on any Bond on or after the respective due dates, of more than 10% in principal amount of the outstanding Bonds.

12.44	The Common Security Trustee: The parties hereto acknowledge and agree that notwithstanding anything in any provision of this Trust Deed to the contrary (whether express or implied) the Common Security Trustee has agreed to become a party to this Trust Deed solely for the better preservation and enforcement of its rights under the Intercreditor Agreement and the Share Charges and assumes no duties, obligations or liabilities whatsoever to the Issuer, the Bond Trustee, any Subsidiary Guarantor, any holder of any Bond(s) or any other person by virtue of the provisions of this Trust Deed and, for the purposes of English law or the Trust Indenture Act on 1939, nothing in this Trust Deed constitutes the Common Security Trustee as an agent, trustee or fiduciary of the Issuer, the Bond Trustee, any Subsidiary Guarantor, any holder of any Bond(s) or Note(s) or any other person. The role of the Common Security Trustee and all rights, protections, indemnities, disclaimers and limitations of liability applicable to it are set out in the Intercreditor Agreement and no others shall be implied by virtue of this Trust Deed. In the event of any inconsistency between the provisions contained herein and the Intercreditor Agreement in relation to such protections, indemnities, disclaimers and limitations of liability, those provisions which are more beneficial to the Common Security Trustee shall prevail.

12.45	Supplements, amendments and restatements: The Issuer, the Bond Trustee and the Subsidiary Guarantors may enter into any supplement to or amendment or restatement of this Trust Deed or agree any amendment or waiver of any provision of this Trust Deed (in each case, in accordance with the terms of this Trust Deed), except in the case of the release of a Subsidiary Guarantor pursuant to sub-Clause 2.5.4, without the consent of the Common Security Trustee and without the Common Security Trustee being a party to any such supplement, amendment or restatement and no provision hereof (including, without limitation, Clauses 2.5.3 or 20.1 or Schedule 6 or 7) shall cast any doubt on this.

12.46	Disapplication of the Trust Indenture Act to the Common Security Trustee: For the avoidance of doubt, only the Bond Trustee is acting as indenture trustee under this Trust Deed and the Bonds. [•], as common security trustee, does not have, and shall not be deemed to have, any of the rights, duties or responsibilities of an indenture trustee under the Trust Indenture Act of 1939 and shall not be subject to any fiduciary or other implied duties.

13	Trustee Liable for Negligence

Section 1 of the Trustee Act 2000 shall not apply to any function of the Bond Trustee in relation to the trust constituted under this Trust Deed, provided that if the Bond Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions hereof, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty of; provided further that the Bond Trustee shall not be held liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Bondholders of not less than a majority in principal amount of the outstanding Bonds relating to the time, method, and place of conducting any proceeding for any remedy available to the Bond Trustee, or exercising any trust or power conferred upon the Bond Trustee under this Trust Deed; provided further that when performing duties imposed upon it by the Trust Indenture Act, the Bond Trustee shall only be liable to perform such duties to the extent provided in the Trust Indenture Act, and in the manner typically adopted by a reasonable indenture trustee located in the United States of America administering such duties.

Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

For the avoidance of doubt, the Trustee Acts and the Trust Indenture Act shall not apply to any function of the Common Security Trustee under this Trust Deed.

14	Waiver and Proof of Default

14.1	Amendments without consent of Bondholders: The Issuer, the Subsidiary Guarantors and the Bond Trustee and the Common Security Trustee may amend or supplement this Trust Deed, the Intercreditor Agreement or any Security Document without notice to or the consent of any Bondholder, to:

14.1.1	cure any ambiguity, defect, omission or inconsistency in this Trust Deed, the Bonds, the Intercreditor Agreement or any Security Document, or to make any changes or modifications of this Trust Deed necessary in connection with the qualification of this Trust Deed under the TIA;

14.1.2	comply with the provisions in Clause10;

14.1.3	evidence and provide for the acceptance of an appointment hereunder by a successor Bond Trustee or Common Security Trustee (as the case may be);

14.1.4	add any Subsidiary Guarantor or any Subsidiary Guarantee or release any Subsidiary Guarantor from any Subsidiary Guarantee as provided or permitted by the Conditions;

14.1.5	add any Subsidiary Guarantor Pledgor or release any Subsidiary Guarantor Pledgor as provided or permitted by the terms of this Trust Deed;

14.1.6	add additional Collateral to secure the Bonds or any Subsidiary Guarantee and create and register liens on such additional Collateral;

14.1.7	in any other case where a deed supplemental to this Trust Deed is required or permitted to be entered into pursuant to the provisions of this Trust Deed without the consent of any Bondholder;

14.1.8	effect any changes to this Trust Deed in a manner necessary to comply with the applicable procedures of Euroclear and Clearstream;

14.1.9	permit Permitted Pari Passu Secured Indebtedness in accordance with the terms of this Trust Deed (including, without limitation, permitting the Bond Trustee to enter into, the Intercreditor Agreement or any amendments to the Security Documents or this Trust Deed, the appointment of any Common Security Trustee or collateral agent under any Intercreditor Agreement to hold the Collateral on behalf of the Bondholders and the holders of Permitted Pari Passu Secured Indebtedness and taking any other action necessary to permit the creation and registration of liens on the Collateral to secure Permitted Pari Passu Secured Indebtedness in accordance with this Trust Deed); or

14.1.10	make any other change that, in the good faith opinion of the board of directors of the Issuer, does not materially and adversely affect the rights of any Bondholder.

14.2	Waiver: The Bond Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer or a Subsidiary Guarantor of this Trust Deed, the Bonds, the Security Documents, the Agency Agreement or the Intercreditor Agreement or determine that an Event of Default or Potential Event of Default will not be treated as such, provided that the Bond Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, unless the Bond Trustee agrees otherwise, will be notified to the Bondholders as soon as practicable. The provisions of this sub-Clause 14.2 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from these presents and the Bonds, as permitted by the Trust Indenture Act.

14.3	Proof of Default: Proof that the Issuer or any Guarantor Subsidiary has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

14.4	Calculation of threshold amount: In computing the threshold amounts for the purpose of Condition 10(vi), (a) no obligation in respect of which there is a default shall be counted more than once, by reason for instance that the person is actually liable for such obligation and another person is contingently liable for it and (b) where any obligation is a net obligation, the net amount of such obligation shall be taken rather than the gross obligation which has been reduced to such net amount.

14.5	Consents: Where under this Trust Deed provision is made for the giving of any consent or approval or the exercise of any discretion by the Bond Trustee, any such consent or approval may be given and any such discretion may be exercised on such terms and subject to such conditions (if any) as the Bond Trustee thinks fit and may be given or exercised with retrospective effect. The Issuer shall observe and perform any such terms and conditions and the Bond Trustee may at any time waive or agree a variation of such terms and conditions.

15	Bond Trustee and Common Security Trustee not Precluded from Entering into Contracts

Neither the Bond Trustee nor the Common Security Trustee nor any director or officer of any corporation being a trustee or security trustee hereof shall by reason of the fiduciary position of such trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or any Subsidiary Guarantors, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary Guarantors, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Issuer or any Subsidiary Guarantors or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary Guarantors, and neither the Bond Trustee nor the Common Security Trustee nor any such director or officer shall be accountable to the Bondholders or the Issuer or any Subsidiary Guarantors, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary Guarantors, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Bond Trustee, the Common Security Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

16	Modification

The Bond Trustee may agree, without the consent of the Bondholders, to any modification (except as mentioned in Condition 13(A)) to the Bonds, the Agency Agreement, this Trust Deed, the Intercreditor Agreement or the Security Documents which is (a) of a formal, minor or technical nature or (b) made to correct a manifest error or to comply with mandatory provisions of law. The Bond Trustee may also so agree to any modification to the Bonds, the Agency Agreement, this Trust Deed the Intercreditor Agreement or the Security Documents which is in its opinion not materially prejudicial to the interests of the Bondholders or is otherwise generally in the interests of the Bondholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 16 of Schedule 3. Any such modification as is permitted by this Clause 16 shall be binding on the Bondholders. Unless the Bond Trustee agrees otherwise, the Issuer shall, upon a modification pursuant to this Clause 16, give notice to the Bondholders in accordance with Condition 16.

17	Currency Indemnity

17.1	Currency of Account and Payment: US dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer or any Subsidiary Guarantor under or in connection with the Bonds and this Trust Deed, including damages.

17.2	Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Subsidiary Guarantor or otherwise), by the Bond Trustee, the Common Security Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer or the Subsidiary Guarantors will only discharge the Issuer or any Subsidiary Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

17.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under the Bonds or this Trust Deed, the Issuer (failing whom, the Subsidiary Guarantors jointly and severally) will indemnify the recipient, on an after tax basis, against any loss sustained by it as a result. In any event, the Issuer (failing whom, the Subsidiary Guarantors jointly and severally) will indemnify the recipient, on an after tax basis, against the cost of making any such purchase.

17.4	Indemnity Separate: The indemnities in this Clause 17 and in sub-Clause 11.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Bond Trustee, the Common Security Trustee and/or any Bondholder and will continue in full force and effect despite any judgement, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Bonds or any other judgement or order.

18	Appointment, Retirement and Removal of the Bond Trustee

18.1	Appointment: The Issuer has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trustee will at all times be a trust corporation and it may be the sole trustee, subject to Clause 18.2 hereof. Any appointment of a new trustee will be notified by the Issuer to the Bondholders as soon as practicable.

18.2	Eligibility and Disqualification: This Trust Deed shall always have a Bond Trustee which shall be eligible to act as trustee under Sections 310(a)(1) and 310(a)(2) of the Trust Indenture Act. The Bond Trustee shall have a combined capital and surplus of at least US$50,000,000 as set forth in its most recent published annual report of condition. The Bond Trustee shall comply with Section 310(b) of the Trust Indenture Act. Nothing in this Trust Deed shall prevent the Bond Trustee from filing with the SEC the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act or a competent Bondholder from filing a petition pursuant to Section 310(b)(iii) of the Trust Indenture Act. If at any time the Bond Trustee shall cease to be eligible in accordance with the provisions of this sub-Clause 18.2, the Bond Trustee shall resign promptly in the manner and with the effect specified in sub-Clause 18.3. None of the Issuer, any Subsidiary Guarantor or any person directly or indirectly controlling, controlled by, or under common control with the Issuer or any Subsidiary Guarantor shall serve as the Bond Trustee.

18.3	Retirement and Removal: Any Bond Trustee may retire at any time on giving at least 30 days’ written notice to the Issuer and the Subsidiary Guarantors without giving any reason and without being responsible for any costs occasioned by such retirement and the Bondholders may by an Extraordinary Resolution remove any Bond Trustee provided that the retirement or removal of a sole trust corporation will not become effective until a trust corporation is appointed as successor Bond Trustee and in accordance with Clause 18.2 hereof. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Bond Trustee (in accordance with Clause 18.2 hereof) as soon as practicable and if, after 30 days’ of such notice having been given the Issuer has failed to do so, the Bond Trustee shall be entitled (at the expense of the Issuer (failing whom, the Subsidiary Guarantors jointly and severally)) but not obliged to appoint another trust corporation selected by the Bond Trustee (in accordance with Clause 18.2 hereof) as its successor.

18.4	Co-Trustees: The Bond Trustee may, despite sub-Clause 18.1, by written notice to the Issuer and the Subsidiary Guarantors appoint anyone to act as an additional Bond Trustee jointly with it (each such person a “Co-Trustee”):

18.4.1	if the Bond Trustee considers such appointment to be in the interests of the Bondholders;

18.4.2	to conform with any legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

18.4.3	to obtain a judgement or to enforce a judgement or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed, the Bond Trustee may confer on any person so appointed such functions as it thinks fit. The Bond Trustee may by written notice to the Issuer, the Subsidiary Guarantors and that person to remove that person. At the Bond Trustee’s request, the Issuer and the Subsidiary Guarantors will forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Bond Trustee to be its attorney in its name and on its behalf to do so. The appointment of Co-Trustees and the conference of functions by the Bond Trustee upon such Co-Trustees shall be conducted in compliance with Section 310(a) of the Trust Indenture Act.

18.5	Competence of a Majority: If there are more than two Bond Trustees the majority of them will be competent to perform the Bond Trustee’s functions provided the majority includes a trust corporation.

18.6	Successor: Any corporation into which the Bond Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Bond Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Bond Trustee, shall be the successor to the Bond Trustee hereunder (provided it is a trust corporation satisfying the requirements of Clause 18.2 hereof) without the execution or filing of any papers or any further act on the part of any of the parties hereto.

18.7	Resignation of Common Security Trustee: The Common Security Trustee shall resign in accordance with Section 6 of the Intercreditor Agreement.

18.8	Restoration of Rights and Abandonment of Proceedings: In case the Bond Trustee shall have proceeded to enforce any right of Bondholders under this Trust Deed and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case, subject to such determinations all rights, remedies and powers of the Issuer, the Bond Trustee and the Bondholders shall continue as though no such proceedings had been taken.

18.9	No Implied Duties: Except during the continuance of an Event of Default, the duties and responsibilities of the Bond Trustee are specifically set forth herein and no others, and no implied covenants, duties or obligations will be read into this Trust Deed against the Bond Trustee. Whether or not expressly so provided, every provision of this Trust Deed relating to the conduct or affecting the liability of or affording protection to the Bond Trustee is subject to this Clause.

19	Communications

19.1	Any communication shall be by letter sent by registered post or courier or by fax:

in the case of the Issuer, to it at:

Kaisa Group Holdings Ltd.

Suite 2001, 2015-16,

Two International Finance Centre

8 Finance Street

Central, Hong Kong

Attention: Ms Gigi Lee

Fax no.: +852 3900 0990

and in the case of the Subsidiary Guarantors, to them at:

c/o Kaisa Group Holdings Ltd.

Suite 2001, 20th Floor

Two International Finance Centre

8 Finance Street

Central, Hong Kong

Attention: Ms Gigi Lee

Fax no.: +852 3900 0990

and in the case of the Bond Trustee, to it at:

U.S. Bank National Association

100 Wall Street, 16th Fl.

New York, NY 10005

United States of America

Attention: Kaisa CVR/Bond Trustee

Fax no.: +1 212 361 6153 or +1 212 809 4993

and in the case of the Common Security Trustee, to it at:

[•]

[•]

Attention:  [•]

Fax no.:     [•]

Communications will take effect, in the case of a letter sent by registered post, on the seventh business day in London and Hong Kong after posting; in the case of a letter sent by courier, at the time of delivery; in the case of fax, at the time of despatch if the correct error-free transmission report is received; provided that if such communication would take effect outside business hours then it shall be deemed to be received on the next business day in the place of receipt.

19.2	Bondholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Bondholders with respect to their rights under this Trust Deed or the Bonds. The Bond Trustee shall be protected pursuant to Section 312(c) of the Trust Indenture Act.

20	Further Issues

20.1	Supplemental Trust Deed: If the Issuer issues further securities as provided in Condition 16, the Issuer and the Subsidiary Guarantors shall, before such issue, execute and deliver to the Bond Trustee a deed supplemental to this Trust Deed and such other documents as the Bond Trustee may reasonably require and which shall contain provisions (corresponding to any of the provisions of this Trust Deed) as it may reasonably require.

20.2	Meetings of Bondholders: Schedule 3 shall apply equally to Bondholders and to holders of any securities issued pursuant to the Conditions as if references in it to “Bonds” and “Bondholders” were also to such securities and their holders respectively.

21	Governing Law and Jurisdiction

21.1	Governing Law: This Trust Deed and any non-contractual obligations arising from or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

21.2	Third Party Rights: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act of 1999 to enforce any term of this Trust Deed but this shall not affect any right or remedy which exists or is available apart from such Act.

21.3	Jurisdiction: The courts of England and Wales are to have jurisdiction to settle any disputes which may arise out of or in connection with the Bonds or this Trust Deed and accordingly any legal action or proceedings arising out of or in connection with the Bonds or this Trust Deed (“Proceedings”) (including any Proceedings relating to any non-contractual obligations in connection with this Trust Deed) may be brought in such courts. The Issuer and each Subsidiary Guarantor irrevocably submits to the jurisdiction of such courts and irrevocably waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of the Bond Trustee and the Common Security Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

21.4	Service of Process: Each of the Issuer and the Subsidiary Guarantors appoints NCR National Corporate Research (UK) Limited, currently of 1st Floor, 6 Bevis Marks, London EC3A 7BA, United Kingdom, to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer and each Subsidiary Guarantor). If such process agent ceases to be able to act as such or no longer has an address in England, the Issuer will appoint a substitute process agent acceptable to the Bond Trustee and will immediately notify the Bond Trustee and the Common Security Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law. Each the Issuer and the Subsidiary Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, trial by jury.

22	Counterparts

This Trust Deed (and any supplemental trust deed thereto) may be executed in counterpart, which when taken together shall constitute one and the same instrument.

23	Waiver of Sovereign Immunity

To the extent that the Issuer or the Subsidiary Guarantors may in any jurisdiction claim for itself or its assets or revenues immunity (whether sovereign or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to the Issuer and the Subsidiary Guarantors or its assets or revenues, the Issuer and each of the Subsidiary Guarantors agree not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

24	Sanctions Regulations

Notwithstanding anything else herein contained, each of the Bond Trustee and the Common Security Trustee may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to Hong Kong, the United States of America or any jurisdiction forming a part of it and England and Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

25	Trust Indenture Act Prevails

If any provision of this Trust Deed limits, qualifies or conflicts with another provision which is required to be included in this Trust Deed by, and is not subject to a contractual waiver under, the Trust Indenture Act, the required provision of the Trust Indenture Act shall be deemed to be incorporated into this Trust Deed and shall prevail.

SCHEDULE 1

Form of Certificate

On the front:

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE.

Holders may obtain information regarding the amount of any OID, the issue price, the issue date and the yield to maturity relating to the Notes by contacting [•].

Amount	ISIN	Common Code	Certificate Number
	XS[•]	[•]

KAISA GROUP HOLDINGS LTD.

(incorporated in the Cayman Islands with limited liability)

US$[•] Variable Rate Convertible Bonds Due 2019

The Bond or Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted above, are in registered form and form part of a series designated as specified in the title (the “Bonds”) of Kaisa Group Holdings Ltd. (the “Issuer”) and constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) set out on the reverse hereof. The Bonds constitute direct, unsubordinated, unconditional and secured obligations of the Issuer guaranteed by the Subsidiary Guarantors (as defined in the Conditions).

The Issuer hereby certifies that [•] of [•] is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of USD[•]. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds in accordance with the Conditions and otherwise to comply with the Conditions.

The Bonds in respect of which this Certificate is issued are convertible into fully-paid ordinary shares with a par value of HK$0.10 each of the Issuer subject to and in accordance with the Conditions and the Trust Deed.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Certificate is issued.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

The Certificate and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England and Wales.

IN WITNESS whereof the Issuer has caused this Certificate to be executed as a deed.

This deed is delivered the day and year set out below.

Dated [•]

KAISA GROUP HOLDINGS LTD.

By:
Director/Authorised Signatory

By:
Director/Authorised Signatory

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds with identifying numbers:

[•] as Registrar

(without warranty, recourse or liability)

By:

Authorised Signatory

Dated:

TERMS AND CONDITIONS OF THE BONDS

The following, save for the paragraphs in italics, are the Terms and Conditions of the Bonds, substantially as they will appear on the reverse of each of the definitive certificates evidencing the Bonds:

The issue of the US$[•] variable rate convertible bonds due 31 December 2019 (the “Bonds”, which term shall include, unless the context requires otherwise, any further bonds issued in accordance with Condition 15 and consolidated and forming a single series therewith) of Kaisa Group Holdings Ltd. (the “Issuer”) and the right of conversion into Shares (as defined in Condition 6(A)(v)) were authorised by an extraordinary resolution passed at a general meeting of the shareholders of the Issuer on [•] 2016. The Bonds are jointly and severally guaranteed by the initial Subsidiary Guarantors (as defined Condition 1(A)). The giving of the Guarantee (as defined in Condition 1(A)) was authorised by resolutions of the board of directors and shareholders of each of the initial Subsidiary Guarantors passed on or about [•] 2016 and [•] 2016, respectively. The Bonds have the benefit of the Security as defined in Condition 4. The granting of the Security was approved by resolutions of the board of directors of the Issuer on [•] 2016 and by resolutions of the board of directors and shareholders of each of the initial Subsidiary Guarantor Pledgors (as defined in Condition 4(A)) on or about [•] 2016 and [•] 2016, respectively.

The Bonds are constituted by the trust deed (as amended or supplemented from time to time, the “Trust Deed”) dated on or about [•] 2016 (the “Issue Date”) made between the Issuer, the Subsidiary Guarantors and [•] as common security trustee (the “Common Security Trustee”, which term shall, where the context so permits, include all other persons or companies for the time being acting as security trustee under the Trust Deed) and U.S. Bank National Association as bond trustee (the “Trustee”, which term shall, where the context so permits, include all other persons or companies for the time being acting as bond trustee or bond trustees under the Trust Deed) for the holders of the Bonds pursuant to the extraordinary resolution passed at a general meeting of the shareholders of the Issuer dated [•] 2016. The Bonds have the benefit of the Security (as defined in Condition 4) held by the Common Security Trustee for the benefit of the Bondholders, the holders of the Notes (as defined herein) and holders of any Permitted Pari Passu Secured Indebtedness (as defined in Condition 4) pursuant to the terms of the Intercreditor Agreement (as defined herein).

The Bonds are subject to the paying, conversion and transfer agency agreement dated [•] 2016 (as amended or supplemented from time to time, the “Agency Agreement”) made between the Issuer, the Subsidiary Guarantors, the Trustee, [•] as principal paying, conversion and transfer agent (the “Principal Agent”) and the other paying, conversion and transfer agents appointed under it (each a “Paying Agent”, “Conversion Agent”, “Transfer Agent” and together with the Registrar and the Principal Agent, the “Agents”) and [•] as registrar (the “Registrar”) relating to the Bonds. References to the “Principal Agent”, “Registrar” and “Agents” below are references to the principal agent, registrar and agents for the time being for the Bonds.

These terms and conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Bonds, the Security Documents and the Intercreditor Agreement (as defined in Condition 4(A)). Unless otherwise defined, terms used in these Conditions have the meanings specified in the Trust Deed. Electronic copies of the Trust Deed, the Indentures (as defined in Condition 1(A)), the Security Documents, the Intercreditor Agreement and the Agency Agreement will be made available to Holders upon receipt of evidence of holdings to the Paying Agent. The Bondholders are entitled to the benefit of and are bound by all the provisions of the Trust Deed, and are deemed to have notice of all the provisions of the Security Documents, the Intercreditor Agreement and the Agency Agreement applicable to them.

[As soon as reasonably practicable after the Issue Date (if not previously obtained), the Issuer shall use commercially reasonable efforts to request all necessary approvals in accordance with the relevant rules and regulations of the Hong Kong Stock Exchange for the trading of any new Shares that may be issued upon conversion of any PIK interest that may be capitalised and added to the then current outstanding principal amount of the Bonds from [•] [the date of the Shareholder Resolutions] until 31 December 2019 (the “Future PIK Listing Approval”).

The Issuer shall, as soon as reasonably practicable after receiving any rejection of an application for the Future PIK Listing Approval, provide evidence of such rejection to the Trustee.]1

For the purposes of these Conditions:

“Alternative Stock Exchange” means at any time, in the case of the Shares, if they are not at that time listed and traded on the Hong Kong Stock Exchange, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

“Business Day” means, in relation to Hong Kong (for determining the US Dollar Equivalent of a Hong Kong dollar- denominated amount), a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange) in such place and in New York City and London;

“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited.

“Rate Calculation Date” means the day which is two Business Days before the due date of the relevant amount under these Conditions;

“Reference Dealers” means four leading dealers engaged in the foreign exchange market of the relevant currency selected by the Issuer; and

“Spot Rate”, for each Rate Calculation Date, means a rate determined by the Issuer in good faith as follows:

(a) in respect of the US Dollar Equivalent of a Hong Kong dollar-denominated amount, the bid exchange rate, expressed as the amount of Hong Kong dollars per one US dollar, which appears on the relevant Reuters “HKDFIX” page at 11.00 am. (Hong Kong time) on the Rate Calculation Date;

[1]	Include if Future PIK Listing Approval has not yet been obtained by the Issue Date of the Convertible Bonds.

(b) if no such rate is available under sub-paragraph (a), the spot rate determined by the Issuer in good faith on the basis of quotations provided by the Reference Dealers of the specified exchange rate for the Rate Calculation Date as obtained in accordance with the provisions below; and

(c) if fewer than two quotations are provided under sub-paragraph (b), the exchange rate for the Rate Calculation Date as shall be determined by an Independent Investment Bank in good faith.

In determining the spot rate under sub-paragraph (b), the Issuer will request the Hong Kong office of each of the Reference Dealers to provide a quotation of what the specified screen rate would have been had it been published, reported or available for the Rate Calculation Date, based upon each Reference Dealer’s experience in the foreign exchange market for Hong Kong dollars and general activity in such market on the Rate Calculation Date. The quotations used to determine the Spot Rate for a Rate Calculation Date will be determined in each case for such Rate Calculation Date, and will be requested at 11:00 a.m. (Hong Kong time) on such Rate Calculation Date or as soon as practicable after it is determined that the specified screen rate was not available.

If four quotations are provided, the rate for a Rate Calculation Date will be the arithmetic mean of the rates, without regard to the rates having the highest and lowest value. For this purpose, if more than one quotation has the same highest value or lowest value, then the rate of only one of such quotations shall be disregarded. If two or three quotations are provided, the rate for a Rate Calculation Date will be the arithmetic mean of the rates provided.

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of Condition 7, whether by the Reference Dealers (or any of them), the Issuer or the Independent Investment Bank, will (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Trustee, the Agents and all Bondholders.

“US Dollar Equivalent” means the Hong Kong dollar amount converted into US dollars using the Spot Rate for the relevant Rate Calculation Date.

1	Guarantee and Status

(A)	Guarantee

Each Subsidiary Guarantor has unconditionally and irrevocably guaranteed, on a joint and several basis, the due payment of all sums expressed to be payable by the Issuer under the Bonds and the Trust Deed. Each Subsidiary Guarantor’s obligations in that respect (the “Guarantee”) are contained in the Trust Deed. The obligations of the Issuer under the Bonds and the Trust Deed shall be guaranteed by the Subsidiary Guarantors on a pari passu basis with the obligations of the Issuer under the Notes and the Indentures.

The Subsidiary Guarantors as of the Issue Date (comprising all of the Subsidiaries which guarantee the payment of the Bonds and the Notes as of such date) are set out in schedule 4 to the Trust Deed.

The Issuer will cause each of its future Subsidiaries which guarantees the payment of amounts payable under the Notes or the Indentures to execute and deliver to the Trustee a supplemental trust deed to the Trust Deed (a “Supplemental Trust Deed”) pursuant to which each such Subsidiary will guarantee the payment of any amount payable under the Bonds or the Trust Deed on a pari passu basis with the obligations of the Issuer under the Notes and the Indentures. Each Subsidiary of the Issuer that guarantees the Bonds after the Issue Date, upon execution of the applicable Supplemental Trust Deed, will be a “Subsidiary Guarantor”.

A Subsidiary Guarantor shall be simultaneously released from its obligations under the Guarantee upon the release of the Subsidiary Guarantor from its Subsidiary Guarantee under the Indentures. The Trust Deed provides that no release of a Subsidiary Guarantor from the Guarantee shall be effective against the Trustee or the Bondholders until the Issuer has delivered to the Trustee an officer’s certificate stating that all requirements relating to such release and discharge have been complied with and that such release and discharge is authorised and permitted under the Trust Deed and the Security Documents (as defined in Condition 4(A)).

For the purposes of these Conditions:

“Indentures” means the Series A Notes Indenture, the Series B Notes Indenture, the Series C Notes Indenture, the Series D Notes Indenture and the Series E Notes Indenture.

“Notes” means the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes and the Series E Notes;

“Notes Exchange Date” means the date on which the Notes are originally issued under the Indentures, after the Schemes of Arrangement have been sanctioned;

“Notes Trustee” means Wilmington Trust, National Association in its capacity as the trustee of the Notes;

“Schemes of Arrangement” means a scheme of arrangement in respect of the Issuer under sections 673 and 674 of the Companies Ordinance (Cap 622) of the laws of Hong Kong, and/or a scheme of arrangement in respect of the Issuer under section 86 of the Companies Law (2013 Revision) as applicable in the Cayman Islands and/or a scheme of arrangement in respect of the Issuer under Part 26 of the Companies Act 2006 as applicable in England and Wales;

“Series A Notes” means the variable rate senior notes due 31 December 2019, to be issued by the Issuer on the Notes Exchange Date;

“Series A Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series A Notes;

“Series B Notes” means the variable rate senior notes due 30 June 2020, to be issued by the Issuer on the Notes Exchange Date;

“Series B Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series B Notes;

“Series C Notes” means the variable rate senior notes due 31 December 2020, to be issued by the Issuer on the Notes Exchange Date;

“Series C Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series C Notes;

“Series D Notes” means the variable rate senior notes due 30 June 2021, to be issued by the Issuer on the Notes Exchange Date;

“Series D Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series D Notes;

“Series E Notes” means the variable rate senior notes due 31 December 2021, to be issued by the Issuer on the Notes Exchange Date;

“Series E Notes Indenture” means the indenture dated the Notes Exchange Date (as supplemented and amended from time to time) among the Issuer, the Subsidiary Guarantors and the Notes Trustee for the benefit of the holders of the Series E Notes;

“Subsidiary Guarantee” has the meaning given to it under the Indentures; and

“Subsidiary Guarantor” means any initial Subsidiary Guarantor named herein and any other Subsidiary which guarantees the payment of the Bonds pursuant to the Trust Deed; provided that Subsidiary Guarantor will not include any person whose Guarantee has been released in accordance with the Trust Deed.

For the purposes of this Condition 1(A) only, “Subsidiary” has the meaning given to it under the Indentures. All other references to a “subsidiary” or “Subsidiary” in these Conditions of any person is to any company or other business entity of which that person owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity or any company or other business entity which at any time has its accounts consolidated with those of that person or which, under the laws of the Cayman Islands or Hong Kong, regulations or generally accepted accounting principles from time to time, should have its accounts consolidated with those of that person.

A copy of the Indentures will be available free of charge from the Issuer, upon the written request of any Bondholder.

(B)	Status

The Bonds constitute direct, unsubordinated, unconditional and (subject to Condition 4) secured obligations of the Issuer and shall at all times rank pari passu and without any preference or priority among themselves.

The Bonds will have the benefit of the Security (as defined in Condition 4) as security for the Issuer’s payment obligations and the performance of the Issuer’s obligations in respect of the Bonds, the Trust Deed, the Agency Agreement and the Intercreditor Agreement and of the Subsidiary Guarantor Pledgors’ obligations under the Guarantee. The Security is held (pursuant to the terms of the Intercreditor Agreement) by [•] as Common Security Trustee, for the benefit of the Bondholders, the holders of the Notes and the holders of any Permitted Pari Passu Secured Indebtedness (as defined in Condition 4(C)), on a pari passu basis.

2	Form, Denomination and Title

(A)	Form and Denomination

Subject to Condition 5, the Bonds are issued in registered form in the denomination of US$1,000 and integral multiples of US$1 in excess thereof, each without coupons attached. A bond certificate (each a “Certificate”) will be issued to each Bondholder in respect of its registered holding of Bonds. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Bondholders (the “Register”) which the Issuer will procure to be kept by the Registrar.

Each holder of a Bond shall, in addition to the principal amount, be entitled to its pro rata proportion of the aggregate of all interest arrears as at the Issue Date together with its pro rata proportion of the aggregate of all PIK Interest (if any) capitalised pursuant to and in accordance with Condition 5.

Upon issue, the Bonds will be represented by a Global Certificate deposited with a nominee of the common depositary for the accounts of, and representing Bonds registered in the name of a nominee of, Euroclear and Clearstream. The Conditions are modified by certain provisions contained in the Global Certificate. See “The Global Certificate”.

Whilst the Bonds may only be traded in denominations of US$1,000 and integral multiples of US$1 in excess thereof, for the purpose of Euroclear and Clearstream, the denominations are considered as US$1. For the avoidance of doubt, neither Euroclear nor Clearstream is required to monitor or enforce the minimum amount.

(B)	Title

Title to the Bonds passes only by transfer and registration in the Register as described in Condition 3. The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions “Bondholder” and (in relation to a Bond) “holder” means the person in whose name a Bond is registered (or, in the case of a joint holding, the first named thereof).

3	Transfers of Bonds; Issue of Certificates

(A)	Register

The Issuer will cause the Register to be kept at the specified office of the Registrar outside Hong Kong and the United Kingdom and in accordance with the terms of the Agency Agreement on which shall be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers of the Bonds and any increases in the principal amount thereof pursuant to Condition 5. Each Bondholder shall be entitled to receive only one Certificate in respect of its entire holding of Bonds.

(B)	Transfer

Subject to Condition 3(E) and Condition 3(F) and the terms of the Agency Agreement, a Bond may be transferred by delivery of the Certificate issued in respect of that Bond, with the form of transfer on the back of such Certificate duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of either the Registrar or any of the Agents, together with such evidence as the Registrar or (as the case may be) such Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer. Where not all the Bonds represented by the surrendered Certificate are the subject of the transfer, a new Certificate in respect of the balance of the Bonds will be issued to the transferor. No transfer of a Bond will be valid unless and until entered on the Register.

Transfers of interests in the Bonds evidenced by the Global Certificate will be effected in accordance with the rules of the relevant clearing systems.

(C)	Delivery of New Certificates

Each new Certificate to be issued upon a transfer or (if applicable) conversion of Bonds will, within three business days of receipt by the Registrar or, as the case may be, any other relevant Agent of the original certificate and the form of transfer duly completed and signed, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (but free of charge to the holder and at the Issuer’s expense) to the address specified in the form of transfer. The form of transfer is available at the specified office of the Principal Agent.

Except in limited circumstances, owners of interests in the Bonds will not be entitled to receive physical delivery of Certificates.

Where only some of the Bonds (being that of one or more Bonds) in respect of which a Certificate is issued is to be transferred or converted, a new Certificate in respect of the Bonds not so transferred or converted will, within three business days of delivery of the original Certificate to the Registrar or other relevant Agent, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred or converted (but free of charge to the holder and at the Issuer’s expense) to the address of such holder appearing on the Register.

For the purposes of this Condition 3, Condition 5, Condition 6 and Condition 8, “business day” shall mean a day other than a Saturday or Sunday on which banks are open for business in the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer or conversion) or the Agent with whom a Certificate is deposited in connection with a transfer or conversion, is located.

(D)	Formalities Free of Charge

Subject to Conditions 3(E) and 3(F), registration of a transfer of Bonds and issuance of new Certificates will be effected without charge by or on behalf of the Issuer or any of the Agents, but upon (i) payment (or the giving of such indemnity as the Issuer or any of the Agents may require) in respect of any tax or other governmental charges which may be imposed in relation to such transfer and (ii) the Issuer or the relevant Agent being satisfied that the regulations concerning transfer of Bonds have been complied with.

(E)	Closed Periods

No Bondholder may require the transfer of a Bond to be registered (i) during the period of seven days ending on (and including) the dates for payment of any principal pursuant to the Conditions; (ii) after a Conversion Notice (as defined in Condition 6(B)) has been delivered with respect to a Bond; (iii) after a Relevant Event Redemption Notice (as defined in Condition 8(E)) has been delivered in respect of such Bond pursuant to Condition 8(E); or (iv) during the period of seven days ending on (and including) any Interest Record Date (as defined in Condition 7(B), whether or not interest is to be paid on the related Interest Payment Date in cash or capitalised pursuant to Condition 5). Each such period is a “Closed Period”.

(F)	Regulations

All transfers of Bonds and entries on the Register will be made subject to the detailed regulations concerning transfer of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Bondholder upon request.

4	Security, Negative Pledge and Future Subordinated Indebtedness or Equity

(A)	Security

The obligations of the Issuer under the Bonds and the Trust Deed and of the Subsidiary Guarantor Pledgors under the Guarantee are secured (the “Security”) rateably and on a pari passu basis with the obligations of the Issuer under the Notes and the Indentures and of the Subsidiary Guarantor Pledgors under their respective Subsidiary Guarantees and the obligations of the Issuer and the Subsidiary Guarantor Pledgors under any Permitted Pari Passu Secured Indebtedness (as defined in Condition 4(C)) by the Collateral given by the Issuer and the Subsidiary Guarantor Pledgors under the Intercreditor Agreement and the Security Documents.

The Security over the Collateral is granted by the Issuer and the Subsidiary Guarantor Pledgors to the Common Security Trustee (for the benefit of the Trustee and the Bondholders) and is shared on a pari passu basis with the Notes Trustee (for the benefit of itself and the holders of Notes) and the holders of any Permitted Pari Passu Secured Indebtedness in accordance with the terms of the Intercreditor Agreement.

The Subsidiary Guarantor Pledgors as of the Issue Date are set out in schedule 5 to the Trust Deed.

The Issuer will procure that any Further Security (as defined in Condition 4(B)), granted by the Issuer or any Subsidiary Guarantor Pledgor pursuant to the Indentures after the Issue Date securing the obligations of the Issuer under the Notes and the Indentures or of a Subsidiary Guarantor Pledgor under its Subsidiary Guarantee, is also granted to the Common Security Trustee for the benefit of the Trustee and the Bondholders on a pari passu basis to secure the obligations of the Issuer under the Bonds and the Trust Deed and of such Subsidiary Guarantor Pledgor under the Guarantee. Each Subsidiary Guarantor Pledgor that grants such Further Security after the Issue Date, upon the granting of the Further Security, will be a “Subsidiary Guarantor Pledgor”.

Subject to compliance with provisions of the Trust Deed, any Security created in respect of the Collateral shall be released upon the release, pursuant to the Indentures, of any pari passu security in respect of the same Collateral for the Notes.

Neither the Common Security Trustee nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral securing the Bonds, for the legality, enforceability, effectiveness or sufficiency of the Security Documents or the Intercreditor Agreement, for the creation, perfection, priority, sufficiency or protection of any of the Security, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realise upon or otherwise enforce any of the Security or Security Documents or any delay in doing so.

[•] is acting as Common Security Trustee for the Bonds and the Notes and any Permitted Pari Passu Secured Indebtedness. The Common Security Trustee, acting in its capacity as such, shall have such duties with respect to the Collateral pledged, assigned or granted pursuant to the Security Documents as are set forth in the Intercreditor Agreement and the Security Documents. Under certain circumstances, the Common Security Trustee may have obligations under the Security Documents or the Intercreditor Agreement that are in conflict with the interests of the holders of the Bonds and/or the Notes and/or any Permitted Pari Passu Secured Indebtedness. The Common Security Trustee will not be under any obligation to exercise any rights or powers conferred under the Intercreditor Agreement or any of the Security Documents for the benefit of the holders of the Bonds or the Notes or any Permitted Pari Passu Secured Indebtedness, unless such holders have offered to the Common Security Trustee indemnity and/or security satisfactory to the Common Security Trustee against any loss, liability or expense.

In these Conditions:

“Capital Stock” has the same meaning given to it under the Indentures;

“Collateral” means all collateral securing or purported to be securing, directly or indirectly, the obligations of the Issuer under the Bonds, the Trust Deed, the Notes and the Indentures and of the Subsidiary Guarantor Pledgors under the Guarantee and their respective Subsidiary Guarantees on a pari passu basis pursuant to the Intercreditor Agreement and the Security Documents, and shall consist of the Capital Stock of the Subsidiary Guarantors;

“Intercreditor Agreement” means the amended and restated intercreditor agreement dated [•] 2016, as amended or supplemented from time to time, among the Issuer, the Subsidiary Guarantor Pledgors, the Common Security Trustee and the other secured parties as named therein;

“Security Documents” means, collectively, the share charges and any other agreements or instrument that in each case may evidence or create any Security in favour of the Common Security Trustee for the benefit of the Trustee and the Bondholders in any or all of the Collateral; and

“Subsidiary Guarantor Pledgor” means each Subsidiary Guarantor Pledgor named herein and each other Subsidiary Guarantor which provides Collateral pursuant to the Trust Deed and the Intercreditor Agreement to secure the obligations of the Issuer under the Bonds and the Trust Deed; provided that Subsidiary Guarantor Pledgor will not include any person whose security under the Security Documents has been released in accordance with the Trust Deed, the Intercreditor Agreement and the Security Documents.

(B)	Negative Pledge

So long as any Bond remains outstanding (as defined in the Trust Deed), the Issuer will not, and will ensure that none of its Subsidiaries will, create or have outstanding, any Further Security, upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness, or any guarantee or indemnity in respect of any Relevant Indebtedness (except for any Further Security that is created pursuant to Condition 4(C)), without at the same time or prior thereto according to the Bonds (a) the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity or (b) such other security as either (i) the Issuer determines in good faith to be not materially less beneficial to the interests of the Bondholders or (ii) shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders.

In these Conditions

(i)	any reference to “Further Security” is to a mortgage, charge, pledge, lien or other encumbrance or security interest securing any obligation of any person or any other arrangement having a similar economic effect; and

(ii)	any reference to “Relevant Indebtedness” is to any future or present indebtedness in the form of or represented by debentures, loan stock, bonds, notes, bearer participation certificates, depositary receipts, certificates of deposit or other similar securities or instruments or by bills of exchange drawn or accepted for the purpose of raising money which are, or are capable of being, quoted, listed, ordinarily dealt in or traded on any stock exchange or over the counter or on any other securities market (whether or not initially distributed by way of private placement).

(C)	Permitted Pari Passu Secured Indebtedness

On or after the Issue Date, the Issuer and any of the Subsidiary Guarantor Pledgors may create Further Security on the Collateral pari passu with the Security to secure indebtedness of the Issuer (including in respect of any further Bonds issued under Condition 15) and of a Subsidiary Guarantor Pledgor in respect of any Pari Passu Subsidiary Guarantee (“Permitted Pari Passu Secured Indebtedness”); provided that (i) the holders of such indebtedness (or their representatives) become party to the Intercreditor Agreement, (ii) the agreement in respect of such indebtedness contains provisions with respect to releases of Collateral and such Pari Passu Subsidiary Guarantee substantially similar to and no more restrictive on the Issuer and such Subsidiary Guarantor Pledgor than the provisions of the Trust Deed and the Security Documents and (iii) the Issuer and such Subsidiary Guarantor Pledgor deliver to the Trustee and the Common Security Trustee an opinion of counsel and a certificate signed by two duly authorised officers of the Issuer with respect to corporate and collateral matters in connection with the Security Documents, in form and substance as set forth in the Security Documents or otherwise satisfactory to the Trustee and the Common Security Trustee; provided, further, that the Issuer shall apply 100% of the net proceeds of issuance of such Permitted Pari Passu Secured Indebtedness after the Issue Date towards the redemption on a pari passu and pro rata basis of the Bonds and any Permitted Pari Passu Secured Indebtedness existing as at the Issue Date (with payments pro rata based on the then principal amount then outstanding of the Bonds and such existing Permitted Pari Passu Secured Indebtedness). The Trustee and the Common Security Trustee are permitted and authorised, without notice to and the consent of any Bondholder, to enter into any amendments to the Security Documents, the Intercreditor Agreement or the Trust Deed and take any other action necessary to permit the creation and registration of Further Security on the Collateral to secure Permitted Pari Passu Secured Indebtedness in accordance with this Condition 4(C) (including, without limitation, the appointment of any collateral agent or common security trustee under the Intercreditor Agreement to hold the Collateral on behalf of the Bondholders and the holders of Permitted Pari Passu Secured Indebtedness).

For the purposes of this Condition 4(C):

“Pari Passu Subsidiary Guarantee” means a guarantee by any Subsidiary Guarantor of indebtedness of the Issuer (including in respect of any further Bonds issued under Condition 15); provided that such guarantee ranks pari passu with the Subsidiary Guarantee of such Subsidiary Guarantor.

(D)	Future Subordinated Indebtedness or Equity

On or after the Issue Date, any future indebtedness or equity (or any instrument that is a hybrid thereof) by the Issuer or its Subsidiaries that is or is expressed by its terms to be subordinated in right of payment to the Bonds (“Subordinated Obligations”) shall be expressed to be perpetual or shall have a maturity date that falls after 31 December 2021 and shall not be, or by its terms be capable of being, redeemed prior to the full redemption of the Bonds. In addition, the Issuer shall no longer be entitled to elect PIK Interest in accordance with Condition 5 after issuance of such Subordinated Obligations. The Trustee and the Agents shall be entitled to assume conclusively that PIK Interest is permitted unless and until they have express written notice to the contrary.

5	Interest

(A)	Accrual of Interest

The Bonds bear interest from and including the Issue Date, payable semi-annually in arrear on 30 June and 31 December, commencing on 30 June 2016 (such dates, the “Interest Payment Dates”), at the rates specified as follows:2

(i)	[during the period from (and including) the Issue Date to (and excluding) 1 January 2017, [5.56] per cent. per annum, such interest to be capitalised and added to the then current outstanding principal amount of the Bonds (such interest, “PIK Interest”), unless the Issuer elects (by giving notice in writing to the Trustee, the Agents and the holders of the Bonds in accordance with Condition 16) not less than 15 days prior to the relevant Interest Payment Date to pay such interest in cash;

(ii)	during the one-year period from (and including) 1 January 2017 to (and excluding) 1 January 2018, (x) [6.56] per cent. per annum, with [1.00] per cent. of such interest to be paid in cash and [5.56] per cent. of such interest to be PIK Interest, or (y) [4.61] per cent. per annum, such interest to be paid in cash only, if the Issuer elects (by giving notice in writing to the Trustee, the Agents and the holders of the Bonds in accordance with Condition 16) not less than 15 days prior to the relevant Interest Payment Date to pay all interest in cash;

(iii)	during the six-month period from (and including) 1 January 2018 to (and excluding) 1 July 2018, (x) [6.56] per cent. per annum, with [2.00] per cent. of such interest to be paid in cash and [4.56] per cent. of such interest to be PIK Interest, or (y) [5.61] per cent. per annum, such interest to be paid in cash only, if the Issuer elects (by giving notice in writing to the Trustee, the Agents and the holders of the Bonds in accordance with Condition 16) not less than 15 days prior to the relevant Interest Payment Date to pay all interest in cash;

(iv)	during the six-month period from (and including) 1 July 2018 to (and excluding) 1 January 2019, (x) [6.56] per cent. per annum, with [4.00] per cent. of such interest to be paid in cash and [2.56] per cent. of such interest to be PIK Interest, or (y) [6.61] per cent. per annum, such interest to be paid in cash only, if the Issuer elects (by giving notice in writing to the Trustee, the Agents and the holders of the Bonds in accordance with Condition 16) not less than 15 days prior to the relevant Interest Payment Date to pay all interest in cash;

(v)	thereafter to (and excluding) the Original Maturity Date (as defined in Condition 8(A)), [6.56] per cent. per annum, with [6.00] per cent. to be paid in cash and [0.56] per cent. to be PIK Interest; and

(vi)	from (and including) the Original Maturity Date to (and excluding) the Extended Maturity Date (as defined in Condition 8(A)), [10] per cent. per annum, such interest to be paid in cash only, if the Issuer elects (by giving notice in writing to the Trustee, the Agents and the holders of the Bonds in accordance with Condition 16) to extend the Original Maturity Date pursuant to Condition 8(A).][3]

[2]	Delete paragraphs (i) to (v) to the extent applicable where the Issue Date of the Bonds fall after the end of the period set out in the relevant paragraph.
[3]	If the Issue Date is not an Interest Payment Date under the Mandatorily Exchangeable Bonds, then the interest rate for the first interest period under the Bonds shall be calculated on the basis that the interest period started on the previous Interest Payment Date under the Mandatorily Exchangeable Bonds, so that any accrued but unpaid PIK interest or cash interest on the Mandatorily Exchangeable Bonds on the date of exchange will be paid on the first Interest Payment Date under the Bonds.

Each Bond will cease to bear interest (a) (subject to Condition 6(B)(iv)) where the Conversion Right attached to it shall have been exercised by a Bondholder, from and including the Interest Payment Date immediately preceding the relevant Conversion Date (as defined below) (or if such Conversion Date falls on or before the first Interest Payment Date, the Issue Date) subject to conversion of the relevant Bond in accordance with the provisions of Condition 6(B), or (b) where such Bond is redeemed or repaid pursuant to Condition 8 or Condition 10, from the due date for redemption or repayment thereof unless, upon due presentation thereof, payment of the full amount due is improperly withheld or refused or default is otherwise made in respect of any such payment.

Subject always to Condition 7(F), in such event, interest will continue to accrue on the principal amount of Bonds in respect of which payment is improperly withheld or default otherwise occurs, at the rate aforesaid (after as well as before any judgment) up to but excluding whichever is the earlier of (a) the date on which all sums due in respect of any Bond are received by or on behalf of the relevant holder and (b) the day which is seven days after the Principal Agent or the Trustee has notified the Bondholders that it has received all sums due in respect of the Bonds up to such seventh day (except to the extent that there is a subsequent default in payment). If interest is required to be calculated for a period of less than one year, it will be calculated on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed. Subject only as provided in Condition 5 below, interest payable under this Condition will be paid in accordance with Condition 7. If an Interest Payment Date is not a business day, the Interest Payment Date will be the next following business day and no interest shall accrue during the intervening period on account of such delay.

(B)	PIK Interest

Subject to Condition 4(D), the Issuer may elect to pay PIK Interest in lieu of cash pursuant to Condition 5(A) above; provided that, in respect of any Interest Payment Date falling during such period as provided in Condition 5(A) above, the Issuer shall elect (by giving notice to the Trustee, the Principal Agent, the Registrar and the Bondholders in accordance with Condition 16 (Notices) not less than 15 days prior to the relevant Interest Payment Date (as defined in Condition 7(B)) to pay the relevant amount of PIK Interest in cash (if any) in the manner contemplated and provided for in Condition 7 (Payments). Until the Future PIK Listing Approval has been granted by the Hong Kong Stock Exchange, the Issuer shall have no right to elect PIK Interest pursuant to Condition 5(A) or Condition 5(B).

6	Conversion

(A)	Conversion Right

(i)	Conversion Period: Subject as hereinafter provided, Bondholders have the right to convert their Bonds into Shares at any time during the Conversion Period referred to below.

The right of a Bondholder to convert any Bond into Shares is referred to in these Conditions as the “Conversion Right”. Subject to and upon compliance with the provisions of this Condition, the Conversion Right attaching to any Bond may be exercised, at the option of the holder thereof, at any time on or after the receipt of the Listing Approvals, up to the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on the tenth day prior to the Maturity Date (both days inclusive) (but, except as provided in Condition 6(A)(iv), in no event thereafter) or, if such Bond shall have been called for redemption by the Issuer before the Maturity Date, then up to the close of business (at the place aforesaid) on a date no later than 10 days (both days inclusive and in the place aforesaid) prior to the date fixed for redemption thereof or if notice requiring redemption has been given by the holder of such Bond pursuant to Condition 8(E) then up to the close of business (at the place aforesaid) on the day prior to the giving of such notice (the “Conversion Period”). In this Condition, “Maturity Date” means the Original Maturity Date (as defined in Condition 8(A)) or, if the Issuer elects in accordance with Condition 8A, the Extended Maturity Date (as defined in Condition 8(A)).

Notwithstanding the foregoing, if the Conversion Date in respect of a Bond would otherwise fall during a period in which the register of shareholders of the Issuer is closed generally or for the purpose of establishing entitlement to any distribution or other rights attaching to the Shares (a “Book Closure Period”), such Conversion Date shall be postponed to the first Stock Exchange Business Day (as defined in Condition 6(B)) following the expiry of such Book Closure Period.

If the Conversion Date in respect of the exercise of any Conversion Right is postponed as a result of the foregoing provision to a date that falls after the expiry of the Conversion Period or after the relevant redemption date, such Conversion Date shall be deemed to be the final day of such Conversion Period or the relevant redemption date, as the case may be.

The number of Shares to be issued on conversion of a Bond will be determined by dividing the principal amount of the Bond to be converted translated into Hong Kong dollars at the fixed rate of USD1.00 = HKD[•] by the Conversion Price in effect at the Conversion Date (both as hereinafter defined). A Conversion Right may only be exercised in respect of one or more Bonds. If more than one Bond held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Bonds to be converted.

(ii)	Fractions of Shares: Fractions of Shares will not be issued on conversion and no cash adjustments will be made in respect thereof. However, if the Conversion Right in respect of more than one Bond is exercised at any one time such that Shares to be issued on conversion are to be registered in the same name, the number of such Shares to be issued in respect thereof shall be calculated on the basis of the aggregate principal amount of such Bonds being so converted and rounded down to the nearest whole number of Shares. Notwithstanding the foregoing, in the event of a consolidation or re-classification of Shares by operation of law or otherwise occurring after the Issue Date which reduces the number of Shares outstanding, the Issuer will upon conversion of Bonds pay in cash (in a sum equal to such portion of the principal amount of the Bond or Bonds evidenced by the Certificate deposited in connection with the exercise of Conversion Rights, aggregated as provided in Condition 6(A)(i), as corresponds to any fraction of a Share not issued as a result of such consolidation or re-classification aforesaid if such sum exceeds US$10.00. Any such sum shall be paid not later than five Stock Exchange Business Days (as defined in Condition 6(B)(i)) after the relevant Conversion Date by means of a United States dollar denominated cheque drawn on, or by a transfer to a United States dollar account maintained by the payee with, a bank in New York City, in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

(iii)	Conversion Price: The price at which Shares will be issued upon conversion (the “Conversion Price”) will be HK$[2.34][4] per Share.

(iv)	Revival and/or survival after Default: Notwithstanding the provisions of Condition 6(A)(i), if (a) the Issuer shall default in making payment in full in respect of any Bond which shall have been called or put for redemption on the date fixed for redemption thereof, (b) any Bond has become due and payable prior to the Maturity Date by reason of the occurrence of any of the events under Condition 10, or (c) any Bond is not redeemed on the Maturity Date in accordance with Condition 8(A), the Conversion Right attaching to such Bond will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on the date upon which the full amount of the moneys payable in respect of such Bond has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Bondholders and notwithstanding the provisions of Condition 6(A)(i), any Bond in respect of which the Certificate and Conversion Notice are deposited for conversion prior to such date shall be converted on the relevant Conversion Date (as defined below) notwithstanding that the full amount of the moneys payable in respect of such Bond shall have been received by the Principal Agent or the Trustee before such Conversion Date or that the Conversion Period may have expired before such Conversion Date.

(v)	Meaning of “Shares”: As used in these Conditions, the expression “Shares” means ordinary shares of par value HK$0.10 each of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer.

[4]	Subject to adjustment by reference to any events which would have caused the conversion price to be adjusted had the Bonds been issued on the issue date of the Mandatorily Exchangeable Bonds.

(B)	Conversion Procedure

(i)	Conversion Notice: To exercise the Conversion Right attaching to any Bond, the holder thereof must complete, execute and deposit at his own expense during normal business hours at the specified office of any Conversion Agent a notice of conversion (a “Conversion Notice”) in duplicate and in the form (for the time being current) obtainable from the specified office of each Agent, together with the relevant Certificate and confirmation that any amounts required to be paid by the Bondholder under Condition 6(B)(ii) have been so paid or if notice requiring redemption has been given by the holder of such Bond pursuant to Condition 8(E) then up to the close of business (at the place aforesaid) on the day prior to the giving of such notice. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Conversion Agent to whom the relevant Conversion Notice is delivered is located.

The conversion date in respect of a Bond (the “Conversion Date”) must fall at a time when the Conversion Right attaching to that Bond is expressed in these Conditions to be exercisable (subject to the provisions of Condition 6(A)(iv) and Condition 10) and will be deemed to be the Stock Exchange Business Day (as defined below) immediately following the date of the surrender of the Certificate in respect of such Bond and delivery of such Conversion Notice to the Conversion Agent and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right. A Conversion Notice deposited outside the hours specified above or on a day which is not a business day at the place of the specified office of the relevant Conversion Agent shall for all purposes be deemed to have been deposited with that Conversion Agent during the hours specified above on the next business day. A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents in writing to such withdrawal. “Stock Exchange Business Day” means any day (other than a Saturday or Sunday) on which the Hong Kong Stock Exchange or the Alternative Stock Exchange (as defined in the Conditions below), as the case may be, is open for the business of dealing in securities.

(ii)	Stamp Duty etc.: A Bondholder delivering a Certificate in respect of a Bond for conversion must pay directly to the relevant authorities any taxes and capital, stamp, issue and registration duties arising on conversion (other than any taxes or capital or stamp duties payable in the Cayman Islands and Hong Kong and, if relevant, in the place of the Alternative Stock Exchange, by the Issuer in respect of the allotment and issue of Shares and listing of the Shares on the Hong Kong Stock Exchange or the Alternative Stock Exchange on conversion) (the “Taxes”) and such Bondholder must pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond in connection with such conversion. The Issuer will pay all other expenses arising on the issue of Shares on conversion of Bonds. The Bondholder must declare in the relevant Conversion Notice that any taxes payable to the relevant tax authorities pursuant to this Condition 6(B)(ii) have been paid. Neither the Trustee nor any Agent is under any obligation to determine whether a Bondholder is liable to pay or has paid any Taxes including capital, stamp, issue, registration or similar taxes and duties or the amounts payable (if any) in connection with this Condition 6(B)(ii) and shall not be liable for any failure by a Bondholder or the Issuer to make any such payment to the relevant authorities or determine the sufficiency or insufficiency of any amount so paid.

(iii)	Registration: As soon as practical but in any event within five Stock Exchange Business Days after the Conversion Date, the Issuer will, in the case of Bonds converted on exercise of the Conversion Right and in respect of which a duly completed Conversion Notice and the relevant Certificate have been delivered and amounts payable by the relevant Bondholder as required by sub-paragraphs (i) and (ii) have been paid, register the person or persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Shares in the Issuer’s share register in Hong Kong and will, if the Bondholder has also requested in the Conversion Notice and to the extent permitted under applicable law and the rules and procedures of the Central Clearing and Settlement System of Hong Kong (the “CCASS”) effective from time to time, take all necessary action to procure that Shares are delivered through the CCASS for so long as the Shares are listed on the Hong Kong Stock Exchange; or will make such certificate or certificates available for collection at the office of the Issuer’s share registrar in Hong Kong (currently Computershare Hong Kong Investor Services Limited at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong) notified to Bondholders in accordance with Condition 16 or, if so requested in the relevant Conversion Notice, will cause its share registrar to mail (at the risk, and, if sent at the request of such person otherwise than by ordinary mail, at the expense, of the person to whom such certificate or certificates are sent) such certificate or certificates to the person and at the place specified in the Conversion Notice, together (in either case) with any other securities, property or cash required to be delivered upon conversion of the Bonds and such assignments and other documents (if any) as may be required by law to effect the transfer thereof, in which case a single share certificate will be issued in respect of all Shares issued on conversion of Bonds subject to the same Conversion Notice and which are to be registered in the same name.

If the Conversion Date in relation to any Bond shall be on or after the record date for any issue, distribution, grant, offer or other event that gives rise to the adjustment of the Conversion Price pursuant to Condition 6(C) but before the relevant adjustment becomes effective under the relevant Condition, upon the relevant adjustment becoming effective the Issuer shall procure the issue to the converting Bondholder (or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations)), such additional number of Shares as is, together with Shares to be issued on conversion of the Bonds, equal to the number of Shares which would have been required to be issued on conversion of such Bond if the relevant adjustment to the Conversion Price had been made and become effective on or immediately after the relevant record date.

The person or persons specified for that purpose in the Conversion Notice will become the holder of record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the Issuer’s register of members (the “Registration Date”). The Shares issued upon conversion of the Bonds will be fully-paid and in all respects rank pari passu with the Shares in issue on the relevant Registration Date. Save as set out in these Conditions, a holder of Shares issued on conversion of the Bonds shall not be entitled to any rights the record date for which precedes the relevant Registration Date. Upon delivery of Shares in satisfaction of the Conversion Right of any converting Bondholder and the completion of such registration in accordance with this Condition 6(B)(iii), the right of the converting Bondholder to any repayment of principal, premium or interest in respect of the Bonds so converted shall be extinguished.

If the record date for the payment of any dividend or other distribution in respect of the Shares falls on or after the Conversion Date in respect of any Bond, but before the Registration Date (disregarding any retroactive adjustment of the Conversion Price referred to in this sub-paragraph (iii) prior to the time such retroactive adjustment shall have become effective), the Issuer will calculate and pay to the converting Bondholder or his designee the US Dollar Equivalent of an amount in Hong Kong dollars (the “Equivalent Amount”) equal to the Fair Market Value (as defined below) of such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter. The Equivalent Amount shall be paid by means of a United States dollar denominated cheque, or by transfer to a United States dollar account maintained by the payee, in accordance with instructions given by the relevant Conversion Notice.

The Issuer is not obliged to issue Shares in satisfaction of the Conversion Rights in breach of its obligations under the Listing Rules of the Hong Kong Stock Exchange.

(iv)	Interest Accrual: If any notice requiring the redemption of any Bonds is given pursuant to Condition 8(B) or Condition 8(C) during the period beginning on the fifteenth day prior to the record date in respect of any dividend or distribution payable in respect of the Shares and ending on the Interest Payment Date immediately following such record date, where such notice specifies a date for redemption falling on or prior to the date which is 14 days after such immediately following Interest Payment Date, interest shall (subject as hereinafter provided) accrue on the Bonds where Certificates have been delivered for conversion and in respect of which the Conversion Date falls after such record date and on or prior to the Interest Payment Date immediately following such record date, from the preceding Interest Payment Date (or, if the relevant Conversion Date falls on or before the first Interest Payment Date, from, and including, the Issue Date) to, but excluding, the relevant Conversion Date; provided that no such interest shall accrue on any Bond in the event that the Shares issued on conversion thereof shall carry an entitlement to receive such dividend or in the event the Bond carries an entitlement to receive an Equivalent Amount. Any such interest shall be paid not later than 14 days after the relevant Conversion Date by a United States dollar denominated cheque drawn on, or by transfer to a United States dollar account maintained by the payee with, a bank in New York City, in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

(C)	Adjustments to Conversion Price

The Conversion Price will be subject to adjustment as follows:

(1)	Consolidation, Subdivision or Reclassification: If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, subdivision or reclassification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such alteration by the following fraction:

A

B

where:

A	is the nominal amount of one Share immediately after such alteration; and

B	is the nominal amount of one Share immediately before such alteration.

  Such adjustment shall become effective on the date the alteration takes effect.

(2)	Capitalisation of Profits or Reserves:

(i)	If and whenever the Issuer shall issue any Shares credited as fully paid to the holders of Shares (“Shareholders”) by way of capitalisation of profits or reserves (including any share premium account) including, Shares paid up out of distributable profits or reserves and/or share premium account (except any Scrip Dividend) and which would not have constituted a Capital Distribution, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A

B

where:

A	is the aggregate nominal amount of the issued Shares immediately before such issue; and

B	is the aggregate nominal amount of the issued Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Shares or if the number of such Shares is fixed on announcement and a record date is fixed therefor, immediately after such record date.

(ii)	In the case of an issue of Shares by way of a Scrip Dividend where the Current Market Price on the date of announcement of the terms of such issue of such Shares multiplied by the number of such Shares to be issued, exceeds the Relevant Cash Dividend or the relevant part thereof, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the issue of such Shares by the following fraction:

A + B

A + C

where:

A	is the aggregate nominal amount of the Shares in issue immediately before such Scrip Dividend;

B	is the aggregate nominal amount of the Shares issued by way of such Scrip Dividend multiplied by a fraction of which (i) the numerator is the amount of the whole, or the relevant part, of the Relevant Cash Dividend and (ii) the denominator is the Current Market Price of the Shares issued by way of Scrip Dividend in respect of each existing Share in lieu of the whole, or the relevant part, of the Relevant Cash Dividend; and

C	is the aggregate nominal amount of the Shares to be issued pursuant to such Scrip Dividend;

or by making such other adjustment as an Independent Investment Bank shall determine to be fair and reasonable.

Such adjustment shall become effective on the date of issue of such Shares or if the number of such Shares is fixed on announcement and a record date is fixed therefor, immediately after such record date.

(3)	Capital Distributions: If and whenever the Issuer shall pay or make any Capital Distribution to the Shareholders, the Conversion Price shall be adjusted (except to the extent that the Conversion Price falls to be adjusted pursuant to Condition 6(C)(2) above) by multiplying the Conversion Price in force immediately before such Capital Distribution by the following fraction:

A – B

A

where:

A	is the Current Market Price of one Share on the date on which the Capital Distribution is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the Capital Distribution attributable to one Share.

Such adjustment shall become effective on the date that such Capital Distribution is actually made or if a record date is fixed therefor, immediately after such record date.

(4)	Rights Issues of Shares or Options over Shares: If and whenever the Issuer shall issue Shares to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares, in each case at less than 95 per cent. of the Current Market Price per Share on the date of the announcement of the terms of the issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A + B

A + C

where:

A	is the number of Shares in issue immediately before such announcement;

B	is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights or for the options or warrants or other rights issued or granted by way of rights and for the total number of Shares comprised therein would subscribe, purchase or otherwise acquire at such Current Market Price per Share; and

C	is the aggregate number of Shares issued or, as the case may be, comprised in the issue or grant.

Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be) or where a record date is set, the first date on which the Shares are traded ex-rights, ex-options or ex-warrants as the case may be.

(5)	Rights Issues of Other Securities: If and whenever the Issuer shall issue any securities (other than Shares or options, warrants or other rights to subscribe, purchase or otherwise acquire any Shares) to all or substantially all Shareholders as a class by way of rights or issue or grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for, purchase or otherwise acquire any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A – B

A

where:

A	is the Current Market Price of one Share on the date on which such issue or grant is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue of the securities or the issue or grant of such rights, options or warrants (as the case may be) or where a record date is set, the first date on which the Shares are traded ex-rights, ex-options or ex-warrants as the case may be on the Relevant Stock Exchange.

(6)	Issues at less than Current Market Price: If and whenever the Issuer shall issue (otherwise than as mentioned in Condition 6(C)(4) above) wholly for cash any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for Shares) or issue or grant (otherwise than as mentioned in Condition 6(C)(4) above) wholly for cash options, warrants or other rights to subscribe for, purchase or otherwise acquire any Shares, in each case at a price per Share which is less than 95 per cent. of the Current Market Price on the date of announcement of the terms of such issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A + B

A + C

where:

A	is the number of Shares in issue immediately before the issue of such additional Shares or the grant of such options, warrants or other rights to subscribe for, purchase or otherwise acquire any Shares;

B	is the number of Shares which the aggregate consideration (if any) receivable for the issue of such additional Shares or would purchase at such Current Market Price; and

C	is the number of Shares to be issued pursuant to such issue of Shares or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue or grant of such options, warrants or rights.

References to additional Shares in the above formula shall, in the case of an issue by the Issuer of options, warrants or other rights to subscribe for or purchase Shares, mean such Shares to be issued assuming that such options, warrants or other rights are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the grant of such options, warrants or other rights.

(7)	Other Issues at less than Current Market Price: Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within this Condition 6(C)(7), if and whenever the Issuer or any of its Subsidiaries (otherwise than as mentioned in Condition 6(C)(4), 6(C)(5) or 6(C)(6)), or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries), any other company, person or entity shall issue wholly for cash any securities (other than the Bonds excluding for this purpose any further bonds) which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares at a consideration per Share which is less than 95 per cent. of the Current Market Price on the date of announcement of the terms of issue of such securities, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A + B

A + C

where:

A	is the number of Shares in issue immediately before such issue;

B	is the number of Shares which the aggregate consideration receivable by the Issuer for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price; and

C	is the maximum number of Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate.

Such adjustment shall become effective on the date of issue of such securities.

(8)	Modification of Rights of Conversion etc.: If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Condition 6(C)(7) (other than in accordance with the terms of such securities) so that the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is less than 95 per cent. of the Current Market Price on the date of announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such modification by the following fraction:

A + B

A + C

Where:

A	is the number of Shares in issue immediately before such modification;

B	is the number of Shares which the aggregate consideration receivable by the Issuer for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to the securities so modified would purchase at such Current Market Price or, if lower, the existing conversion, exchange or subscription price of such securities; and

C	is the maximum number of Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Investment Bank considers appropriate (if at all) for any previous adjustment under this Condition 6(C)(8) or Condition 6(C)(7).

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

(9)	Other Offers to Shareholders: If and whenever the Issuer or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity issues, sells or distributes any securities in connection with which an offer pursuant to which the Shareholders generally are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price falls to be adjusted under Condition 6(C)(4), Condition 6(C)(5), Condition 6(C)(6) or Condition 6(C)(7)), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A – B

A

where:

A	is the Current Market Price of one Share on the date on which such issue is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue, sale or delivery of the securities.

(10)	Other Events: If the Issuer determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in this Condition 6, the Issuer shall, at its own expense, consult an Independent Investment Bank to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Conversion Price, and (if applicable) the date on which such adjustment should take effect and upon such determination by the Independent Investment Bank such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that where the events or circumstances giving rise to any adjustment pursuant to this Condition 6 have already resulted or will result in an adjustment to the Conversion Price or where the circumstances giving rise to any adjustment arise by virtue of events or circumstances which have already given rise or will give rise to an adjustment to the Conversion Price, such modification (if any) shall be made to the operation of the provisions of this Condition 6 as may be advised by the Independent Investment Bank to be in its opinion appropriate to give the intended result.

For the purposes of these Conditions:

“Capital Distribution” means (i) any distribution of assets in specie by the Issuer for any financial period whenever paid or made and however described (and for these purposes a distribution of assets in specie includes without limitation an issue of Shares or other securities credited as fully or partly paid (other than Shares credited as fully paid) by way of capitalisation of reserves, but excludes a Scrip Dividend adjusted for under Condition 6(C)(2)(ii)); and (ii) any cash dividend or distribution (including, without limitation, the relevant cash amount of a Scrip Dividend) of any kind by the Issuer for any financial period (whenever paid and however described).

In making any such calculation, such adjustments (if any) shall be made as an Independent Investment Bank may consider appropriate to reflect (a) any consolidation or subdivision of the Shares, (b) issues of Shares by way of capitalisation of profits or reserves, or any like or similar event or (c) the modification of any rights to dividends of Shares.

“Closing Price” for the Shares for any Trading Day shall be the price published in the Daily Quotation Sheet published by the Hong Kong Stock Exchange or, as the case may be, the equivalent quotation sheet of an Alternative Stock Exchange for such day.

“Current Market Price” means, in respect of a Share at a particular date, the arithmetic average of the Closing Prices for one Share (being a Share carrying a full entitlement to dividends) for the 10 consecutive Trading Days ending on the Trading Day immediately preceding such date; provided that if at any time during the said 10 Trading Day period the Shares shall have been quoted ex-dividend and during some other part of that period the Shares shall have been quoted cum-dividend then:

(i)	if the Shares to be issued in such circumstances do not rank for the dividend in question, the quotations on the dates on which the Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of the amount of that dividend per Share; or

(ii)	if the Shares to be issued in such circumstances rank for the dividend in question, the quotations on the dates on which the Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by the amount equal to the Fair Market Value of that dividend per Share;

and provided further that if the Shares on each of the said 10 Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Shares to be issued do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Share.

“Fair Market Value” means, with respect to any asset, security, option, warrant or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an Independent Investment Bank provided that (i) the fair market value of a cash dividend paid or to be paid per Share shall be the amount of such cash dividend per Share determined as at the date of announcement of such dividend; (ii) where options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by such Independent Investment Bank) the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five Trading Days on the relevant market commencing on the first such Trading Day such options, warrants or other rights are publicly traded.

“Independent Investment Bank” means an independent investment bank of international repute (acting as an expert) selected by the Issuer. If the Issuer fails to select an Independent Investment Bank when required by these Conditions, the Bondholders may by way of an ordinary resolution of Bondholders select the Independent Investment Bank.

“Relevant Cash Dividend” means the aggregate cash dividend or distribution declared by the Issuer, including any cash dividend in respect of which there is any Scrip Dividend.

“Relevant Stock Exchange” means at any time, in respect of the Shares, the Hong Kong Stock Exchange or the Alternative Stock Exchange.

“Scrip Dividend” means any Shares issued in lieu of the whole or any part of any Relevant Cash Dividend, being a dividend which the Shareholders concerned would or could otherwise have received and which would not have constituted a Capital Distribution (and for the avoidance of doubt, no adjustment is to be made under Condition 6(C)(3) in respect of the amount by which the Current Market Price of the Shares exceeds the Relevant Cash Dividend or the relevant part thereof but without prejudice to any adjustment required in such circumstances to be made under Condition 6(C)(2)(ii).

“Trading Day” means a day when the Hong Kong Stock Exchange or, as the case may be, an Alternative Stock Exchange is open for dealing business, provided that if no Closing Price is reported for one or more consecutive dealing days such day or days will be disregarded in any relevant calculation and shall be deemed not to have been dealing days when ascertaining any period of dealing days.

On any adjustment, the relevant Conversion Price, if not an integral multiple of one Hong Kong cent, shall be rounded down to the nearest Hong Kong cent. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment shall be given to Bondholders, the Trustee and the Agents in accordance with Condition 16 as soon as practicable after the determination thereof.

The Conversion Price may not be reduced so that, on conversion of Bonds, Shares would fall to be issued at a discount to their par value or Shares would be required to be issued in any other circumstances not permitted by applicable laws then in force in the Cayman Islands.

Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of an Independent Investment Bank, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by such Independent Investment Bank to be in its opinion appropriate in order to give such intended result.

No adjustment will be made to the Conversion Price where Shares or other securities (including rights or options) are issued, offered or granted to employees (including directors) of the Issuer or any Subsidiary of the Issuer pursuant to any Employee Share Scheme (as defined in the Trust Deed) (and which Employee Share Scheme is in compliance with the listing rules of the Hong Kong Stock Exchange or, if applicable, those of an Alternative Stock Exchange).

No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation or re-classification of the Shares as referred to in Condition 6(C)(1) above or where there has been a proven manifest error in the calculation of the Conversion Price.

No adjustment will be made to the Conversion Price where Shares are issued, offered or granted to settle any CVRs (as defined in Condition 10) in lieu of cash.

Neither the Trustee nor the Agents shall be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price or to perform any calculation (or verification thereof) in connection with the Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by them to do so.

(D)	Undertakings

The Issuer has undertaken in the Trust Deed, inter alia, that so long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders, it is not materially prejudicial to the interests of Bondholders to give such approval:

(i)	it will use its best endeavours (a) to maintain a listing for all the issued Shares on the Hong Kong Stock Exchange, and (b) to obtain and maintain a listing for all the Shares issued on the exercise of the Conversion Rights attaching to the Bonds on the Hong Kong Stock Exchange, and if the Issuer is unable to obtain or maintain such listing or if the maintenance of such listing is unduly onerous, to use it best endeavours to obtain and maintain a listing for all the issued Shares on an Alternative Stock Exchange as the Issuer may from time to time determine and will forthwith give notice to the Bondholders, the Trustee and the Agents in accordance with Condition 16 below of the listing or delisting of the Shares (as a class) by any of such stock exchange;

(ii)	it will pay the expenses of the issue of, and all expenses of obtaining listing for, Shares arising on conversion of the Bonds (save for any Taxes specified in Condition 6(B)(ii));

(iii)	it will not make any reduction of its ordinary share capital or any uncalled liability in respect thereof or of any share premium account or capital redemption reserve fund except, in each case, where the reduction is permitted by applicable law and results in (or would, but for the provision of these Conditions relating to rounding or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is otherwise taken into account for the purposes of determining whether such an adjustment should be made), provided always that the Issuer shall not be prohibited from purchasing its Shares to the extent permitted by law; and

(iv)	it will use its best endeavours to maintain the listing of the Bonds on the Singapore Exchange Securities Trading Limited (“SGX-ST”) and if the Issuer is unable to maintain such listing or if the maintenance of such listing is unduly onerous, to use its best endeavours to obtain and maintain a listing on another internationally recognised stock exchange and will forthwith give notice to the Bondholders, the Trustee and the Agents in accordance with Condition 16 below of the listing or delisting of the Bonds by any such stock exchange.

In the Trust Deed, the Issuer has also undertaken that so long as any Bond remains outstanding:

(i)	it will reserve, free from any other pre-emptive or other similar rights, out of its authorised but unissued ordinary share capital the full number of Shares liable to be issued on conversion of the Bonds from time to time remaining outstanding and shall ensure that all Shares delivered on conversion of the Bonds will be duly and validly issued as fully-paid; and

(ii)	it will not make any offer, issue or distribute or take any action the effect of which would be to reduce the Conversion Price below the par value of the Shares of the Issuer.

The Issuer has also given certain other undertakings in the Trust Deed for the protection of the Conversion Rights.

(E)	Notice of Change in Conversion Price

The Issuer shall give notice to the Bondholders, the Trustee and the Agents in accordance with Condition 16 of any change in the Conversion Price. Any such notice relating to a change in the Conversion Price shall set forth the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment.

For the avoidance of doubt, nothing in this Condition 6 shall oblige the Issuer to disclose any information which is not public information to the Bondholders or where it is not legally permissible to disclose such information.

7	Payments

(A)	US Dollar Settlement

Subject only as provided in Condition 5, all amounts due under, and all claims arising out of or pursuant to, the Bonds and/or the Trust Deed from or against the Issuer shall be payable and settled in US dollars only in immediately available and cleared funds.

(B)	Method of Payment

Payment of principal, premium (if any) and interest due other than on an Interest Payment Date will be made by transfer to the registered account of the Bondholder or by United States dollar denominated cheque drawn on a bank in New York City mailed to the registered address of the Bondholder if it does not have a registered account. Payment of principal will only be made after surrender of the relevant Certificate at the specified office of any of the Agents.

Interest on Bonds due on an Interest Payment Date will (subject only as provided in Condition 5) be paid on the due date for the payment of interest to the holder shown on the Register at the close of business on the seventh day (whether or not such day is a Business Day) before the due date for the payment of interest (the “Interest Record Date”). Payments of interest on each Bond will be made by transfer to the registered account of the Bondholder or by United States dollar denominated cheque drawn on a bank in New York City mailed to the registered address of the Bondholder if it does not have a registered account.

Whilst the Bonds are evidenced by the Global Certificate, each payment in respect of the Global Certificate will be made to the person shown as the holder in the Register on the Clearing System Business Day before the due date for such payment, where “Clearing System Business Day” means a weekday (Monday to Friday, inclusive except 25 December and 1 January).

(C)	Registered Accounts

For the purposes of this Condition, a Bondholder’s registered account means the United States dollar account maintained by or on behalf of it with a bank in New York City, details of which appear on the Register at the close of business on the second business day (as defined below) before the due date for payment, and a Bondholder’s registered address means its address appearing on the Register at that time.

(D)	Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 9. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

(E)	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a business day (as defined below), for value on the first following day which is a business day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a business day, the immediately following business day) or, in the case of a payment of principal, if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.

(F)	Delay In Payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Bondholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

(G)	Business Day

In this Condition, “business day” means a day other than a Saturday or Sunday on which commercial banks are open for business in New York City and the city in which the specified office of the Principal Agent is located and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered.

(H)	Partial Payment

If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

8	Redemption, Purchase and Cancellation

(A)	Maturity

Unless previously redeemed, converted or purchased and cancelled as provided herein, the Issuer will redeem each Bond at its principal amount together with unpaid accrued interest thereon on 31 December 2019 (the “Original Maturity Date”), provided that the Issuer may elect (by giving written notice to the Trustee, the Principal Agent, the Registrar and the Bondholders in accordance with Condition 16 (Notices) not less than five business days prior to the record date relating to the Original Maturity Date) to redeem each Bond at its principal amount together with unpaid accrued interest thereon on 31 December 2020 (the “Extended Maturity Date”). Interest will be paid on Original Maturity Date and each Interest Payment Date thereafter until the Extended Maturity Date. The Issuer may not redeem the Bonds at its option prior to the Original Maturity Date except as provided in Condition 8(B) or 8(C) below (but without prejudice to Condition 10).

(B)	Redemption for Taxation Reasons

The Bonds may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders (with a copy to the Trustee and the Agents) in accordance with Condition 16 (which notice shall be irrevocable) at their principal amount together with interest accrued to the date fixed for redemption (the “Tax Redemption Date”), if (i) the Issuer has or will become obliged to pay Additional Tax Amounts as provided or referred to in Condition 9 as a result of any change in, or amendment to, the laws or regulations of the Cayman Islands or Hong Kong or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Tax Amounts were a payment in respect of the Bonds then due. Prior to the publication of any Tax Redemption Notice pursuant to this paragraph, the Issuer shall deliver to the Trustee and the Agents (a) a certificate signed by two directors of the Issuer stating that the obligation referred to in (i) above cannot be avoided by the Issuer taking reasonable measures available to it and (b) an opinion of independent legal or tax advisors of recognised standing to the effect that such change or amendment has occurred (irrespective of whether such amendment or change is then effective). The Trustee and the Agents shall be entitled to accept and rely on such certificate and opinion as sufficient evidence thereof in which event it shall be conclusive and binding on the Bondholders. Upon the expiry of the Tax Redemption Notice, the Issuer will be bound to redeem the Bonds at their principal amount together with interest accrued to the date fixed for redemption.

(C)	Redemption at the Option of the Issuer

(i)	On giving not less than 30 nor more than 90 days’ notice to the Bondholders, the Agents and the Trustee (which notice will be irrevocable), the Issuer may at any time after 20 December 2013 redeem all, but not some only, of the Bonds for the time being outstanding at their principal amount, together with interest accrued to the date fixed for redemption, provided that the closing price of the Shares (as derived from the Daily Quotations Sheet of the Hong Kong Stock Exchange or, as the case may be, the equivalent quotation sheet of an Alternative Stock Exchange) for 20 out of 30 consecutive Trading Days prior to the date upon which notice of such redemption is published was at least 130 per cent. of the Conversion Price then in effect.

If there shall occur an event giving rise to a change in the Conversion Price during any such 30 Trading Day period as is mentioned in this Condition 8(C)(i), appropriate adjustments for the relevant days shall be made, as determined by an Independent Investment Bank, for the purpose of calculating the closing price for such days.

(ii)	On giving not less than 30 nor more than 60 days’ notice to the Bondholders, the Agents and the Trustee (which notice will be irrevocable), the Issuer may at any time redeem all, but not some only, of the Bonds for the time being outstanding at their principal amount together with interest accrued to the date fixed for redemption provided that prior to the date of such notice at least 90 per cent. in principal amount of the Bonds originally issued has already been converted, redeemed or purchased and cancelled.

(D)	[Deleted]

(E)	Redemption for Delisting or Change of Control

Following the occurrence of a Relevant Event (as defined below), the holder of each Bond will have the right at such holder’s option, to require the Issuer to redeem all, but not some only, of such holder’s Bonds on the Relevant Event Redemption Date at a price equal to their principal amount together with interest accrued to the date fixed for redemption. To exercise such right, the holder of the relevant Bond must deposit at the specified office of any Paying Agent a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the specified office of any Paying Agent (“Relevant Event Redemption Notice”), together with the Certificate evidencing the Bonds to be redeemed by not later than 60 days following a Relevant Event, or, if later, 60 days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition 16. The “Relevant Event Redemption Date” shall be the fourteenth day after the expiry of such period of 60 days as referred to above.

A Relevant Event Redemption Notice, once delivered, shall be irrevocable and may not be withdrawn without the Issuer’s consent and the Issuer shall redeem the Bonds the subject of the Relevant Event Redemption Notice as aforesaid on the Relevant Event Redemption Date. The Issuer shall give notice to Bondholders, the Trustee and the Agents in accordance with Condition 16 by not later than 14 days following the first day on which it becomes aware of the occurrence of a Relevant Event, which notice shall specify the procedure for exercise by holders of their rights to require redemption of the Bonds pursuant to this Condition 8(E) and shall give brief details of the Relevant Event.

Neither the Trustee nor the Agents shall be required to monitor or to take any steps to ascertain whether a Relevant Event or any event which could lead to the occurrence of a Relevant Event has occurred or may occur.

A “Relevant Event” occurs:

(i)	when the Shares cease to be listed or admitted to trading or suspended for a period equal to or exceeding 30 consecutive Trading Days on the Hong Kong Stock Exchange or, if applicable, the Alternative Stock Exchange after lifting of the suspension of trading of the Shares existing as of the Issue Date; or

(ii)	when there is a Change of Control.

For the purposes of this Condition 8(E):

“Control” means the acquisition or control of more than 50 per cent. of the voting rights of the issued share capital of the Issuer or the right to appoint and/or remove all or the majority of the members of the Issuer’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise;

a “Change of Control” occurs when:

(i) any Person or Persons acting together acquires Control of the Issuer if such Person or Persons does not or do not have, and would not be deemed to have, Control of the Issuer on the Issue Date;

(ii) the Issuer consolidates with or merges into or sells or transfers all or substantially all of the assets of the Issuer to any other Person, unless the consolidation, merger, sale or transfer will not result in the other Person or Persons acquiring Control over the Issuer or the successor entity; or

(iii) one or more Persons (other than any Person referred to in sub-paragraph (i) above) acquires the legal or beneficial ownership of all or substantially all of the issued share capital of the Issuer.

“Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include members of the board of directors of the Issuer (or their respective heirs, executors or assigns) or any other governing board and does not include the wholly-owned direct or indirect Subsidiaries of the Issuer.

(F)	Bondholders’ Tax Option

If the Issuer gives a Tax Redemption Notice pursuant to Condition 8(B), each Bondholder will have the right to elect that his Bond(s) shall not be redeemed and that the provisions of Condition 9 shall not apply in respect of any payment of principal or interest to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date, whereupon no Additional Tax Amounts shall be payable in respect thereof pursuant to Condition 9 and payment of all amounts shall be made subject to the deduction of withholding of the relevant Cayman Islands and Hong Kong taxation required to be withheld or deducted. To exercise a right pursuant to this Condition 8(F), the relevant Bondholder must deposit a duly completed and signed notice of exercise in the form for the time being currently obtainable from the specified office of any Paying Agent (a “Bondholder’s Exercise Notice”) together with the Certificate evidencing the Bonds to be redeemed, on or before the day falling 15 days prior to the Tax Redemption Date at the specified office of any Paying Agent.

(G)	Purchase

The Issuer or any of its Subsidiaries may at any time and from time to time purchase Bonds at any price in the open market or otherwise.

(H)	Cancellation

All Bonds which are redeemed, converted or purchased by the Issuer or any of its Subsidiaries will forthwith be cancelled. Certificates in respect of all Bonds cancelled will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.

(I)	Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition will specify (i) the Conversion Price as at the date of the relevant notice, (ii) the Conversion Period, (iii) the Closing Price of the Shares as at the latest practicable date prior to the publication of the notice, (iv) the interest accrued to the date fixed for redemption, (v) the date for redemption, (vi) the manner in which redemption will be effected and (vii) the aggregate principal amount of the Bonds outstanding as at the latest practicable date prior to the publication of the notice.

If more than one notice of redemption is given (being a notice given by either the Issuer or a Bondholder pursuant to this Condition), the first in time shall prevail. Neither the Trustee nor the Agents shall be responsible for calculating or verifying any calculations of any amounts payable hereunder.

The Issuer shall provide written notice to the Trustee and the Agents before 12.00 noon (local time of the Trustee or the Agents, whichever is the earlier) one Business Day prior to the date of publication of any notice of redemption given to the Bondholders pursuant to this Condition.

9	Taxation

All payments made by the Issuer or, as the case may be, any Subsidiary Guarantor or Subsidiary Guarantor Pledgor under or in respect of the Bonds, the Guarantee, the Intercreditor Agreement, the Security Documents, the Trust Deed or the Agency Agreement will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, Hong Kong, the People’s Republic of China (the “PRC”) or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer or, as the case may be, the Subsidiary Guarantor or the Subsidiary Guarantor Pledgor will pay such additional amounts (the “Additional Tax Amounts”) as will result in the receipt by the Bondholders of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required except that no such additional amount shall be payable in respect of any Bond:

(i)	Other connection: to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with the Cayman Islands, Hong Kong or the PRC (as the case may be) otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond or where the withholding or deduction could be avoided by the holder making a declaration of non-residence or other similar claim for exemption to the appropriate authority which such holder is legally capable and competent of making but fails to do so following a timely request by the Issuer;

(ii)	Presentation more than 30 days after the relevant date: if the Certificate in respect of such Bond is surrendered more than 30 days after the relevant date except to the extent that the holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of 30 days;

(iii)	Payment to individuals:

(A)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(B)	to a holder who would not be liable for or subject to such withholding or deduction by making a declaration of identity, non-residence or other similar claim for exemption to the relevant tax authority if, after having been requested to make such a declaration or claim, such holder fails to do so within any applicable period prescribed by such relevant tax authority; or

(iv)	Payment by another Paying Agent: to a holder who would have been able to avoid such withholding or deduction by arranging to receive the relevant payment through another Paying Agent in a member state of the European Union.

For the purposes hereof, “relevant date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders and cheques despatched or payment made.

References in these Conditions to principal, interest and premium (if any) shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

10	Events of Default

The Trustee at its sole discretion may, and if so requested in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution shall (subject in either case to being indemnified and/or secured by the holders to its satisfaction), give notice to the Issuer that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at their principal amount together with accrued and unpaid interest (subject as provided below and without prejudice to the right of Bondholders to exercise the Conversion Right in respect of their Bonds in accordance with Condition 6) if a Responsible Officer of the Trustee has been notified in writing of any of the following has occurred and is continuing:

(i)	Non-Payment of Principal or Premium: a default in the payment of principal of (or premium, if any, on) the Bonds when the same becomes due and payable at maturity or extended maturity, upon acceleration, redemption or otherwise;

(ii)	Non-Payment of Interest: a default in the payment of interest on any Bond when the same becomes due and payable, and such default continues for a period of 30 consecutive days;

(iii)	Failure to Pay under the CVRs: failure by the Issuer to make any payment (in cash or Shares) by the CVR Settlement Date following a CVR Triggering Event pursuant to the terms of the CVRs (as defined in Condition 10);

(iv)	Failure to deliver Shares: any failure by the Issuer to deliver any Shares as and when the Shares are required to be delivered following conversion of Bonds;

(v)	Breach of Other Obligations: the Issuer or, as the case may be, any Subsidiary Guarantor does not perform or comply with one or more of its other obligations in the Bonds, the Trust Deed which default is incapable of remedy or, if capable of remedy, is not remedied within 30 consecutive days after written notice of such default shall have been given to the Issuer by the Trustee or the Holders (with a copy to the Trustee if given by the Holders);

(vi)	Cross-Default: there occurs with respect to any indebtedness of the Issuer or its Subsidiaries (other than a Subordinated Shareholder Loan) having an outstanding principal amount of US$20.0 million (or the US Dollar Equivalent thereof) or more in the aggregate for all such indebtedness of all such persons, whether such indebtedness existing as at the Issue Date or shall thereafter be created, (a) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and/or (b) a failure to make a principal payment when due;

(vii)	Final Judgments or Orders: one or more final judgments or orders for the payment of money are rendered against the Issuer or any of its Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed US$20.0 million (or the US Dollar Equivalent thereof) (in excess of amounts which the Issuer’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(viii)	Insolvency: an involuntary case or other proceeding is commenced against the Issuer or any Significant Subsidiary with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for any substantial part of the property or assets of the Issuer or any Significant Subsidiary and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days, or an order for relief is entered against the Issuer or any Significant Subsidiary under any applicable bankruptcy, insolvency or other similar laws now or hereafter in effect;

(ix)	Winding-up or General Assignment: the Issuer or any Significant Subsidiary (a) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary, or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary, or (c) effects any general assignment for the benefit of creditors;

(x)	Disaffirmation or Unenforceability of Guarantee: any Subsidiary Guarantor denies or disaffirms its obligations under the Guarantee or, except as permitted by the Trust Deed, the Guarantee becomes unenforceable or invalid or shall for any reason ceases to be in full force and effect;

(xi)	Default under Security Documents: any default by the Issuer or any Subsidiary Guarantor Pledgor in the performance of any of its obligations under the Security Documents or the Trust Deed, which adversely affects the enforceability, validity, perfection or priority of the applicable Security on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect;

(xii)	Disaffirmation or Unenforceability of Security: the Issuer or any Subsidiary Guarantor Pledgor disaffirms its obligations under any Security Document or, other than in accordance with the Trust Deed and the Security Documents, any Security Document ceases to be or is not in full force and effect or the Common Security Trustee ceases to have a security interest in the Collateral (subject to any security interest permitted under the Trust Deed and the Intercreditor Agreement for the benefit of the Trustee and the Bondholders);

(xiii)	Provision of 2014 Financial Statements: failure by the Issuer to file with the Hong Kong Stock Exchange copies of its financial statements (on a consolidated basis) in respect of the fiscal year ended 31 December 2014 (including a statement of income, balance sheet and cash flow statement) audited by a member of an internationally recognized firm of independent accountants on or before 31 December 2016 and such failure is not cured by 31 March 2017;

(xiv)	Suspension from trading: suspension of the trading of the Issuer’s ordinary shares on The Stock Exchange of Hong Kong Limited or Alternative Stock Exchange on which the Issuer’s ordinary shares are at any time listed for trading after resumption of trading of such shares which are suspended as of the Notes Exchange Date, and such suspension continues for more than 30 consecutive Trading Days; and

(xv)	Listing of Shares: the Issuer fails to obtain a listing for all the Shares which may be issued on the exercise of the Conversion Rights attaching to the Bonds on the Hong Kong Stock Exchange, or an Alternative Stock Exchange as the Issuer may from time to time determine, within 60 days of the resumption of trading of the Shares which are suspended as of the Issue Date, provided that, in the case of any such event other than those described in paragraphs (i), (ii), (iii), (iv), (vi), and in relation to the Issuer only, (viii) and (ix), the Trustee shall have certified in writing to the Issuer that such event is in its opinion materially prejudicial to the interest of Bondholders.

The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has received written notice thereof or unless the holders of not less than 25 per cent. in aggregate of the outstanding Bonds give written notice of any such Event of Default or default to the Trustee at its agency and trust office. For the purposes of this paragraph, “Responsible Officer” shall mean any officer of the Trustee having direct responsibility for the administration of the Trust Deed, or to whom corporate trust matters are referred because of that officer’s knowledge of and familiarity with the particular subject.

Notwithstanding the foregoing, the capitalisation of any amount of PIK Interest in accordance with Condition 5 shall not constitute an Event of Default. In addition, any Event of Default existing on the Notes Exchange Date arising out of or related to a default, event of default or acceleration of Indebtedness under or failure to pay principal of, or interest or premium on, any Indebtedness of the Company’s Subsidiaries that are incorporated in the PRC owed by such Subsidiaries to various financial institutions domiciled in the PRC (“Onshore Debt”), shall be deemed waived by all Holders, if, with respect to not less than 85% in aggregate principal amount of such Onshore Debt, as of the Notes Exchange Date, either (i) such Onshore Debt is subject to binding documentation providing for its (A) restructuring or (B) refinancing or (ii) no default or event of default exists under such Onshore Debt, or will occur as a result of the transactions contemplated by the Schemes of Arrangement, and there are no events or circumstances (and no events or circumstances will arise as a result of the transactions contemplated by the Schemes of Arrangement) that would cause a default or event of default to occur under such Onshore Debt with or without the giving of notice or passage of time, or both. The Company shall deliver an Officers’ Certificate to the Trustee on the Notes Exchange Date confirming the foregoing provision has been met. For the avoidance of doubt, the waiver referred to in this paragraph shall not apply to any Event of Default that occurs after the Notes Exchange Date in respect of (I) any Onshore Debt or (II) any additional Indebtedness incurred after the Notes Exchange Date by the Company’s Subsidiaries that are incorporated in the PRC.

For the purposes of this Condition 10:

“CVRs” means the contingent value rights issued by the Issuer on the Notes Exchange Date, after the Schemes of Arrangement have been sanctioned.

“CVR Settlement Date” has the same meaning ascribed to it in the CVRs;

“CVR Triggering Event” has the same meaning ascribed to it in the CVRs;

“Significant Subsidiary” has the meaning ascribed to it in the Indentures; and

“Subordinated Shareholder Loan” has the meaning ascribed to it in the Indentures.

11	Prescription

Claims in respect of amounts due in respect of the Bonds will become prescribed unless made within 10 years (in the case of principal) and five years (in the case of interest) from the relevant date (as defined in Condition 9) in respect thereof.

12	Enforcement

At any time after the Bonds have become due and repayable as a result of an Event of Default or acceleration, the Trustee may, at its sole discretion and without further notice, take such proceedings against the Issuer, the Subsidiary Guarantors and/or the Subsidiary Guarantor Pledgors as it may think fit (including directing the Common Security Trustee to take any action in relation thereto) to enforce repayment of the Bonds and to enforce the provisions of the Trust Deed, the Intercreditor Agreement and the Security Documents (save that the Security may only be enforced in accordance with the provisions of the Intercreditor Agreement and the Security Documents), but it will not be bound to take any such proceedings unless (a) it shall have been so requested in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution of the Bondholders and (b) it shall have been indemnified and/or secured to its satisfaction. No Bondholder will be entitled to proceed directly against the Issuer, the Subsidiary Guarantors and/or the Subsidiary Guarantor Pledgors unless the Trustee, having become bound to do so, fails to do so within 60 days after a written request by 25% of the Bondholders or the date of the Extraordinary Resolution, and such failure shall be continuing.

13	Meetings of Bondholders, Modification, Waiver and Substitution

Subject to the requirements of the Trust Indenture Act (which shall prevail over any conflicting or contrary provisions in this Condition 13):

(A)	Meetings

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Bonds or the provisions of the Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution will be two or more persons holding or representing in the aggregate over 50 per cent. in principal amount of the Bonds for the time being outstanding or, at any adjourned such meeting, two or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented unless the business of such meeting includes consideration of proposals, inter alia:

(i)	to modify the due date for any payment in respect of the Bonds;

(ii)	to reduce or cancel the amount of principal or interest or Equivalent Amount payable in respect of the Bonds or changing the method of calculation of the Equivalent Amount;

(iii)	to change the currency of payment of the Bonds;

(iv)	to modify (except by a unilateral and unconditional reduction in the Conversion Price by the Issuer) or cancel the Conversion Rights;

(v)	to modify the provisions concerning the quorum required at any meeting of the Bondholders or the majority required to pass an Extraordinary Resolution or sign a resolution in writing; or

(vi)	to amend the foregoing list of proposals,

in which case the necessary quorum for passing an Extraordinary Resolution will be two or more persons holding or representing in the aggregate not less than 66 per cent., or at any adjourned such meeting not less than 33 per cent., in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the aggregate principal amount of Bonds outstanding shall be as valid and effective as a duly passed Extraordinary Resolution.

(B)	Amendments without consent of Bondholders:

The Issuer, the Subsidiary Guarantors, the Trustee and the Common Security Trustee may amend or supplement the Trust Deed, the Intercreditor Agreement or any Security Document without notice to or the consent of any Bondholder, to:

(i)	cure any ambiguity, defect, omission or inconsistency in the Trust Deed, the Bonds, the Intercreditor Agreement or any Security Document, or to make any changes or modifications of the Trust Deed necessary in connection with the qualification of the Trust Deed under the U.S. Trust Indenture Act of 1939;

(ii)	comply with the provisions in clause 8 of the Trust Deed;

(iii)	evidence and provide for the acceptance of an appointment by a successor Trustee or Common Security Trustee (as the case may be) under the Trust Deed;

(iv)	add any Subsidiary Guarantor or any Subsidiary Guarantee or release any Subsidiary Guarantor from any Subsidiary Guarantee as provided or permitted by these Conditions;

(v)	add any Subsidiary Guarantor Pledgor or release any Subsidiary Guarantor Pledgor as provided or permitted by the terms of the Trust Deed;

(vi)	add additional Collateral to secure the Bonds or any Subsidiary Guarantee and create and register liens on such additional Collateral;

(vii)	in any other case where a deed supplemental to the Trust Deed is required or permitted to be entered into pursuant to the provisions of the Trust Deed without the consent of any Bondholder;

(viii)	effect any changes to the Trust Deed in a manner necessary to comply with the applicable procedures of Euroclear and Clearstream;

(ix)	permit Permitted Pari Passu Secured Indebtedness in accordance with the terms of the Trust Deed (including, without limitation, permitting the Trustee to enter into the Intercreditor Agreement or any amendments to the Security Documents or the Trust Deed, the appointment of any common security trustee or collateral agent under any Intercreditor Agreement to hold the Collateral on behalf of the Bondholders and the holders of Permitted Pari Passu Secured Indebtedness and taking any other action necessary to permit the creation and registration of liens on the Collateral to secure Permitted Pari Passu Secured Indebtedness in accordance with the Trust Deed); or

(x)	make any other change that, in the good faith opinion of the board of directors of the Issuer, does not materially and adversely affect the rights of any Bondholder.

(C)	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification (except as mentioned in Condition 13(A) above) to, or the waiver or authorisation of any breach or proposed breach of, the Bonds, the Agency Agreement, the Trust Deed, the Intercreditor Agreement or the Security Documents which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders or (ii) any modification to the Bonds, the Agency Agreement, the Trust Deed, the Intercreditor Agreement or the Security Documents which, in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of law. Any such modification, waiver or authorisation will be binding on the Bondholders and, unless the Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Bondholders as soon as practicable thereafter.

(D)	Interests of Bondholders

In connection with the exercise of their functions (including but not limited to those in relation to any proposed modification, authorisation, waiver or substitution), the Trustee shall have regard to the interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or the Trustee, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders except to the extent provided for in Condition 9 and/or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

(E)	Certificates/Reports

Any certificate or report of any expert or other person called for by or provided to the Trustee or the Common Security Trustee (whether or not addressed to the Trustee or the Common Security Trustee) in accordance with or for the purposes of these Conditions or the Trust Deed may be relied upon by the Trustee and/or the Common Security Trustee as sufficient evidence of the facts therein (and shall, in absence of manifest error, be conclusive and binding on all parties) notwithstanding that such certificate or report and/or engagement letter or other document entered into by the Trustee or the Common Security Trustee and/or the Issuer in connection therewith contains a monetary or other limit on the liability of the relevant expert or person in respect thereof.

In the event of the passing of an Extraordinary Resolution in accordance with Condition 13(A) or a modification, waiver or authorisation in accordance with Condition 13(B), the Issuer will procure that the Bondholders be notified in accordance with Condition 16.

14	Replacement of Certificates

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or any Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity and/or security as the Issuer and such Agent may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

15	Further Issues

The Issuer may from time to time, without the consent of the Bondholders, create and issue further Bonds having the same terms and conditions as the Bonds in all respects and so that such further issue shall be consolidated and form a single series with the Bonds. Such further Bonds may be constituted by a deed supplemental to the Trust Deed.

16	Notices

All notices to Bondholders shall be validly given if sent to them at their respective addresses in the Register maintained by the Registrar or published in a leading newspaper having general circulation in Asia (which is expected to be the Asian Wall Street Journal) and so long as the Bonds are listed on the SGX-ST and the rules of the SGX-ST so require, in a daily newspaper with general circulation in Singapore (which is expected to be The Business Times). Any such notice shall be deemed to have been given on the later of the date(s) of such publication(s) and the seventh day after being so sent, as the case may be.

So long as the Bonds are represented by the Global Certificate and the Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative Clearing System, notices to Bondholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the Alternative Clearing System in accordance with Applicable Procedures, for communication by it to entitled account holders in substitution for notification as required by these Conditions.

In these Conditions, “Applicable Procedures”means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer or exchange; and “Depository” has the meaning given to “Common Depositary” under the Indentures.

17	Agents

The names of the initial Agents and the Registrar and their specified offices are set out below. The Issuer reserves the right, at any time to vary or terminate the appointment of any Agent or the Registrar and to appoint additional or other Agents or a replacement Registrar. The Issuer will at all times maintain (a) a Principal Agent, (b) as necessary, a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Directive 2003/48/EC or any other European Directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform, to such Directive, (c) an Agent having a specified office in Singapore where the Bonds may be presented or surrendered for payment or redemption, so long as the Bonds are listed on the SGX-ST and the rules of that exchange so require and (d) a Registrar which will maintain the Register outside Hong Kong and the United Kingdom. Notice of any such termination or appointment, of any changes in the specified offices of any Agent or the Registrar and of any change in the identity of the Registrar or the Principal Agent will be given promptly by the Issuer to the Bondholders and the Trustee and in any event not less than 30 days’ notice will be given.

18	Currency Indemnity

(A)	Currency of Account and Payment

US dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer or any Subsidiary Guarantor under or in connection with the Bonds and the Trust Deed, including damages.

(B)	Extent of Discharge

An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Subsidiary Guarantor or otherwise), by the Trustee, the Common Security Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer or any Subsidiary Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(C)	Indemnity

If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under the Bonds or the Trust Deed, the Issuer will indemnify the recipient against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

(D)	Indemnity Separate

The indemnity in this Condition 18 constitutes a separate and independent obligation from the other obligations under the Bonds and the Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee, the Common Security Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Bonds and/or the Trust Deed or any other judgment or order.

19	Indemnification of the Trustee and the Common Security Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and the Common Security Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment unless indemnified and/or secured to its satisfaction. Each of the Trustee and the Common Security Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

20	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds or any provision of the Trust Deed under the Contracts (Rights of Third Parties) Act 1999 except to the extent expressly provided for.

21	Governing Law and Submission to Jurisdiction

The Bonds, the Trust Deed and the Agency Agreement and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, the laws of England and Wales. In relation to any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds the Issuer has in the Trust Deed irrevocably submitted to the non-exclusive jurisdiction of the courts of England and Wales and in relation thereto has appointed NCR National Corporate Research (UK) Limited of 1st Floor, 6 Bevis Marks, London EC3A 7BA, United Kingdom as its agent for service of process in England and Wales. The Issuer will provide prompt written notice to the Trustee and the Agents of any termination and appointment of an agent for service of process.

PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT

[•]

c/o [•]

REGISTRAR

[•]

[•]

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

(Please Print or Typewrite Name and Address of Transferee)

USD            principal amount of the Bonds in respect of which this Certificate is issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:

US$ account number:

For the account of:

Dated:

Certifying Signature

Name:

Notes:

(i)	A representative of the Bondholder should state the capacity in which he signs, e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent or the Registrar may require.

SCHEDULE 2

Form of Global Certificate

ISIN: XS[•]

Common Code: [•]

KAISA GROUP HOLDINGS LTD.

(incorporated in the Cayman Islands with limited liability)

US$[•] Variable Rate Convertible Bonds Due 2019

GLOBAL CERTIFICATE

The Bonds in respect of which this Global Certificate is issued are in registered form (the “Bonds”) of Kaisa Group Holdings Ltd. (the “Issuer”).

The Issuer hereby certifies that [•] is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of USD[•] or such other amount as is shown on the register of Bondholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the fourth column of Schedule A to this Global Certificate. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Certificate is issued such amount or amounts as shall become due in respect of such Bonds in accordance with the terms and conditions of the Bonds (the “Conditions”) and otherwise to comply with the Conditions, as referred to below.

Pursuant to an extraordinary resolution passed at an extraordinary general meeting of the shareholders of the Issuer dated [•] 2016, the Issuer has authorised the issue of US$[•] variable rate convertible bonds due 2019 convertible into fully paid ordinary shares of the Issuer, to be constituted by the trust deed (the “Trust Deed”) made on [•] 2016 between the Issuer, the Subsidiary Guarantors, the Bond Trustee and the Common Security Trustee, as modified by the provisions of this Global Certificate. Terms defined in the Trust Deed have the same meaning when used herein.

The Bonds constitute direct, unsubordinated, unconditional and secured obligations of the Issuer guaranteed by the Subsidiary Guarantors (as defined in the Conditions). The Bonds in respect of which this Global Certificate is issued are convertible into fully-paid ordinary shares of par value HK$0.10 each of the Issuer subject to and in accordance with the Conditions and the Trust Deed.

Owners of interests in the Bonds in respect of which this Global Certificate is issued will be entitled to have title to the Bonds registered in their names and to receive individual Definitive Certificates (“Definitive Certificates”) if either Euroclear or Clearstream (or any other clearing system (an “Alternative Clearing System”) as shall have been designated by the Issuer on behalf of which the Bonds evidenced by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

In such circumstances, the Issuer at its own expense will cause sufficient individual Definitive Certificates to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant holders of the Bonds. A person with an interest in the Bonds in respect of which this Global Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such individual Definitive Certificates.

This Global Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Certificate is issued.

The Conditions are modified as follows in so far as they apply to the Bonds in respect of which this Global Certificate is issued.

Meetings

The registered holder (as defined in the Conditions) of this Global Certificate will be treated as being two persons for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each USD1,000 in principal amount of Bonds for which this Global Certificate is issued (with amounts of principal of less than USD1,000 being disregarded for such purposes). The Bond Trustee may allow a person with an interest in the Bonds in respect of which this Global Certificate has been issued to attend and speak at a meeting of Bondholders on appropriate proof of his identity and interest.

Cancellation

Cancellation of any Bond by the Issuer following its redemption, conversion or purchase by the Issuer will be effected by a reduction in the principal amount of the Bonds in the register of Bondholders.

Bond Trustee’s Powers

In considering the interests of Bondholders while this Global Certificate is registered in the name of a nominee for a clearing system, the Bond Trustee may, to the extent it considers it appropriate to do so in the circumstances but without being obliged to do so, (a) have regard to any information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Bonds and (b) consider such interests on the basis that such accountholders were the holders of the Bonds in respect of which this Global Certificate is issued, in each case subject to the requirements of the Trust Indenture Act.

Conversion

Subject to the requirements of Euroclear and Clearstream (or any Alternative Clearing System), the Conversion Right attaching to a Bond in respect of which this Global Certificate is issued may be exercised by the presentation thereof to or to the order of the Principal Agent of one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest in such Bonds. Deposit of this Global Certificate with the Principal Agent together with the relevant Conversion Notice(s) shall not be required. The exercise of the Conversion Right shall be notified by the Principal Agent to the Registrar and the holder of this Global Certificate.

Payment

Payments of principal, premium (if any) and interest (if any) in respect of Bonds represented by this Global Certificate will be made without presentation or if no further payment falls to be made in respect of the Bonds, against presentation and surrender of this Global Certificate to or to the order of the Principal Agent or such other Paying Agent as shall have been notified to the Bondholders for such purpose.

Each payment will be made to the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date of payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

Interest Arrears and PIK Interest

All amounts of Interest Arrears and PIK Interest to be capitalised as contemplated in the Conditions shall be shown on the register of Bondholders and endorsed (for information purposes only) in the third column of Schedule A to this Global Certificate. Each holder of Bonds shall in addition to the original principal amount of USD1,000 of each Bond held by it be entitled to such Bond’s pro rata proportion of the aggregate of all Interest Arrears as at the Interest Payment Date together with its pro rata proportion of the aggregate of all PIK Interest (if any) capitalised pursuant to and in accordance with Condition 5(B).

Notwithstanding the foregoing, if a Conversion Event occurs before all necessary approvals have been obtained pursuant to the Conditions, each holder of Bonds shall also be entitled to such Bond’s pro rata proportion of an amount in cash in US dollars equal to the product of (i) the additional number of Shares that such holder would have been entitled to receive in the event that the principal amount of the Bonds had been increased to the Adjusted Principal Amount on the Issue Date (subject to the anti-dilution provisions set forth below and adjusted for all accrued interest on the increased principal amount of the Bonds as if such increase had taken place on the Issue Date) and (ii) the 30-day VWAP calculated for the relevant period ending on the Business Day immediately preceding the occurrence of the Conversion Event.

Notices

So long as the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative Clearing System, notices to Bondholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

Bondholder’s Redemption

The Bondholder’s redemption option in Condition 8(D) may be exercised by the holder of this Global Certificate giving notice to the Principal Agent of the principal amount of Bonds in respect of which the option is exercised and presenting this Global Certificate for endorsement or exercise (if required) within the time limits specified in the Conditions.

Redemption at the option of the Issuer

The option of the Issuer provided for in Conditions 8(B) or 8(C) shall be exercised by the Issuer giving notice to the Bondholders within the time limits set out in and containing the information required by that Condition and Condition 8(I).

Bondholder’s Tax Option

The option of the Bondholders not to have the Bonds redeemed as provided in Condition 8(F) shall be exercised by the presentation to any Paying Agent, or to the order of such Paying Agent, of a duly completed Bondholders’ Exercise Notice within the time limits set out in and containing the information required by Condition 8(F).

Registration of Title

Definitive Certificates for individual holdings of Bonds will not be issued in exchange for interests in Bonds in respect of which this Global Certificate is issued, except if either Euroclear or Clearstream (or any Alternative Clearing System on behalf of which the Bonds evidenced by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

Transfers

Transfers of interests in the Bonds will be effected through the records of Euroclear and Clearstream (or any Alternative Clearing System) and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream (or any Alternative Clearing System) and their respective direct and indirect participants.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Issuer, the persons named in a certificate of the holder of the Bonds in respect of which this Global Certificate is issued shall be recognised as the beneficiaries of the trust set out in the Trust Deed, to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder, as if they were themselves the holders of the Bonds in such principal amounts.

This Global Certificate shall not be valid for any purpose until manually or by facsimile authenticated by or on behalf of the Registrar.

This Global Certificate and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England and Wales.

In witness whereof the Issuer has caused this Global Certificate to be executed as a deed. This deed is delivered the day and year set out below.

Dated [•] 2016

KAISA GROUP HOLDINGS LTD.

By:

Director/Authorised Signatory

By:

Director/Authorised Signatory

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

[•] as Registrar

(without warranty, recourse or liability)

By:

Authorised Signatory

Dated:

Schedule A

Schedule of Reductions in Principal Amount of Bonds in respect of which this

Global Certificate is Issued

The following reductions or increases in the principal amount of Bonds in respect of which this Global Certificate is issued have been made as a result of: (i) exercise of the Conversion Right attaching to Bonds, or (ii) redemption of Bonds, or (iii) issue of Definitive Certificates in respect of the Bonds or the (iv) capitalisation of Interest Arrears or PIK Interest:

Date of Issue/Conversion/ Redemption/ Issue of Definitive Certificates (stating which)	Amount of decrease in principal amount of this Global Certificate	Amount of Increase in principal amount of this Global Certificate to reflect capitalisation of Interest Arrears or PIK Interest	Principal Amount of this Global Certificate following such decrease/increase	Notation made by or on behalf of the Principal Agent
(Date of Issue)

PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT

[•]

c/o [•]

REGISTRAR

[•]

[•]

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Bonds in respect of which the Global Certificate is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred	Name, address and account for payments of transferee

Dated	Certifying Signature :

Name:

Notes:

(i)	A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Principal Agent or the Registrar may require.

SCHEDULE 3

Provisions for Meetings of Bondholders

1

1.1	A holder of a Bond may by an instrument in writing (a “form of proxy”) in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Agent not later than 24 hours before the time fixed for any meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

1.2	A holder of a Bond which is a corporation may by delivering to any Agent not later than 24 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

1.3	A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

2	Each of the Issuer and the Bond Trustee may at any time convene a meeting of Bondholders. If the Bond Trustee receives a written request by Bondholders holding at least 10 per cent. in principal amount of the Bonds for the time being outstanding and is indemnified and/or secured to its satisfaction against all costs and expenses, the Bond Trustee shall convene a meeting of Bondholders. Every meeting shall be held at a time and place selected by the Bond Trustee.

3	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders and the Bond Trustee. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify, unless the Bond Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent not later than 24 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their directors or other governing body and by delivering an executed copy of such resolution to the Agent not later than 24 hours before the time fixed for the meeting.

4	A person (who may, but need not, be a Bondholder) nominated in writing by the Bond Trustee may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairman, failing which the Issuer, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

5	At a meeting two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate over 50 per cent. in principal amount of the Bonds for the time being outstanding.

6	If within 15 minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders or if the Issuer and the Bond Trustee agree, be dissolved. In any other case it shall stand adjourned to such date, not less than 14 nor more than 42 days later, and to such place as the Bond Trustee may decide. At such adjourned meeting two or more persons present in person holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.

7	The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

8	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

9	Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate or as a proxy or representative.

10	Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairman, the Issuer, the Bond Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than 2 per cent. in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12	A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13	The Issuer and the Bond Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend or speak at a meeting of Bondholders unless he is the holder of a Bond or is a proxy or a representative.

14	On a show of hands every holder who is present in person or any person who is present and is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each Bond produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

15	A proxy need not be a Bondholder.

16	A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

16.1	to sanction any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer whether or not such rights arise under this Trust Deed, subject to Clause 17, below;

16.2	to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, bonds, or other obligations or securities of the Issuer or any other entity;

16.3	to assent to any modification of the Bonds or this Trust Deed which shall be proposed by the Issuer or the Bond Trustee, subject to Clause 17, below;

16.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

16.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

16.6	to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution; and

16.7	to approve a proposed new Bond Trustee or Common Security Trustee and to remove a Bond Trustee or Common Security Trustee.

17	Notwithstanding the provisions of Clause 16, above, no such modification, amendment or waiver may without the consent of each Bondholder affected thereby:

17.1	change the Maturity Date or Interest Payment Dates, as applicable, of the principal of, or any installment of interest on, any Bond;

17.2	reduce the principal amount of, or premium, if any, or interest on, any Bond;

17.3	change the currency of payment of principal of, or premium, if any, or interest on, any Bond of relevant series;

17.4	impair the right to institute suit for the enforcement of any payment of principal on or after the Maturity Date or interest on or after any Interest Payment Date (or, in the case of a redemption, on or after the redemption date) of any Bond;

17.5	reduce the above-stated percentage of outstanding Bonds the consent of whose Bondholders is necessary to modify or amend this Trust Deed;

17.6	waive a default in the payment of principal of, premium, if any, or interest on the Bonds;

17.7	reduce the percentage or aggregate principal amount of outstanding Bonds the consent of whose Bondholders is necessary for waiver of compliance with certain provisions of this Trust Deed or for waiver of certain defaults;

17.8	amend the Mandatory Exchange Conditions or change the time and manner by which the Bonds will be exchanged pursuant to the Automatic Exchange Transaction; or

17.9	change the redemption date, the redemption price or the time and manner by which a redemption of the Bonds may be made from that stated under Condition 4(C) and/or Condition 8 of the Conditions;

18	An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

19	The expression “Extraordinary Resolution” means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

20	A resolution in writing signed by or on behalf of the Bondholders of not less than 90 per cent. of the aggregate principal amount of the Bonds who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Bondholders.

21	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

22	Subject to all other provisions contained in this Trust Deed, the Bond Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them or regarding the making of resolutions in writing as the Bond Trustee may in its sole discretion determine including (without limitation) such regulations and requirements as the Bond Trustee thinks reasonable to satisfy itself that persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and that those who purport to attend or vote at a meeting or to sign a written resolution are entitled to do so.

23	If any provision of this Schedule 3 limits, qualifies or conflicts with another provision which is required to be included in this Trust Deed by, and is not subject to a contractual waiver under, the Trust Indenture Act, the required provision of the Trust Indenture Act shall be deemed to be incorporated into this Schedule 3 and shall prevail.

SCHEDULE 4

Subsidiary Guarantors

1. Chang Ye Investment Company Limited (昌業投資有限公司)

2. Kaisa Investment Consulting Limited

3. Cornwell Holdings (Hong Kong) Limited

4. Da Hua Investment Company Limited (大華投資有限公司)

5. Dong Chang Investment Company Limited (東昌投資有限公司)

6. Dong Sheng Investment Company Limited (東升投資有限公司)

7. Goldenform Company Limited

8. Guang Feng Investment Company Limited (廣豐投資有限公司)

9. Heng Chang Investment Company Limited (恒昌投資有限公司)

10. Jie Feng Investment Company Limited (捷豐投資有限公司)

11. Jin Chang Investment Company Limited (進昌投資有限公司)

12. Kaisa Holdings Limited

13. Leisure Land Hotel Management (China) Limited

14. Regal Silver Manufacturing Limited

15. Rong Hui Investment Company Limited (榮輝投資有限公司)

16. Rui Jing Investment Company Limited (瑞景投資有限公司)

17. Success Take International Limited

18. Tai He Xiang Investment Company Limited (泰和詳投資有限公司)

19. Woodland Height Holdings Limited

20. Xie Mao Investment Company Limited (協茂投資有限公司)

21. Ye Chang Investment Company Limited (葉昌投資有限公司)

22. Yi Qing Investment Company Limited

23. Yong Rui Xiang Investment Company Limited

24. Zhan Zheng Consulting Company Limited

25. Zheng Zhong Tian Investment Company Limited (正中天投資有限公司)

26. Tai He Sheng Investment Company Limited (泰和盛投資有限公司)

27. Tai An Da Investment Company Limited (泰安達投資有限公司)

28. Tai Chang Jian Investment Company Limited (泰昌建投資有限公司)

29. Tai Chong Fa Investment Company Limited (泰昌發投資有限公司)

30. Tai Chong Li Investment Company Limited (泰昌利投資有限公司)

31. Kaisa Investment (China) Limited

32. Wan Rui Fa Investment Company Limited

33. Wan Rui Chang Investment Company Limited

34. Wan Tai Chang Investment Company Limited

35. Wan Jin Chang Investment Company Limited

36. Hong Kong Jililong Industry Co., Limited

37. Multi-Shiner Limited

38. Hong Kong Kaisa Industry Co., Limited

39. Bakai Investments Limited (八凱投資有限公司)

40. Bakai Investments (Hong Kong) Limited

41. Yifa Trading Limited (益發貿易有限公司)

42. Advance Guard Investments Limited (先驅投資有限公司)

43. Topway Asia Group Limited

44. Kaisa Finance Holdings Limited

45. Hong Kong Kaisa Trading Limited

46. Hong Kong Wanyuchang Trading Limited

47. Hong Kong Zhaoruijing Trading Limited

48. Victor Select Limited (凱擇有限公司)

49. Profit Victor Investments (Hong Kong) Limited

50. Central Broad Limited (中博有限公司)

51. Central Broad (Hong Kong) Investment Limited

52. Guo Cheng Investments Limited (國承投資有限公司)

53. Ri Xiang Investments Limited (日翔投資有限公司)

54. Yin Jia Investments Limited (銀佳投資有限公司)

55. Guo Cheng (Hong Kong) Investment Limited

56. Ri Xiang (Hong Kong) Investment Limited

57. Yin Jia (Hong Kong) Investment Limited

58. Jet Smart Global Development Limited (捷利環球發展有限公司)

59. Apex Walk Limited (崴行有限公司)

60. Vast Wave Limited (廣濤有限公司)

61. Xian Zhang Limited (顯章有限公司)

62. Rich Tech Hong Kong Investment Limited

63. Apex Walk (Hong Kong) Limited

64. Vast Wave (Hong Kong) Limited

65. Xian Zhang (Hong Kong) Limited

66. Fulbright Financial Group (Enterprise) Limited (富昌金融集團(企業)有限公司)

67. Fulbright Financial Group (Development) Limited (富昌金融集團(發展)有限公司)

68. Fulbright Financial Group (Hong Kong) Limited

SCHEDULE 5

Subsidiary Guarantor Pledgors

1. Chang Ye Investment Company Limited (昌業投資有限公司)

2. Da Hua Investment Company Limited (大華投資有限公司)

3. Dong Chang Investment Company Limited (東昌投資有限公司)

4. Dong Sheng Investment Company Limited (東升投資有限公司)

5. Guang Feng Investment Company Limited (廣豐投資有限公司)

6. Heng Chang Investment Company Limited (恒昌投資有限公司)

7. Jie Feng Investment Company Limited (捷豐投資有限公司)

8. Jin Chang Investment Company Limited (進昌投資有限公司)

9. Rong Hui Investment Company Limited (榮輝投資有限公司)

10. Rui Jing Investment Company Limited (瑞景投資有限公司)

11. Tai An Da Investment Company Limited (泰安達投資有限公司)

12. Tai Chang Jian Investment Company Limited (泰昌建投資有限公司)

13. Tai Chong Fa Investment Company Limited (泰昌發投資有限公司)

14. Tai Chong Li Investment Company Limited (泰昌利投資有限公司)

15. Tai He Sheng Investment Company Limited (泰和盛投資有限公司)

16. Tai He Xiang Investment Company Limited (泰和詳投資有限公司)

17. Xie Mao Investment Company Limited (協茂投資有限公司)

18. Ye Chang Investment Company Limited (葉昌投資有限公司)

19. Zheng Zhong Tian Investment Company Limited (正中天投資有限公司)

20. Bakai Investments Limited (八凱投資有限公司)

21. Yifa Trading Limited (益發貿易有限公司)

22. Kaisa Holdings Limited 23. Central Broad Limited (中博有限公司)

24. Guo Cheng Investments Limited (國承投資有限公司)

25. Ri Xiang Investments Limited (日翔投資有限公司)

26. Yin Jia Investments Limited (銀佳投資有限公司)

27. Jet Smart Global Development Limited (捷利環球發展有限公司)

28. Apex Walk Limited (崴行有限公司)

29. Vast Wave Limited (廣濤有限公司)

30. Xian Zhang Limited (顯章有限公司)

31. Fulbright Financial Group (Enterprise) Limited (富昌金融集團（企業）有限公司)

32. Fulbright Financial Group (Development) Limited (富昌金融集團（發展）有限公司)

SCHEDULE 6

Form of Supplemental Trust Deed for Additional Subsidiary Guarantors

Dated [•]

KAISA GROUP HOLDINGS LTD.

and

U.S. BANK NATIONAL ASSOCIATION

as Bond Trustee

and

The Subsidiary Guarantors (as defined in the Trust Deed)

and

[name of new guarantor]

SUPPLEMENTAL TRUST DEED

US$[•] Variable Rate Convertible Bonds Due 2019

convertible into ordinary shares of

Kaisa Group Holdings Ltd.

This Supplemental Trust Deed is made on [•] between:

(1)	KAISA GROUP LTD. (the “Issuer”);

(2)	U.S. BANK NATIONAL ASSOCIATION (the “Bond Trustee”);

(3)	the Subsidiary Guarantors; and

(4)	[•] (the “New Subsidiary Guarantor”).

Whereas:

(A)	The Issuer, the Bond Trustee and the Subsidiary Guarantors, among others, have entered into the Trust Deed dated [•] 2016 (as amended or supplemented from time to the “Trust Deed”) relating to the Issuer’s US$[•] variable rate convertible bonds due 2019 (the “Bonds”).

(B)	The Issuer agreed pursuant to the Trust Deed to cause each Subsidiary which following the date of the Trust Deed guarantees the payment of amounts payable under the Notes or the Indentures to execute and deliver to the Bond Trustee a deed supplemental to the Trust Deed pursuant to which such Subsidiary will guarantee the payments of the Bonds.

This Deed witnesses and it is declared as follows:

1	Interpretation

Except as provided herein, all words and expressions defined in the Trust Deed shall have the same meanings when used in this Supplemental Trust Deed.

2	Agreement of New Subsidiary Guarantor

The New Subsidiary Guarantor, by its execution of this Supplemental Trust Deed, agrees from the date hereof to be a Subsidiary Guarantor under the Trust Deed and to be bound by the terms of the Trust Deed applicable to Subsidiary Guarantors, including, but not limited to, Clause 2.5 thereof.

3	Confirmation of Trust Deed

This Supplemental Trust Deed is supplemental to the Trust Deed and the Trust Deed shall henceforth be read and construed as one instrument with this Supplemental Trust Deed. A memorandum of this Deed shall be endorsed by the Bond Trustee on the Trust Deed.

4	Governing Law

This Supplemental Trust Deed and any non-contractual obligations arising from or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

This Supplemental Trust Deed is delivered the day and year first before written.

Executed as a deed by	)

KAISA GROUP HOLDINGS LTD.:	)

)

Executed as a deed by	)

[Existing Subsidiary Guarantors]:*	)

)

Executed as a deed by	)

[New Subsidiary Guarantor]:	)

)

Executed as a deed by	)

U.S. BANK NATIONAL ASSOCIATION	)

(as Bond Trustee))

By:	)

*	Signature blocks to be created for each Subsidiary Guarantor

SCHEDULE 7

Form of Supplemental Trust Deed to Release a Subsidiary Guarantor

Dated [•]

KAISA GROUP HOLDINGS LTD.

and

U.S. BANK NATIONAL ASSOCIATION

as Bond Trustee

and

[•]

as Common Security Trustee

and

The Subsidiary Guarantors (as defined in the Trust Deed)

and

[name of guarantor to be released]

SUPPLEMENTAL TRUST DEED

US$[•] Variable Rate Convertible Bonds Due 2019

convertible into ordinary shares of

Kaisa Group Holdings Ltd.

This Supplemental Trust Deed is made on [•] between:

(1)	KAISA GROUP HOLDINGS LTD. (the “Issuer”);

(2)	U.S. BANK NATIONAL ASSOCIATION (the “Bond Trustee”);

(3)	[•] (the “Common Security Trustee”);

(4)	the Subsidiary Guarantors; and

(5)	[•] (the “[•]”).

Whereas:

(A)	The Issuer, the Bond Trustee, the Common Security Trustee and the Subsidiary Guarantors have entered into the Trust Deed dated [•] 2016 (as amended or supplemented from time to time, the “Trust Deed”) relating to the Issuer’s US$[•] variable rate convertible bonds due 2019 (the “Bonds”).

(B)	Pursuant to Clause 2.5.4 of the Trust Deed, the parties have agreed that a Subsidiary Guarantor shall be simultaneously released from its obligations under the Guarantee upon the release of such Subsidiary Guarantor from its Note Subsidiary Guarantee under the Indentures provided that the requirements set out in such Clause 2.5.4 have been satisfied.

This Deed witnesses and it is declared as follows:

1	Interpretation

Except as provided herein, all words and expressions defined in the Trust Deed shall have the same meanings when used in this Supplemental Trust Deed.

2	Agreement of New Subsidiary Guarantor

Each of the parties hereto, by its execution of this Supplemental Trust Deed, agrees from the date hereof that [•] shall be released from all its obligations and liabilities whatsoever under the Trust Deed, including, but not limited to, Clause 2.5 thereof.

3	Confirmation of Trust Deed

This Supplemental Trust Deed is supplemental to the Trust Deed and the Trust Deed shall henceforth be read and construed as one instrument with this Supplemental Trust Deed. A memorandum of this Deed shall be endorsed by the Bond Trustee on the Trust Deed.

4	Governing Law

This Supplemental Trust Deed and any non-contractual obligations arising from or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

This Supplemental Trust Deed is delivered the day and year first before written.

Executed as a deed by	)

KAISA GROUP HOLDINGS LTD.:	)

)

Executed as a deed by	)

[Existing Subsidiary Guarantors]:*	)

)

Executed as a deed by	)

[•]:	)

)

Executed as a deed by	)

U.S. BANK NATIONAL ASSOCIATION	)

(as Bond Trustee))

By:	)

Executed as a deed by	)

[•]	)

(as Common Security Trustee))

By:	)

*	Signature blocks to be created for each Subsidiary Guarantor.

This deed is delivered the day and year first before written.

Executed as a deed by	)

KAISA GROUP HOLDINGS LTD.:	)

)

Executed as a deed by	)

CHANG YE INVESTMENT COMPANY LIMITED:	)

昌業投資有限公司	)

Executed as a deed by	)

KAISA INVESTMENT CONSULTING LIMITED	)

)

Executed as a deed by	)

CORNWELL HOLDINGS (HONG KONG) LIMITED	)

)

Executed as a deed by	)

DA HUA INVESTMENT COMPANY LIMITED	)

大華投資有限公司	)

Executed as a deed by	)

DONG CHANG INVESTMENT COMPANY LIMITED	)

東昌投資有限公司	)

Kaisa - Trust Deed

Executed as a deed by	)

DONG SHENG INVESTMENT COMPANY LIMITED	)

東升投資有限公司	)

Executed as a deed by	)

GOLDENFORM COMPANY LIMITED	)

Executed as a deed by	)

GUANG FENG INVESTMENT COMPANY LIMITED	)

廣豐投資有限公司	)

Executed as a deed by	)

HENG CHANG INVESTMENT COMPANY LIMITED	)

恒昌投資有限公司	)

Executed as a deed by	)

JIE FENG INVESTMENT COMPANY LIMITED	)

捷豐投資有限公司	)

Executed as a deed by	)

JIN CHANG INVESTMENT COMPANY LIMITED	)

進昌投資有限公司	)

Executed as a deed by	)

KAISA HOLDINGS LIMITED	)

)

Kaisa - Trust Deed

Executed as a deed by	)

LEISURE LAND HOTEL MANAGEMENT (CHINA) LIMITED	)

)

Executed as a deed by	)

REGAL SILVER MANUFACTURING LIMITED	)

)

Executed as a deed by	)

RONG HUI INVESTMENT COMPANY LIMITED	)

榮輝投資有限公司	)

Executed as a deed by	)

RUI JING INVESTMENT COMPANY LIMITED	)

瑞景投資有限公司	)

Executed as a deed by	)

SUCCESS TAKE INTERNATIONAL LIMITED	)

)

Executed as a deed by	)

TAI HE XIANG INVESTMENT COMPANY LIMITED	)

泰和詳投資有限公司	)

Kaisa - Trust Deed

Executed as a deed by	)

WOODLAND HEIGHT HOLDINGS LIMITED	)

)

Executed as a deed by	)

XIE MAO INVESTMENT COMPANY LIMITED	)

協茂投資有限公司	)

Executed as a deed by	)

YE CHANG INVESTMENT COMPANY LIMITED	)

葉昌投資有限公司	)

Executed as a deed by	)

YI QING INVESTMENT COMPANY LIMITED	)

)

Executed as a deed by	)

YONG RUI XIANG INVESTMENT COMPANY LIMITED	)

)

Executed as a deed by	)

ZHAN ZHENG CONSULTING COMPANY LIMITED	)

)

Kaisa - Trust Deed

Executed as a deed by	)

ZHENG ZHONG TIAN INVESTMENT COMPANY LIMITED	)

正中天投資有限公司	)

Executed as a deed by	)

TAI HE SHENG INVESTMENT COMPANY LIMITED	)

泰和盛投資有限公司	)

Executed as a deed by	)

TAI AN DA INVESTMENT COMPANY LIMITED	)

泰安達投資有限公司	)

Executed as a deed by	)

TAI CHANG JIAN INVESTMENT COMPANY LIMITED	)

泰昌建投資有限公司	)

Executed as a deed by	)

TAI CHONG FA INVESTMENT COMPANY LIMITED	)

泰昌發投資有限公司	)

Executed as a deed by	)

TAI CHONG LI INVESTMENT COMPANY LIMITED	)

泰昌利投資有限公司	)

Kaisa - Trust Deed

Executed as a deed by	)

KAISA INVESTMENT (CHINA) LIMITED	)

)

Executed as a deed by	)

WAN RUI FA INVESTMENT COMPANY LIMITED	)

)

Executed as a deed by	)

WAN RUI CHANG INVESTMENT COMPANY LIMITED	)

)

Executed as a deed by	)

WAN TAI CHANG INVESTMENT COMPANY LIMITED	)

)

Executed as a deed by	)

WAN JIN CHANG INVESTMENT COMPANY LIMITED	)

)

Executed as a deed by	)

HONG KONG JILILONG INDUSTRY CO., LIMITED	)

)

Kaisa - Trust Deed

Executed as a deed by	)

MULTI-SHINER LIMITED))

)

Executed as a deed by	)

HONG KONG KAISA INDUSTRY CO., LIMITED	)

)

Executed as a deed by	)

BAKAI INVESTMENTS LIMITED	)

)

Executed as a deed by	)

BAKAI INVESTMENTS (HONG KONG) LIMITED	)

八凱投資有限公司	)

Executed as a deed by	)

YIFA TRADING LIMITED	)

益發貿易有限公司	)

Executed as a deed by	)

ADVANCE GUARD INVESTMENTS LIMITED	)

先驅投資有限公司	)

Executed as a deed by	)

TOPWAY ASIA GROUP LIMITED	)

)

Kaisa - Trust Deed

Executed as a deed by	)

KAISA FINANCE HOLDINGS LIMITED	)

)

Executed as a deed by	)

HONG KONG KAISA TRADING LIMITED	)

)

Executed as a deed by	)

HONG KONG WANYUCHANG TRADING LIMITED	)

)

Executed as a deed by	)

HONG KONG ZHAORUIJING TRADING LIMITED	)

)

Executed as a deed by	)

VICTOR SELECT LIMITED	)

凱擇有限公司	)

Executed as a deed by	)

PROFIT VICTOR INVESTMENTS (HONG KONG) LIMITED	)

)

Kaisa - Trust Deed

Executed as a deed by	)

CENTRAL BROAD LIMITED	)

中博有限公司	)

Executed as a deed by	)

CENTRAL BROAD (HONG KONG) INVESTMENT LIMITED	)

國承投資有限公司	)

Executed as a deed by	)

GUO CHENG INVESTMENTS LIMITED	)

)

Executed as a deed by	)

RI XIANG INVESTMENTS LIMITED	)

日翔投資有限公司	)

Executed as a deed by	)

YIN JIA INVESTMENTS LIMITED	)

銀佳投資有限公司	)

Executed as a deed by	)

GUO CHENG (HONG KONG) INVESTMENT LIMITED	)

)

Kaisa - Trust Deed

Executed as a deed by	)

RI XIANG (HONG KONG) INVESTMENT LIMITED	)

)

Executed as a deed by	)

YIN JIA (HONG KONG) INVESTMENT LIMITED	)

)

Executed as a deed by	)

JET SMART GLOBAL DEVELOPMENT LIMITED	)

捷利環球發展有限公司	)

Executed as a deed by	)

APEX WALK LIMITED	)

崴行有限公司	)

Executed as a deed by	)

VAST WAVE LIMITED	)

廣濤有限公司	)

Executed as a deed by	)

XIAN ZHANG LIMITED	)

顯章有限公司	)

Kaisa - Trust Deed

Executed as a deed by	)

RICH TECH HONG KONG INVESTMENT LIMITED	)

)

Executed as a deed by	)

APEX WALK (HONG KONG) LIMITED	)

)

Executed as a deed by	)

VAST WAVE (HONG KONG) LIMITED	)

)

Executed as a deed by	)

XIAN ZHANG (HONG KONG) LIMITED	)

)

Executed as a deed by	)

FULBRIGHT FINANCIAL GROUP (ENTERPRISE) LIMITED	)

富昌金融集團(企業)有限公司	)

Executed as a deed by	)

FULBRIGHT FINANCIAL GROUP (DEVELOPMENT) LIMITED	)

富昌金融集團(發展)有限公司	)

Kaisa - Trust Deed

Executed as a deed by	)

FULBRIGHT FINANCIAL GROUP (HONG KONG) LIMITED	)

)

Kaisa - Trust Deed

Executed as a deed by	)

U.S. BANK NATIONAL ASSOCIATION	)

(as Bond Trustee))

By	)

Common Security Trustee	)

[•]	)

(as))

By:	)

Name:	)

Title:	)

This deed is delivered the day and year first before written.

Executed as a deed by	)

KAISA GROUP HOLDINGS LTD.:	)
)

Executed as a deed by	)

CHANG YE INVESTMENT COMPANY LIMITED:	)

昌業投資有限公司))

Executed as a deed by	)

KAISA INVESTMENT CONSULTING LIMITED	)
)
Executed as a deed by	)

CORNWELL HOLDINGS (HONG KONG) LIMITED	)
)

Executed as a deed by	)

DA HUA INVESTMENT COMPANY LIMITED	)

大華投資有限公司))

Executed as a deed by	)

DONG CHANG INVESTMENT COMPANY LIMITED	)

東昌投資有限公司))

Kaisa - Trust Deed

Executed as a deed by	)

DONG SHENG INVESTMENT COMPANY LIMITED	)

東升投資有限公司))

Executed as a deed by	)

GOLDENFORM COMPANY LIMITED	)

Executed as a deed by	)

GUANG FENG INVESTMENT COMPANY LIMITED	)

廣豐投資有限公司))

Executed as a deed by	)

HENG CHANG INVESTMENT COMPANY LIMITED	)

恒昌投資有限公司))

Executed as a deed by	)

JIE FENG INVESTMENT COMPANY LIMITED	)

捷豐投資有限公司))

Executed as a deed by	)

JIN CHANG INVESTMENT COMPANY LIMITED	)

進昌投資有限公司))

Executed as a deed by	)

KAISA HOLDINGS LIMITED	)

)

Kaisa - Trust Deed

Executed as a deed by	)

LEISURE LAND HOTEL MANAGEMENT (CHINA) LIMITED	)

)

Executed as a deed by	)

REGAL SILVER MANUFACTURING LIMITED	)

)

Executed as a deed by	)

RONG HUI INVESTMENT COMPANY LIMITED	)

榮輝投資有限公司))

Executed as a deed by	)

RUI JING INVESTMENT COMPANY LIMITED	)

瑞景投資有限公司))

Executed as a deed by	)

SUCCESS TAKE INTERNATIONAL LIMITED	)

)

Executed as a deed by	)

TAI HE XIANG INVESTMENT COMPANY LIMITED	)

泰和詳投資有限公司))

Kaisa - Trust Deed

Executed as a deed by	)

WOODLAND HEIGHT HOLDINGS LIMITED	)

)

Executed as a deed by	)

XIE MAO INVESTMENT COMPANY LIMITED	)

協茂投資有限公司))

Executed as a deed by	)

YE CHANG INVESTMENT COMPANY LIMITED	)

葉昌投資有限公司))

Executed as a deed by	)

YI QING INVESTMENT COMPANY LIMITED	)

)

Executed as a deed by	)

YONG RUI XIANG INVESTMENT COMPANY LIMITED	)

)

Executed as a deed by	)

ZHAN ZHENG CONSULTING COMPANY LIMITED	)

)

Kaisa - Trust Deed

Executed as a deed by	)

ZHENG ZHONG TIAN INVESTMENT COMPANY LIMITED	)

正中天投資有限公司))

Executed as a deed by	)

TAI HE SHENG INVESTMENT COMPANY LIMITED	)

泰和盛投資有限公司))

Executed as a deed by	)

TAI AN DA INVESTMENT COMPANY LIMITED	)

泰安達投資有限公司))

Executed as a deed by	)

TAI CHANG JIAN INVESTMENT COMPANY LIMITED	)

泰昌建投資有限公司))

Executed as a deed by	)

TAI CHONG FA INVESTMENT COMPANY LIMITED	)

泰昌發投資有限公司))

Executed as a deed by	)

TAI CHONG LI INVESTMENT COMPANY LIMITED	)

泰昌利投資有限公司))

Kaisa - Trust Deed

Executed as a deed by	)

KAISA INVESTMENT (CHINA) LIMITED	)

)

Executed as a deed by	)

WAN RUI FA INVESTMENT COMPANY LIMITED	)

)

Executed as a deed by	)

WAN RUI CHANG INVESTMENT COMPANY LIMITED	)

)

Executed as a deed by	)

WAN TAI CHANG INVESTMENT COMPANY LIMITED	)

)

Executed as a deed by	)

WAN JIN CHANG INVESTMENT COMPANY LIMITED	)

)

Executed as a deed by	)

HONG KONG JILILONG INDUSTRY CO., LIMITED	)

)

Kaisa - Trust Deed

Executed as a deed by	)

MULTI-SHINER LIMITED	)

)

Executed as a deed by	)

HONG KONG KAISA INDUSTRY CO., LIMITED	)

)

Executed as a deed by	)

BAKAI INVESTMENTS LIMITED	)

)

Executed as a deed by	)

BAKAI INVESTMENTS (HONG KONG) LIMITED	)

八凱投資有限公司))

Executed as a deed by	)

YIFA TRADING LIMITED	)

益發貿易有限公司))

Executed as a deed by	)

ADVANCE GUARD INVESTMENTS LIMITED	)

先驅投資有限公司))

Executed as a deed by	)

TOPWAY ASIA GROUP LIMITED	)

)

Kaisa - Trust Deed

Executed as a deed by	)

KAISA FINANCE HOLDINGS LIMITED	)

)

Executed as a deed by	)

HONG KONG KAISA TRADING LIMITED	)

)

Executed as a deed by	)

HONG KONG WANYUCHANG TRADING LIMITED	)

)

Executed as a deed by	)

HONG KONG ZHAORUIJING TRADING LIMITED	)

)

Executed as a deed by	)

VICTOR SELECT LIMITED	)

凱擇有限公司))

Executed as a deed by	)

PROFIT VICTOR INVESTMENTS (HONG KONG) LIMITED	)

)

Kaisa - Trust Deed

Executed as a deed by	)

CENTRAL BROAD LIMITED	)

中博有限公司))

Executed as a deed by	)

CENTRAL BROAD (HONG KONG) INVESTMENT LIMITED	)

國承投資有限公司))

Executed as a deed by	)

GUO CHENG INVESTMENTS LIMITED	)

)

Executed as a deed by	)

RI XIANG INVESTMENTS LIMITED	)

日翔投資有限公司))

Executed as a deed by	)

YIN JIA INVESTMENTS LIMITED	)

銀佳投資有限公司))

Executed as a deed by	)

GUO CHENG (HONG KONG) INVESTMENT LIMITED	)

)

Kaisa - Trust Deed

Executed as a deed by	)

RI XIANG (HONG KONG) INVESTMENT LIMITED	)

)

Executed as a deed by	)

YIN JIA (HONG KONG) INVESTMENT LIMITED	)

)

Executed as a deed by	)

JET SMART GLOBAL DEVELOPMENT LIMITED	)

捷利環球發展有限公司	)

Executed as a deed by	)

APEX WALK LIMITED	)

崴行有限公司	)

Executed as a deed by	)

VAST WAVE LIMITED	)

廣濤有限公司	)

Executed as a deed by	)

XIAN ZHANG LIMITED	)

顯章有限公司	)

Kaisa - Trust Deed

Executed as a deed by	)

RICH TECH HONG KONG INVESTMENT LIMITED	)

)

Executed as a deed by	)

APEX WALK (HONG KONG) LIMITED	)

)

Executed as a deed by	)

VAST WAVE (HONG KONG) LIMITED	)

)

Executed as a deed by	)

XIAN ZHANG (HONG KONG) LIMITED	)

)

Executed as a deed by	)

FULBRIGHT FINANCIAL GROUP (ENTERPRISE) LIMITED	)

富昌金融集團(企業)有限公司	)

Executed as a deed by	)

FULBRIGHT FINANCIAL GROUP (DEVELOPMENT) LIMITED	)

富昌金融集團(發展)有限公司	)

Kaisa - Trust Deed

Executed as a deed by	)

FULBRIGHT FINANCIAL GROUP (HONG KONG) LIMITED	)

)

Kaisa - Trust Deed

Executed as a deed by	)

U.S. BANK NATIONAL ASSOCIATION	)

(as Bond Trustee))

By	)

Common Security Trustee
)
CITICORP INTERNATIONAL LIMITED	)
)
By:	)
Name:	)
Title:	)